Filed Pursuant to Rule 424(b)(5)
Registration No. 333-236503-01

The information in this preliminary prospectus supplement and the accompanying prospectus is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and we are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED OCTOBER 27, 2021

PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED FEBRUARY 19, 2020

$202,065,000

2021-1B PASS THROUGH TRUST

PASS THROUGH CERTIFICATES, SERIES 2021-1B

American Airlines, Inc. is creating a pass through trust that will issue American Airlines, Inc. Class B Pass Through Certificates, Series 2021-1. American Airlines, Inc. has also offered an additional separate class of pass through certificates, American Airlines, Inc. Class A Pass Through Certificates, Series 2021-1, pursuant to a separate prospectus supplement, and may subsequently offer additional pass through certificates (“Additional Certificates”) after the date of this prospectus supplement, pursuant to a separate prospectus supplement or a separate offering memorandum (each referred to as “offering materials”). None of the Class A Pass Through Certificates nor any other additional classes of certificates are being offered pursuant to this prospectus supplement. A separate trust will be established for each class of certificates that are issued.

Each certificate will represent an interest in the assets of the related pass through trust. The proceeds from the sale of the Class B Certificates will initially be held in escrow and will thereafter be used by the Class B pass through trust to acquire the related series of equipment notes to be issued by American on a full recourse basis. Payments on the equipment notes held in each pass through trust will be passed through to the holders of the related certificates of such trust. Distributions on the certificates will be subject to certain subordination provisions described herein. The certificates do not represent interests in, or obligations of, American or any of its affiliates.

Subject to the distribution provisions described herein, the Class A Certificates will rank generally senior to the Class B Certificates, and the Class B Certificates will rank generally junior to the Class A Certificates.

The equipment notes expected to be held by the Class B pass through trust will be issued to finance the following 26 aircraft: (a) twenty-one newly manufactured Airbus A321-253NX aircraft currently scheduled for delivery to American during the period from January 2022 to September 2022 and (b) five Embraer ERJ 175 LR aircraft delivered new to American between October 2020 to December 2020. The equipment notes expected to be held by the pass through trust for the Class A Certificates also will be issued to finance each such aircraft. The equipment notes issued for each aircraft will be secured by a security interest in all such aircraft. Interest on the issued and outstanding equipment notes held by the pass through trust for the Class B Certificates will be payable semiannually on January 11 and July 11 of each year, commencing on July 11, 2022, and principal on such equipment notes is scheduled for payment on January 11 and July 11 of each year, commencing on January 11, 2023.

Initially, Crédit Agricole Corporate and Investment Bank, acting through its New York Branch will provide a Liquidity Facility for the Class B Certificates in an amount sufficient to make three semiannual interest distributions on the outstanding balance of the Class B Certificates. The Class A Certificates have the benefit of a separate Liquidity Facility as described in the offering materials for such class of certificates.

The Class B Certificates will not be listed on any national securities exchange.

Investing in the Class B Certificates involves risks. See “Risk Factors” beginning on page S-26.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Pass Through Certificates	Aggregate Face Amount	Interest Rate		Final Expected Distribution Date	Price to Public(1)
Class B	$202,065,000		%	July 11, 2030		%

(1)	Plus accrued interest, if any, from the date of issuance.

The underwriters will purchase all of the Class B Certificates if any are purchased. The aggregate proceeds from the sale of the Class B Certificates will be $202,065,000. American will pay the underwriters a commission of $                . The underwriters expect delivery of the Class B Certificates will be made in book-entry form on or about                , 2021 through the facilities of the Depository Trust Company against payment in immediately available funds.

Joint Structuring Agents and Lead Bookrunners

Deutsche Bank Securities	Citigroup Joint Bookrunners	Goldman Sachs & Co. LLC

BofA Securities	Barclays	Credit Suisse	ICBC Standard Bank	J.P. Morgan	Morgan Stanley	SMBC Nikko

BNP PARIBAS	Credit Agricole Securities	HSBC	MUFG	Standard Chartered Bank

US Bancorp	BOK Financial Securities, Inc.

Prospectus Supplement dated                , 2021.

Prospectus Supplement

S-i

S-ii

Prospectus

S-iii

We have not, and Deutsche Bank Securities Inc., Citigroup Global Markets Inc., Goldman Sachs & Co. LLC and the other underwriters referred to under the caption “Underwriting” (the “Underwriters”) have not, authorized anyone to provide you with information other than the information contained in this prospectus supplement, the accompanying prospectus, any related free writing prospectus issued by us (which we refer to as a “company free writing prospectus”) and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus or to which we have referred you. This prospectus supplement, the accompanying prospectus and any related company free writing prospectus do not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus supplement, the accompanying prospectus and any related company free writing prospectus in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction. You should not assume that the information contained in this prospectus supplement, the accompanying prospectus and any related company free writing prospectus or any document incorporated by reference is accurate as of any date other than the date on the front cover of the applicable document. Neither the delivery of this prospectus supplement, the accompanying prospectus and any related company free writing prospectus nor any distribution of securities pursuant to this prospectus supplement and the accompanying prospectus shall, under any circumstances, create any implication that there has been no change in our business, financial condition, results of operations or prospects, or in the affairs of the Class B Trust, the Depositary or the Liquidity Provider (each as defined herein), since the date of this prospectus supplement.

S-iv

PRESENTATION OF INFORMATION

These offering materials consist of two documents: (a) this prospectus supplement, which describes the terms of the American Airlines, Inc. Class B Pass Through Certificates, Series 2021-1 (collectively, the “Class B Certificates”, and each, a “Class B Certificate” and, individually or collectively with any other class of certificates issued from time to time, if any, the “Certificates”) that we are currently offering, and (b) the accompanying prospectus, which provides general information about us and our pass through certificates, some of which may not apply to the Certificates that we are currently offering. The information in this prospectus supplement replaces any inconsistent information included in the accompanying prospectus. To the extent the description of this offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information contained in or incorporated by reference in this prospectus supplement. See “About this Prospectus” in the accompanying prospectus.

In this prospectus supplement, unless otherwise specified, references to “American,” the “Company,” “we,” “us” and “our” refer to American Airlines, Inc.; and references to “AAG” refer to our parent, American Airlines Group Inc.

We have given certain capitalized terms specific meanings for purposes of this prospectus supplement. The “Index of Defined Terms” attached as Appendix I to this prospectus supplement lists the page in this prospectus supplement on which we have defined each such term.

At varying places in this prospectus supplement, we refer you to other sections for additional information by indicating the caption heading of such other sections. The page on which each principal caption included in this prospectus supplement can be found is listed in the foregoing Table of Contents. All such cross-references in this prospectus supplement are to captions contained in this prospectus supplement and not the accompanying prospectus, unless otherwise stated.

S-v

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain of the statements contained in this prospectus supplement, the accompanying prospectus, any related company free writing prospectus and the documents incorporated by reference herein and therein should be considered forward-looking statements within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by words such as “may,” “will,” “expect,” “intend,” “anticipate,” “believe,” “estimate,” “plan,” “project,” “could,” “should,” “would,” “continue,” “seek,” “target,” “guidance,” “outlook,” “if current trends continue,” “optimistic,” “forecast” and other similar words. Such statements include, but are not limited to, statements about our plans, objectives, expectations, intentions, estimates and strategies for the future, and other statements that are not historical facts. These forward-looking statements are based on our current objectives, beliefs and expectations, and they are subject to significant risks and uncertainties that may cause actual results and financial position and timing of certain events to differ materially from the information in the forward-looking statements. These risks and uncertainties include, but are not limited to, those described below under “Risk Factors” and in our Annual Report on Form 10-K for the year ended December 31, 2020 (especially in Part I, Item 1A—Risk Factors and Part II, Item 7—Management’s Discussion and Analysis of Financial Condition and Results of Operations); in our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2021, June 30, 2021 and September 30, 2021 (especially in Part I, Item 2—Management’s Discussion and Analysis of Financial Condition and Results of Operations and Part II, Item 1A—Risk Factors); and other risks and uncertainties listed from time to time in our filings with the Securities and Exchange Commission (the “SEC”).

All of the forward-looking statements in this prospectus supplement, the accompanying prospectus, any related company free writing prospectus and the documents incorporated by reference herein and therein are qualified in their entirety by reference to the factors discussed below under “Risk Factors” and elsewhere in this prospectus supplement and based upon information available to us on the date of this prospectus supplement or such document. There may be other factors of which we are not currently aware that may affect matters discussed in the forward-looking statements and may also cause actual results to differ materially from those discussed. In particular, the consequences of the COVID-19 outbreak on economic conditions and the travel industry in general and our financial position and operating results in particular have been material, are changing rapidly, and cannot be predicted. We do not assume any obligation to publicly update or supplement any forward-looking statement to reflect actual results, changes in assumptions or changes in other factors affecting such statements other than as required by law. Forward-looking statements speak only as of the date of this prospectus supplement or as of the dates indicated in the statements.

CERTAIN VOLCKER RULE CONSIDERATIONS

The Class B Trust is not and, immediately after the issuance of the Class B Certificates pursuant to the related Trust Supplement (as defined herein), will not be a “covered fund” as defined in the final regulations issued December 10, 2013 implementing the “Volcker Rule” (Section 619 of the Dodd-Frank Wall Street Reform and Consumer Protection Act). In making the foregoing determination, the Class B Trust is relying upon the exemption from registration set forth in Rule 3a-7 under the Investment Company Act of 1940, as amended, although additional exemptions or exclusions may be available to such Trust.

INFORMATION RELATED TO CLASS A CERTIFICATES

The Class A Certificates are expected to be issued on the Issuance Date and are not being offered pursuant to this prospectus supplement. All statements in this prospectus supplement relating to the Class A Certificates are for informational purposes only. The issuance of the Class B Certificates is conditioned on the concurrent issuance of the Class A Certificates.

S-vi

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights basic information about us and this offering. Because it is a summary, it does not contain all of the information that you should consider before investing. You should read this entire prospectus supplement, the accompanying prospectus and any related company free writing prospectus carefully, including the section entitled “Risk Factors” and the “Special Note Regarding Forward-Looking Statements” in this prospectus supplement, as well as the materials filed with the SEC that are considered to be a part of this prospectus supplement, the accompanying prospectus and any related company free writing prospectus before making an investment decision. See “Where You Can Find More Information” in this prospectus supplement.

The Company

American was founded in 1934 and is the principal wholly-owned subsidiary of AAG, a Delaware corporation formerly named “AMR Corporation.” American operates principally through its hubs in Charlotte, Chicago, Dallas/Fort Worth, Los Angeles, Miami, New York, Philadelphia, Phoenix and Washington, D.C. and partner gateways, including in London, Madrid, Seattle/Tacoma, Sydney and Tokyo (among others). American is a founding member of the oneworld® alliance. American’s cargo division provides a wide range of freight and mail services, with facilities and interline connections available across the globe.

American’s principal executive office is located at 1 Skyview Drive, Fort Worth, Texas 76155. American’s telephone number is 682-278-9000.

Summary of Terms of Certificates

	Class A Certificates (1)	Class B Certificates
Aggregate Face Amount	$757,825,000	$202,065,000
Interest Rate	2.875%	%
Initial Loan to Aircraft Value Ratio (cumulative)(2)(3)	53.5%	67.5%
Expected Maximum Loan to Aircraft Value Ratio (cumulative)(3)	53.5%	67.5%
Expected Principal Distribution Window (in years from Issuance Date)(4)	1.2-12.7	1.2-8.7
Initial Average Life (in years from Issuance Date)	9.0	6.0
Regular Distribution Dates	January 11 and July 11	January 11 and July 11
Final Expected Regular Distribution Date(4)	July 11, 2034	July 11, 2030
Final Legal Distribution Date(5)	January 11, 2036	January 11, 2032
Minimum Denomination(6)	$2,000	$2,000
Section 1110 Protection	Yes	Yes
Liquidity Facility Coverage	3 semiannual interest payments	3 semiannual interest payments

(1)	The Class A Certificates are expected to be issued on the Issuance Date. The Class A Certificates are not being offered pursuant to this prospectus supplement.
(2)

These percentages are calculated assuming that each of the Aircraft listed under “—Equipment Notes and the Aircraft” in this prospectus supplement summary has been subjected to an Indenture and that the applicable Trust has purchased the related Equipment Notes for each such Aircraft as of January 11, 2023 (the first Regular Distribution Date that occurs after all Aircraft eligible to be financed pursuant to this offering are scheduled currently to have been delivered) and that all principal scheduled to be paid on or prior to January 11, 2023 has been paid. In calculating these percentages, we have assumed the aggregate Assumed Aircraft Value of all such Aircraft is $1,410,967,740 as of such date. In calculating the aggregate Assumed Aircraft Value, we assumed that the appraised value of each Aircraft determined as described under “Description of the Aircraft and the Appraisals” declines in accordance with the Depreciation Assumption described under “Description of the Equipment Notes—Loan to Value Ratios of Equipment Notes.” Other rates or methods of depreciation could result in materially different LTVs. We cannot assure you that the depreciation rate and method assumed for purposes of the above table are the ones most likely to occur or predict the actual future value of any Aircraft. See “Risk Factors—Risks Relating to the Class B Certificates and the Offering—Appraisals are only estimates of values and should not be relied upon as a measure of realizable value of the Aircraft.”

(3)

See “Description of the Equipment Notes—Loan to Aircraft Value Ratios” in this prospectus supplement summary for the method and assumptions we used in calculating the loan to Aircraft value ratios and a discussion of certain ways that such loan to Aircraft value ratios could change.

(4)	Each series of Equipment Notes will mature on the final expected Regular Distribution Date for the Certificates issued by the applicable Trust that owns such Equipment Notes.
(5)

The Final Legal Distribution Date for the Class A Certificates and Class B Certificates is the date that is 18 months after the final expected Regular Distribution Date for the related class of certificates, which represents the period corresponding to the applicable Liquidity Facility coverage of three successive semiannual interest payments.

(6)

The Class B Certificates will be issued in minimum denominations of $2,000 (or such other denomination that is the lowest integral multiple of $1,000 that is, at the time of issuance, equal to at least €1,000) and integral multiples of $1,000 in excess thereof, except that one Class B Certificate may be issued in a different denomination.

Equipment Notes and the Aircraft

The Class B Trust is expected to hold Series B Equipment Notes issued for, and secured by:

(a)

twenty-one newly manufactured Airbus A321-253NX aircraft currently scheduled for delivery to American during the period from January 2022 to September 2022 (each such aircraft, including any aircraft substituted therefor prior to the delivery thereof in accordance with the applicable aircraft purchase agreement, a “New Delivery Aircraft”); and

(b)

five Embraer ERJ 175 LR aircraft delivered new to American between October 2020 to December 2020 (each, an “Owned Embraer Aircraft” and, the New Delivery Aircraft and the Owned Embraer Aircraft are each referred to as an “Aircraft”, and, collectively, the “Aircraft”).

Each Aircraft is, or will be, owned by American. Each New Delivery Aircraft will be operated by American. Each Owned Embraer Aircraft is operated by Envoy Air, Inc. (“Envoy”), an affiliated regional carrier that operates such Aircraft on behalf of American in regional operations, in each case pursuant to a lease that complies with, or will comply with, the terms and conditions of the applicable Indenture. See “Description of the Aircraft and the Appraisals” for a description of each Aircraft. Set forth below is certain information about the Equipment Notes expected to be held in the Trusts and each of the Aircraft expected to secure such Equipment Notes.

On and subject to the terms and conditions of the Note Purchase Agreement and the forms of financing agreements attached to the Note Purchase Agreement, American agrees to enter into a secured debt financing with respect to (i) each Owned Embraer Aircraft on or prior to January 11, 2022 and (ii) each New Delivery Aircraft on or prior to the Delivery Period Termination Date. See “Description of the Aircraft and the Appraisals—Deliveries of Aircraft.”

Each of the New Delivery Aircraft is currently scheduled to be delivered by Airbus S.A.S. to American during the period from January 2022 to September 2022 under the applicable aircraft purchase agreement. Pursuant to the Note Purchase Agreement, American has certain rights to finance a Substitute Aircraft in lieu of any New Delivery Aircraft if (a) the delivery of such New Delivery Aircraft is delayed more than 30 days after the last day of its currently scheduled delivery month or (b) as a result of any law, rule, regulation, order or other action by the FAA or other government of the country of registry, the use of such New Delivery Aircraft in the normal business of air transportation shall have been prohibited by virtue of a condition affecting all aircraft of the same type. See “Description of the Aircraft and the Appraisals—Substitute Aircraft.”

Aircraft Type	Actual or Expected Registration Number(1)	Actual or Expected Manufacturer’s Serial Number(1)	Actual or Scheduled Month of Delivery(1)	Initial Principal Amount of Series A Equipment Notes	Initial Principal Amount of Series B Equipment Notes	Appraised Value(2)	Latest Equipment Note Final Maturity Date
Airbus A321-253NX(3)	N444UW	10692	January 2022	$32,111,000	$8,622,000	$60,370,000	July 11, 2034
Airbus A321-253NX(3)	N446AN	10770	January 2022	32,111,000	8,622,000	60,370,000	July 11, 2034
Airbus A321-253NX(3)	N445AA	10728	February 2022	32,137,000	8,630,000	60,420,000	July 11, 2034
Airbus A321-253NX(3)	N447AN	10705	February 2022	32,137,000	8,630,000	60,420,000	July 11, 2034
Airbus A321-253NX(3)	N448AN	10738	February 2022	32,137,000	8,630,000	60,420,000	July 11, 2034
Airbus A321-253NX(3)	N449AN	10747	March 2022	32,164,000	8,637,000	60,470,000	July 11, 2034
Airbus A321-253NX(3)	N450AN	TBD	March 2022	32,164,000	8,637,000	60,470,000	July 11, 2034
Airbus A321-253NX(3)	N451AN	TBD	March 2022	32,164,000	8,637,000	60,470,000	July 11, 2034
Airbus A321-253NX(3)	N452AN	TBD	March 2022	32,164,000	8,637,000	60,470,000	July 11, 2034
Airbus A321-253NX(3)	N454AL	TBD	March 2022	32,164,000	8,637,000	60,470,000	July 11, 2034
Airbus A321-253NX(3)	N453AA	10811	April 2022	32,681,000	8,775,000	60,520,000	July 11, 2034
Airbus A321-253NX(3)	N455AN	TBD	April 2022	32,681,000	8,775,000	60,520,000	July 11, 2034
Airbus A321-253NX(3)	N456AN	TBD	May 2022	32,708,000	8,782,000	60,570,000	July 11, 2034
Airbus A321-253NX(3)	N457AM	TBD	June 2022	32,735,000	8,790,000	60,620,000	July 11, 2034
Airbus A321-253NX(3)	N458AL	TBD	June 2022	32,735,000	8,790,000	60,620,000	July 11, 2034
Airbus A321-253NX(3)	N459AN	TBD	June 2022	32,735,000	8,790,000	60,620,000	July 11, 2034
Airbus A321-253NX(3)	N460AN	TBD	July 2022	33,154,000	8,617,000	60,670,000	July 11, 2034
Airbus A321-253NX(3)	N461AN	TBD	August 2022	33,176,000	8,623,000	60,710,000	July 11, 2034
Airbus A321-253NX(3)	N462AA	TBD	August 2022	33,176,000	8,623,000	60,710,000	July 11, 2034
Airbus A321-253NX(3)	N463AA	TBD	September 2022	33,203,000	8,630,000	60,760,000	July 11, 2034
Airbus A321-253NX(3)	N464AA	TBD	September 2022	33,203,000	8,630,000	60,760,000	July 11, 2034
Embraer ERJ 175 LR(4)	N293NN	17000844	October 2020	14,801,000	3,975,000	27,840,419	July 11, 2034
Embraer ERJ 175 LR(4)	N298FR	17000845	October 2020	14,773,000	3,967,000	27,787,709	July 11, 2034
Embraer ERJ 175 LR(4)	N299JJ	17000847	November 2020	14,842,000	3,985,000	27,916,119	July 11, 2034
Embraer ERJ 175 LR(4)	N300LK	17000848	November 2020	14,850,000	3,988,000	27,932,228	July 11, 2034
Embraer ERJ 175 LR(4)	N302RN	17000849	December 2020	14,919,000	4,006,000	28,061,265	July 11, 2034

Total:				$757,825,000	$202,065,000	$1,410,967,740

(1)

The indicated registration number, manufacturer’s serial number and scheduled delivery month for each New Delivery Aircraft reflect our current expectations, although these may differ for the actual aircraft delivered under the applicable aircraft purchase agreement between American and Airbus S.A.S. and financed under this offering. The actual delivery date of any New Delivery Aircraft may differ from its currently scheduled delivery month and is subject to delay or acceleration. See “Description of the Aircraft and the Appraisals—Deliveries of Aircraft.” In addition, American has certain rights to finance a Substitute Aircraft in lieu of any New Delivery Aircraft if (x) the delivery of such New Delivery Aircraft is delayed for more than 30 days after the last day of its currently scheduled delivery month or (y) as a result of any law, rule, regulation, order or other action by the FAA or other government of the country of registry, the use of any New Delivery Aircraft in the normal business of air transportation shall have been prohibited by virtue of a condition affecting all aircraft of the same type. See “Description of the Aircraft and the Appraisals—Deliveries of Aircraft.” The manufacturer’s serial number listed as “TBD” signifies that the manufacturer’s serial number for such Aircraft is not yet available as of the date hereof and is to be determined at a later date.

(2)

The appraised value of each Aircraft set forth above is the lesser of the average and median appraised values of each such Aircraft as appraised by three independent appraisal and consulting firms (Aircraft Information Services, Inc. (“AISI”), BK Associates, Inc. (“BK”) and mba Aviation (“mba,” and together with AISI and BK, the “Appraisers”)). The AISI appraisal is dated September 30, 2021, the BK appraisals are dated October 22, 2021 and the mba appraisal is dated October 22, 2021. The appraised values provided by AISI, BK and mba are presented as of October 1, 2021. In the case of each Owned Embraer Aircraft, such appraisals indicate the appraised base value of each Aircraft, adjusted to reflect the maintenance status of such Aircraft or otherwise take such maintenance status into account at or around such date, and in the case of each New Delivery Aircraft, such appraisals indicate the appraised base value projected as of the currently scheduled delivery month and year for such Aircraft at the time of the related appraisal. These appraisals are based upon varying assumptions and methodologies. An appraisal is only an estimate of value and should not be relied upon as a measure of realizable value. See “Risk Factors—Risks Relating to the Class B Certificates and the Offering—Appraisals are only estimates of values and should not be relied upon as a measure of realizable value of the Aircraft.”

(3)	This aircraft is approved for Extended Operations (“ETOPs”).
(4)	This aircraft is an Owned Embraer Aircraft.

Loan to Aircraft Value Ratios

The following table provides loan to Aircraft value ratios (“LTVs”) for each class of Certificates as of (i) January 11, 2023 (which is the first Regular Distribution Date that occurs after all Aircraft eligible to be financed pursuant to this offering are currently scheduled to have been delivered) and (ii) each Regular Distribution Date thereafter, assuming that each of the Aircraft has been subjected to an Indenture and that the Trusts have purchased the related Equipment Notes for each such Aircraft as of January 11, 2023 and that all principal scheduled to be paid on such Equipment Notes on or prior to January 11, 2023 has been paid. The LTVs for any period prior to January 11, 2023 are not included, because during such period all of the Equipment Notes expected to be acquired by the Trusts with respect to each Aircraft eligible to be financed pursuant to this offering may not yet be issued and therefore are not included in the calculation. The table is not a forecast or prediction of expected or likely LTVs, but simply a mathematical calculation based upon one set of assumptions. See “Risk Factors—Risks Relating to the Class B Certificates and the Offering—Appraisals are only estimates of values and should not be relied upon as a measure of realizable value of the Aircraft.”

We compiled the following table on an aggregate basis. However, the Equipment Notes issued under an Indenture are entitled only to certain specified cross-collateralization provisions as described under “Description of the Equipment Notes—Security.” The relevant LTVs in a default situation for the Equipment Notes issued under a particular Indenture would depend on various factors, including the extent to which the debtor or trustee in bankruptcy agrees to perform American’s obligations under the Indentures. Therefore, the following aggregate LTVs are presented for illustrative purposes only and should not be interpreted as indicating the degree of cross-collateralization available to the holders of the Certificates.

Date	Aggregate Assumed Aircraft Value(1)	Pool Balance(2)		LTV(3)
		Class A Certificates	Class B Certificates	Class A Certificates	Class B Certificates
January 11, 2023	$1,378,515,440	$737,506,504.25	$192,972,075.00	53.5%	67.5%
July 11, 2023	1,357,286,191	717,188,008.50	183,879,150.00	52.8%	66.4%
January 11, 2024	1,336,056,940	696,869,512.75	174,786,225.00	52.2%	65.2%
July 11, 2024	1,314,827,690	676,551,017.00	165,693,300.00	51.5%	64.1%
January 11, 2025	1,293,598,440	656,232,521.25	156,600,375.00	50.7%	62.8%
July 11, 2025	1,272,369,190	635,914,025.50	147,507,450.00	50.0%	61.6%
January 11, 2026	1,251,139,939	615,595,529.75	138,414,525.00	49.2%	60.3%
July 11, 2026	1,229,910,690	595,277,034.00	129,321,600.00	48.4%	58.9%
January 11, 2027	1,208,681,440	574,958,538.25	120,228,675.00	47.6%	57.5%
July 11, 2027	1,187,452,189	554,640,042.50	111,135,750.00	46.7%	56.1%
January 11, 2028	1,166,222,940	534,321,546.75	102,042,825.00	45.8%	54.6%
July 11, 2028	1,144,993,689	514,003,051.00	92,949,900.00	44.9%	53.0%
January 11, 2029	1,123,764,439	493,684,555.25	83,856,975.00	43.9%	51.4%
July 11, 2029	1,102,535,188	473,366,059.50	74,764,050.00	42.9%	49.7%
January 11, 2030	1,081,305,938	453,047,563.75	65,671,125.00	41.9%	48.0%
July 11, 2030	1,060,076,688	432,729,068.00	—	40.8%	0.0%
January 11, 2031	1,038,847,438	412,410,572.25	—	39.7%	0.0%
July 11, 2031	1,017,618,188	392,092,076.50	—	38.5%	0.0%
January 11, 2032	996,388,937	371,773,580.75	—	37.3%	0.0%
July 11, 2032	975,159,689	351,455,085.00	—	36.0%	0.0%
January 11, 2033	953,930,439	331,136,589.25	—	34.7%	0.0%
July 11, 2033	932,701,188	310,818,093.50	—	33.3%	0.0%
January 11, 2034	911,471,939	290,499,597.75	—	31.9%	0.0%
July 11, 2034	890,242,688	—	—	0.0%	0.0%

(1)

In calculating the aggregate Assumed Aircraft Value, we assumed that the appraised value of each Aircraft determined as described under “Description of the Aircraft and the Appraisals” declines in accordance with the Depreciation Assumption described under “Description of the Equipment Notes—Loan to Value Ratios of Equipment Notes.” Other rates or methods of depreciation could result in materially different LTVs. We cannot assure you that the depreciation rate and method assumed for purposes of the above table are the ones most likely to occur or predict the actual future value of any Aircraft. See “Risk Factors—Risks Relating to the Class B Certificates and the Offering—Appraisals are only estimates of values and should not be relied upon as a measure of realizable value of the Aircraft.”

(2)

The “pool balance” for each class of Certificates indicates, as of any date, after giving effect to any principal distributions expected to be made on such date, the portion of the original face amount of such class of Certificates that has not been distributed to Certificateholders.

(3)

We obtained the LTVs for each class of Certificates for each Regular Distribution Date by dividing (i) the expected outstanding pool balance of such Class (together, in the case of the Class B Certificates, with the expected outstanding pool balance of the Class A Certificates) after giving effect to the principal distributions expected to be made on such date, by (ii) the aggregate Assumed Aircraft Value of all of the Aircraft expected to be included in the collateral pool on such date based on the assumptions described above. The outstanding pool balances and LTVs for any date will change if, among other things, (a) any Equipment Notes are redeemed or purchased, (b) a default in payment on any Equipment Notes occurs, (c) any Aircraft is not subjected to an Indenture and the related Equipment Notes are not acquired by the related Trust, (d) any Owned Embraer Aircraft is not financed on or before January 11, 2022, (e) any New Delivery Aircraft is subjected to an Indenture other than in the delivery month currently scheduled therefor as described under “Description of the Aircraft and the Appraisals” or (f) a Substitute Aircraft is financed in lieu of any New Delivery Aircraft to be financed pursuant to this offering.

Cash Flow Structure

This diagram illustrates the structure for the offering of the Certificates and certain cash flows.(1)

(1)	The Class A Certificates have been offered pursuant to separate offering materials and are not being offered under this prospectus supplement.
(2)

American will issue Series A Equipment Notes and Series B Equipment Notes in respect of any or all Aircraft. The Equipment Notes with respect to each Aircraft will be issued under a separate Indenture.

(3)

The separate Liquidity Facility for each of the Class A Certificates and Class B Certificates is expected to cover up to three semiannual interest distributions on the Class A Certificates and Class B Certificates, respectively, except that the Liquidity Facilities will not cover interest on the Deposits. Initially, Crédit Agricole Corporate and Investment Bank, acting through its New York Branch will act as the Liquidity Provider for the Class B Certificates.

(4)

The proceeds of the offering of each class of Certificates will initially be held in escrow and deposited with the Depositary, pending the financing of each Aircraft under the related Indenture. The Depositary will hold such funds as interest-bearing Deposits. Each Trust will withdraw funds from the Deposits relating to such Trust to purchase from American the related series of Equipment Notes with respect to each Aircraft from time to time as such Aircraft is subjected to the related Indenture. The Scheduled Payments of interest on the Equipment Notes held by, and on the Deposits relating to, a Trust, taken together, will be sufficient to pay accrued interest on the outstanding Certificates of such Trust. Under certain circumstances, funds in Deposits will be withdrawn prior to the Delivery Period Termination Date and distributed to the holders of the related class of Certificates, together with accrued and unpaid interest thereon, but without any premium. See “Description of the Deposit Agreement—Other Withdrawals and Return of Deposits.” If any funds remain as Deposits with respect to any Trust as of the Delivery Period Termination Date, such remaining funds will be distributed, with accrued and unpaid interest on such remaining funds, but without any premium, to the holders of the related class of Certificates. See “Description of the Deposit Agreement—Other Withdrawals and Return of Deposits.” No interest will accrue with respect to the Deposits after they have been fully withdrawn. The Liquidity Facility will not cover interest on the Deposits.

The Offering

Trusts and Certificates	The Class B Trust will be formed pursuant to a trust supplement entered into between American and Wilmington Trust Company to a basic pass through trust agreement between American and Wilmington Trust Company, as Trustee under the Class B Trust.

The Class A Trust will be formed pursuant to a separate trust supplement entered into between American and Wilmington Trust Company to a basic pass through trust agreement between American and Wilmington Trust Company, as Trustee under the Class A Trust.

Each class of certificates will represent fractional undivided interests in the related Trust.

Certificates Offered	Class B Certificates. The issuance of the Class B Certificates is conditioned on the concurrent issuance of the Class A Certificates. The Class A Certificates are expected to be issued on the Issuance Date and have been offered pursuant to separate offering materials. The Class A Certificates are not being offered pursuant to this prospectus supplement.

Use of Proceeds	The proceeds from the sale of the Class B Certificates will initially be held in escrow and deposited with the Depositary, pending the financing of each Aircraft under a related Indenture. The Class B Trust will withdraw funds from the escrow relating to the Class B Trust to acquire from American the Series B Equipment Notes with respect to each Aircraft as such Aircraft is subjected to the related Indenture.

The Series B Equipment Notes will be full recourse obligations of American. American will use the proceeds from the issuance of the Series B Equipment Notes issued with respect to each New Delivery Aircraft to finance, in part, the acquisition of such New Delivery Aircraft. American will use the aggregate proceeds from the issuance of the Series B Equipment Notes issued with respect to each Owned Embraer Aircraft to reimburse itself for the prepayment of existing indebtedness secured by such Owned Embraer Aircraft. Any remaining proceeds will be used for general corporate purposes and to pay fees and expenses relating to this offering.

Subordination Agent, Trustee, Paying Agent and Loan Trustee	Wilmington Trust Company.

Escrow Agent	Wilmington Trust, National Association.

Depositary	Sumitomo Mitsui Banking Corporation, acting through its New York Branch.

Liquidity Provider for the Class B Certificates	Initially, Crédit Agricole Corporate and Investment Bank, acting through its New York Branch.

Trust Property	The property of each Trust will include:

•

subject to the Intercreditor Agreement, the Equipment Notes acquired by such Trust prior to the Delivery Period Termination Date, all monies at any time paid thereon and all monies due and to become due thereunder;

•	the rights of such Trust to acquire the related series of Equipment Notes under the Note Purchase Agreement;

•

the rights of such Trust under the applicable Escrow Agreement to request the Escrow Agent to withdraw from the Depositary funds sufficient to enable such Trust to purchase the related series of Equipment Notes upon the financing of an Aircraft under the related Indenture prior to the Delivery Period Termination Date;

•	the rights of such Trust under the Intercreditor Agreement (including all monies receivable in respect of such rights);

•	all monies receivable under the separate Liquidity Facility for such Trust; and

•	funds from time to time deposited with the applicable Trustee in accounts relating to such Trust.

Regular Distribution Dates	January 11 and July 11 of each year, commencing on July 11, 2022.

Record Dates	The fifteenth day preceding the related Distribution Date.

Distributions	The Trustee of each Trust will distribute payments of principal, Make-Whole Amount (if any) and interest received on the Equipment Notes held in such Trust to the holders of the Certificates of such Trust, subject to the subordination provisions set forth in the Intercreditor Agreement.

Subject to the subordination provisions set forth in the Intercreditor Agreement,

•	Scheduled Payments of principal and interest made on the Equipment Notes will be distributed on the applicable Regular Distribution Dates; and

•

payments (other than Scheduled Payments) in respect of, or any proceeds of, any Equipment Notes or the Collateral under any Indenture, including payments resulting from any early redemption of such Equipment Notes, will be distributed on a Special Distribution Date after not less than 15 days’ notice to Certificateholders.

See “—Escrowed Funds” and “—Withdrawal and Return of Escrowed Funds” below for a description of various distributions relating to the Deposits under certain circumstances.

Intercreditor Agreement	The Trustees, the Liquidity Providers and the Subordination Agent will enter into the Intercreditor Agreement. The Intercreditor

Agreement prescribes how payments made on the Equipment Notes held by the Subordination Agent and made under each Liquidity Facility will be distributed. The Intercreditor Agreement also sets forth agreements among the Trustees and the Liquidity Providers relating to who will control the exercise of remedies under the Equipment Notes and the Indentures.

Subordination	Under the Intercreditor Agreement, after payment of certain fees and expenses, distributions on the Certificates generally will be made in the following order:

•	first, to the holders of the Class A Certificates to make distributions in respect of interest on the Class A Certificates;

•	second, to the holders of the Class B Certificates to make distributions in respect of interest on the Eligible B Pool Balance;

•	third, to the holders of the Class A Certificates to make distributions in respect of the Pool Balance of the Class A Certificates;

•

fourth, to the holders of the Class B Certificates to make distributions in respect of interest on the Pool Balance of the Class B Certificates not previously distributed under clause “second” above; and

•	fifth, to the holders of the Class B Certificates to make distributions in respect of the Pool Balance of the Class B Certificates.

Certain distributions to the Liquidity Providers will be made prior to distributions on the Class A Certificates and Class B Certificates, as discussed under “Description of the Intercreditor Agreement—Priority of Distributions.” In addition, if any class of Additional Certificates are issued, the priority of distribution may be revised. See “Possible Issuance of Additional Certificates and Refinancing and Reissuance of Certificate.”

Control of Loan Trustee	The holders of at least a majority of the outstanding principal amount of Equipment Notes issued under each Indenture will be entitled to direct the Loan Trustee under such Indenture in taking action as long as no Indenture Event of Default has occurred and is continuing thereunder. If an Indenture Event of Default has occurred and is continuing under an Indenture, subject to certain conditions, the Controlling Party will be entitled to direct the Loan Trustee under such Indenture in taking action (including in exercising remedies, such as accelerating such Equipment Notes or foreclosing the lien on the Aircraft with respect to which such Equipment Notes were issued).

The Controlling Party will be:

•	if Final Distributions have not been paid in full to the holders of the Class A Certificates, the Class A Trustee;

•	if Final Distributions have been paid in full to the holders of the Class A Certificates, but not to the holders of the Class B Certificates, the Class B Trustee;

•

if Final Distributions have been paid in full to the holders of the Class A Certificates and the Class B Certificates, but, if any class or classes of Additional Certificates have been issued and remain outstanding, not to the holders of the most senior in priority of payment among all classes of Additional Certificates then outstanding, the trustee for the Additional Trust related to such most senior class of Additional Certificates; and

•	under certain circumstances, and notwithstanding the foregoing, the Liquidity Provider with the greatest amount owed to it.

Limitation on Sale of Aircraft or Equipment Notes	In exercising remedies during the nine months after the earlier of (a) the acceleration of the Equipment Notes issued pursuant to any Indenture and (b) the bankruptcy or insolvency of American, the Controlling Party may not, without the consent of each Trustee (other than the Trustee of any Trust all of the Certificates of which are held or beneficially owned by American or American’s affiliates), direct the sale of such Equipment Notes or the Aircraft subject to the lien of such Indenture for less than certain specified minimum amounts. See “Description of the Intercreditor Agreement—Intercreditor Rights—Limitation on Exercise of Remedies” for a description of such minimum amounts and certain other limitations on the exercise of remedies.

Right to Buy Other Classes of Certificates	If an American Bankruptcy Event has occurred and is continuing and certain other specified events have occurred:

•	the Class B Certificateholders (other than American or any of its affiliates) will have the right to purchase all, but not less than all, of the Class A Certificates then outstanding; and

•

if one or more classes of Additional Certificates are outstanding, the holders (other than American or any of its affiliates) of any such class of Additional Certificates will have the right to purchase all, but not less than all, of the Class A Certificates and the Class B Certificates and, if applicable, any other class of Additional Certificates ranking senior in priority of payment to such class of Additional Certificates.

The purchase price, in each case described above, of any class of Certificates will be the outstanding Pool Balance of such class of Certificates plus accrued and undistributed interest, without any premium, but including any other amounts then due and payable to the Certificateholders of such class.

Liquidity Facilities	Under each separate Liquidity Facility for each of the Class A Trust and Class B Trust, the applicable Liquidity Provider is required, if necessary, to make advances in an aggregate amount sufficient to pay interest distributions on the applicable Certificates on up to three successive semiannual Regular Distribution Dates (without regard to any expected future distributions of principal on such Certificates) at the applicable interest rate for such Certificates. Drawings under the Liquidity Facilities cannot be used to pay any amount in respect of the Certificates other than such interest and will not cover interest payable on amounts held in escrow as Deposits with the Depositary. See “Description of the Liquidity Facilities” for a description of the terms of the Liquidity Facilities, including the threshold rating requirements applicable to the Liquidity Providers.

Notwithstanding the subordination provisions under the Intercreditor Agreement, the holders of the Certificates issued by the Class A Trust and Class B Trust will be entitled to receive and retain the proceeds of drawings under the Liquidity Facility for such Trust.

Upon each drawing under any Liquidity Facility to pay interest distributions on the related class of Certificates, the Subordination Agent will be obligated to reimburse the applicable Liquidity Provider for the amount of such drawing, together with interest on that drawing at the interest rate provided in such Liquidity Facility. Such reimbursement obligation and all interest, fees and other amounts owing to the applicable Liquidity Provider under each Liquidity Facility and certain other agreements will rank equally with comparable obligations relating to the other Liquidity Facility (provided claims for fees, interest, expenses, reimbursement of advances and other obligations arising from such credit support for any class of Additional Certificates shall be subordinated to the Administration Expenses and the Liquidity Obligations relating to each of the Class A Certificates, the Class B Certificates and any more senior, in priority of payment of “Expected Distributions” under the Intercreditor Agreement, Class of Additional Certificates) and will rank senior to all of the Certificates in right of payment.

The Class A Certificates will have the benefit of a separate liquidity facility and the terms of such liquidity facility are described in the offering materials for such Class A Certificates.

Escrowed Funds

Funds held in escrow for the Certificateholders of each Trust will be held by the Depositary as Deposits relating to such Trust. Subject to certain conditions, each Trustee may withdraw such escrowed funds from time to time to purchase the related series of Equipment Notes in respect of an Aircraft prior to the Delivery Period Termination Date. On each Regular Distribution Date, the Depositary will pay interest accrued on the Deposits relating to each Trust at a rate per annum equal to the interest rate applicable to the Certificates issued by such Trust. The Deposits relating to each Trust and interest paid thereon will not be subject to the subordination provisions under the Intercreditor Agreement. The Deposits cannot be used to pay any other amount in respect of the Certificates. See “Description of the Deposit Agreement” for a description of the terms of the deposit arrangements, including the threshold rating requirements applicable to the Depositary.

Withdrawal and Return of Escrowed Funds	Under certain circumstances, less than all of the Deposits held in escrow may have been used to purchase Equipment Notes to be issued with respect to the Aircraft by the Delivery Period Termination Date. This could occur because of delays in the release of liens under the one or more existing financings encumbering the Owned Embraer Aircraft, delays in the delivery of any New Delivery Aircraft or for other reasons. See “Description of the Certificates—Obligation to Purchase Equipment Notes” and “Description of the Aircraft and the Appraisals—Deliveries of Aircraft.” If any funds remain as Deposits with respect to any Trust as of the Delivery Period Termination Date, such remaining funds will be withdrawn by the Escrow Agent and distributed by the Paying Agent, with accrued and unpaid interest on such remaining funds, but without any premium, to the Certificateholders of such Trust on a date no earlier than 15 days after the Paying Agent has received notice of the event requiring such distribution or, under certain circumstances, such remaining funds will be automatically returned by the Depositary to the Paying Agent on the Delivery Period Termination Date, and the Paying Agent will distribute such funds to such Certificateholders as promptly as practicable thereafter.

In addition, if a Triggering Event occurs prior to the Delivery Period Termination Date, any Deposits held in escrow will also be withdrawn and distributed to the applicable Certificateholders with accrued but unpaid interest thereon, but without any premium. See “Description of the Deposit Agreement—Other Withdrawals and Return of Deposits.” If any of certain events of loss occurs with respect to an Aircraft before such Aircraft is financed pursuant to this offering, any Deposits relating to such Aircraft held in escrow with respect to each Trust will be similarly withdrawn and distributed to the Certificateholders of such Trust with accrued but unpaid interest thereon, but without any premium. See “Description of the Deposit Agreement—Other Withdrawals and Return of Deposits.”

Obligation to Purchase Equipment Notes

The Trustees will be obligated to purchase the Equipment Notes issued with respect to each Aircraft prior to the Delivery Period Termination Date pursuant to the terms and conditions of the Note Purchase Agreement and the forms of financing agreements attached to the Note Purchase Agreement. On and subject to the terms and conditions of the Note Purchase Agreement and such forms of financing agreements, American agrees to enter into a secured debt financing with respect to (i) each Owned Embraer Aircraft on or prior to January 11, 2022 and (ii) each New Delivery Aircraft on or prior to Delivery Period Termination Date (or later under certain circumstances), in each case, with the relevant parties pursuant to financing agreements that are substantially in the forms attached to the Note Purchase Agreement. See “Description of the Certificates—Obligation to Purchase Equipment Notes.”

American may use financing agreements modified in any material respect from the forms attached to the Note Purchase Agreement so long as American obtains written confirmation from each Rating Agency to the effect that the use of such modified financing agreements will not result in a withdrawal, suspension or downgrading of the rating of each class of certificates then rated by such Rating Agency and that remains outstanding. The terms of such financing agreements also must in any event comply with the Required Terms set forth in the Note Purchase Agreement. In addition, American, subject to certain exceptions, is obligated to certify to the Trustees that any substantive modifications do not materially and adversely affect applicable Certificateholders or any Liquidity Provider.

Under the Note Purchase Agreement, the Trustees will not be obligated to purchase the Equipment Notes to be issued with respect to any Aircraft not yet financed if a Triggering Event occurs or certain specified conditions are not met. In addition, if certain events of loss occurs with respect to an Aircraft before such Aircraft is financed pursuant to this offering, the Trustees will not be obligated to purchase the Equipment Notes to be issued with respect to such Aircraft. The Trustees will have no right or obligation to purchase the Equipment Notes to be issued with respect to any Aircraft after the Delivery Period Termination Date. See “Description of the Certificates—Obligation to Purchase Equipment Notes.”

Possible Issuance of Additional Certificates	Under certain circumstances, Additional Certificates of one or more separate pass through trusts, which will evidence fractional undivided ownership interests in a related new series of subordinated equipment notes with respect to any or all of the Aircraft, may be issued at any time and from time to time in the future. Consummation of any such transaction will be subject to satisfaction of certain conditions, including receipt of confirmation from each Rating Agency to the effect that such transaction will not result in a withdrawal, suspension or downgrading of the rating for each class of certificates then rated by such Rating Agency and that remains outstanding. The issuance of any Additional Certificates in compliance with such conditions will not require the consent of any Trustee or any holders of any class of Certificates. See “Possible Issuance of Additional Certificates and Refinancing and Reissuance of Certificates.”

If any class of Additional Certificates is outstanding, under certain circumstances, the holders such class of Additional Certificates will have certain rights to purchase all, but not less than all, of the Class A Certificates and the Class B Certificates and, if applicable, any class of Additional Certificates ranking senior in priority of distribution, in the manner provided in the Intercreditor Agreement, to such class of Additional Certificates. See “Description of the Certificates—Certificate Buyout Right of Certificateholders.”

In addition, if any class of Additional Certificates is outstanding, the priority of distributions in the Intercreditor Agreement may be revised such that certain obligations relating to interest on the Additional Certificates may rank ahead of certain obligations with respect to the Class A Certificates and the Class B Certificates. See “Possible Issuance of Additional Certificates and Refinancing and Reissuance of Certificates.”

Possible Refinancing or Reissuance of Certificates	American may at any time and from time to time:

•

redeem all (but not less than all) of the Series B Equipment Notes (or any series of Additional Equipment Notes) then outstanding and issue, with respect to any or all of the Aircraft, new equipment notes with the same series designation as, but with terms that may be the same as or different from those of, the redeemed Equipment Notes; or

•

following the payment in full at maturity or otherwise of all (but not less than all) of the Series B Equipment Notes (or any series of Additional Equipment Notes) then outstanding, issue, with respect to any or all of the Aircraft, new equipment notes with the same series designation as, but with terms that may be the same as or different from those of, the repaid Equipment Notes.

In either such case, American will fund the sale of any such series of new equipment notes through the sale of pass through certificates issued by a related pass through trust.

Consummation of any such transaction will be subject to satisfaction of certain conditions, including receipt of confirmation from each Rating Agency to the effect that such transaction will not result in a withdrawal, suspension or downgrading of the rating for each class of certificates then rated by such Rating Agency and that remains outstanding. The issuance of any such series of new equipment notes in compliance with such conditions will not require the consent of any Trustee or any holders of any class of Certificates. See “Possible Issuance of Additional Certificates and Refinancing and Reissuance of Certificates.” If American elects to refinance any series of Equipment Notes prior to the payment in full at maturity, it will be required to pay any applicable Make-Whole Amount in connection with the redemption of such series of Equipment Notes. See “Description of the Equipment Notes—Redemption.”

Equipment Notes

(a) Issuer	Under each Indenture, American will issue Series A Equipment Notes and Series B Equipment Notes with respect to each Aircraft, which will be acquired, respectively, by the Class A Trust and the Class B Trust.

(b) Interest	The Series B Equipment Notes held in the Class B Trust will accrue interest at the rate per annum applicable to the Class B Certificates set forth on the cover page of this prospectus supplement. The Series A Equipment Notes held in the Class A Trust will accrue interest at a rate per annum of 2.875%. Interest on the issued and outstanding Equipment Notes will be payable in arrears on January 11 and July 11 of each year, commencing on July 11, 2022 and will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

(c) Principal	Principal payments on the issued and outstanding Series A Equipment Notes and Series B Equipment Notes are scheduled to be paid in specified amounts on January 11 and July 11 in each year, (i) commencing on January 11, 2023, and (ii) ending on July 11, 2034 in the case of the Series A Equipment Notes, and on July 11, 2030 in the case of the Series B Equipment Notes.

(d) Rankings	The following subordination provisions will be applicable to the Equipment Notes issued under each Indenture:

•

the indebtedness evidenced by the Series B Equipment Notes issued under such Indenture, will be, to the extent and in the manner provided in such Indenture, subordinate and subject in right of payment to the Series A Equipment Notes issued under such Indenture;

•

if American issues any Additional Equipment Notes under an Indenture, (i) the indebtedness evidenced by the series of Additional Equipment Notes ranked most senior in priority of payment among all series of Additional Equipment Notes will be, to the extent and in the manner provided in such Indenture (as may be amended in connection with the issuance of such most senior series of Additional Equipment Notes), subordinate and subject in right of payment to the Series A Equipment Notes and the Series B Equipment Notes issued under such Indenture and (ii) the indebtedness evidenced by any series of Additional Equipment Notes (other than the series of Additional Equipment Notes ranked most senior in priority of payment among all series of Additional Equipment Notes) will be, to the extent and in the manner provided in such Indenture (as may be amended in connection with the issuance of such series of Additional Equipment Notes), subordinate and subject in right of payment to the Series A Equipment Notes, the Series B Equipment Notes and each series of Additional Equipment Notes that ranks senior in priority of payment to such series of Additional Equipment Notes issued under such Indenture (see “Possible Issuance of Additional Certificates and Refinancing and Reissuance of Certificates”); and

•

the indebtedness evidenced by the Series A Equipment Notes the Series B Equipment Notes, and, if American issues any Additional Equipment Notes, such Additional Equipment Notes issued under an Indenture will be, to the extent and in the manner provided in the other Indentures, subordinate and subject in right of payment under such other Indentures to the Equipment Notes issued under such other Indentures.

By virtue of the Intercreditor Agreement, all of the Equipment Notes held by the Subordination Agent will be effectively cross-subordinated. This means that payments received on a junior series of Equipment Notes issued in respect of one Aircraft may be applied in accordance with the priority of payment provisions set forth in the Intercreditor Agreement to make distributions on a more senior class of Certificates. See “Description of the Intercreditor Agreement—Priority of Distributions.”

(e) Redemption	Aircraft Event of Loss. Under an Indenture, if an Event of Loss occurs with respect to an Aircraft, American will either:

•	substitute for such Aircraft under the related financing agreements an aircraft meeting certain requirements; or

•	redeem all of the outstanding Equipment Notes issued with respect to such Aircraft.

The redemption price in such case will be the unpaid principal amount of such Equipment Notes to be redeemed, together with accrued and unpaid interest, but without any premium.

Optional Redemption. American may elect to redeem at any time prior to maturity all of the outstanding Equipment Notes issued with respect to an Aircraft; provided that all outstanding Equipment Notes issued with respect to all other Aircraft are simultaneously redeemed. In addition, American may elect to redeem all of the outstanding Series B Equipment Notes or any series of outstanding Additional Equipment Notes issued with respect to all Aircraft, in each case, either in connection with a refinancing of such series or without any such refinancing. See “Possible Issuance of Additional Certificates and Refinancing and Reissuance of Certificates—Refinancing or Reissuance of Certificates.” The redemption price in each such case will be the unpaid principal amount of the Equipment Notes being redeemed, together with accrued and unpaid interest, plus the Make-Whole Amount (if any). See “Description of the Equipment Notes—Redemption.”

(f) Security and Cross-collateralization	The outstanding Equipment Notes issued with respect to each Aircraft will be secured by, among other things, a security interest in such Aircraft.

In addition, the Equipment Notes will be cross-collateralized to the extent described under “Description of the Equipment Notes—Security” and “Description of the Equipment Notes— Subordination.” This means, among other things, that any excess proceeds from the sale of any Aircraft by the Loan Trustee or other exercise of remedies under the related Indenture following an Indenture Event of Default under such Indenture will (after all of the Equipment Notes issued under such Indenture have been paid off, and subject to the provisions of the United States Bankruptcy Code (the “Bankruptcy Code”)) be available for application to shortfalls with respect to the Equipment Notes issued under the other Indentures and the other obligations secured by the other Indentures that are due at the time of such application. In the absence of any such shortfall at the time of such application, such excess proceeds will be held by the Loan Trustee under such Indenture as additional collateral for the Equipment Notes issued under each of the other Indentures and will be applied to the payments in respect of the Equipment Notes issued under such other Indentures as they come due. However, if any Equipment Note ceases to be held by the Subordination Agent (as a result of sale during the exercise of remedies by the Controlling Party or otherwise), such Equipment Note will cease to be entitled to the benefits of cross-collateralization. Any cash Collateral held as a result of the cross-collateralization of the Equipment Notes would not be entitled to the benefits of Section 1110 of the Bankruptcy Code (“Section 1110”). See “Description of the Equipment Notes—Indenture Events of Default, Notice and Waiver.”

If the Equipment Notes issued under any Indenture are repaid in full in the case of an Event of Loss with respect to the related Aircraft, the lien on such Aircraft under such Indenture will be released. At any time on or after the latest Final Maturity Date of the Equipment Notes issued in respect of an Aircraft, if all obligations secured under all of the Indentures that are then due have been paid, the lien on such Aircraft will be released and such Aircraft will cease to be included in the collateral pool. Once the lien on any Aircraft is released, such Aircraft will no longer secure the amounts that may be owing under any Indenture.

(g) Airframe Substitution	American may, at any time and from time to time, substitute for the Airframe with respect to any Aircraft an airframe of the same model or a comparable or improved model of the same manufacturer of the Aircraft, free and clear of all liens (other than certain permitted liens), and release the Airframe being substituted from the lien of the related Indenture, so long as:

•	no Indenture Event of Default under such Indenture has occurred and is continuing at the time of substitution;

•	the substitute airframe has a date of manufacture no earlier than one year prior to the date of manufacture of the Airframe subject to the lien of such related Indenture on the date of the issuance of the Series A Equipment Notes under such related Indenture; and

•

the substitute airframe has an appraised current market value, adjusted for its maintenance status, not less than that of the Airframe being substituted by such substitute airframe (assuming that the Airframe being substituted had been maintained in accordance with the terms of such related Indenture).

See “Description of the Equipment Notes—Security—Substitution of Airframe.”

(h) Aircraft Substitution	American may, at any time and from time to time, with respect to any Aircraft, substitute for the Aircraft one or more aircraft of a different model (other than (a) any widebody model or (b) only in the case of substitution for a narrow-body model, any regional jet) of the same or different manufacturer as the Aircraft being substituted, free and clear of all liens (other than permitted liens), and release the Aircraft being substituted from the lien of the related Indenture, so long as:

•	no Indenture Event of Default under such Indenture has occurred and is continuing at the time of substitution;

•

with respect to each such substitute aircraft, the airframe constituting a part of such substitute aircraft has a date of manufacture no earlier than one year prior to the date of manufacture of the Airframe subject to the lien of such related Indenture on the issuance date of the Series A Equipment Notes under such related Indenture;

•

each Rating Agency provides written confirmation to the effect that such substitution will not result in a withdrawal, suspension, or downgrading of the rating of any class of certificates then rated by such Rating Agency and that remains outstanding; and

•

the substitute aircraft has (or, in the case of more than one substitute aircraft, collectively have) an aggregate appraised current market value, adjusted for its maintenance status, at least equal to the Aircraft being substituted by such substitute aircraft (assuming that the Aircraft being substituted has been maintained in accordance with such related Indenture).

See “Description of the Equipment Notes—Security—Substitution of Aircraft.”

(i) Cross-default	There will be cross-default provisions in the Indentures. This means that if the Equipment Notes issued with respect to one Aircraft are in a continuing default, the Equipment Notes issued with respect to the remaining Aircraft also will be in default, and remedies will be exercisable with respect to all Aircraft.

(j) Section 1110 Protection	Counsel to American will provide an opinion to the Trustees stating that the benefits of Section 1110 will be available for each of the Aircraft. See “Description of the Equipment Notes—Remedies.”

Material U.S. Federal Income Tax Consequences	The Class B Trust will not be treated as a corporation or other entity taxable as a corporation for United States federal income tax purposes. Each person subject to U.S. federal income taxation acquiring an interest in Class B Certificates generally should report on its federal income tax return its pro rata share of income from the relevant Deposits and income from the Equipment Notes and other property held by the Class B Trust. See “Material U.S. Federal Income Tax Consequences.”

Certain ERISA Considerations	Each person who acquires a Class B Certificate or an interest therein will be deemed to have:

•

represented that either (a) no assets of a Plan or of any trust established with respect to a Plan have been used to purchase or hold such Class B Certificate or an interest therein or (b) the purchase and holding of such Class B Certificate or an interest therein by such person are exempt from the prohibited transaction restrictions of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and Internal Revenue Code of 1986, as amended (the “Code”) or provisions of Similar Law (as defined below) pursuant to one or more prohibited transaction statutory or administrative exemptions or similar exemptions under Similar Law;

•	directed the Class B Trustee to invest in the assets held in the Class B Trust pursuant to the terms and conditions described herein; and

•

if it is an ERISA Plan (as defined below), it represents and warrants that none of American or any of its agents or affiliates has acted as the ERISA Plan’s fiduciary (within the meaning of ERISA or the Code), or has undertaken to provide impartial investment advice or given advice in a fiduciary capacity, with respect to the decision to acquire the Class B Certificates or any interest therein, and none of American or any of its agents or affiliates has at any time been relied upon as the ERISA Plan’s fiduciary with respect to any decision to acquire the Class B Certificates or any interest therein.

See “Certain ERISA Considerations.”

Governing Law	The Class B Certificates and the Series B Equipment Notes are governed by the laws of the State of New York.

Threshold Ratings for the Depositary for the Class B Trust	Moody’s	Standard & Poor’s	Fitch
	P-1	A-	BBB- (Long-Term Rating) or F3
	(Short Term Rating)	(Long-Term Rating)	(Short Term Rating)

Depositary Rating	The Depositary for the Class B Trust meets the Depositary Threshold Rating requirement.

Threshold Ratings for the Liquidity Provider for the Class B Trust	Moody’s	Standard & Poor’s	Fitch
	Baa2	BBB-	BBB-

Liquidity Provider Rating	The Liquidity Provider for the Class B Trust meets the Liquidity Threshold Rating requirement.

Summary Historical Consolidated Financial Data

The following tables present summary historical consolidated financial data of American. We derived the summary historical financial data as of December 31, 2020 and for the years ended December 31, 2020, 2019, and 2018 from American’s audited consolidated financial statements appearing in American’s Annual Report on Form 10-K for the year ended December 31, 2020, which have been audited by KPMG LLP, an independent registered public accounting firm and which is incorporated herein by reference into this prospectus supplement. We derived the summary historical consolidated financial data as of September 30, 2021 and for the nine month periods ended September 30, 2021 and 2020 from American’s unaudited condensed consolidated financial statements appearing in American’s Quarterly Report on Form 10-Q for the period ended September 30, 2021, which is incorporated by reference into this prospectus supplement.

The summary historical consolidated financial data should be read in conjunction with American’s consolidated financial statements for the respective periods, the related notes and the related reports of KPMG LLP, certain of which are incorporated by reference in this prospectus supplement and the accompanying prospectus. See “Where You Can Find More Information” in this prospectus supplement.

	Nine Months Ended September 30,		Year Ended December 31,
	2021	2020	2020	2019	2018
	(in millions)
Consolidated Statements of Operations data:
Total operating revenues	$20,454	$13,308	$17,335	$45,761	$44,530
Total operating expenses	20,636	21,094	27,559	42,714	41,807
Operating income (loss)	(182)	(7,786)	(10,224)	3,047	2,723
Net income (loss)	(884)	(6,413)	(8,450)	1,972	1,658

	September 30, 2021	December 31, 2020
	(in millions)
Consolidated Balance Sheet data (at end of period):
Total assets	$73,055	$69,215
Debt and finance leases	32,634	28,982
Pension and postretirement benefits(1)	6,521	7,089
Operating lease liabilities	8,013	8,380
Stockholder’s equity	3,688	4,348

(1)

Substantially all defined benefit pension plans were frozen effective November 1, 2012. See Note 8 to American’s Consolidated Financial Statements in Part II, Item 8B of its Annual Report on Form 10-K for the year ended December 31, 2020 for further information on pension and postretirement benefits.

Summary of Risk Factors

Our business is subject to a number of risks and uncertainties of which you should be aware before making a decision to invest in the Class B Certificates. These risks are more fully described in the section titled “Risk Factors” immediately following this prospectus supplement summary. These risks include, among others, the following:

Risks Related to our Business

•

The outbreak and global spread of COVID-19 has resulted in a severe decline in demand for air travel which has and will continue to adversely impact our business, operating results, financial condition and liquidity.

•	Downturns in economic conditions and related depressed demand for air travel could adversely affect our business.

•	We will need to obtain sufficient financing or other capital to operate successfully.

•

Our high level of debt and other obligations may limit our ability to fund general corporate requirements and obtain additional financing, may limit our flexibility in responding to competitive developments and cause our business to be vulnerable to adverse economic and industry conditions.

•	We have significant pension and other postretirement benefit funding obligations, which may adversely affect our liquidity, results of operations and financial condition.

•	If our financial condition worsens, provisions in our credit card processing and other commercial agreements may adversely affect our liquidity.

•

Our business has been and will continue to be affected by many changing economic and other conditions beyond our control, including global events that affect travel behavior, and our results of operations could be volatile and fluctuate due to seasonality.

•	Any damage to our reputation or brand image could adversely affect our business or financial results.

•	Changes to our business model that are designed to increase revenues may not be successful and may cause operational difficulties or decreased demand.

Risks Related to the Airline Industry

•	The airline industry is intensely competitive and dynamic.

•	The commercial relationships that we have with other airlines, including any related equity investments, may not produce the returns or results we expect.

•

Our business is very dependent on the price and availability of aircraft fuel and continued periods of high volatility in fuel costs, increased fuel prices or significant disruptions in the supply of aircraft fuel could have a significant negative impact on consumer demand, our operating results and liquidity.

•

We operate a global business with international operations that are subject to economic and political instability and have been, and in the future may continue to be, adversely affected by numerous events, circumstances or government actions beyond our control.

•	We may be adversely affected by conflicts overseas or terrorist attacks; the travel industry continues to face ongoing security concerns.

•

We are subject to risks associated with climate change, including increased regulation of our CO2 emissions, changing consumer preferences and the potential increased impacts of severe weather events on our operations and infrastructure.

•	We depend on a limited number of suppliers for aircraft, aircraft engines and parts.

•

Delays in scheduled aircraft deliveries or other loss of anticipated fleet capacity, and failure of new aircraft to perform as expected, may adversely impact our business, results of operations and financial condition.

Risks Relating to the Class B Certificates and the Offering

•	Appraisals are only estimates of values and should not be relied upon as a measure of realizable value of the Aircraft.

•	If we fail to perform maintenance responsibilities, the value of the Aircraft may deteriorate.

•	Inadequate levels of insurance may result in insufficient proceeds to repay holders of related Equipment Notes.

•	Repossession of Aircraft may be difficult, time-consuming and expensive.

•	The Liquidity Providers, the Subordination Agent and the Trustees will receive certain payments before the Certificateholders do.

•	Certain Certificateholders (including the Class B Certificateholders) may not participate in controlling the exercise of remedies in a default scenario.

•

The proceeds from the disposition of any Aircraft or Equipment Notes may not be sufficient to pay all amounts distributable to the Certificateholders, and the exercise of remedies over Equipment Notes may result in shortfalls without further recourse.

•	Any credit ratings assigned to the Certificates are not a recommendation to buy and may be lowered or withdrawn in the future.

•	The Certificates will not provide any protection against highly leveraged or extraordinary transactions, including acquisitions and other business combinations.

•	The Equipment Notes will not be obligations of AAG.

•	There are no restrictive covenants in the transaction documents relating to our ability to incur future indebtedness.

•	Escrowed funds will be withdrawn and returned to holders of Class B Certificates, without any premium, if they are not used to purchase Equipment Notes.

•	The holders of the Class B Certificates are exposed to the credit risk of the Depositary.

•	Because there is no current market for the Class B Certificates, you may have a limited ability to resell Class B Certificates.

•	The market for Certificates could be negatively affected by legislative and regulatory changes.

•	Payments under the Certificates to certain foreign entities that fail to meet specified requirements may be subject to withholding tax under FATCA.

•	Credit risk retention regulation in Europe may adversely impact an investment in or the liquidity of the Certificates.

RISK FACTORS

In considering whether to purchase the Class B Certificates, you should carefully consider all of the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus and any related company free writing prospectus, including but not limited to, our Annual Report on Form 10-K for the year ended December 31, 2020, our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2021, June 30, 2021 and September 30, 2021, and other information which may be incorporated by reference in this prospectus supplement, the accompanying prospectus and any related company free writing prospectus after the date hereof. In addition, you should carefully consider the risk factors described below, along with any risk factors that may be included in our future reports to the SEC, as well as the “Special Note Regarding Forward-Looking Statements.” With respect to “—Risks Relating to our Business” and “—Risks Relating to the Airline Industry” below, references to “we,” “us,” “our,” the “Company” and similar terms in this section refer to AAG and its consolidated subsidiaries, including American. These risk factors may not be exhaustive. We operate in a continually changing business environment, and new risks and uncertainties emerge from time to time. We cannot predict such new risks and uncertainties, nor can we assess the extent to which any of the risk factors below or any such new risks and uncertainties, or any combination thereof, may impact our business.

Risks Related to our Business

The outbreak and global spread of COVID-19 has resulted in a severe decline in demand for air travel which has adversely impacted our business, operating results, financial condition and liquidity. The duration and severity of the COVID-19 pandemic, and similar public health threats that we may face in the future, could result in additional adverse effects on our business, operating results, financial condition and liquidity.

The COVID-19 outbreak, along with the measures governments and private organizations worldwide have implemented in an attempt to contain the spread of this pandemic, has resulted in a severe decline in demand for air travel, which has adversely affected our business, operations and financial condition to an unprecedented extent. Measures such as travel restrictions, including testing regimes, “stay at home” and quarantine orders, limitations on public gatherings, cancellation of public events and many others have resulted in a precipitous decline in demand for both domestic and international business and leisure travel. In response to this material deterioration in demand, we have taken a number of aggressive actions to ameliorate our business, operations and financial condition. We have focused on reducing our capacity, making structural changes to our fleet, implementing cost reductions, preserving cash and improving our overall liquidity position. We have reduced our system-wide capacity and will continue to monitor conditions and to proactively evaluate and adjust our schedule to match demand. Additionally, we have retired certain mainline aircraft earlier than planned, including all of our Airbus A330-200, Boeing 757, Boeing 767, Airbus A330-300 and Embraer 190 aircraft as well as certain regional aircraft, including our Embraer 140 fleet and Bombardier CRJ200 aircraft, which we expect will allow us to be more efficient by reducing the number of sub-fleets we operate, and we have also placed a number of Boeing 737-800 aircraft into temporary storage. We have moved quickly to attempt to better align our costs with our reduced schedule and made other cost-saving initiatives (including reductions in maintenance expense, marketing expense, event and training expense, airport facilities expense, salaries and benefits expense, and other volume-related expense reductions, including fuel). Nonetheless, we incurred significant net losses, excluding net special items, in 2020 and the first nine months of 2021, and we expect to continue to do so until there is a significant global recovery in demand for air travel. The duration and severity of the COVID-19 pandemic remain uncertain, and there can be no assurance that any of the mitigating actions we have taken will suffice to sustain our business and operations through this pandemic.

We have taken and will take additional actions to improve our financial position, including measures to improve liquidity, such as obtaining financial assistance under the Coronavirus Aid, Relief, and Economic Security Act (“CARES Act”), Subtitle A of Title IV of Division N of the Consolidated Appropriations Act, 2021

(the “PSP Extension Law”) and the American Rescue Plan Act of 2021 (“ARP”). In 2020, we received approximately $6.0 billion in financial assistance from Treasury through the payroll support program established under the CARES Act (“PSP1”), and in the first nine months of 2021, we received approximately $3.5 billion in financial assistance from Treasury through the payroll support program established under the PSP Extension Law (“PSP2”) and $3.3 billion in financial assistance from the U.S. Department of the Treasury (“Treasury”) through the payroll support program established under the ARP (“PSP3”). In connection with the financial assistance we have received through PSP1, PSP2 and PSP3, we are required to comply with the relevant provisions of the CARES Act, the PSP Extension Law and the ARP, including the requirement that funds provided pursuant to PSP1, PSP2 and PSP3 be used exclusively for the continuation of payment of eligible employee wages, salaries and benefits; the prohibition against involuntary furloughs and reductions in employee pay rates and benefits through at least September 30, 2021; the requirement to recall employees involuntarily terminated or furloughed after September 30, 2020; the requirement that certain levels of commercial air service be maintained; provisions prohibiting the repurchase of AAG common stock and the payment of common stock dividends through September 30, 2022; and restrictions on the payment of certain executive compensation until April 1, 2023. Additionally, under PSP1, PSP2 and PSP3, we and certain of our subsidiaries are, and will continue to be, subject to substantial and continuing reporting obligations. The substance and duration of these restrictions may materially affect our operations, and we may not be successful in managing these impacts.

We may pursue additional financing through, among other things, the issuance of additional unsecured and secured debt securities, equity securities and equity-linked securities and/or the entry into additional bilateral and syndicated secured and/or unsecured credit facilities. There can be no assurance as to the timing of any such financing transactions, which may be in the near term, or that we will be able to obtain such additional financing on favorable terms, or at all. Any such actions could be conducted in the near term, may be material in nature, could result in the incurrence and issuance of significant additional indebtedness or equity and could impose significant covenants and restrictions to which we are not currently subject.

The measures we have taken to reduce our expenditures and to improve our liquidity, and any other strategic actions that we may take in the future in response to the COVID-19 pandemic may not be effective in offsetting decreased demand, and we may not be permitted to take certain strategic actions that we believe are beneficial if such strategic actions are in contravention of the requirements under the CARES Act, the PSP Extension Law or the ARP, which could result in a material adverse effect on our business, operating results and financial condition.

The full extent of the ongoing impact of the COVID-19 pandemic on our longer-term operational and financial performance will depend on future developments, many of which are outside our control, including the effectiveness of the mitigation strategies discussed above; the duration and spread of COVID-19, including recurrence of the pandemic or the emergence of novel variants, and related travel advisories, restrictions and testing regimes; the supply of effective vaccines and success of efforts to deploy the vaccines; the impact of the COVID-19 pandemic on overall long-term demand for air travel; the impact on demand and capacity which could result from government mandates on air service (including, for instance, requirements for passengers to wear face coverings while traveling or have their temperature checked or have administered COVID-19 tests and other checks prior to or after entering an airport or boarding an airplane, or which would limit the number of seats that can be occupied on an aircraft to allow for social distancing or prohibit flights to certain locations); the impact of COVID-19 on our employees’ ability to work because they are quarantined or sickened as a result of exposure to COVID-19 or if they are subject to additional governmental COVID-19 curfews or “stay at home” health orders or similar restrictions; the impact of federal vaccine mandates, including the willingness of our employees to comply with such mandates and potential conflict with actions by certain states that are in conflict with the federal mandate; the impact of the COVID-19 pandemic on the financial health and operations of our business partners and future governmental actions, all of which are highly uncertain and cannot be predicted. At this time, we are also not able to predict whether the COVID-19 pandemic will result in permanent changes to our customers’ behavior, with such changes including but not limited to a permanent reduction in business travel as a result of increased usage of “virtual” and “teleconferencing” products and more broadly a general reluctance to travel by consumers, each of which could have a material impact on our business.

We are also dependent upon effective COVID-19 vaccines, including an efficient distribution and sufficient supply, and significant uptake by the general public in order to normalize economic conditions and the airline industry and to realize our financial and growth plans and business strategy. The failure of a vaccine, including to the extent it is not effective against any COVID-19 variants, significant unplanned adverse reactions to the vaccine, politicization of the vaccine or general public distrust of the vaccine could have an adverse effect on our business, financial condition and results of operations. Additionally, in September 2021, the U.S. federal government issued guidance on previously announced COVID-19 vaccination requirements for federal contractors. Due to a number of our agreements, American is classified as a government contractor. Consistent with this guidance, we announced in October 2021 that the federal vaccine mandate would require all of American’s U.S.-based team members and certain international crew members to be vaccinated, without the provision of a regular testing alternative. We cannot predict the impact of this federal vaccination requirement on our business.

In addition, an outbreak of another disease or similar public health threat, or fear of such an event, that affects travel demand, travel behavior or travel restrictions could adversely impact our business, financial condition and operating results. Outbreaks of other diseases could also result in increased government restrictions and regulation, such as those actions described above or otherwise, which could adversely affect our operations.

Downturns in economic conditions could adversely affect our business.

Due to the discretionary nature of business and leisure travel spending and the highly competitive nature of the airline industry, our revenues are heavily influenced by the condition of the U.S. economy and economies in other regions of the world. Unfavorable conditions in these broader economies have resulted, and may result in the future, in decreased passenger demand for air travel, changes in booking practices and related reactions by our competitors, all of which in turn have had, and may have in the future, a strong negative effect on our business. In particular, the ongoing COVID-19 pandemic and associated decline in economic activity and increase in unemployment levels are expected to have a severe and prolonged effect on the global economy generally and, in turn, may depress demand for air travel into the foreseeable future. Due to the uncertainty surrounding the duration and severity of this pandemic, we can provide no assurance as to when and at what pace demand for air travel will return to pre-COVID-19 pandemic levels, if at all. Accordingly, we cannot predict the ultimate impact of the COVID-19 pandemic on our business, financial condition and results of operations. See also “—Risks Related to our Business—The outbreak and global spread of COVID-19 has resulted in a severe decline in demand for air travel which has adversely impacted our business, operating results, financial condition and liquidity. The duration and severity of the COVID-19 pandemic, and similar public health threats that we may face in the future, could result in additional adverse effects on our business, operating results, financial condition and liquidity” and “The airline industry is intensely competitive and dynamic.”

We will need to obtain sufficient financing or other capital to operate successfully.

Our business plan contemplates continued significant investments related to our fleet, improving the experience of our customers and updating our facilities. Significant capital resources will be required to execute this plan. We estimate that, based on our commitments as of September 30, 2021, our planned aggregate expenditures for aircraft purchase commitments and certain engines on a consolidated basis for calendar years 2021-2025 would be approximately $9.5 billion. We may also require financing to refinance maturing obligations and to provide liquidity to fund other corporate requirements. Accordingly, we will need substantial liquidity, financing or other capital resources to finance such aircraft and engines and meet such other liquidity needs. If needed, it may be difficult for us to raise additional capital on acceptable terms, or at all, due to, among other factors: our substantial level of existing indebtedness, particularly following the additional liquidity transactions completed and contemplated in response to the impact of the COVID-19 pandemic; our non-investment grade credit rating; unfavorable market conditions; the availability of assets to use as collateral for loans or other indebtedness, which has been reduced significantly as a result of certain financing transactions we have undertaken since the beginning of 2020 and may be further reduced; and the effect the COVID-19 pandemic has had on the global economy generally and the air transportation industry in particular. If we are unable to arrange any such required financing at customary advance rates and on terms and conditions acceptable to us, we may need to use cash from operations or cash on hand to purchase such aircraft and engines or fund such other corporate requirements or may seek to negotiate deferrals for such aircraft and engines with the applicable aircraft and engine manufacturers or otherwise defer corporate obligations. Depending on numerous factors applicable at the time we seek capital, many of which are out of our control, such as the state of the domestic and global economies, the capital and credit markets’ view of our prospects and the airline industry in general, and the general availability of debt and equity capital, the financing or other capital resources that we will need may not be available to us, or may be available only on onerous terms and conditions. There can be no assurance that we will be successful in obtaining financing or other needed sources of capital to operate successfully or to fund our committed expenditures. An inability to obtain necessary financing on acceptable terms would have a material adverse impact on our business, results of operations and financial condition.

Our high level of debt and other obligations may limit our ability to fund general corporate requirements and obtain additional financing, may limit our flexibility in responding to competitive developments and cause our business to be vulnerable to adverse economic and industry conditions.

We have significant amounts of indebtedness and other obligations, including pension obligations, obligations to make future payments on flight equipment and property leases related to airport and other facilities, and substantial non-cancelable obligations under aircraft and related spare engine purchase agreements. Moreover, currently a very significant portion of our assets are pledged to secure our indebtedness. Our substantial indebtedness and other obligations, which are generally greater than the indebtedness and other obligations of our competitors, could have important consequences. For example, they may:

make it more difficult for us to satisfy our obligations under our indebtedness;

•

limit our ability to obtain additional funding for working capital, capital expenditures, acquisitions, investments, integration costs and general corporate purposes, and adversely affect the terms on which such funding can be obtained;

•

require us to dedicate a substantial portion of our liquidity or cash flow from operations to payments on our indebtedness and other obligations, thereby reducing the funds available for other purposes;

•	make us more vulnerable to economic downturns, industry conditions and catastrophic external events, particularly relative to competitors with lower relative levels of financial leverage;

•

significantly constrain our ability to respond, or respond quickly, to unexpected disruptions in our own operations, the U.S. or global economies, or the businesses in which we operate, or to take advantage of opportunities that would improve our business, operations, or competitive position versus other airlines;

•	limit our ability to withstand competitive pressures and reduce our flexibility in responding to changing business and economic conditions;

•	contain covenants requiring us to maintain an aggregate of at least $2.0 billion of unrestricted cash and cash equivalents and amounts available to be drawn under revolving credit facilities; and

•	contain restrictive covenants that could, among other things:

•	limit our ability to merge, consolidate, sell assets, incur additional indebtedness, issue preferred stock, make investments and pay dividends; and

•	if breached, result in an event of default under our indebtedness.

In addition, in response to the travel restrictions, decreased demand and other effects the COVID-19 pandemic has had and is expected to have on our business, we have obtained and currently anticipate that it may be necessary to continue to obtain a significant amount of additional financing from a variety of sources. Such financing may include the issuance of additional unsecured or secured debt securities, equity securities and equity-linked securities as well as additional bilateral and syndicated secured and/or unsecured credit facilities, among other items. There can be no assurance as to the timing of any such financing transactions, which may be in the near term, or that we will be able to obtain such additional financing on favorable terms, or at all. Any such actions could be conducted in the near term, may be material in nature, could result in the incurrence and issuance of significant additional indebtedness or equity and could impose significant covenants and restrictions to which we are not currently subject. In particular, in connection with the financial assistance we have received through PSP1, PSP2 and PSP3, we are required to comply with the relevant provisions of the CARES Act, the PSP Extension Law and the ARP, including the requirement that funds provided pursuant to PSP1, PSP2 and PSP3 be used exclusively for the continuation of payment of eligible employee wages, salaries and benefits; the prohibition against involuntary furloughs and reductions in employee pay rates and benefits through at least September 30, 2021; provisions prohibiting the repurchase of AAG common stock and the payment of common stock dividends through September 30, 2022; and restrictions on the payment of certain executive compensation until April 1, 2023. Additionally, under PSP1, PSP2 and PSP3, we and certain of our subsidiaries are subject to substantial and continuing reporting obligations. Moreover, as a result of the recent financing activities we have undertaken in response to the COVID-19 pandemic, the number of financings with respect to which such covenants and provisions apply has increased, thereby subjecting us to more substantial risk of cross-default and cross-acceleration in the event of breach, and additional covenants and provisions could become binding on us as we continue to seek additional liquidity.

The obligations discussed above, including those imposed as a result of the CARES Act, the PSP Extension Law, the ARP and any additional financings we may be required to undertake as a result of the impact of the COVID-19 pandemic, could also impact our ability to obtain additional financing, if needed, and our flexibility in the conduct of our business, and could materially adversely affect our liquidity, results of operations and financial condition.

Further, a substantial portion of our long-term indebtedness bears interest at fluctuating interest rates, primarily based on the London interbank offered rate (“LIBOR”) for deposits of U.S. dollars. LIBOR tends to fluctuate based on general short-term interest rates, rates set by the U.S. Federal Reserve and other central banks, the supply of and demand for credit in the London interbank market and general economic conditions. We have not hedged our interest rate exposure with respect to our floating rate debt. Accordingly, our interest expense for any particular period will fluctuate based on LIBOR and other variable interest rates. To the extent the interest rates applicable to our floating rate debt increase, our interest expense will increase, in which event we may have difficulties making interest payments and funding our other fixed costs, and our available cash flow for general corporate requirements may be adversely affected.

On July 27, 2017, the U.K. Financial Conduct Authority (the authority that regulates LIBOR) announced that it intends to stop compelling banks to submit rates for the calculation of LIBOR after 2021. The discontinuation date for submission and publication of rates for certain tenors of USD LIBOR (1-month, 3-month, 6-month, and 12-month) was subsequently extended by the ICE Benchmark Administration (the administrator of LIBOR) until June 30, 2023. It is unclear whether new methods of calculating LIBOR will be established such that it continues to exist after 2023. Similarly, it is not possible to predict whether LIBOR will continue to be viewed as an acceptable market benchmark, what rate or rates may become acceptable alternatives to LIBOR, or what effect these changes in views or alternatives may have on financial markets for LIBOR-linked financial instruments. While the U.S. Federal Reserve, in conjunction with the Alternative Reference Rates Committee, has chosen SOFR as the recommended risk-free reference rate for the U.S. (calculated based on repurchase agreements backed by treasury securities), we cannot currently predict the extent to which this index will gain widespread acceptance as a replacement for LIBOR. It is not possible to predict the effect of these changes, other reforms or the establishment of alternative reference rates in the United Kingdom, the United

States or elsewhere. We may in the future pursue amendments to our LIBOR-based debt transactions to provide for a transaction mechanism or other reference rate in anticipation of LIBOR’s discontinuation, but we may not be able to reach agreement with our lenders on any such amendments. As of September 30, 2021, we had $11.1 billion of borrowings based on LIBOR. The replacement of LIBOR with a comparable or successor rate could cause the amount of interest payable on our long-term debt to be different or higher than expected.

We have significant pension and other postretirement benefit funding obligations, which may adversely affect our liquidity, results of operations and financial condition.

Our pension funding obligations are significant. The amount of these obligations will depend on the performance of investments held in trust by the pension plans, interest rates for determining liabilities and actuarial experience. The minimum funding obligation applicable to our pension plans was subject to favorable temporary funding rules that expired at the end of 2017 and, as a result, our minimum pension funding obligations increased materially beginning in 2019. In January 2021, we made $241 million in contributions to our pension plans, including a contribution of $130 million for the 2020 calendar year that was permitted to be deferred to January 4, 2021 as provided under the CARES Act. On March 11, 2021, the ARP was enacted, which included funding relief provisions benefiting single employer qualified retirement benefit pension plans such as those sponsored by American. Based on our current understanding of the ARP provisions applicable to our pension plans, we will have no additional funding requirements for 2021. In addition, we have significant obligations for retiree medical and other postretirement benefits. Additionally, we participate in the IAM National Pension Fund (the IAM Pension Fund). The funding status of the IAM Pension Fund is subject to the risk that other employers may not meet their obligations, which under certain circumstances could cause our obligations to increase. Furthermore, if we were to withdraw from the IAM Pension Fund, if the IAM Pension fund were to terminate, or if the IAM Pension Fund were to undergo a mass withdrawal, we could be subject to liability as imposed by law.

If our financial condition worsens, provisions in our credit card processing and other commercial agreements may adversely affect our liquidity.

We have agreements with companies that process customer credit card transactions for the sale of air travel and other services. These agreements allow these credit card processing companies, under certain conditions (including, with respect to certain agreements, the failure of American to maintain certain levels of liquidity), to hold an amount of our cash (referred to as a holdback) equal to some or all of the advance ticket sales that have been processed by that credit card processor, but for which we have not yet provided the air transportation. Additionally, such credit card processing companies may require cash or other collateral reserves to be established. These credit card processing companies are not currently entitled to maintain any holdbacks pursuant to these requirements. These holdback requirements can be modified at the discretion of the credit card processing companies upon the occurrence of specific events, including material adverse changes in our financial condition or the triggering of a liquidity covenant. In light of the effect the COVID-19 pandemic is having on demand for air travel and, in turn, capacity, we have seen an increase in demand from consumers for refunds on their tickets, and we anticipate this will continue to be the case for the near future. Requests for refunds and the ongoing impact of the COVID-19 pandemic on our longer-term financial performance may reduce our liquidity and cause us to be forced to post cash or other collateral with the credit card processing companies in respect of advance ticket sales. The imposition of holdback requirements, up to and including 100% of relevant advanced ticket sales, would materially reduce our liquidity. Likewise, other of our commercial agreements contain provisions that allow other entities to impose less-favorable terms, including the acceleration of amounts due, in the event of material adverse changes in our financial condition. For example, we maintain certain letters of credit, insurance- and surety-related agreements under which counterparties may require collateral, including cash collateral.

The loss of key personnel upon whom we depend to operate our business or the inability to attract and develop additional qualified personnel could adversely affect our business.

We believe that our future success will depend in large part on our ability to attract, develop and retain highly qualified management, technical and other personnel. We may not be successful in attracting, developing or retaining key personnel or other highly qualified personnel. Among other things, the CARES Act, the PSP Extension Law and the ARP impose significant restrictions on executive compensation, which will remain in place until April 1, 2023. Such restrictions, over time, will likely result in lower executive compensation in the airline industry than is prevailing in other industries, creating increasing retention challenges in the case of executives presented with alternative, non-airline opportunities. In addition, we currently have a significantly smaller workforce than we did prior to the onset of the COVID-19 pandemic, while the demand for leisure travel, in particular domestically, accelerated during 2021. Competition for skilled personnel has intensified and may continue to intensify if overall industry capacity continues to increase and/or we were to incur attrition at levels higher than we have historically. Any inability to attract, develop and retain significant numbers of qualified management and other personnel would have a material adverse effect on our business, results of operations and financial condition.

Our business has been and will continue to be affected by many changing economic and other conditions beyond our control, including global events that affect travel behavior, and our results of operations could be volatile and fluctuate due to seasonality.

Our business, results of operations and financial condition have been and will continue to be affected by many changing economic and other conditions beyond our control, including, among others:

•	the effects of the ongoing COVID-19 pandemic;

•

actual or potential changes in international, national, regional and local economic, business and financial conditions, including recession, inflation, higher interest rates, wars, terrorist attacks and political instability;

•	changes in consumer preferences, perceptions, spending patterns and demographic trends;

•	changes in the competitive environment due to industry consolidation, changes in airline alliance affiliations, and other factors;

•	actual or potential disruptions to the U.S. National Airspace System (the “ATC system”);

•	increases in costs of safety, security, and environmental measures;

•	outbreaks of diseases that affect travel behavior; and

•	weather and natural disasters, including increases in frequency, severity or duration of such disasters, and related costs caused by more severe weather due to climate change.

In addition to the effects of the ongoing COVID-19 pandemic, an outbreak of another contagious disease—such as has occurred in the past with the Ebola virus, Middle East Respiratory Syndrome, Severe Acute Respiratory Syndrome, H1N1 influenza virus, avian flu, Zika virus or any other similar illness—if it were to become associated with air travel or persist for an extended period, could materially affect the airline industry and us by reducing revenues and adversely impacting our operations and passengers’ travel behavior. See also “—Risks Related to our Business—The outbreak and global spread of COVID-19 has resulted in a severe decline in demand for air travel which has adversely impacted our business, operating results, financial condition and liquidity. The duration and severity of the COVID-19 pandemic, and similar public health threats that we may face in the future, could result in additional adverse effects on our business, operating results, financial condition and liquidity.” As a result of these or other conditions beyond our control, our results of operations could be volatile and subject to rapid and unexpected change. In addition, due to generally weaker demand for air travel during the winter, our revenues in the first and fourth quarters of the year could be weaker than revenues in the second and third quarters of the year.

Union disputes, employee strikes and other labor-related disruptions, or our inability to otherwise maintain labor costs at competitive levels may adversely affect our operations and financial performance.

Relations between air carriers and labor unions in the U.S. are governed by the Railway Labor Act (“RLA”). Under the RLA, collective bargaining agreements (“CBAs”) generally contain “amendable dates” rather than expiration dates, and the RLA requires that a carrier maintain the existing terms and conditions of employment following the amendable date through a multi-stage and usually lengthy series of bargaining processes overseen by the National Mediation Board (“NMB”). For the dates that the CBAs with our major work groups become amendable under the RLA, see Part I, Item 1. Business – “Our People—Labor Relations” in our Annual Report on Form 10-K for the year ended December 31, 2020.

In the case of a CBA that is amendable under the RLA, if no agreement is reached during direct negotiations between the parties, either party may request that the NMB appoint a federal mediator. The RLA prescribes no timetable for the direct negotiation and mediation processes, and it is not unusual for those processes to last for many months or even several years. If no agreement is reached in mediation, the NMB in its discretion may declare that an impasse exists and proffer binding arbitration to the parties. Either party may decline to submit to arbitration, and if arbitration is rejected by either party, a 30-day “cooling off” period commences. During or after that period, a Presidential Emergency Board (“PEB”) may be established, which examines the parties’ positions and recommends a solution. The PEB process lasts for 30 days and is followed by another 30-day “cooling off” period. At the end of this “cooling off” period, unless an agreement is reached or action is taken by Congress, the labor organization may exercise “self-help,” such as a strike, which could materially adversely affect our business, results of operations and financial condition.

None of the unions representing our employees presently may lawfully engage in concerted slowdowns or refusals to work, such as strikes, sick-outs or other similar activity, against us. Nonetheless, there is a risk that employees, either with or without union involvement, could engage in one or more concerted refusals to work that could individually or collectively harm the operation of our airline and impair our financial performance. Additionally, some of our unions have brought and may continue to bring grievances to binding arbitration, including those related to wages. If successful, there is a risk these arbitral avenues could result in material additional costs that we did not anticipate. See also Part I, Item 1. Business – “Employees and Labor Relations” in our Annual Report on Form 10-K for the year ended December 31, 2020.

As of December 31, 2020, approximately 84% of our employees were represented for collective bargaining purposes by labor unions. Currently, we believe our labor costs are generally competitive relative to the other large network carriers. However, we cannot provide assurance that labor costs going forward will remain competitive because we are in negotiations for several important new labor agreements now and other agreements are scheduled to become amendable, competitors may significantly reduce their labor costs or we may agree to higher-cost provisions unilaterally or in connection with our current or future labor negotiations.

If we encounter problems with any of our third-party regional operators or third-party service providers, our operations could be adversely affected by a resulting decline in revenue or negative public perception about our services.

A significant portion of our regional operations are conducted by third-party operators on our behalf, substantially all of which are provided for under capacity purchase agreements. Due to our reliance on third parties to provide these essential services, we are subject to the risk of disruptions to their operations, which has in the past and may in the future result from many of the same risk factors disclosed in this prospectus supplement, such as the impact of adverse economic conditions, the inability of third parties to hire or retain skilled personnel, including pilots and mechanics, and other risk factors, such as an out-of-court or bankruptcy restructuring of any of our regional operators. Several of these third-party regional operators provide significant regional capacity that we would be unable to replace in a short period of time should that operator fail to perform its obligations to us. Disruptions to capital markets, shortages of skilled personnel and adverse economic conditions in general have subjected certain of these third-party regional operators to significant financial pressures, which have in the past and may in the future lead to bankruptcies among these operators. In particular, the severe decline in demand for air travel resulting from the COVID-19 pandemic and related governmental restrictions on travel have materially impacted demand for services provided by our regional carriers and, as a result, we temporarily significantly reduced our regional capacity. We expect the disruption to services resulting from the COVID-19 pandemic to continue to adversely affect our regional operators, some of whom may experience significant financial stress, declare bankruptcy or otherwise cease to operate. We may also experience disruption to our regional operations or incur financial damages if we terminate the capacity purchase agreement with one or more of our current operators or transition the services to another provider. Any significant disruption to our regional operations would have a material adverse effect on our business, results of operations and financial condition.

In addition, our reliance upon others to provide essential services on behalf of our operations may result in our relative inability to control the efficiency and timeliness of contract services. We have entered into agreements with contractors to provide various facilities and services required for our operations, including distribution and sale of airline seat inventory, reservations, provision of information technology and services, regional operations, aircraft maintenance, ground services and facilities and baggage handling. Similar agreements may be entered into in any new markets we decide to serve. These agreements are generally subject to termination after notice by the third-party service provider. We are also at risk should one of these service providers cease operations, and there is no guarantee that we could replace these providers on a timely basis with comparably priced providers, or at all. Any material problems with the efficiency and timeliness of contract services, resulting from financial hardships or otherwise, could have a material adverse effect on our business, results of operations and financial condition.

Any damage to our reputation or brand image could adversely affect our business or financial results.

Maintaining a good reputation globally is critical to our business. Our reputation or brand image could be adversely impacted by, among other things, any failure to maintain high ethical, social and environmental sustainability practices for all of our operations and activities, our impact on the environment, public pressure from investors or policy groups to change our policies, such as movements to institute a “living wage,” customer perceptions of our advertising campaigns, sponsorship arrangements or marketing programs, customer perceptions of our use of social media, or customer perceptions of statements made by us, our employees and executives, agents or other third parties. In addition, we operate in a highly visible industry that has significant exposure to social media. Negative publicity, including as a result of misconduct by our customers, vendors or employees, can spread rapidly through social media. Should we not respond in a timely and appropriate manner to address negative publicity, our brand and reputation may be significantly harmed. Damage to our reputation or brand image or loss of customer confidence in our services could adversely affect our business and financial results, as well as require additional resources to rebuild our reputation.

Moreover, the outbreak and spread of COVID-19 have adversely impacted consumer perceptions of the health and safety of travel, and in particular airline travel, and these negative perceptions could continue even after the pandemic subsides. Actual or perceived risk of infection on our flights has had, and may continue to have, a material adverse effect on the public’s perception of us, which has harmed, and may continue to harm, our reputation and business. We have taken various measures to reassure our team members and the traveling public of the safety of air travel, including requirements that passengers wear face coverings, the provision of protective equipment for team members and enhanced cleaning procedures onboard aircraft and in airports. We expect that we will continue to incur COVID-19 related costs as we sanitize aircraft, implement additional hygiene-related protocols and take other actions to limit the threat of infection among our employees and passengers. However, we cannot assure that these or any other actions we might take in response to the COVID-19 pandemic will be sufficient to restore the confidence of consumers in the safety of air travel.

We are at risk of losses and adverse publicity stemming from any public incident involving our company, our people or our brand, including any accident or other public incident involving our personnel or aircraft, or the personnel or aircraft of our regional, codeshare or joint business operators.

In a modern world where news can be captured and travel rapidly, we are at risk of adverse publicity stemming from any public incident involving our company, our people or our brand. Such an incident could involve the actual or alleged behavior of any of our employees. Further, if our personnel, one of our aircraft, a type of aircraft in our fleet, or personnel of, or an aircraft that is operated under our brand by, one of our regional operators or an airline with which we have a marketing alliance, joint business or codeshare relationship, were to be involved in a public incident, accident, catastrophe or regulatory enforcement action, we could be exposed to significant reputational harm and potential legal liability. The insurance we carry may be inapplicable or inadequate to cover any such incident, accident, catastrophe or action. In the event that our insurance is inapplicable or inadequate, we may be forced to bear substantial losses from an incident or accident. In addition, any such incident, accident, catastrophe or action involving our personnel, one of our aircraft (or personnel and aircraft of our regional operators and our codeshare partners), or a type of aircraft in our fleet could create an adverse public perception, which could harm our reputation, result in air travelers being reluctant to fly on our aircraft or those of our regional operators or codeshare partners, and adversely impact our business, results of operations and financial condition.

We face challenges in integrating our computer, communications and other technology systems.

While we have to date successfully integrated many of our computer, communication and other technology systems in connection with the merger of US Airways Group, Inc. and American, including our customer reservations system and our pilot, flight attendant and fleet scheduling system, we still have to complete several additional important system integration or replacement projects. In a number of prior airline mergers, the integration of these systems or deployment of replacement systems has taken longer, been more disruptive and cost more than originally forecasted. The implementation process to integrate or replace these various systems will involve a number of risks that could adversely impact our business, results of operations and financial condition. New systems will replace multiple legacy systems and the related implementations will be a complex and time-consuming project involving substantial expenditures for implementation consultants, system hardware, software and implementation activities, as well as the transformation of business and financial processes.

We cannot assure that our security measures, change control procedures or disaster recovery plans will be adequate to prevent disruptions or delays in connection with systems integration or replacement. Disruptions in or changes to these systems could result in a disruption to our business and the loss of important data. Any of the foregoing could result in a material adverse effect on our business, results of operations and financial condition.

Changes to our business model that are designed to increase revenues may not be successful and may cause operational difficulties or decreased demand.

We have in the past instituted, and intend to institute in the future, changes to our business model designed to increase revenues and offset costs. These measures include further segmentation of the classes of services we offer, such as Premium Economy service and Basic Economy service, enhancements to our AAdvantage loyalty program, charging separately for services that had previously been included within the price of a ticket, changing (whether it be increasing, decreasing or eliminating) other pre-existing fees, reconfiguration of our aircraft cabins, and efforts to optimize our network including by focusing growth on a limited number of large hubs and entering into agreements with other airlines. For example, in 2020, we eliminated change fees for most domestic and international tickets, which has reduced our change fee revenue, a trend which is expected to continue as demand for air travel recovers, assuming this change remains in place. We may introduce additional initiatives in the future; however, as time goes on, we expect that it will be more difficult to identify and implement additional initiatives. We cannot assure that these measures or any future initiatives will be successful in increasing our revenues. Additionally, the implementation of these initiatives may create logistical challenges that could harm the operational performance of our airline or result in decreased demand. Also, our implementation of any new or increased fees might result in adverse brand perceptions or reputational harm, and could reduce the demand for air travel on our airline or across the industry in general, particularly if weakened economic conditions make our customers more sensitive to increased travel costs or provide a significant competitive advantage to other carriers that determine not to institute similar charges.

Our intellectual property rights, particularly our branding rights, are valuable, and any inability to protect them may adversely affect our business and financial results.

We consider our intellectual property rights, particularly our branding rights such as our trademarks applicable to our airline and AAdvantage loyalty program, to be a significant and valuable aspect of our business. We protect our intellectual property rights through a combination of trademark, copyright and other forms of legal protection, contractual agreements and policing of third-party misuses of our intellectual property. Our failure to obtain or adequately protect our intellectual property or any change in law that lessens or removes the current legal protections of our intellectual property may diminish our competitiveness and adversely affect our business and financial results. Any litigation or disputes regarding intellectual property may be costly and time-consuming and may divert the attention of our management and key personnel from our business operations, either of which may adversely affect our business and financial results.

In addition, we have used certain of our branding and AAdvantage loyalty program intellectual property as collateral for various financings (including the AAdvantage Financing), which contain covenants that impose restrictions on the use of such intellectual property and, in the case of the AAdvantage Financing, on certain amendments or changes to our AAdvantage loyalty program. These covenants may have an adverse effect on our ability to use such intellectual property.

We may be a party to litigation in the normal course of business or otherwise, which could affect our financial position and liquidity.

From time to time, we are a party to or otherwise involved in legal proceedings, claims and government inspections or investigations and other legal matters, both inside and outside the United States, arising in the ordinary course of our business or otherwise. We are currently involved in various legal proceedings and claims that have not yet been fully resolved, and additional claims may arise in the future. Legal proceedings can be complex and take many months, or even years, to reach resolution, with the final outcome depending on a number of variables, some of which are not within our control. Litigation is subject to significant uncertainty and may be expensive, time-consuming, and disruptive to our operations. Although we will vigorously defend ourselves in such legal proceedings, their ultimate resolution and potential financial and other impacts on us are uncertain. For these and other reasons, we may choose to settle legal proceedings and claims, regardless of their actual merit. If a legal proceeding is resolved against us, it could result in significant compensatory damages, and in certain circumstances punitive or trebled damages, disgorgement of revenue or profits, remedial corporate measures or injunctive relief imposed on us. If our existing insurance does not cover the amount or types of damages awarded, or if other resolution or actions taken as a result of the legal proceeding were to restrain our ability to operate or market our services, our consolidated financial position, results of operations or cash flows could be materially adversely affected. In addition, legal proceedings, and any adverse resolution thereof, can result in adverse publicity and damage to our reputation, which could adversely impact our business. Additional information regarding certain legal matters in which we are involved can be found in Note 11 to each of AAG and American’s Condensed Consolidated Financial Statements in Part I, Item 1A and Part I, Item 1B, respectively, in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2021.

Our ability to utilize our NOL Carryforwards may be limited.

Under the Internal Revenue Code of 1986, as amended (the Code), a corporation is generally allowed a deduction for net operating losses (“NOLs”) carried over from prior taxable years (“NOL Carryforwards”). As of

December 31, 2020, we had approximately $16.5 billion of federal NOLs available to reduce future federal taxable income, of which $8.5 billion will expire beginning in 2023 if unused and $8.0 billion can be carried forward indefinitely. We also had approximately $5.0 billion of NOL Carryforwards to reduce future state taxable income at December 31, 2020, which will expire in taxable years 2020 through 2040 if unused. Our NOL Carryforwards are subject to adjustment on audit by the Internal Revenue Service and the respective state taxing authorities. Additionally, due to the COVID-19 pandemic and other economic factors, the NOL Carryforwards may expire before we can generate sufficient taxable income to use them.

Our ability to use our NOL Carryforwards will depend on the amount of taxable income generated in future periods. We presently have a $34 million valuation allowance on certain net deferred tax assets related to state NOL Carryforwards. If our financial results continue to be adversely impacted by the COVID-19 pandemic, there can be no assurance that an additional valuation allowance on our net deferred tax assets will not be required. Such valuation allowance could be material.

A corporation’s ability to deduct its federal NOL Carryforwards and to utilize certain other available tax attributes can be substantially constrained under the general annual limitation rules of Section 382 of the Code (Section 382) if it undergoes an “ownership change” as defined in Section 382 (generally where cumulative stock ownership changes among material stockholders exceed 50% during a rolling three-year period). In 2013, we experienced an ownership change in connection with our emergence from bankruptcy and US Airways Group, Inc. experienced an ownership change in connection with the Merger. The general limitation rules for a debtor in a bankruptcy case are liberalized where the ownership change occurs upon emergence from bankruptcy. We elected to be covered by certain special rules for federal income tax purposes that permitted approximately $9.0 billion (with $7.0 billion of unlimited NOLs still remaining at December 31, 2020) of our federal NOL Carryforwards to be utilized without regard to the annual limitation generally imposed by Section 382. If the special rules are determined not to apply, our ability to utilize such federal NOL Carryforwards may be subject to limitation. In addition, under the loan program of the CARES Act, the warrants (and common stock issuable upon exercise thereof) we issued to Treasury did not and will not result in an ownership change for purposes of Section 382. This exception does not apply for companies issuing warrants, stock options, common or preferred stock or other equity pursuant to PSP1, PSP2 and PSP3 and accordingly will not apply to the warrants issued by us under PSP1, PSP2 and PSP3. Substantially all of our remaining federal NOL Carryforwards attributable to US Airways Group, Inc. and its subsidiaries are subject to limitation under Section 382 as a result of the Merger; however, our ability to utilize such NOL Carryforwards is not anticipated to be effectively constrained as a result of such limitation. Similar limitations may apply for state income tax purposes.

Notwithstanding the foregoing, an ownership change subsequent to our emergence from bankruptcy may severely limit or effectively eliminate our ability to utilize our NOL Carryforwards and other tax attributes. To reduce the risk of a potential adverse effect on our ability to utilize our NOL Carryforwards, our Certificate of Incorporation contains transfer restrictions applicable to certain substantial stockholders, which are scheduled to expire on December 9, 2021. These restrictions may adversely affect the ability of certain holders of AAG common stock to dispose of or acquire shares of AAG common stock. Although the purpose of these transfer restrictions is to prevent an ownership change from occurring, no assurance can be given that an ownership change will not occur even with these restrictions in place.

New U.S. tax legislation may adversely affect our financial condition, results of operations and cash flows.

The U.S. government may enact significant changes to the taxation of business entities including, among others, an increase in the corporate income tax rate, the imposition of minimum taxes or surtaxes on certain types of income, significant changes to the taxation of income derived from international operations, and an addition of further limitations on the deductibility of business interest. While certain draft legislation has been publicly released and is under development in Congress at this time, the likelihood of these changes being enacted or implemented is unclear. We are currently unable to predict whether such changes will occur. If such changes are enacted or implemented, we are currently unable to predict the ultimate impact on our business and therefore there can be no assurance our business will not be adversely affected.

We have a significant amount of goodwill, which is assessed for impairment at least annually. In addition, we may never realize the full value of our intangible assets or long-lived assets, causing us to record material impairment charges.

Goodwill and indefinite-lived intangible assets are not amortized, but are assessed for impairment at least annually, or more frequently if conditions indicate that an impairment may have occurred. In accordance with applicable accounting standards, we first assess qualitative factors to determine whether it is necessary to perform a quantitative impairment test. In addition, we are required to assess certain of our other long-lived assets for impairment if conditions indicate that an impairment may have occurred.

Future impairment of goodwill or other long-lived assets could be recorded in results of operations as a result of changes in assumptions, estimates, or circumstances, some of which are beyond our control. There can be no assurance that a material impairment charge of goodwill or tangible or intangible assets will be avoided. The value of our aircraft could be impacted in future periods by changes in supply and demand for these aircraft. Such changes in supply and demand for certain aircraft types could result from grounding of aircraft by us or other airlines, including as a result of significant or prolonged declines in demand for air travel and corresponding reductions to capacity. In 2020, we recorded a $1.5 billion impairment charge associated with our decision to retire certain mainline aircraft, principally Airbus A330-200, Boeing 757, Boeing 767, Airbus A330-300 and Embraer 190 aircraft as well as regional aircraft, including certain Embraer 140 and Bombardier CRJ200 aircraft, earlier than previously planned as a result of the severe decline in demand for air travel due to the COVID-19 pandemic. We can provide no assurance that a material impairment loss of tangible or intangible assets will not occur in a future period, and the risk of future material impairments has been significantly heightened as result of the effects of the COVID-19 pandemic on our flight schedules and business. Such impairment charges could have a material adverse effect on our business, results of operations and financial condition.

Risks Related to the Airline Industry

The airline industry is intensely competitive and dynamic.

Our competitors include other major domestic airlines and foreign, regional and new entrant airlines, as well as joint ventures formed by some of these airlines, many of which have more financial or other resources and/or lower cost structures than ours, as well as other forms of transportation, including rail and private automobiles. In many of our markets, we compete with at least one low-cost carrier (including so-called ultra-low-cost carriers). Our revenues are sensitive to the actions of other carriers in many areas, including pricing, scheduling, capacity, fees (including cancellation, change and baggage fees), amenities, loyalty benefits and promotions, which can have a substantial adverse impact not only on our revenues, but on overall industry revenues. These factors may become even more significant in periods when the industry experiences large losses (such as the current one caused by the COVID-19 pandemic), as airlines under financial stress, or in bankruptcy, may institute pricing or fee structures intended to attract more customers to achieve near term survival at the expense of long-term viability.

Low-cost carriers (including so-called ultra-low-cost carriers) have a profound impact on industry revenues. Using the advantage of low unit costs, these carriers offer lower fares in order to shift demand from larger, more established airlines, and represent significant competitors, particularly for customers who fly infrequently, are price sensitive and therefore tend not to be loyal to any one particular carrier. A number of these low-cost carriers have recently commenced operations, and several new entrants have announced their intention to start up new ultra-low-cost carriers. Many of these new and existing carriers have announced growth strategies including commitments to acquire significant numbers of new aircraft for delivery in the next few years. These low-cost carriers are attempting to continue to increase their market share through growth and, potentially, consolidation, and are expected to continue to have an impact on our revenues and overall performance. We and several other large network carriers have implemented “Basic Economy” fares designed to more effectively compete against low-cost carriers, but we cannot predict whether these initiatives will be successful. While historically these carriers have provided competition in domestic markets, we have recently experienced new competition from low-cost carriers on international routes, including low-cost airlines executing international long-haul expansion strategies, a trend likely to continue with the delivery of planned, long-range narrowbody aircraft. The actions of existing or future low-cost carriers, including those described above, could have a material adverse effect on our operations and financial performance.

We provide air travel internationally, directly as well as through joint businesses, alliances, codeshare and similar arrangements to which we are a party. While our network is comprehensive, compared to some of our key global competitors, we generally have somewhat greater relative exposure to certain regions (for example, Latin America) and somewhat lower relative exposure to others (for example, China). Our financial performance relative to our key competitors will therefore be influenced significantly by macro-economic conditions in particular regions around the world and the relative exposure of our network to the markets in those regions, including the duration of declines in demand for travel to specific regions as a result of the continuing outbreak of COVID-19 and the speed with which demand for travel to these regions returns.

Our international service exposes us to foreign economies and the potential for reduced demand when any foreign country we serve suffers adverse local economic conditions or if governments restrict commercial air service to or from any of these markets. For example, the COVID-19 pandemic has resulted in a precipitous decline in demand for air travel, in particular international travel, in part as a result of the imposition by the U.S. and foreign governments of restrictions on travel from certain regions. In addition, open skies agreements, which are now in place with a substantial number of countries around the world, provide international airlines with open access to U.S. markets, potentially subjecting us to increased competition on our international routes. See also “Our business is subject to extensive government regulation, which may result in increases in our costs, disruptions to our operations, limits on our operating flexibility, reductions in the demand for air travel, and competitive disadvantages.”

Certain airline alliances, joint ventures and joint businesses have been, or may in the future be, granted immunity from antitrust regulations by governmental authorities for specific areas of cooperation, such as joint pricing decisions. To the extent alliances formed by our competitors can undertake activities that are not available to us, our ability to effectively compete may be hindered. Our ability to attract and retain customers is dependent upon, among other things, our ability to offer our customers convenient access to desired markets. Our business could be adversely affected if we are unable to maintain or obtain alliance and marketing relationships with other air carriers in desired markets.

American has established a transatlantic joint business with British Airways, Aer Lingus, Iberia and Finnair, a transpacific joint business with Japan Airlines and a joint business relating to Australia and New Zealand with Qantas, each of which has been granted antitrust immunity. The transatlantic joint business benefits from a grant of antitrust immunity from the United States Department of Transportation (“DOT”) and was reviewed by the European Commission (“EC”) in July 2010. In connection with this review, we provided certain commitments to the EC regarding, among other things, the availability of take-off and landing slots at London Heathrow (“LHR”) or London Gatwick (“LGW”) airports. The commitments accepted by the EC were binding for 10 years. In October 2018, in anticipation of the exit of the United Kingdom from the European Union (EU), commonly referred to as Brexit, and the expiry of the EC commitments in July 2020, the United Kingdom Competition and Markets Authority (“CMA”) opened an investigation into the transatlantic joint business. We continue to fully cooperate with the CMA and, in September 2020, the CMA adopted interim measures that effectively extend the EC commitments for an additional three years until March 2024 in light of the uncertainty created by the COVID-19 pandemic. The CMA plans to complete its investigation before the interim measures expire. The foregoing arrangements are important aspects of our international network and we are dependent on the performance and continued cooperation of the other airlines party to those arrangements.

In 2020, we entered into an expanded marketing relationship with Alaska Airlines. This arrangement expands our existing codeshare relationship, including codeshare on certain of our international routes from Seattle-Tacoma International Airport and Los Angeles International Airport (LAX), and provides for reciprocal loyalty program benefits and shared lounge access. Pursuant to federal law, American and Alaska Airlines submitted this proposed arrangement to the DOT for review. After the DOT allowed the review period to expire with no further actions, American and Alaska Airlines commenced implementation of this arrangement.

Also, in 2020, we announced our intention to enter into a marketing relationship with JetBlue Airways Corporation (“JetBlue”). This arrangement includes an alliance agreement with reciprocal codesharing on domestic and certain international routes from New York (JFK, LGA, and EWR) and BOS, and provides for reciprocal loyalty program benefits. The arrangement does not include JetBlue’s future transatlantic flying. Pursuant to federal law, American and JetBlue submitted this proposed alliance arrangement to the DOT for review. After American, JetBlue and the DOT agreed to a series of commitments, the DOT terminated its review of the proposed alliance. The commitments include growth commitments to ensure capacity expansion, slot divestitures at JFK and at DCA near Washington, D.C. and antitrust compliance measures. Beyond this agreement with the DOT (the “DOT Agreement”), American and JetBlue will also be refraining from certain kinds of coordination on certain city pair markets. On September 21, 2021, the United States Department of Justice (“DOJ”), joined by Attorneys General from six states and the District of Columbia, filed an antitrust complaint against American and JetBlue alleging that American and JetBlue violated U.S. antitrust laws in connection with the Northeast Alliance arrangement (the “NEA”). We believe the complaint is without merit and intend to defend against it vigorously.

Notwithstanding the DOT’s termination of its reviews of the Alaska Airlines and JetBlue alliances, the DOT maintains authority to conduct investigations under the scope of its existing statutes and regulations, including conduct related to these alliances. On September 21, 2021, the DOT published a Clarification Notice relating to the DOT Agreement. The DOT Clarification Notice stated, among other things, that the DOT Agreement remains in force during the pendency of the DOJ action against the NEA and, while the DOT retains independent statutory authority to prohibit unfair methods of competition in air transportation, the DOT intends to defer to DOJ to resolve the antitrust concerns that DOJ has identified with respect to the NEA. The DOT simultaneously published a Notice Staying Proceeding in relation to a complaint by Spirit Airlines, Inc. regarding the NEA, pending resolution of the DOJ action described above.

No assurances can be given as to any benefits that we may derive from any of the foregoing arrangements or any other arrangements that may ultimately be implemented, or whether or not regulators will, or if granted continue to, approve or impose material conditions on our business activities.

Additional mergers and other forms of industry consolidation, including antitrust immunity grants, may take place and may not involve us as a participant. Depending on which carriers combine and which assets, if any, are sold or otherwise transferred to other carriers in connection with any such combinations, our competitive position relative to the post-combination carriers or other carriers that acquire such assets could be harmed. In addition, as carriers combine through traditional mergers or antitrust immunity grants, their route networks will grow, and that growth will result in greater overlap with our network, which in turn could decrease our overall market share and revenues. Such consolidation is not limited to the U.S., but could include further consolidation among international carriers in Europe and elsewhere.

Additionally, our AAdvantage loyalty program, which is an important element of our sales and marketing programs, faces significant and increasing competition from the loyalty programs offered by other travel companies, as well as from similar loyalty benefits offered by banks and other financial services companies. Competition among loyalty programs is intense regarding the rewards, fees, required usage, and other terms and conditions of these programs. In addition, we have used certain assets from our AAdvantage loyalty program as collateral for the AAdvantage Financing, which contains covenants that impose restrictions on certain amendments or changes to certain of our AAdvantage Agreements and other aspects of the AAdvantage loyalty program. These competitive factors and covenants (to the extent applicable) may affect our ability to attract and retain customers, increase usage of our loyalty program and maximize the revenue generated by our loyalty program.

The commercial relationships that we have with other airlines, including any related equity investments, may not produce the returns or results we expect.

An important part of our strategy to expand our network has been to expand our commercial relationships with other airlines, such as by entering into global alliance, joint business and codeshare relationships, and, in certain instances, including China Southern Airlines and our previously announced proposed investments in GOL, Linhas Aéreas Inteligentes S.A. and JetSmart Airlines SpA, by making a significant equity investment in another airline in connection with initiating or expanding such a commercial relationship. We may explore additional investments in, and joint ventures and strategic alliances with, other carriers as part of our global business strategy. We face competition in forming and maintaining these commercial relationships since there are a limited number of potential arrangements and other airlines are looking to enter into similar relationships, and our inability to form or maintain these relationships or inability to form as many of these relationships as our competitors may have an adverse effect on our business. Any such existing or future investment could involve significant challenges and risks, including that we may not realize a satisfactory return on our investment or that they may not generate the expected revenue synergies. In addition, as a result of the global spread of COVID-19, the industry has experienced a precipitous decline in demand for air travel both internationally and domestically, which is expected to continue into the foreseeable future and could materially disrupt our partners’ abilities to provide air service, the timely execution of our strategic operating plans, including the finalization, approval and implementation of new strategic relationships or the maintenance or expansion of existing relationships. These events could have a material adverse effect on our business, results of operations and financial condition.

Our business is very dependent on the price and availability of aircraft fuel. Continued periods of high volatility in fuel costs, increased fuel prices or significant disruptions in the supply of aircraft fuel could have a significant negative impact on consumer demand, our operating results and liquidity.

Our operating results are materially impacted by changes in the availability, price volatility and cost of aircraft fuel, which represents one of the largest single cost items in our business and thus is a significant factor in the price of airline tickets. Market prices for aircraft fuel have fluctuated substantially over the past several years and prices continue to be highly volatile.

Because of the amount of fuel needed to operate our business, even a relatively small increase or decrease in the price of fuel can have a material effect on our operating results and liquidity. Due to the competitive nature of the airline industry and unpredictability of the market for air travel, we can offer no assurance that we may be able to increase our fares, impose fuel surcharges or otherwise increase revenues or decrease other operating costs sufficiently to offset fuel price increases. Similarly, we cannot predict actions that may be taken by our competitors in response to changes in fuel prices.

Although we are currently able to obtain adequate supplies of aircraft fuel, we cannot predict the future availability, price volatility or cost of aircraft fuel. Natural disasters (including hurricanes or similar events in the U.S. Southeast and on the Gulf Coast where a significant portion of domestic refining capacity is located), political disruptions or wars involving oil-producing countries, economic sanctions imposed against oil-producing countries or specific industry participants, changes in fuel-related governmental policy, the strength of the U.S. dollar against foreign currencies, changes in the cost to transport or store petroleum products, changes in access to petroleum product pipelines and terminals, speculation in the energy futures markets, changes in aircraft fuel production capacity, environmental concerns and other unpredictable events may result in fuel supply shortages, distribution challenges, additional fuel price volatility and cost increases in the future. For instance, effective January 1, 2020, rules adopted by the International Maritime Organization restrict the sulfur content allowable in marine fuels from 3.5% to 0.5%, which is expected to cause increased demand by maritime shipping companies for low-sulfur fuel and potentially lead to increased costs of aircraft fuel. Any of these factors or events could cause a disruption in or increased demands on oil production, refinery operations, pipeline capacity or terminal access and possibly result in significant increases in the price of aircraft fuel and diminished availability of aircraft fuel supply.

Our aviation fuel purchase contracts generally do not provide meaningful price protection against increases in fuel costs. Our current policy is not to enter into transactions to hedge our fuel consumption, although we review this policy from time to time based on market conditions and other factors. We do not currently view the market opportunities to hedge fuel prices as attractive because, among other things, our future fuel needs remain unclear due to uncertainties regarding air travel demand and any hedging would potentially require significant capital or collateral to be placed at risk. Accordingly, as of September 30, 2021, we did not have any fuel hedging contracts outstanding to hedge our fuel consumption. As such, and assuming we do not enter into any future transactions to hedge our fuel consumption, we will continue to be fully exposed to fluctuations in fuel prices.

Our business is subject to extensive government regulation, which may result in increases in our costs, disruptions to our operations, limits on our operating flexibility, reductions in the demand for air travel, and competitive disadvantages.

Airlines are subject to extensive domestic and international regulatory requirements. In the last several years, Congress and state and local governments have passed laws and regulatory initiatives, and the DOT, the Federal Aviation Administration (“FAA”), the Transportation Security Administration, the Department of Homeland Security and several of their respective international counterparts have issued regulations and a number of other directives, that affect the airline industry. These requirements impose substantial costs on us and restrict the ways we may conduct our business.

For example, the FAA from time to time issues directives and other regulations relating to the maintenance and operation of aircraft that require significant expenditures or operational restrictions. These requirements can be issued with little or no notice, or can otherwise impact our ability to efficiently or fully utilize our aircraft, and in some instances have resulted in the temporary and prolonged grounding of aircraft types altogether (including, for example, the March 2019 grounding of all Boeing 737 MAX Family aircraft, which remained in place for over a year and was not lifted in the United States until November 2020), or otherwise caused substantial disruption and resulted in material costs to us and lost revenues. The FAA also exercises comprehensive regulatory authority over nearly all technical aspects of our operations. Our failure to comply with such requirements has in the past and may in the future result in fines and other enforcement actions by the FAA or other regulators. In the future, any new regulatory requirements, particularly requirements that limit our ability to operate or price our products, could have a material adverse effect on us and the industry. In 2021, the FAA is expected to issue a number of rules that will impact us, including regulations mandating certain rest requirements for flight attendants.

DOT consumer rules, and rules promulgated by certain analogous agencies in other countries we serve, dictate procedures for customer handling during long onboard delays, further regulate airline interactions with passengers, including passengers with disabilities, through the ticketing process, at the airport, and onboard the aircraft, and require disclosures concerning airline fares and ancillary fees such as baggage fees. Other DOT rules apply to post-ticket purchase price increases and an expansion of tarmac delay regulations to international airlines. In 2021, the DOT is expected to propose or implement a number of new regulations that will impact us, including disability rules for accessible lavatories and wheelchair assistance, refunds for checked bag fees in the event of certain delays in delivery, refunds for cancellations and in the event of government restrictions related to pandemics, and display of ancillary fees.

The Aviation and Transportation Security Act mandates the federalization of certain airport security procedures and imposes additional security requirements on airports and airlines, most of which are funded by a per-ticket tax on passengers and a tax on airlines. Present and potential future security requirements can have the effect of imposing costs and inconvenience on travelers, potentially reducing the demand for air travel.

Similarly, there are a number of legislative and regulatory initiatives and reforms at the state and local levels. These initiatives include increasingly stringent laws to protect the environment, wage/hour requirements, mandatory paid sick or family leave, and healthcare mandates. These laws could affect our relationship with our workforce and the vendors that serve our airlines and cause our expenses to increase without an ability to pass through these costs. In recent years, the airline industry has experienced an increase in litigation over the application of state and local employment laws, particularly in California. Application of these laws may result in operational disruption, increased litigation risk and impact our negotiated labor agreements. Additionally, in September 2021, the U.S. federal government issued guidance on previously announced COVID-19 vaccination requirements for federal contractors. Due to a number of our agreements, American is classified as a government contractor. Consistent with this guidance, we announced in October 2021 that the federal vaccine mandate would require all of American’s U.S.-based team members and certain international crew members to be vaccinated, without the provision of a regular testing alternative. We cannot predict the impact of this federal vaccination requirement on our business.

The results of our operations, demand for air travel, and the manner in which we conduct business each may be affected by changes in law and future actions taken by governmental agencies, including:

•	changes in law that affect the services that can be offered by airlines in particular markets and at particular airports, or the types of fares offered or fees that can be charged to passengers;

•

the granting and timing of certain governmental approvals (including antitrust or foreign government approvals) needed for codesharing alliances, joint businesses and other arrangements with other airlines, and the imposition of regulatory investigations related to any of the foregoing (including our arrangements with JetBlue);

•	restrictions on competitive practices (for example, court orders, or agency regulations or orders, that would curtail an airline’s ability to respond to a competitor);

•	the adoption of new passenger security standards or regulations that impact customer service standards;

•	restrictions on airport operations, such as restrictions on the use of slots at airports or the auction or reallocation of slot rights currently held by us;

•	the adoption of more restrictive locally-imposed noise restrictions; and

•

restrictions on travel or special guidelines regarding aircraft occupancy or hygiene related to COVID-19, including the imposition of preflight testing regimes or vaccination confirmation requirements which have to date and may in the future have the effect of reducing demand for air travel in the markets where such requirements are imposed.

Each additional regulation or other form of regulatory oversight increases costs and adds greater complexity to airline operations and, in some cases, may reduce the demand for air travel. There can be no assurance that the increased costs or greater complexity associated with our compliance with new rules, anticipated rules or other forms of regulatory oversight will not have a material adverse effect on us.

Any significant reduction in air traffic capacity at and in the airspace serving key airports in the U.S. or overseas could have a material adverse effect on our business, results of operations and financial condition. In addition, the ATC system is not successfully modernizing to meet the growing demand for U.S. air travel. Air traffic controllers rely on outdated procedures and technologies that routinely compel airlines, including ourselves, to fly inefficient routes or take significant delays on the ground. The ATC system’s inability to manage existing travel demand has led government agencies to implement short-term capacity constraints during peak travel periods or adverse weather conditions in certain markets, resulting in delays and disruptions of air traffic. The outdated technologies also cause the ATC system to be less resilient in the event of a failure. For example, an automation failure and an evacuation, in 2015 and 2017, respectively, at the Washington Air Route Control Center resulted in cancellations and delays of hundreds of flights traversing the greater Washington, D.C. airspace.

In the early 2000s, the FAA embarked on a path to modernize the national airspace system, including migration from the current radar-based ATC system to a GPS-based system. This modernization of the ATC system, generally referred to as “NextGen,” has been plagued by delays and cost overruns, and it remains uncertain when the full array of benefits expected from this modernization will be available to the public and the airlines, including ourselves. Failure to update the ATC system and the substantial costs that may be imposed on airlines, including ourselves, to fund a modernized ATC system may have a material adverse effect on our business.

Further, our business has been adversely impacted when government agencies have ceased to operate as expected including due to partial shut-downs, sequestrations or similar events and the COVID-19 pandemic. These events have resulted in, among other things, reduced demand for air travel, an actual or perceived reduction in air traffic control and security screening resources and related travel delays, as well as disruption in the ability of the FAA to grant required regulatory approvals, such as those that are involved when a new aircraft is first placed into service.

Our operating authority in international markets is subject to aviation agreements between the U.S. and the respective countries or governmental authorities, such as the EU, and in some cases, fares and schedules require the approval of the DOT and/or the relevant foreign governments. Moreover, alliances with international carriers may be subject to the jurisdiction and regulations of various foreign agencies. The U.S. government has negotiated “open skies” agreements with 130 trading partners, which agreements allow unrestricted route authority access between the U.S. and the foreign markets. While the U.S. has worked to increase the number of countries with which open skies agreements are in effect, a number of markets important to us, including China, do not have open skies agreements. For example, the open skies air services agreement between the U.S. and the EU, which took effect in March 2008, provides airlines from the U.S. and EU member states open access to each other’s markets, with freedom of pricing and unlimited rights to fly from the U.S. to any airport in the EU. As a result of the agreement and a subsequent open skies agreement involving the U.S. and the United Kingdom, which was agreed in anticipation of Brexit, we face increased competition in these markets, including LHR. Bilateral and multilateral agreements among the U.S. and various foreign governments of countries we serve but which are not covered by an open skies treaty are subject to periodic renegotiation. We currently operate a number of international routes under government arrangements that limit the number of airlines permitted to operate on the route, the capacity of the airlines providing services on the route, or the number of airlines allowed access to particular airports. If an open skies policy were to be adopted for any of these markets, it could have a material adverse impact on us and could result in the impairment of material amounts of our related tangible and intangible assets. In addition, competition from foreign airlines, revenue-sharing joint ventures, joint business agreements, and other alliance arrangements by and among other airlines could impair the value of our business and assets on the open skies routes.

Brexit occurred on January 31, 2020 under the terms of the agreement on the withdrawal of the United Kingdom of Great Britain and Northern Ireland from the EU and the European Atomic Energy Community (the “Withdrawal Agreement”). The Withdrawal Agreement provided for a transition period that ended on December 31, 2020. Prior to the end of the transition period, on December 24, 2020, EU and United Kingdom negotiators agreed to a new trade and cooperation agreement, which was signed on December 30, 2020 (the “EU-UK Trade and Cooperation Agreement”). The EU-UK Trade and Cooperation Agreement was provisionally applied as of January 1, 2021 and entered into force on May 1, 2021. We face risks associated with Brexit, notably given the extent of our passenger and cargo traffic and that of our joint business partners that flows through LHR in the United Kingdom. The EU-UK Trade and Cooperation Agreement includes provisions in relation to commercial air service that we expect to be sufficient to sustain our current services under the transatlantic joint business. However, the scope of traffic rights under the EU-UK Trade and Cooperation

Agreement is less extensive than before Brexit and therefore the full impact of the EU-UK Trade and Cooperation Agreement is uncertain. As a result, the continuation of our current services, and those of our partners could be disrupted. This could materially adversely affect our business, results of operations and financial condition. More generally, changes in U.S. or foreign government aviation policies could result in the alteration or termination of such agreements, diminish the value of route authorities, slots or other assets located abroad, or otherwise adversely affect our international operations.

We operate a global business with international operations that are subject to economic and political instability and have been, and in the future may continue to be, adversely affected by numerous events, circumstances or government actions beyond our control.

We operate a global business with significant operations outside of the U.S. Our current international activities and prospects have been and in the future could be adversely affected by government policies, reversals or delays in the opening of foreign markets, increased competition in international markets, the performance of our alliance, joint business and codeshare partners in a given market, exchange controls or other restrictions on repatriation of funds, currency and political risks (including changes in exchange rates and currency devaluations), environmental regulation, increases in taxes and fees and changes in international government regulation of our operations, including the inability to obtain or retain needed route authorities and/or slots. In particular, the outbreak and global spread of COVID-19 have severely impacted the demand for international travel and have resulted in the imposition of significant governmental restrictions on commercial air service to or from certain regions. We responded by temporarily suspending a significant portion of our long-haul international flights and delaying the introduction of certain new long-haul international routes. We can provide no assurance as to when such restrictions will be eased or lifted, when demand for international travel will return to pre-COVID-19 pandemic levels, if at all, or whether certain international destinations we previously served will be economical in the future.

More generally, our industry may be affected by any deterioration in global trade relations, including shifts in the trade policies of individual nations. For example, much of the demand for international air travel is the result of business travel in support of global trade. Should protectionist governmental policies, such as increased tariff or other trade barriers, travel limitations and other regulatory actions, have the effect of reducing global commercial activity, the result could be a material decrease in the demand for international air travel. Additionally, certain of the products and services that we purchase, including certain of our aircraft and related parts, are sourced from suppliers located in foreign countries, and the imposition of new tariffs, or any increase in existing tariffs, by the U.S. government in respect of the importation of such products could materially increase the amounts we pay for them. In particular, on October 2, 2019, the Office of the U.S. Trade Representative (USTR), as part of an ongoing dispute with the EU before the World Trade Organization (“WTO”) concerning, among other things, aircraft subsidies, was authorized by an arbitration tribunal of the WTO to impose up to $7.5 billion per year in import tariffs on certain goods originating from the EU. In October 2019, the USTR imposed tariffs on certain imports from the EU, including on certain Airbus aircraft that we previously contracted to purchase; these aircraft were initially subject to an ad valorem duty of 10% that was subsequently increased to 15% in March 2020. In January 2021, the USTR expanded the scope of the 15% tariff to apply to certain imported aircraft parts in addition to imported aircraft. In June 2021, the United States, the EU and the UK announced agreements to suspend the imposition of these tariffs, contingent upon each party remaining satisfied that subsidies do not arise. However, if and to the extent any of these tariffs are reimposed on us without any available means for us to mitigate or pass on the burden of these tariffs to Airbus, the effective cost of new Airbus aircraft required to implement our fleet plan would increase.

Brexit occurred on January 31, 2020 under the terms of the Withdrawal Agreement. The Withdrawal Agreement provided for a transition period that ended on December 31, 2020. Prior to the end of the transition period, on December 24, 2020, EU and United Kingdom negotiators agreed to the EU-UK Trade and Cooperation Agreement, which was signed on December 30, 2020. The EU-UK Trade and Cooperation Agreement was provisionally applied as of January 1, 2021 and entered into force on May 1, 2021. We face risks associated with Brexit, notably given the extent of our passenger and cargo traffic and that of our joint business partners that flows through LHR in the United Kingdom. The EU-UK Trade and Cooperation Agreement includes provisions in relation to commercial air service that we expect to be sufficient to sustain our current services under the transatlantic joint business. However, the scope of traffic rights under the EU-UK Trade and Cooperation Agreement is less extensive than before Brexit and therefore the full impact of the EU-UK Trade and Cooperation Agreement is uncertain. As a result, the continuation of our current services, and those of our partners could be disrupted. This could materially adversely affect our business, results of operations and financial condition.

Moreover, Brexit could adversely affect European or worldwide economic or market conditions and could contribute to further instability in global financial markets. In addition, Brexit has created uncertainty as to the future trade relationship between the EU and the United Kingdom, including air traffic services. LHR is presently a very important element of our international network, however it may become less desirable as a destination or as a hub location after Brexit when compared to other airports in Europe. Brexit could also lead to legal and regulatory uncertainty such as the identity of the relevant regulators, new regulatory action and/or potentially divergent treaties, laws and regulations as the United Kingdom determines which EU treaties, laws and regulations to replace or replicate, including those governing aviation, labor, environmental, data protection/privacy, competition and other matters applicable to the provision of air transportation services by us or our alliance, joint business or codeshare partners. For example, in October 2018, in anticipation of Brexit and the expiry of the EC commitments in July 2020, the CMA opened an investigation into the transatlantic joint business. We continue to fully cooperate with the CMA and, in September 2020, the CMA adopted interim measures that effectively extend the EC commitments for an additional three years until March 2024 in light of the uncertainty created by the COVID-19 pandemic. The CMA plans to complete its investigation before the interim measures expire. The impact on our business of any treaties, laws and regulations that replace the existing EU counterparts, or other governmental or regulatory actions taken by the United Kingdom or the EU in connection with or subsequent to Brexit, cannot be predicted, including whether or not regulators will continue to approve or impose material conditions on our business activities. Any of these effects, and others we cannot anticipate, could materially adversely affect our business, results of operations and financial condition.

Additionally, fluctuations in foreign currencies, including devaluations, exchange controls and other restrictions on the repatriation of funds, have significantly affected and may continue to significantly affect our operating performance, liquidity and the value of any cash held outside the U.S. in local currency. Such fluctuations in foreign currencies, including devaluations, cannot be predicted by us and can significantly affect the value of our assets located outside the United States. These conditions, as well as any further delays, devaluations or imposition of more stringent repatriation restrictions, may materially adversely affect our business, results of operations and financial condition.

We may be adversely affected by conflicts overseas or terrorist attacks; the travel industry continues to face ongoing security concerns.

Acts of terrorism or fear of such attacks, including elevated national threat warnings, wars or other military conflicts, may depress air travel, particularly on international routes, and cause declines in revenues and increases in costs. The attacks of September 11, 2001 and continuing terrorist threats, attacks and attempted attacks materially impacted and continue to impact air travel. Increased security procedures introduced at airports since the attacks of September 11, 2001 and any other such measures that may be introduced in the future generate higher operating costs for airlines. The Aviation and Transportation Security Act mandated improved flight deck security, deployment of federal air marshals on board flights, improved airport perimeter access security, airline crew security training, enhanced security screening of passengers, baggage, cargo, mail, employees and vendors, enhanced training and qualifications of security screening personnel, additional provision of passenger data to the U.S. Customs and Border Protection Agency and enhanced background checks. A concurrent increase in airport security charges and procedures, such as restrictions on carry-on baggage, has also had and may continue to have a disproportionate impact on short-haul travel, which constitutes a significant portion of our flying and revenue.

Implementation of and compliance with increasingly complex security and customs requirements will continue to result in increased costs for us and our passengers, and have caused and likely will continue to cause periodic service disruptions and delays. We have at times found it necessary or desirable to make significant expenditures to comply with security-related requirements while seeking to reduce their impact on our customers, such as expenditures for automated security screening lines at airports. As a result of competitive pressure, and the need to improve security screening throughput to support the pace of our operations, it is unlikely that we will be able to capture all security-related costs through increased fares. In addition, we cannot forecast what new security requirements may be imposed in the future, or their impact on our business.

We are subject to risks associated with climate change, including increased regulation of our CO2 emissions, changing consumer preferences and the potential increased impacts of severe weather events on our operations and infrastructure.

Efforts to transition to a low-carbon future have increased the focus by global, regional and national regulators on climate change and greenhouse gas (“GHG”) emissions, including carbon dioxide (CO2) emissions. In particular, the International Civil Aviation Organization (“ICAO”) has adopted rules, including those pertaining to the Carbon Offsetting and Reduction Scheme for International Aviation (“CORSIA”), which will require American to address the growth in CO2 emissions of a significant majority of our international flights. For more information on CORSIA, see “Aircraft Emissions and Climate Change Requirements” under Part I, Item 1. Business – Domestic and Global Regulatory Landscape – Environmental Matters in our Annual Report on Form 10-K for the year ended December 31, 2020.

At this time, the costs of complying with our future obligations under CORSIA are uncertain, primarily because it is difficult to estimate the return of demand for international air travel during and in the recovery from the COVID-19 pandemic. There is also significant uncertainty with respect to the future supply and price of carbon offset credits and sustainable or lower carbon aircraft fuels that could allow us to reduce our emissions of CO2. In addition, we will not directly control our CORSIA compliance costs through 2029 because those obligations are based on the growth in emissions of the global aviation sector and begin to incorporate a factor for individual airline operator emissions growth beginning in 2030. Due to the competitive nature of the airline industry and unpredictability of the market for air travel, we can offer no assurance that we may be able to increase our fares, impose surcharges or otherwise increase revenues or decrease other operating costs sufficiently to offset our costs of meeting obligations under CORSIA.

In the event that CORSIA does not come into force as expected, American and other airlines could become subject to an unpredictable and inconsistent array of national or regional emissions restrictions, creating a patchwork of complex regulatory requirements that could affect global competitors differently without offering meaningful aviation environmental improvements. Concerns over climate change are likely to result in continued attempts by municipal, state, regional, and federal agencies to adopt requirements or change business environments related to aviation that, if successful, may result in increased costs to the airline industry and us. In addition, several countries and U.S. states have adopted or are considering adopting programs, including new taxes, to regulate domestic GHG emissions. Finally, certain airports have adopted, and others could in the future adopt, GHG emission or climate-related goals that could impact our operations or require us to make changes or investments in our infrastructure.

In January 2021, the U.S. Environmental Protection Agency (“EPA”) adopted GHG emission standards for new aircraft engines designed to implement the ICAO standard, which are aligned with the 2017 ICAO airplane engine GHG emission standards. Like the ICAO standards, the final EPA standards would not apply to engines on in-service aircraft. The final standards have been challenged by several states and environmental groups, and the Biden administration has issued an executive order requiring a review of these final standards along with others issued by the prior administration. On February 17, 2021, the United States Court of Appeals for the District of Columbia Circuit ordered to hold the challenge by the states and environmental groups in abeyance pending EPA’s review. The outcome of the legal challenge and administrative review cannot be predicted at this time. On September 9, 2021, the Biden Administration launched the Sustainable Aviation Fuel Grand Challenge to scale up the production of sustainable aviation fuel, aiming to reduce GHG emissions from aviation by 20% by 2030 and to replace all traditional aviation fuel with sustainable aviation fuel by 2050. Whether these goals will be achieved and the potential effects on our business cannot be predicted at this time.

All such climate change-related regulatory activity and developments may adversely affect our business and financial results by requiring us to reduce our emissions, make capital investments to purchase specific types of equipment or technologies, purchase carbon offset credits, or otherwise incur additional costs related to our emissions. Such activity may also impact us indirectly by increasing our operating costs, including fuel costs.

Growing recognition among consumers of the dangers of climate change may mean some customers choose to fly less frequently or fly on an airline they perceive as operating in a manner that is more sustainable to the climate. Business customers may choose to use alternatives to travel, such as virtual meetings and workspaces. Greater development of high-speed rail in markets now served by short-haul flights could provide passengers with lower-carbon alternatives to flying with us. Our collateral to secure loans, in the form of aircraft, spare parts and airport slots, could lose value as customer demand shifts and economies move to low-carbon alternatives, which may increase our financing cost.

Finally, the potential acute and chronic physical effects of climate change, such as increased frequency and severity of storms, floods, fires, sea-level rise, excessive heat, longer-term changes in weather patterns and other climate-related events, could affect our operations, infrastructure and financial results. Operational impacts, such as the canceling of flights, could result in loss of revenue. We could incur significant costs to improve the climate resiliency of our infrastructure and otherwise prepare for, respond to, and mitigate such physical effects of climate change. We are not able to predict accurately the materiality of any potential losses or costs associated with the physical effects of climate change.

We are subject to many forms of environmental and noise regulation and may incur substantial costs as a result.

We are subject to a number of increasingly stringent federal, state, local and foreign laws, regulations and ordinances relating to the protection of human health and the environment and noise reduction, including those relating to emissions to the air, discharges to land and surface and subsurface waters, safe drinking water, and the management of hazardous substances, oils and waste materials. This universe of substances is evolving to encompass many substances not previously regulated. Compliance with environmental laws and regulations can require significant expenditures, and violations can lead to significant fines and penalties, as well as civil liability.

We are also subject to other environmental laws and regulations, including those that require us to investigate and remediate soil or groundwater to meet certain remediation standards. Under federal law, generators of waste materials, and current and former owners or operators of facilities, can be subject to liability for investigation and remediation costs at locations that have been identified as requiring response actions. Liability under these laws may be retroactive, strict, joint and several, meaning that we could be liable for the costs of cleaning up environmental contamination regardless of when it occurred, fault or the amount of waste directly attributable to us. We have liability for investigation and remediation costs at various sites, although such costs currently are not expected to have a material adverse effect on our business.

We have various leases and agreements with respect to real property, tanks and pipelines with airports and other operators. Under these leases and agreements, we have agreed to indemnify the lessor or operator against environmental liabilities associated with the real property or operations described under the agreement, even in certain cases where we are not the party responsible for the initial event that caused the environmental damage. We also participate in leases with other airlines in fuel consortiums and fuel committees at airports, and such indemnities are generally joint and several among the participating airlines.

Governmental authorities in several U.S. and foreign cities are also considering, or have already implemented, aircraft noise reduction programs, including the imposition of nighttime curfews and limitations on daytime take offs and landings. We have been able to accommodate local noise restrictions imposed to date, but our operations could be adversely affected if locally-imposed regulations become more restrictive or widespread. The FAA is also currently evaluating possible changes to how aircraft noise is measured, and the resulting standards that are based on them. Ultimately, these changes could have an impact on, or limit, our operations, or make it more difficult for the FAA to modernize and increase the efficiency of airspace and airports we utilize.

We depend on a limited number of suppliers for aircraft, aircraft engines and parts.

We depend on a limited number of suppliers for aircraft, aircraft engines and many aircraft and engine parts. For example, as of the end of 2020 all of our mainline aircraft were manufactured by either Airbus or Boeing and all of our regional aircraft were manufactured by either Bombardier or Embraer. Further, our supplier base continues to consolidate as evidenced by the recent acquisition of Rockwell Collins by United Technologies and the recent transactions involving Airbus and Bombardier and Bombardier and Mitsubishi. Due to the limited number of these suppliers, we are vulnerable to any problems associated with the performance of their obligation to supply key aircraft, parts and engines, including design defects, mechanical problems, contractual performance by suppliers, adverse perception by the public that would result in customer avoidance of any of our aircraft or any action by the FAA or any other regulatory authority resulting in an inability to operate our aircraft, even temporarily. For instance, in March 2019, the FAA ordered the grounding of all Boeing 737 MAX Family aircraft, which remained in place for over a year and was not lifted in the United States until November 2020, and more recently in April 2021, we removed from operations, pending ongoing inspection and investigation, a subset of our Boeing 737 MAX Family aircraft after receipt of notice from Boeing of a potential electrical power system issue relating to those aircraft. More recently, Boeing has been unable to deliver 787 aircraft that we have on order due to regulatory concerns raised by the FAA. The limited number of these suppliers may also result in reduced competition and potentially higher prices than if the supplier base was less concentrated.

Delays in scheduled aircraft deliveries or other loss of anticipated fleet capacity, and failure of new aircraft to perform as expected, may adversely impact our business, results of operations and financial condition.

The success of our business depends on, among other things, effectively managing the number and types of aircraft we operate. If, for any reason, we are unable to accept or secure deliveries of new aircraft on contractually scheduled delivery dates, this could have negative impacts on our business, results of operations and financial condition. Our failure to integrate newly purchased aircraft into our fleet as planned might require us to seek extensions of the terms for some leased aircraft or otherwise delay the exit of certain aircraft from our fleet. Such unanticipated extensions or delays may require us to operate existing aircraft beyond the point at which it is economically optimal to retire them, resulting in increased maintenance costs, or reductions to our schedule, thereby reducing revenues. If new aircraft orders are not filled on a timely basis, we could face higher financing and operating costs than planned. In addition, if the aircraft we receive do not meet expected performance or quality standards, including with respect to fuel efficiency, safety and reliability, we could face higher financing and operating costs than planned and our business, results of operations and financial condition could be adversely impacted. For instance, in March 2019, the FAA grounded all Boeing 737 MAX Family aircraft, including the 24 aircraft in our fleet at the time of the grounding, and which caused us to be unable to take delivery of the Boeing 737 MAX Family aircraft we had on order from Boeing. More recently, Boeing has been unable to deliver the 787 aircraft that we have on order due to regulatory concerns raised by the FAA.

We rely heavily on technology and automated systems to operate our business, and any failure of these technologies or systems could harm our business, results of operations and financial condition.

We are highly dependent on existing and emerging technology and automated systems to operate our business. These technologies and systems include our computerized airline reservation system, flight operations systems, financial planning, management and accounting systems, telecommunications systems, website, maintenance systems and check-in kiosks. In order for our operations to work efficiently, our website and reservation system must be able to accommodate a high volume of traffic, maintain secure information and deliver flight information, as well as issue electronic tickets and process critical financial information in a timely manner. Substantially all of our tickets are issued to passengers as electronic tickets. We depend on our reservation system, which is hosted and maintained under a long-term contract by a third-party service provider, to be able to issue, track and accept these electronic tickets. If our technologies or automated systems are not functioning or if our third-party service providers were to fail to adequately provide technical support, system maintenance or timely software upgrades for any one of our key existing systems, we could experience service disruptions or delays, which could harm our business and result in the loss of important data, increase our expenses and decrease our revenues. In the event that one or more of our primary technology or systems vendors goes into bankruptcy, ceases operations or fails to perform as promised, replacement services may not be readily available on a timely basis, at competitive rates or at all, and any transition time to a new system may be significant.

Our technologies and automated systems cannot be completely protected against events that are beyond our control, including natural disasters, power failures, terrorist attacks, cyber-attacks, data theft, equipment and software failures, computer viruses or telecommunications failures. Substantial or sustained system failures could cause service delays or failures and result in our customers purchasing tickets from other airlines. We cannot assure that our security measures, change control procedures or disaster recovery plans are adequate to prevent disruptions or delays. Disruption in or changes to these technologies or systems could result in a disruption to our business and the loss of important data. Any of the foregoing could result in a material adverse effect on our business, results of operations and financial condition.

Evolving data security and privacy requirements could increase our costs, and any significant data security incident could disrupt our operations, harm our reputation, expose us to legal risks and otherwise materially adversely affect our business, results of operations and financial condition.

Our business requires the secure processing and storage of sensitive information relating to our customers, employees, business partners and others. However, like any global enterprise operating in today’s digital business environment, we are subject to threats to the security of our networks and data, including threats potentially involving criminal hackers, hacktivists, state-sponsored actors, corporate espionage, employee malfeasance, and human or technological error. These threats continue to increase as the frequency, intensity and sophistication of attempted attacks and intrusions increase around the world. We and our business partners have been the target of cybersecurity attacks and data breaches in the past and expect that we will continue to be in the future.

Furthermore, in response to these threats there has been heightened legislative and regulatory focus on data privacy and cybersecurity in the U.S., the EU and elsewhere, particularly with respect to critical infrastructure providers, including those in the transportation sector. As a result, we must comply with a proliferating and fast-evolving set of legal requirements in this area, including substantive cybersecurity standards as well as requirements for notifying regulators and affected individuals in the event of a data security incident. This regulatory environment is increasingly challenging and may present material obligations and risks to our business, including significantly expanded compliance burdens, costs and enforcement risks. For example, in May 2018, the EU’s General Data Protection Regulation, commonly referred to as GDPR, came into effect, which imposes a host of data privacy and security requirements, imposing significant costs on us and carrying substantial penalties for non-compliance.

In addition, many of our commercial partners, including credit card companies, have imposed data security standards that we must meet. In particular, we are required by the Payment Card Industry Security Standards Council, founded by the credit card companies, to comply with their highest level of data security standards. While we continue our efforts to meet these standards, new and revised standards may be imposed that may be difficult for us to meet and could increase our costs.

A significant cybersecurity incident involving us or one of our AAdvantage partners or other business partners have in the past and may in the future result in a range of potentially material negative consequences for us, including unauthorized access to, disclosure, modification, misuse, loss or destruction of company systems or data; theft of sensitive, regulated or confidential data, such as personal identifying information or our intellectual property; the loss of functionality of critical systems through ransomware, denial of service or other attacks; a deterioration in our relationships with business partners and other third parties; and business delays, service or system disruptions, damage to equipment and injury to persons or property. For example, in March 2021, a sub-set of AAdvantage members as well as members of several other major airline loyalty programs received a notification about a security incident involving a limited amount of loyalty data held by a service provider. The methods used to obtain unauthorized access, disable or degrade service or sabotage systems are constantly evolving and may be difficult to anticipate or to detect for long periods of time. The constantly changing nature of the threats means that we may not be able to prevent all data security breaches or misuse of data. Similarly, we depend on the ability of our key commercial partners, including AAdvantage partners, other business partners, our regional carriers, distribution partners and technology vendors, to conduct their businesses in a manner that complies with applicable security standards and assures their ability to perform on a timely basis. A security failure, including a failure to meet relevant payment security standards, breach or other significant cybersecurity incident affecting one of our partners could result in potentially material negative consequences for us.

In addition, the costs and operational consequences of defending against, preparing for, responding to and remediating an incident of cybersecurity breach may be substantial. As cybersecurity threats become more frequent, intense and sophisticated, costs of proactive defense measures are increasing. Further, we could be exposed to litigation, regulatory enforcement or other legal action as a result of an incident, carrying the potential for damages, fines, sanctions or other penalties, as well as injunctive relief and enforcement actions requiring costly compliance measures. A significant number of recent privacy and data security incidents, including those involving other large airlines, have resulted in very substantial adverse financial consequences to those companies. A cybersecurity incident could also impact our brand, including that of the AAdvantage program, harm our reputation and adversely impact our relationship with our customers, employees and stockholders. Accordingly, failure to appropriately address these issues could result in material financial and other liabilities and cause significant reputational harm to our company.

We rely on third-party distribution channels and must manage effectively the costs, rights and functionality of these channels.

We rely on third-party distribution channels, including those provided by or through global distribution systems (“GDSs”) (e.g., Amadeus, Sabre and Travelport), conventional travel agents, travel management companies and online travel agents (“OTAs”) (e.g., Expedia, including its booking sites Orbitz and Travelocity, and Booking Holdings, including its booking sites Kayak and Priceline), to distribute a significant portion of our airline tickets, and we expect in the future to continue to rely on these channels. We are also dependent upon the ability and willingness of these distribution channels to expand their ability to distribute and collect revenues for ancillary products (e.g., fees for selective seating). These distribution channels are more expensive and at present have less functionality in respect of ancillary product offerings than those we operate ourselves. Certain of these distribution channels also effectively restrict the manner in which we distribute our products generally. To remain competitive, we will need to manage successfully our distribution costs and rights, increase our distribution flexibility and improve the functionality of our distribution channels, while maintaining an industry-competitive cost structure. Further, as distribution technology changes we will need to continue to update our technology by acquiring new technology from third parties, building the functionality ourselves, or a combination, which in any event will likely entail significant technological and commercial risk and involve potentially material investments. These imperatives may affect our relationships with conventional travel agents, travel management companies, GDSs and OTAs, including if consolidation of conventional travel agents, travel management companies, GDSs or OTAs continues, or should any of these parties seek to acquire other technology providers thereby potentially limiting our technology alternatives.

Any inability to manage our third-party distribution costs, rights and functionality at a competitive level or any material diminishment or disruption in the distribution of our tickets could have a material adverse effect on our business, results of operations and financial condition.

If we are unable to obtain and maintain adequate facilities and infrastructure throughout our system and, at some airports, adequate slots, we may be unable to operate our existing flight schedule and to expand or change our route network in the future, which may have a material adverse impact on our operations.

In order to operate our existing and proposed flight schedule and, where desirable, add service along new or existing routes, we must be able to maintain and/or obtain adequate gates, check-in counters, operations areas, operations control facilities and administrative support space. As airports around the world become more congested, it may not be possible for us to ensure that our plans for new service can be implemented in a commercially viable manner, given operating constraints at airports throughout our network, including those imposed by inadequate facilities at desirable airports.

In light of constraints on existing facilities, there is presently a significant amount of capital spending underway at major airports in the United States, including large projects underway at a number of airports where we have significant operations, such as Chicago O’Hare International Airport (ORD), Los Angeles International Airport (LAX), LaGuardia Airport (LGA) and Ronald Reagan Washington National Airport (DCA). This spending is expected to result in increased costs to airlines and the traveling public that use those facilities as the airports seek to recover their investments through increased rental, landing and other facility costs. In some circumstances, such costs could be imposed by the relevant airport authority without our approval. Accordingly, our operating costs are expected to increase significantly at many airports at which we operate, including a number of our hubs and gateways, as a result of capital spending projects currently underway and additional projects that we expect to commence over the next several years.

In addition, operations at three major domestic airports, certain smaller domestic airports and many foreign airports we serve are regulated by governmental entities through allocations of slots or similar regulatory mechanisms that limit the rights of carriers to conduct operations at those airports. Each slot represents the authorization to land at or take off from the particular airport during a specified time period and may have other operational restrictions as well. In the U.S., the DOT and the FAA currently regulate the allocation of slots or slot exemptions at DCA and two New York City airports: John F. Kennedy International Airport and LGA. Our operations at these airports generally require the allocation of slots or similar regulatory authority. In addition to slot restrictions, operations at DCA and LGA are also limited based on a so-called “perimeter rule” which generally limits the stage length of the flights that can be operated from those airports to 1,250 and 1,500 miles, respectively. Similarly, our operations at LHR, international airports in Beijing, Frankfurt, Paris, Tokyo and other airports outside the U.S. are regulated by local slot authorities pursuant to the International Airline Trade Association Worldwide Scheduling Guidelines and/or applicable local law. Termination of slot controls at some or all of the foregoing airports could affect our operational performance and competitive position. We currently have sufficient slots or analogous authorizations to operate our existing flights and we have generally, but not always, been able to obtain the rights to expand our operations and to change our schedules. However, there is no assurance that we will be able to obtain sufficient slots or analogous authorizations in the future or as to the cost of acquiring such rights because, among other reasons, such allocations are often sought after by other airlines and are subject to changes in governmental policies. Due to the dramatic reduction in air travel resulting from the COVID-19 pandemic, we are in many instances relying on exemptions granted by applicable authorities from the requirement that we continuously use certain slots, gates and routes or risk having such operating rights revoked, and depending on the applicable authority these exemptions can vary in the way they are structured and applied. We cannot predict whether such exemptions will continue to be granted, whether they will be granted on the same or similar terms, or whether we ultimately could be at risk of losing valuable operating rights. We cannot provide any assurance that regulatory changes resulting in changes in the application of slot controls or the allocation of or any reallocation of existing slots, the continued enforcement or termination of a perimeter rule or similar regulatory regime will not have a material adverse impact on our operations.

Our ability to provide service can also be impaired at airports, such as LAX and ORD where the airport gates and other facilities are currently inadequate to accommodate all of the service that we would like to provide, or airports such as Dallas Love Field Airport where we have no access to gates at all.

Any limitation on our ability to acquire or maintain adequate gates, ticketing facilities, operations areas, operations control facilities, slots (where applicable), or office space could have a material adverse effect on our business, results of operations and financial condition.

Interruptions or disruptions in service at one of our key facilities could have a material adverse impact on our operations.

We operate principally through our hubs in Charlotte, Chicago, Dallas/Fort Worth, Los Angeles, Miami, New York, Philadelphia, Phoenix and Washington, D.C. and partner gateways including in London Heathrow (among others). Substantially all of our flights either originate at or fly into one of these locations. A significant interruption or disruption in service at one of our hubs, gateways or other airports where we have a significant presence, resulting from air traffic control delays, weather conditions, natural disasters, growth constraints, performance by third-party service providers (such as electric utility or telecommunications providers), failure of computer systems, disruptions at airport facilities or other key facilities used by us to manage our operations (such as occurred in the United Kingdom at LGW on December 20, 2018 and LHR on January 8, 2019 due to unauthorized drone activity), labor relations, power supplies, fuel supplies, terrorist activities, or otherwise could result in the cancellation or delay of a significant portion of our flights and, as a result, could have a severe impact on our business, results of operations and financial condition. We have limited control, particularly in the short term, over the operation, quality or maintenance of many of the services on which our operations depend and over whether vendors of such services will improve or continue to provide services that are essential to our business.

A higher than normal number of pilot retirements, more stringent duty time regulations, increased flight hour requirement for commercial airline pilots, reductions in the number of military pilots entering the commercial workforce, increased training requirements and other factors have caused a shortage of pilots that could materially adversely affect our business.

We currently have a higher than normal number of pilots eligible for retirement. Large numbers of pilots in the industry are approaching the FAA’s mandatory retirement age of 65. Our pilots and other employees are subject to rigorous certification standards, and our pilots and other crew members must adhere to flight time and rest requirements. Commencing in 2013, the minimum flight hour requirement to achieve a commercial pilot’s license in the United States increased from 250 to 1,500 hours, thereby significantly increasing the time and cost commitment required to become licensed to fly commercial aircraft. Additionally, the number of military pilots being trained by the U.S. armed forces and available as commercial pilots upon their retirement from military service has been decreasing. These and other factors have contributed to a shortage of qualified, entry-level pilots and increased compensation costs, particularly for our regional subsidiaries and our other regional partners who are being required by market conditions to pay significantly increased wages and large signing bonuses to their pilots in an attempt to achieve desired staffing levels. The foregoing factors have also led to increased competition from large, mainline carriers attempting to meet their hiring needs. We believe that this industry-wide pilot shortage is becoming an increasing problem for airlines in the United States. Our regional airline subsidiaries and other regional partners have recently been unable to hire adequate numbers of pilots to meet their needs, resulting in a reduction in the number of flights offered, disruptions, increased compensation expense and costs of operations, financial difficulties and other adverse effects, and these circumstances may become more severe in the future and thereby cause a material adverse effect on our business.

Increases in insurance costs or reductions in insurance coverage may adversely impact our operations and financial results.

The terrorist attacks of September 11, 2001 led to a significant increase in insurance premiums and a decrease in the insurance coverage available to commercial air carriers. Accordingly, our insurance costs increased significantly, and our ability to continue to obtain insurance even at current prices remains uncertain. If we are unable to maintain adequate insurance coverage, our business could be materially and adversely affected. Additionally, severe disruptions in the domestic and global financial markets could adversely impact the claims paying ability of some insurers. Future downgrades in the ratings of enough insurers could adversely impact both the availability of appropriate insurance coverage and its cost. Because of competitive pressures in our industry, our ability to pass along additional insurance costs to passengers is limited. As a result, further increases in insurance costs or reductions in available insurance coverage could have an adverse impact on our financial results.

The airline industry is heavily taxed.

The airline industry is subject to extensive government fees and taxation that negatively impact our revenue and profitability. The U.S. airline industry is one of the most heavily taxed of all industries. These fees and taxes have grown significantly in the past decade for domestic flights, and various U.S. fees and taxes also are assessed on international flights. For example, as permitted by federal legislation, most major U.S. airports impose a per-passenger facility charge on us. In addition, the governments of foreign countries in which we operate impose on U.S. airlines, including us, various fees and taxes, and these assessments have been increasing in number and amount in recent years. Moreover, we are obligated to collect a federal excise tax, commonly referred to as the “ticket tax,” on domestic and international air transportation. We collect the excise tax, along with certain other U.S. and foreign taxes and user fees on air transportation (such as passenger security fees), and pass along the collected amounts to the appropriate governmental agencies. Although these taxes and fees are not our operating expenses, they represent an additional cost to our customers. There are continuing efforts in Congress and in other countries to raise different portions of the various taxes, fees, and charges imposed on airlines and their passengers, including the passenger facility charge, and we may not be able to recover all of these charges from our customers. Increases in such taxes, fees and charges could negatively impact our business, results of operations and financial condition.

Under DOT regulations, all governmental taxes and fees must be included in the prices we quote or advertise to our customers. Due to the competitive revenue environment, many increases in these fees and taxes have been absorbed by the airline industry rather than being passed on to the customer. Further increases in fees and taxes may reduce demand for air travel, and thus our revenues.

Risks Relating to the Class B Certificates and the Offering

Appraisals are only estimates of values and should not be relied upon as a measure of realizable value of the Aircraft.

Three independent appraisal and consulting firms have prepared appraisals of the Aircraft. The appraisal letters provided by these firms are annexed to this prospectus supplement as Appendix II. The AISI appraisal is dated September 30, 2021, the BK appraisals are dated October 22, 2021 and the mba appraisal is dated October 22, 2021. The appraised values provided by AISI, BK and mba are presented as of October 1, 2021. The appraisals do not purport to, and do not, reflect the current market value of the Aircraft. Such appraisals of the Aircraft are subject to a number of significant assumptions and methodologies (which differ among the appraisers) and were prepared without a physical inspection of the Aircraft. The appraisals take into account “base value,” which is the theoretical value for an aircraft assuming a balanced market, while current market value is the value for an aircraft in the actual market. In particular, the appraisals, in the case of each Aircraft already delivered to American as of the respective dates of the appraisals, indicate the appraised base value of such Aircraft, adjusted to reflect the maintenance status of such Aircraft or otherwise take such maintenance status into account at or around the time of the related appraisal. A different maintenance status may result in different valuations in the case of each Aircraft already delivered to American as of the respective dates of the appraisals. In the case of each Aircraft not yet delivered to American as of the respective dates of the appraisals, the appraisals indicate the appraised base value of such Aircraft as a new aircraft, projected as of the scheduled delivery month and year for such Aircraft at the time of the related appraisal. Appraisals that are more current or that are based on other assumptions and methodologies (or a physical inspection of the Aircraft) may result in valuations that are materially different from those contained in such appraisals of the Aircraft. See “Description of the Aircraft and the Appraisals—The Appraisals.”

An appraisal is only an estimate of value. It does not necessarily indicate the price at which an aircraft may be purchased or sold in the market. In particular, the appraisals of the Aircraft are estimates of the values of the Aircraft assuming the Aircraft are in a certain condition, which may not be the case. Additionally, the appraisals of the Aircraft that had not been delivered to American prior to the date of such appraisals are estimates of values as of the future delivery dates. An appraisal should not be relied upon as a measure of realizable value. The proceeds realized upon the exercise of remedies with respect to any Aircraft, including a sale of such Aircraft, may be less than its appraised value. The value of an Aircraft if remedies are exercised under the applicable Indenture will depend on various factors, including market, economic and airline industry conditions; the supply of similar aircraft; the availability of buyers; the condition of the Aircraft; the time period in which the Aircraft is sought to be sold; and whether the Aircraft is sold separately or as part of a block.

Accordingly, we cannot assure you that the proceeds realized upon any exercise of remedies with respect to the Aircraft would be sufficient to satisfy in full payments due on the Series B Equipment Notes relating to the Aircraft or the full amount of distributions expected on the Class B Certificates.

If we fail to perform maintenance responsibilities, the value of the Aircraft may deteriorate.

To the extent described in the Indentures, we will be responsible for the maintenance, service, repair and overhaul of the Aircraft. If we fail to perform these responsibilities adequately, the value of the Aircraft may be reduced. In addition, the value of the Aircraft may deteriorate even if we fulfill our maintenance responsibilities. As a result, it is possible that upon a liquidation, there will be less proceeds than anticipated to repay the holders of Equipment Notes. See “Description of the Equipment Notes—Certain Provisions of the Indentures—Maintenance and Operation.”

Inadequate levels of insurance may result in insufficient proceeds to repay holders of related Equipment Notes.

To the extent described in the Indentures, we must maintain all-risk aircraft hull insurance on the Aircraft. If we fail to maintain adequate levels of insurance, the proceeds which could be obtained upon an Event of Loss of an Aircraft may be insufficient to repay the holders of the related Equipment Notes. In addition, under certain circumstances, American is permitted to replace Aircraft that have been damaged or destroyed and may use the insurance proceeds received in respect of such Aircraft to do so. Inflation, changes in applicable regulations, environmental considerations and other factors may make the insurance proceeds insufficient to repair or replace Aircraft if they are damaged or destroyed. See “Description of the Equipment Notes—Certain Provisions of the Indentures—Insurance.”

Repossession of Aircraft may be difficult, time-consuming and expensive.

There will be no general geographic restrictions on our ability to operate the Aircraft. We currently lease each Owned Embraer Aircraft to Envoy, which operates such Embraer ERJ 175 LR aircraft on behalf of American in regional operations, and we are permitted to enter into other leasing arrangements with respect to the Aircraft. In addition, although we do not currently intend to do so, we are permitted to register the Aircraft in certain foreign jurisdictions, to lease the Aircraft and to enter into interchange, borrowing or pooling arrangements with respect to the Aircraft, in each case with unrelated third parties and subject to the restrictions in the Indentures and the Participation Agreements. It may be difficult, time-consuming and expensive for the

Loan Trustee under an Indenture to exercise its repossession rights, particularly if the related Aircraft is located outside the United States, is registered in a foreign jurisdiction or is leased to or in the possession of a foreign or domestic operator. Additional difficulties may exist if such a lessee or other operator is the subject of a bankruptcy, insolvency or similar event. See “Description of the Equipment Notes—Certain Provisions of the Indentures—Registration, Leasing and Possession.”

In addition, some foreign jurisdictions may allow for other liens or other third-party rights to have priority over a Loan Trustee’s security interest in an Aircraft to a greater extent than is permitted under United States law. As a result, the benefits of a Loan Trustee’s security interest in an Aircraft may be less than they would be if the Aircraft were located or registered in the United States.

In connection with the repossession of an Aircraft from American, payment of mechanics’ liens, hangarkeepers’ liens, airport charges, and navigation fees and other amounts secured by statutory or other liens on the repossessed Aircraft may be required. Moreover, American or the Loan Trustee may be subject to delays and additional expense in taking possession of an Aircraft from any third party maintenance provider, including if it must arrange alternative means to have the maintenance work completed or if such third party maintenance provider is the subject of a bankruptcy, reorganization, insolvency or similar event. Such circumstances could result in a reduced value of the Aircraft and a lesser amount of proceeds to repay the holders of the Equipment Notes.

Upon repossession of an Aircraft, such Aircraft may need to be stored and insured. The costs of storage and insurance can be significant and the incurrence of such costs could reduce the proceeds available to repay the Class B Certificateholders. In addition, at the time of foreclosing on the lien on an Aircraft under the related Indenture, the Airframe subject to such Indenture might not be equipped with the Engines subject to the same Indenture. If American fails to transfer title to engines not owned by American that are attached to a repossessed Airframe, it could be difficult, expensive and time-consuming to assemble an Aircraft consisting of an Airframe and Engines subject to the same Indenture.

The Liquidity Providers, the Subordination Agent and the Trustees will receive certain payments before the Certificateholders do. In addition, the Class B Certificates rank generally junior to the Class A Certificates.

Under the Intercreditor Agreement, each Liquidity Provider will receive payment of all amounts owed to it, including reimbursement of drawings made to pay interest on the applicable class of Certificates, before the holders of any class of Certificates receive any funds. In addition, the Subordination Agent and the Trustees will receive certain payments before the holders of any class of Certificates receive distributions. See “Description of the Intercreditor Agreement—Priority of Distributions.”

The Class B Certificates rank generally junior to the Class A Certificates. Moreover, as a result of the subordination provisions in the Intercreditor Agreement, in a case involving the liquidation of substantially all of the assets of American, the Class B Certificateholders may receive a smaller distribution in respect of their claims than holders of unsecured claims against American of the same amount.

Payments of principal on the Certificates are subordinated to payments of interest on the Certificates, subject to certain limitations, and to certain other payments, including those described above. Consequently, a payment default under any Equipment Note or a Triggering Event may cause the distribution of interest on the Certificates, or distributions in respect of such other payments to be made under the Intercreditor Agreement from payments received with respect to principal on Equipment Notes issued under one or more related Indentures. If this occurs, the interest accruing on the remaining Equipment Notes may be less than the amount of interest expected to be distributed from time to time on the remaining Certificates. This is because the interest on the Certificates may be based on a Pool Balance that exceeds the outstanding principal balance of the remaining Equipment Notes. As a result of this possible interest shortfall, the holders of the Certificates may not receive the full amount expected after a payment default under any Equipment Note or a Triggering Event even if all

Equipment Notes are eventually paid in full. For a more detailed discussion of the subordination provisions of the Intercreditor Agreement, see “Description of the Intercreditor Agreement—Priority of Distributions.”

In addition, the subordination provisions applicable to the Certificates permit certain distributions to be made on Class B Certificates prior to making distributions in full on the Class A Certificates and, if Additional Certificates are issued, on Additional Certificates prior to making distributions in full on the Class A Certificates and Class B Certificates, as applicable. See “Possible Issuance of Additional Certificates and Refinancing and Reissuance of Certificates.”

Certain Certificateholders (including the Class B Certificateholders) may not participate in controlling the exercise of remedies in a default scenario.

If an Indenture Event of Default is continuing under an Indenture, subject to certain conditions, the Loan Trustee under such Indenture will be directed by the Controlling Party in exercising remedies under such Indenture, including accelerating the applicable Equipment Notes or foreclosing the lien on the Aircraft with respect to which such Equipment Notes were issued. See “Description of the Certificates—Indenture Events of Default and Certain Rights Upon an Indenture Event of Default.”

The Controlling Party will be:

•	if Final Distributions have not been paid in full to the holders of the Class A Certificates, the Class A Trustee;

•	if Final Distributions have been paid in full to the holders of the Class A Certificates, but not to the holders of the Class B Certificates, the Class B Trustee;

•

if Final Distributions have been paid in full to the holders of the Class A Certificates and the Class B Certificates, but, if any class or classes of Additional Certificates have been issued and remain outstanding, not to the holders of the most senior in priority of payment among all classes of Additional Certificates then outstanding, the trustee for the Additional Trust related to such most senior class of Additional Certificates; and

•	under certain circumstances, and notwithstanding the foregoing, the Liquidity Provider with the greatest amount owed to it.

As a result of the foregoing, if the Trustee for a class of Certificates is not the Controlling Party with respect to an Indenture, the Certificateholders of that class will have no rights to participate in directing the exercise of remedies under such Indenture.

The proceeds from the disposition of any Aircraft or Equipment Notes may not be sufficient to pay all amounts distributable to the Certificateholders, and the exercise of remedies over Equipment Notes may result in shortfalls without further recourse.

During the continuation of any Indenture Event of Default under an Indenture, the Equipment Notes issued under such Indenture or the related Aircraft may be sold in the exercise of remedies with respect to that Indenture, subject to certain limitations. See “Description of the Intercreditor Agreement—Intercreditor Rights—Limitation on Exercise of Remedies.” The market for Aircraft or Equipment Notes during the continuation of any Indenture Event of Default may be very limited, and there can be no assurance as to whether they could be sold or the price at which they could be sold. Some Certificateholders will receive a smaller amount of principal distributions than anticipated and will not have any claim for the shortfall against us (except in circumstances described in the second bullet point below), any Loan Trustee, any Liquidity Provider or any Trustee if the Controlling Party takes the following actions:

•	it sells any Equipment Notes for less than their outstanding principal amount; or

•	it sells any Aircraft for less than the outstanding principal amount of the related Equipment Notes.

The Equipment Notes will be cross-collateralized to the extent described under “Description of the Equipment Notes—Security” and “Description of the Equipment Notes—Subordination” and the Indentures will be cross-defaulted. Any default arising under an Indenture solely by reason of the cross-default in such Indenture may not be of a type required to be cured under Section 1110. In such circumstances, if the Equipment Notes issued under one or more Indentures are in default and the only default under the remaining Indentures is the cross-default, no remedies may be exercisable under such remaining Indentures. Any cash collateral held as a result of the cross-collateralization of the Equipment Notes also would not be entitled to the benefits of Section 1110.

Any credit ratings assigned to the Class B Certificates are not a recommendation to buy and may be lowered or withdrawn in the future.

Any credit rating assigned to the Class B Certificates is not a recommendation to purchase, hold or sell the Class B Certificates, because such rating does not address market price or suitability for a particular investor. A rating may change during any given period of time and may be lowered or withdrawn entirely by a rating agency if in its judgment circumstances in the future (including the downgrading of American, the Depositary or a Liquidity Provider) so warrant. Moreover, any change in a rating agency’s assessment of the risks of aircraft-backed debt (and similar securities such as the Class B Certificates) could adversely affect the credit rating issued by such rating agency with respect to the Class B Certificates.

Any credit ratings assigned to the Class B Certificates would be expected to be based primarily on the default risk of the Series B Equipment Notes and the Depositary, the availability of the Liquidity Facility for the benefit of the holders of the Class B Certificates, the collateral value provided by the Aircraft relating to the Series B Equipment Notes, the cross-collateralization provisions applicable to the Indentures and the subordination provisions applicable to the Certificates under the Intercreditor Agreement. Such credit ratings would be expected to address the likelihood of timely payment of interest (at the applicable Stated Interest Rate and without any premium) when due on the Class B Certificates and the ultimate payment of principal distributable under the Class B Certificates by the applicable Final Legal Distribution Date. Such credit ratings would not be expected to address the possibility of certain defaults, optional redemptions or other circumstances (such as an Event of Loss to an Aircraft), which could result in the payment of the outstanding principal amount of the Class B Certificates prior to the applicable final expected Regular Distribution Date.

The reduction, suspension or withdrawal of any credit ratings assigned to the Class B Certificates would not, by itself, constitute an Indenture Event of Default.

The Certificates will not provide any protection against highly leveraged or extraordinary transactions, including acquisitions and other business combinations.

The Certificates, the Equipment Notes and the underlying agreements do not and will not contain any financial or other covenants or “event risk” provisions protecting the Certificateholders in the event of a highly leveraged or other extraordinary transaction, including an acquisition or other business combination, affecting us or our affiliates. We regularly assess and explore opportunities presented by various types of transactions, and we may conduct our business in a manner that could cause the market price or liquidity of the Certificates to decline, could have a material adverse effect on our financial condition or the credit ratings of the Certificates or otherwise could restrict or impair our ability to pay amounts due under the Equipment Notes and/or the related agreements, including by entering into a highly leveraged or other extraordinary transaction.

The Equipment Notes will not be obligations of AAG.

The Equipment Notes are and will be the obligations of American and are not and will not be guaranteed by AAG. You should not expect AAG or any of its subsidiaries (other than American) to participate in making payments in respect of the Equipment Notes.

There are no restrictive covenants in the transaction documents relating to our ability to incur future indebtedness.

The Certificates, the Equipment Notes and the underlying agreements will not (i) require us to maintain any financial ratios or specified levels of net worth, revenues, income, cash flow or liquidity and therefore do not protect Certificateholders in the event that we experience significant adverse changes in our financial condition or results of operations, (ii) limit our ability to incur additional indebtedness, pay dividends, repurchase AAG common stock or take other actions that may affect our financial condition or (iii) restrict our ability to pledge our assets. In light of the absence of such restrictions, we may conduct our business in a manner that could cause the market price or liquidity of the Certificates to decline, could have a material adverse effect on our financial condition or the credit ratings of the Certificates or otherwise could restrict or impair our ability to pay amounts due under the Equipment Notes and/or the related agreements.

Escrowed funds will be withdrawn and returned to holders of Certificates, without any premium, if they are not used to purchase Equipment Notes.

Under certain circumstances, less than all of the funds held in escrow as Deposits may be used to purchase Equipment Notes to be issued with respect to the Aircraft by the Delivery Period Termination Date. This could occur because of delays in the release of liens under the existing financing with respect to any Owned Embraer Aircraft, delays in the delivery of any New Delivery Aircraft or for other reasons. See “Description of the Certificates—Obligation to Purchase Equipment Notes” and “Description of the Aircraft and the Appraisals—Deliveries of Aircraft.” If any funds remain as Deposits with respect to the any Trust as of the Delivery Period Termination Date, such remaining funds will be withdrawn by the Escrow Agent and distributed by the Paying Agent, with accrued and unpaid interest on such remaining funds, but without any premium, to the Certificateholders of such Trust on a date no earlier than 15 days after the Paying Agent has received notice of the event requiring such distribution. Also, under certain circumstances, such remaining funds will be automatically returned by the Depositary to the Paying Agent on the Delivery Period Termination Date, and the Paying Agent will distribute such funds to such Certificateholders as promptly as practicable thereafter. In addition, if a Triggering Event occurs prior to the Delivery Period Termination Date, any Deposits held in escrow will also be withdrawn and distributed to the Certificateholders with accrued and unpaid interest thereon but without any premium. See “Description of the Deposit Agreement—Other Withdrawals and Return of Deposits.” If any of certain events of loss occurs with respect to an Aircraft before such Aircraft is financed pursuant to this offering, any Deposits relating to such Aircraft will be similarly withdrawn and distributed to the Certificateholders of the applicable Trust. See “Description of the Deposit Agreement—Other Withdrawals and Return of Deposits.” If any of these circumstances were to occur, you will not receive the full amount expected in connection with your investment in the Class B Certificates.

The holders of the Class B Certificates are exposed to the credit risk of the Depositary.

The holders of the Class B Certificates may suffer losses or delays in repayment in the event that the Depositary fails to pay when due the Deposits or accrued interest thereon for any reason, including by reason of the insolvency of the Depositary. American is not required to indemnify against any failure on the part of the Depositary to repay the Deposits or accrued interest thereon in full on a timely basis. Amounts deposited with the Depositary under the Escrow Agreement and the Deposit Agreement are not property of American and are not entitled to the benefits of Section 1110.

Because there is no current market for the Class B Certificates, you may have a limited ability to resell Class B Certificates.

The Class B Certificates are a new issue of securities. Prior to this offering of the Class B Certificates, there has been no trading market for the Class B Certificates. Neither American nor the Class B Trust intends to apply for listing of the Class B Certificates on any securities exchange. The Underwriters may assist in resales of the Class B Certificates, but they are not required to do so, and any market-making activity may be discontinued at any time without notice at the sole discretion of each Underwriter. A secondary market for the Class B Certificates therefore may not develop. If a secondary market does develop, it might not continue or it might not be sufficiently liquid to allow you to resell any of your Class B Certificates. If an active trading market does not develop, the market price and liquidity of the Class B Certificates may be adversely affected. Neither the Class B Certificates nor the related Escrow Receipts may be separately assigned or transferred.

The liquidity of, and trading market for, the Class B Certificates also may be adversely affected by general declines in the markets or by declines in the market for similar securities. Such declines may adversely affect such liquidity and trading markets independent of American’s financial performance and prospects. See also “—The market for Class B Certificates could be negatively affected by legislative and regulatory changes.”

The market for Class B Certificates could be negatively affected by legislative and regulatory changes.

The Class B Certificates are sold to investors under an exemption to the Investment Company Act of 1940, as amended (the “Investment Company Act”), that permits the Class B Trust to issue the Class B Certificates to investors without registering as an investment company; provided that the Class B Certificates have an investment grade credit rating at the time of original sale. Recent events in the debt markets, including defaults on asset-backed securities that had an investment grade credit rating at the time of issuance, have prompted a number of broad based legislative and regulatory reviews, including a review of the regulations that permit the issuance of certain asset-backed securities based upon the credit ratings of such securities. In particular, the SEC is required under the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd Frank Act”) to adopt rule changes generally to remove any reference to credit ratings in its regulations. The SEC has previously requested comments on alternatives to the investment grade credit rating exemption under the Investment Company Act relied upon by the Class B Trust to sell the Class B Certificates to investors generally, and on other conditions to using the rule. Adoption by the SEC of any such alternatives or additional conditions is likely to eliminate or significantly modify this exemption. Unless a different exemption becomes available, there is no other exemption currently that would allow the Class B Trust to sell the Class B Certificates to investors generally. If the SEC adopts rule changes that eliminate the investment grade credit rating exemption, or if other legislative or regulatory changes are enacted that affect the ability of the Class B Trust to issue the Class B Certificates to investors generally or affect the ability of such investors to continue to hold or purchase the Class B Certificates, or to re-sell their Class B Certificates to other investors generally, the secondary market (if any) for the Class B Certificates could be negatively affected and, as a result, the market price of the Class B Certificates could decrease.

Payments under the Class B Certificates to certain foreign entities that fail to meet specified requirements may be subject to withholding tax under FATCA.

The provisions of U.S. federal income tax law known as the Foreign Account Tax Compliance Act (“FATCA”) generally impose a 30% withholding tax on payments of U.S.-source interest and (subject to the proposed Treasury Regulations discussed in “Material U.S. Federal Income Tax Consequences—Foreign Account Tax Compliance Act”) gross proceeds from the disposition of property that could produce U.S.-source interest to certain foreign entities that fail to meet specified requirements. Such withholding tax may apply without regard to whether such foreign entity receives such payments on its own behalf or on behalf of another party. We or another paying agent may apply FATCA withholding taxes to payments made under, and gross proceeds from dispositions of, the Deposits or the Series B Equipment Notes (or any other assets held by the Class B Trust). Class B Certificateholders will not be indemnified directly or indirectly for the amount of any withholding taxes imposed under FATCA. See “Material U.S. Federal Income Tax Consequences.”

Credit risk retention regulation in Europe and the United Kingdom may adversely impact an investment in or the liquidity of the Class B Certificates.

In Europe there is increased political and regulatory scrutiny of the asset-backed securities industry. This has resulted in a number of measures for increased regulation which are currently at various stages of implementation and which may have an adverse impact on the regulatory capital charge to certain investors in securitization exposures or the incentives for certain investors to hold asset-backed securities, and may thereby affect the price and liquidity of such securities.

Neither American nor any of its affiliates nor any Underwriter: (i) makes any representation as to compliance of the transactions contemplated herein with Regulation (EU) 2017/2402 (the “EU Securitization Regulation”), which has applied since January 1, 2019, or any guidelines or other materials published by the European Supervisory Authorities (jointly or individually) in relation thereto, applicable regulatory and/or implementing technical standards or delegated regulation made under the EU Securitization Regulation (including any applicable transitional provisions) and any applicable laws, regulations, rules, guidance or other applicable national implementing measures in any EU member state or other jurisdiction what has implemented the EU Securitisation Regulation in each case as amended from time to time (including, but not limited to, pursuant to Regulation (EU) 2021/557 of the European Parliament and of the Council of 31 March 2021) (the “EU Securitization Laws”), or in respect of the EU Securitization Regulation as retained under the domestic laws of the United Kingdom as “retained EU law”, by operation of the European Union (Withdrawal) Act 2018 and as amended by the Securitisation (Amendment) (EU Exit) Regulations 2019 (and as may be further amended, supplemented or replaced, from time to time) (the “UK Securitization Regulation”), together with any applicable binding technical standards made under the UK Securitization Regulation (including, without limitation, any regulatory or implementing technical standards of the European Union retained under the domestic laws of the United Kingdom as “retained EU law” by operation of the European Union (Withdrawal) Act 2018 (as may be amended, supplemented or replaced, from time to time)), any relevant guidance and policy statements relating to the application of the UK Securitization Regulation (or any binding technical standards) published by the Prudential Regulation Authority and/or the Financial Conduct Authority (or their successors), any other relevant transitional, saving or other provision relevant to the UK Securitization Regulation by virtue of the operation of the European Union (Withdrawal) Act 2018, and any other applicable laws, acts, statutory instruments, rules, guidance or policy statements published or enacted relating to the UK Securitization Regulation, in each case, as may be further amended, supplemented or replaced, from time to time (the “UK Securitization Laws”), or regarding the regulatory capital treatment of the investment in the Class B Certificates on the Issuance Date or at any time in the future; or (ii) undertakes to retain a material net economic interest in the Class B Certificates in accordance with the EU Securitization Laws or UK Securitization Laws, to provide any additional information or to take any other action that may be required to enable an affected investor to comply with any EU Securitization Laws or UK Securitization Laws or comply or enable compliance with the other requirements of the EU Securitization Laws or UK Securitization Laws; or (iii) accepts any responsibility to investors for the regulatory treatment of their investments in the Class B Certificates by any regulatory authority in any jurisdiction. If the regulatory treatment of an investment in the Class B Certificate is relevant to any investor’s decision whether or not to invest, the investor should consult with its own legal, accounting and other advisors or its national regulator in determining its own regulatory position. Were the Class B Certificates considered to be a “securitization position” for the purposes of the EU Securitization Laws and/or UK Securitization Laws, they may not be a suitable investment for any investor which is subject to the EU Securitization Laws and/or UK Securitization Laws (as applicable), including credit institutions, authorized alternative investment fund managers, investment fund managers, investment firms, insurance or reinsurance undertakings, institutions for occupational retirement schemes and UCITS funds. This may affect that investor’s ability to resell the Class B Certificates and may also affect the price and liquidity of the Class B Certificates in the secondary market. Investors must be prepared to bear the risk of holding Class B Certificates until maturity.

Certain of the regulatory or legislative provisions described above if applicable to certain investors may have the effect of limiting or restricting their ability to hold or acquire the Class B Certificates, which, in turn, may adversely affect the ability of investors in the Class B Certificates who are not subject to those provisions to resell their Class B Certificates in the secondary market. No representation is made as to the proper characterization of the Class B Certificates for legal, investment, financial institution regulatory, financial reporting or other purposes, as to the ability of particular investors to purchase the Class B Certificates under applicable legal investment or other restrictions or as to the consequences of an investment in the Class B Certificates for such purposes or under such restrictions.

Investors are themselves responsible for monitoring and assessing any changes to European Securitization Laws and/or the UK Securitization Laws (as applicable). There can be no assurances as to whether the transactions described herein will be affected by a change in law or regulation relating to the EU Securitization Laws or UK Securitization Laws, including as a result of any changes recommended in future reports or reviews. Investors should therefore make themselves aware of the EU Securitization Laws and the UK Securitization Laws (and any corresponding implementing rules of the relevant regulators), in addition to any other regulatory requirements that are (or may become) applicable to them or with respect to their investment in the Class B Certificates.

USE OF PROCEEDS

The proceeds from the sale of the Class B Certificates will initially be held in escrow and deposited with the Depositary, pending the financing of each Aircraft under a related Indenture. The Class B Trust will withdraw funds from the escrow account relating to such Trust to acquire from American the Series B Equipment Notes with respect to each Aircraft as such Aircraft is subjected to the related Indenture.

The Series B Equipment Notes will be full recourse obligations of American. American will use the proceeds from the issuance of the Series B Equipment Notes issued with respect to each New Delivery Aircraft to finance, in part, the acquisition of such New Delivery Aircraft. American will use the aggregate proceeds from the issuance of the Series B Equipment Notes issued with respect to each Owned Embraer Aircraft to reimburse itself for the prepayment of the applicable Existing Financing for such Owned Embraer Aircraft. Any remaining proceeds will be used for general corporate purposes and to pay fees and expenses relating to this offering.

The Owned Embraer Aircraft are currently subject to liens under separate mortgage financings, which were entered into by American with respect to such Owned Embraer Aircraft between October 21, 2020 and December 3, 2020, and such mortgage financings are scheduled to mature between July 21, 2032 and September 3, 2032 (each such mortgage financing, an “Existing Financing” and, collectively, the “Existing Financings”). Each of the Existing Financings bears interest at a floating rate measured by reference to LIBOR plus a borrowing margin. As of September 30, 2021, the weighted average interest rate of the Existing Financings is 2.99% per annum.

DESCRIPTION OF THE CERTIFICATES

The following summary of particular material terms of the Certificates supplements (and, to the extent inconsistent therewith, replaces) the description of the general terms and provisions of pass through certificates set forth in the prospectus accompanying this prospectus supplement. The summary does not purport to be complete and is qualified in its entirety by reference to all of the provisions of the Basic Agreement, which was filed with the SEC as an exhibit to a Current Report on Form 8-K, filed on September 17, 2014, and to all of the provisions of the Certificates, the Trust Supplements, the Liquidity Facilities, the Deposit Agreement, the Escrow Agreement, the Note Purchase Agreement and the Intercreditor Agreement, copies of which will be filed as exhibits to a Current Report on Form 8-K to be filed by American with the SEC.

Except as otherwise indicated, the following summary relates to each of the Trusts and the Certificates issued by each Trust. The terms and conditions governing each of the Trusts will be generally analogous, except as otherwise indicated herein (including as described under “—Subordination” below and elsewhere in this prospectus supplement), and except that the principal amount and scheduled principal repayments of the Equipment Notes held by each Trust and the interest rate and maturity date of the Equipment Notes held by each Trust will differ.

General

Each Certificate will represent a fractional undivided interest in one of the following American Airlines 2021-1 Pass Through Trusts: the “Class A Trust” and the “Class B Trust,” and, collectively, the “Trusts.” The Trusts will be formed pursuant to a pass through trust agreement between American and Wilmington Trust Company, as trustee, dated as of September 16, 2014 (the “Basic Agreement”), and two separate supplements thereto to be dated as of the Issuance Date (each, a “Trust Supplement” and, together with the Basic Agreement, collectively, the “Pass Through Trust Agreements”). The trustee under the Class A Trust and the Class B Trust is referred to herein, respectively, as the “Class A Trustee” and the “Class B Trustee,” and collectively as the “Trustees.” The Certificates to be issued by the Class A Trust are referred to herein, as the “Class A Certificates”. The Certificates to be issued by a Class B Trust are referred to herein as the “Class B Certificates.” The Class A Trust will purchase all of the Series A Equipment Notes and the Class B Trust will purchase all of the Series B Equipment Notes, respectively, issued with respect to each Aircraft. The holders of the Class A Certificates and the Class B Certificates, are referred to herein, respectively, as the “Class A Certificateholders” and the “Class B Certificateholders,” and collectively as the “Certificateholders.” Assuming all of the Equipment Notes expected to be issued with respect to the Aircraft are issued, the sum of the initial principal balance of the Equipment Notes held by each Trust will equal the initial aggregate face amount of the Certificates issued by such Trust.

The Certificates to be issued by the Class A Trust were offered pursuant to separate offering materials and are not being offered under this prospectus supplement.

Each Certificate will represent a fractional undivided interest in the Trust created by the applicable Pass Through Trust Agreement. The property of each Trust (the “Trust Property”) will consist of:

•

subject to the Intercreditor Agreement, the Equipment Notes acquired by such Trust on or prior to the Delivery Period Termination Date, all monies at any time paid thereon and all monies due and to become due thereunder;

•	the rights of such Trust to acquire the related series of Equipment Notes under the Note Purchase Agreement;

•

the rights of such Trust under the applicable Escrow Agreement to request the Escrow Agent to withdraw from the Depositary funds sufficient to enable such Trust to purchase the related series of Equipment Notes upon the financing of an Aircraft under the related Indenture on or prior to the Delivery Period Termination Date;

•	the rights of such Trust under the Intercreditor Agreement (including all rights to receive monies receivable in respect of such rights);

•	all monies receivable under the separate Liquidity Facility for such Trust; and

•	funds from time to time deposited with the applicable Trustee in accounts relating to such Trust. (Trust Supplements, Section 1.01)

The Certificates of a Trust represent fractional undivided interests in such Trust only, and all payments and distributions thereon will be made only from the Trust Property of such Trust. (Basic Agreement, Sections 2.01 and 3.09; Trust Supplements, Section 3.01) The Certificates do not represent indebtedness of the Trusts, and references in this prospectus supplement to interest accruing on the Certificates are included for purposes of computation only. (Basic Agreement, Section 3.09; Trust Supplements, Section 3.01) The Certificates do not represent an interest in or obligation of American, the Trustees, the Subordination Agent, any of the Loan Trustees or any affiliate of any thereof. Each Certificateholder by its acceptance of a Certificate agrees to look solely to the income and proceeds from the Trust Property of the related Trust for payments and distributions on such Certificate. (Basic Agreement, Section 3.09)

Pursuant to the Escrow Agreement applicable to each Trust, the Certificateholders of such Trust, as holders of the Escrow Receipts affixed to each Certificate issued by such Trust, are entitled to certain rights with respect to the Deposits relating to such Trust. Accordingly, any transfer of a Certificate will have the effect of transferring the corresponding rights with respect to the Deposits, and rights with respect to the Deposits may not be separately transferred by the Certificateholders. (Escrow Agreement, Section 1.03) In addition, the Certificates and the related Escrow Receipts may not be separately assigned or transferred. Rights with respect to the Deposits and the Escrow Agreement relating to a Trust, except for the right to direct withdrawals for the purchase of related Equipment Notes, will not constitute Trust Property. (Trust Supplements, Section 1.01) Payments to the Certificateholders in respect of the Deposits and the Escrow Receipts relating to a Trust will constitute payments to such Certificateholders solely in their capacity as holders of the related Escrow Receipts.

The Certificates of each Trust will be issued in fully registered form only and will be subject to the provisions described below under “—Book-Entry Registration; Delivery and Form.” The Certificates will be issued only in minimum denominations of $2,000 (or such other denomination that is the lowest integral multiple of $1,000, that is, at the time of issuance, equal to at least 1,000 euros) and integral multiples of $1,000 in excess thereof, except that one Certificate of each class may be issued in a different denomination. (Trust Supplements, Section 4.01(a))

Payments and Distributions

The following description of distributions on the Certificates should be read in conjunction with the description of the Intercreditor Agreement because the Intercreditor Agreement may alter the following provisions in a default situation. See “—Subordination” and “Description of the Intercreditor Agreement.”

Payments of interest on the Deposits with respect to each Trust and payments of principal, Make-Whole Amount (if any) and interest on the Equipment Notes or with respect to other Trust Property held in each Trust will be distributed by the Paying Agent (in the case of Deposits) or by the Trustee (in the case of Trust Property of such Trust) to Certificateholders of such Trust on the date receipt of such payment is confirmed, except in the case of certain types of Special Payments.

January 11 and July 11 of each year, commencing on July 11, 2022, are referred to herein as “Regular Distribution Dates” (each Regular Distribution Date and Special Distribution Date, a “Distribution Date”).

Interest

The Deposits held with respect to each Trust will accrue interest at the applicable rate per annum for each class of Certificates to be issued by such Trust, payable on each Regular Distribution Date commencing on

July 11, 2022, except as described under “Description of the Deposit Agreement—Other Withdrawals and Return of Deposits.” The issued and outstanding series of Equipment Notes held in a Trust will accrue interest at the rate per annum applicable to the class of Certificates to be issued by such Trust, payable on each Regular Distribution Date after the respective Equipment Notes are issued, except as described under “Description of the Equipment Notes—Redemption.” Accrued interest will be payable in arrears on each Regular Distribution Date.

The interest rate per annum applicable to the Class B Certificates is set forth on the cover page of this prospectus supplement; provided that the interest rate per annum applicable to any new Class B Certificates issued in connection with the issuance of any new Series B Equipment Notes issued as described in “Possible Issuance of Additional Certificates and Refinancing and Reissuance of Certificates—Refinancing or Reissuance of Certificates” may differ. The interest rate per annum applicable to the Class B Certificates shown on the cover page of this prospectus supplement and the Class A Certificates described in the immediately following sentence is referred to as the “Stated Interest Rate” for such class of Certificates. The interest rate per annum applicable to the Class A Certificates is 2.875%. Interest payments will be distributed to the Certificateholders of such trust on each Regular Distribution Date until the final Distribution Date for such Trust, subject to the Intercreditor Agreement. Interest on the Deposits and on the Equipment Notes will be calculated on the basis of a 360-day year, consisting of twelve 30-day months.

Distributions of interest on the Class A Certificates and the Class B Certificates will each be supported by a separate Liquidity Facility to be provided by the applicable Liquidity Provider for the benefit of the holders of such Certificates. Each such Liquidity Facility is expected to provide an aggregate amount sufficient to distribute interest on the Pool Balance of the applicable class of Certificates at the Stated Interest Rate for such Certificates on up to three successive semiannual Regular Distribution Dates (without regard to any future distributions of principal on such Certificates), except that no Liquidity Facility will cover interest payable by the Depositary on the Deposits. The Liquidity Facility for any class of Certificates does not provide for drawings thereunder to pay for principal or Make-Whole Amount (if any) with respect to such Certificates, any interest with respect to such Certificates in excess of the Stated Interest Rate therefor, or, notwithstanding the subordination provisions of the Intercreditor Agreement, principal, interest, or Make-Whole Amount (if any) with respect to the Certificates of any other class. Therefore, only the holders of the Class A Certificates and Class B Certificates will be entitled to receive and retain the proceeds of drawings under the applicable Liquidity Facility. See “Description of the Liquidity Facilities.”

Principal

Payments of principal on the issued and outstanding Series A Equipment Notes and Series B Equipment Notes are scheduled to be made in specified amounts on January 11 and July 11 in each year, (i) commencing on January 11, 2023 and (ii) ending on July 11, 2034 in the case of the Series A Equipment Notes, and on July 11, 2030 in the case of the Series B Equipment Notes.

Distributions

Payments of interest on the Deposits (other than as part of any withdrawals described in “Description of the Deposit Agreement—Other Withdrawals and Return of Deposits”) and payments of interest on or principal of the Equipment Notes (including drawings made under a Liquidity Facility in respect of a shortfall of interest payable on any Certificate) scheduled to be made on a Regular Distribution Date are referred to herein as “Scheduled Payments.” See “Description of the Equipment Notes—Principal and Interest Payments.” The “Final Legal Distribution Date” for the Class A Certificates is January 11, 2036 and for the Class B Certificates is January 11, 2032.

The Paying Agent with respect to each Escrow Agreement will distribute on each Regular Distribution Date to the Certificateholders of the Trust to which such Escrow Agreement relates all Scheduled Payments received in respect of the related Deposits, the receipt of which is confirmed by the Paying Agent on such Regular

Distribution Date. Subject to the Intercreditor Agreement, on each Regular Distribution Date, the Trustee of each Trust will distribute to the Certificateholders of such Trust all Scheduled Payments received in respect of the Equipment Notes held on behalf of such Trust, the receipt of which will be confirmed by such Trustee on such Regular Distribution Date. Each Certificateholder of each Trust will be entitled to receive its proportionate share, based upon its fractional undivided interest in such Trust, of any distribution in respect of Scheduled Payments of interest on Deposits relating to such Trust, and, subject to the Intercreditor Agreement, each Certificateholder of each Trust will be entitled to receive its proportionate share, based upon its fractional undivided interest in such Trust, of any distribution in respect of Scheduled Payments of principal of or interest on the Equipment Notes held on behalf of such Trust. Each such distribution of Scheduled Payments will be made by the applicable Paying Agent or the applicable Trustee, as the case may be, to the Certificateholders of record of the relevant Trust on the record date applicable to such Scheduled Payment (generally, 15 days prior to each Regular Distribution Date), subject to certain exceptions. (Basic Agreement, Sections 1.01 and 4.02(a); Escrow Agreement, Section 2.03(a)) If a Scheduled Payment is not received by the applicable Paying Agent or the applicable Trustee, as the case may be, on a Regular Distribution Date but is received within five days thereafter, it will be distributed on the date received to such holders of record. If amounts are received after such five-day period, such amounts will be treated as a Special Payment and distributed as described below. (Intercreditor Agreement, Section 1.01; Escrow Agreement, Section 2.03(d))

Any payment in respect of, or any proceeds of, any Equipment Note or the collateral under any Indenture (the “Collateral”) other than a Scheduled Payment (each, a “Special Payment”) will be distributed on, in the case of an early redemption or purchase of any Equipment Note, the date of such early redemption or purchase (which will be a Business Day), and otherwise on the Business Day specified for distribution of such Special Payment pursuant to a notice delivered by each Trustee (as described below) as soon as practicable after the applicable Trustee has received notice of such Special Payment, or has received the funds for such Special Payment (each, a “Special Distribution Date”). Any such distribution will be subject to the Intercreditor Agreement. (Basic Agreement, Sections 4.02(b) and (c); Trust Supplements, Section 7.01(d))

Any Deposits withdrawn because a Triggering Event occurs, and any unused Deposits remaining as of the Delivery Period Termination Date, will be distributed, together with accrued and unpaid interest thereon, but without any premium (each, also a “Special Payment”), on a date no earlier than 15 days after the Paying Agent has received notice of the event requiring such distribution (also, a “Special Distribution Date”). However, if the day scheduled for such withdrawal is within 10 days before or after a Regular Distribution Date, the Escrow Agent will request that such withdrawal be made on such Regular Distribution Date. Any such distribution will not be subject to the Intercreditor Agreement. (Escrow Agreement, Sections 1.02(f), 2.03(b) and 2.06)

“Triggering Event” means (i) the occurrence of an Indenture Event of Default under all of the Indentures resulting in a PTC Event of Default with respect to the most senior class of Certificates then outstanding, (ii) the acceleration of all of the outstanding Equipment Notes (provided that, with respect to the period prior to the Delivery Period Termination Date, the aggregate principal amount thereof exceeds $550 million) or (iii) certain bankruptcy or insolvency events involving American. (Intercreditor Agreement, Section 1.01)

Any Deposits withdrawn because an Aircraft suffers a Delivery Period Event of Loss (or an event that would constitute such a Delivery Period Event of Loss but for the requirement that notice be given or time elapse or both) before such Aircraft is financed pursuant to this offering will be distributed, together with accrued and unpaid interest thereon, but without any premium (each, also a “Special Payment”), on a date no earlier than 15 days after the Paying Agent has received notice of the event requiring such distribution (also, a “Special Distribution Date”). Any such distribution will not be subject to the Intercreditor Agreement. (Escrow Agreement, Sections 1.02(e), 2.03(b) and 2.07)

Each Paying Agent, in the case of Deposits, and each Trustee, in the case of Trust Property, will mail (or, in the case of Global Certificates, send electronically in accordance with DTC’s applicable procedures) a notice to the Certificateholders of the applicable Trust stating the scheduled Special Distribution Date, the related record date, the amount of the Special Payment and, in the case of a distribution under the applicable Pass Through Trust Agreement, the reason for the Special Payment. In the case of a redemption or purchase of the Equipment Notes held in the related Trust or any withdrawal or return of Deposits described under “Description of the Deposit Agreement—Other Withdrawals and Return of Deposits,” such notice will be mailed (or, in the case of Global Certificates, sent electronically in accordance with DTC’s applicable procedures) not less than 15 days prior to the date such Special Payment is scheduled to be distributed, and in the case of any other Special Payment, such notice will be mailed (or, in the case of Global Certificates, sent electronically in accordance with DTC’s applicable procedures) as soon as practicable after the applicable Trustee has confirmed that it has received funds for such Special Payment. (Basic Agreement, Section 4.02(c); Trust Supplements, Section 7.01(d); Escrow Agreement, Sections 2.06 and 2.07) Each distribution of a Special Payment, other than a Final Distribution, on a Special Distribution Date for any Trust will be made by the Paying Agent or the Trustee, as applicable, to the Certificateholders of record of such Trust on the record date applicable to such Special Payment. (Basic Agreement, Section 4.02(b); Escrow Agreement, Section 2.03(b)) See “—Indenture Events of Default and Certain Rights Upon an Indenture Event of Default” and “Description of the Equipment Notes—Redemption.”

Each Pass Through Trust Agreement requires that the relevant Trustee establish and maintain, for the related Trust and for the benefit of the Certificateholders of such Trust, one or more non-interest bearing accounts (the “Certificate Account”) for the deposit of payments representing Scheduled Payments received by such Trustee. (Basic Agreement, Section 4.01) Each Pass Through Trust Agreement requires that such Trustee establish and maintain, for the related Trust and for the benefit of the Certificateholders of such Trust, one or more accounts (the “Special Payments Account”) for the deposit of payments representing Special Payments received by such Trustee, which will be non-interest bearing except in certain limited circumstances where such Trustee may invest amounts in such account in certain Permitted Investments. (Basic Agreement, Section 4.01 and Section 4.04; Trust Supplements, Section 7.01(c)) Pursuant to the terms of each Pass Through Trust Agreement, the Trustee is required to deposit any Scheduled Payments relating to the applicable Trust received by it in the Certificate Account of such Trust and to deposit any Special Payments received by it in the Special Payments Account of such Trust. (Basic Agreement, Section 4.01; Trust Supplements, Section 7.01(c))

All amounts so deposited will be distributed by such Trustee on a Regular Distribution Date or a Special Distribution Date, as appropriate. (Basic Agreement, Section 4.02)

Each Escrow Agreement requires that the Paying Agent establish and maintain, for the benefit of the applicable Receiptholders, an account (the “Paying Agent Account”), which will be non-interest bearing, and the Paying Agent is under no obligation to invest any amounts held in the Paying Agent Account. (Escrow Agreement, Section 2.02) Pursuant to the terms of the Deposit Agreement, the Depositary agrees to pay interest payable on Deposits and amounts withdrawn from the Deposits as described under “Description of the Deposit Agreement—Other Withdrawals and Return of Deposits,” in accordance with the applicable Deposit Agreement, directly into the related Paying Agent Account. (Deposit Agreement, Section 4) All amounts so deposited in the Paying Agent Accounts will be distributed by the Paying Agent on a Regular Distribution Date or Special Distribution Date, as appropriate. See “Description of the Deposit Agreement.” The Final Distribution for each Trust will be made only upon presentation and surrender of the Certificates for such Trust at the office or agency of the relevant Trustee specified in the notice given by the Trustee of such Final Distribution. (Basic Agreement, Section 11.01) See “—Termination of the Trusts” below. Distributions in respect of Certificates issued in global form will be made as described in “—Book-Entry Registration; Delivery and Form” below.

If any Regular Distribution Date or Special Distribution Date is not a Business Day, distributions scheduled to be made on such Regular Distribution Date or Special Distribution Date will be made on the next succeeding Business Day and interest will not be added for such additional period. (Basic Agreement, Section 12.11; Trust Supplements, Sections 3.02(c) and 3.02(d))

“Business Day” means, with respect to Certificates of any class, any day (a) other than a Saturday, a Sunday or a day on which commercial banks are required or authorized to close in New York, New York; Fort Worth,

Texas; Wilmington, Delaware; or, so long as any Certificate of such class is outstanding, the city and state in which the relevant Trustee, the Subordination Agent or any related Loan Trustee maintains its corporate trust office or receives and disburses funds, and (b) solely with respect to drawings under any Liquidity Facility, which is also a “Business Day” as defined in such Liquidity Facility. (Intercreditor Agreement, Section 1.01)

Subordination

The Certificates are subject to subordination terms set forth in the Intercreditor Agreement. See “Description of the Intercreditor Agreement—Priority of Distributions.”

Pool Factors

The “Pool Balance” of the Certificates issued by any Trust indicates, as of any date, the original aggregate face amount of the Certificates of such Trust less the aggregate amount of all distributions made as of such date in respect of the Certificates of such Trust or in respect of the Deposits relating to such Trust, other than distributions made in respect of interest or Make-Whole Amount (if any) or reimbursement of any costs and expenses incurred in connection therewith. The Pool Balance of the Certificates issued by any Trust as of any date will be computed after giving effect to any distribution with respect to unused Deposits relating to such Trust, payment of principal, if any, on the Equipment Notes held by such Trust or payment with respect to other Trust Property held in such Trust and the distribution thereof to be made on such date. (Trust Supplements, Section 1.01; Intercreditor Agreement, Section 1.01)

The “Pool Factor” for each Trust as of any Distribution Date is the quotient (rounded to the seventh decimal place) computed by dividing (i) the Pool Balance of such Trust by (ii) the original aggregate face amount of the Certificates of such Trust. The Pool Factor for each Trust as of any Distribution Date will be computed after giving effect to any distribution with respect to unused Deposits relating to such Trust, payment of principal, if any, on the Equipment Notes held by such Trust or payments with respect to other Trust Property held in such Trust and the distribution thereof to be made on that date. (Trust Supplements, Section 1.01) The Pool Factor of each Trust will be 1.0000000 on the date of issuance of the related Certificates (the “Issuance Date”); thereafter, the Pool Factor for each Trust will decline as described herein to reflect reductions in the Pool Balance of such Trust. The amount of a Certificateholder’s pro rata share of the Pool Balance of a Trust can be determined by multiplying the original denomination of the Certificateholder’s Certificate of such Trust by the Pool Factor for such Trust as of the applicable Distribution Date. Notice of the Pool Factor and the Pool Balance for each Trust will be mailed (or, in the case of Global Certificates, sent electronically in accordance with DTC’s applicable procedures) to Certificateholders of such Trust on each Distribution Date. (Trust Supplements, Section 5.01(a))

The following table sets forth the expected aggregate principal amortization schedule (the “Assumed Amortization Schedule”) for the Equipment Notes to be held in each Trust and resulting Pool Factors with respect to each Trust, assuming that (i) each Aircraft has been subjected to an Indenture on or prior to January 11, 2023 and (ii) all of the related Equipment Notes with respect to such Aircraft have been acquired by such Trust by such date. The actual aggregate principal amortization schedule applicable to a Trust and the resulting Pool Factors with respect to such Trust may differ from the Assumed Amortization Schedule because the scheduled distribution of principal payments for such Trust may be affected if, among other things, any Equipment Notes held in such Trust are redeemed or purchased, if a default in payment on any Equipment Note occurs, or if any Aircraft is not subjected to an Indenture and the related Equipment Notes are not acquired by such Trust.

	Class A		Class B
Date	Scheduled Principal Payments	Expected Pool Factor	Scheduled Principal Payments	Expected Pool Factor
Issuance Date	$0.00	1.0000000	$0.00	1.0000000
January 11, 2023	20,318,495.75	0.9731884	9,092,925.00	0.9550000
July 11, 2023	20,318,495.75	0.9463768	9,092,925.00	0.9100000
January 11, 2024	20,318,495.75	0.9195652	9,092,925.00	0.8650000
July 11, 2024	20,318,495.75	0.8927536	9,092,925.00	0.8200000
January 11, 2025	20,318,495.75	0.8659420	9,092,925.00	0.7750000
July 11, 2025	20,318,495.75	0.8391304	9,092,925.00	0.7300000
January 11, 2026	20,318,495.75	0.8123188	9,092,925.00	0.6850000
July 11, 2026	20,318,495.75	0.7855073	9,092,925.00	0.6400000
January 11, 2027	20,318,495.75	0.7586957	9,092,925.00	0.5950000
July 11, 2027	20,318,495.75	0.7318841	9,092,925.00	0.5500000
January 11, 2028	20,318,495.75	0.7050725	9,092,925.00	0.5050000
July 11, 2028	20,318,495.75	0.6782609	9,092,925.00	0.4600000
January 11, 2029	20,318,495.75	0.6514493	9,092,925.00	0.4150000
July 11, 2029	20,318,495.75	0.6246377	9,092,925.00	0.3700000
January 11, 2030	20,318,495.75	0.5978261	9,092,925.00	0.3250000
July 11, 2030	20,318,495.75	0.5710145	65,671,125.00	0.0000000
January 11, 2031	20,318,495.75	0.5442029	0.00	0.0000000
July 11, 2031	20,318,495.75	0.5173913	0.00	0.0000000
January 11, 2032	20,318,495.75	0.4905797	0.00	0.0000000
July 11, 2032	20,318,495.75	0.4637681	0.00	0.0000000
January 11, 2033	20,318,495.75	0.4369565	0.00	0.0000000
July 11, 2033	20,318,495.75	0.4101449	0.00	0.0000000
January 11, 2034	20,318,495.75	0.3833334	0.00	0.0000000
July 11, 2034	290,499,597.75	0.0000000	0.00	0.0000000

If the Pool Factor and Pool Balance of a Trust differ from the Assumed Amortization Schedule for such Trust, notice thereof will be provided to the Certificateholders of such Trust as described hereafter. The Pool Factor and Pool Balance of each Trust will be recomputed if there has been an early redemption, purchase or default in the payment of principal or interest in respect of one or more of the Equipment Notes held in a Trust, as described in “—Indenture Events of Default and Certain Rights Upon an Indenture Event of Default,” “Possible Issuance of Additional Certificates and Refinancing and Reissuance of Certificates” and “Description of the Equipment Notes—Redemption,” or a special distribution of unused Deposits attributable to (a) the occurrence of a Delivery Period Event of Loss (or an event that would constitute such a Delivery Period Event of Loss but for the requirement that notice be given or time elapse or both) with respect to an Aircraft before such Aircraft is financed pursuant to this offering, (b) the occurrence of a Triggering Event or (c) unused Deposits remaining after the Delivery Period Termination Date, in each case as described in “Description of the Deposit Agreement—Other Withdrawals and Return of Deposits.” If the aggregate principal payments scheduled for a Regular Distribution Date prior to the Delivery Period Termination Date will not be as set forth in the Assumed Amortization Schedule for a Trust, notice thereof will be mailed (or, in the case of Global Certificates, sent electronically in accordance with DTC’s applicable procedures) to the Certificateholders of such Trust by no later than the 15th day prior to such Regular Distribution Date. Promptly following (i) the Delivery Period Termination Date or, if applicable, the date any unused Deposits are withdrawn following the Delivery Period Termination Date, if there has been, on or prior to such date, (x) any change in the Pool Factor and the scheduled payments from the Assumed Amortization Schedule or (y) any such redemption, purchase, default or special distribution and (ii) the date of any such redemption, purchase, default or special distribution occurring after the Delivery Period Termination Date or, if applicable the date any unused Deposits are withdrawn following the Delivery Period Termination Date, the Pool Factor, Pool Balance and expected principal payment schedule of each Trust will be recomputed after giving effect thereto and notice thereof will be mailed (or, in the case of Global Certificates, sent electronically in accordance with DTC’s applicable procedures) to the Certificateholders of such Trust. (Trust Supplements, Sections 5.01(c) and 5.01(d)) See “—Reports to Certificateholders,” “—Certificate Buyout Right of Certificateholders,” and “Description of the Deposit Agreement.”

Reports to Certificateholders

On each Distribution Date, the applicable Trustee will include with each distribution by it of a Scheduled Payment or Special Payment to the Certificateholders of the related Trust a statement, giving effect to such distribution to be made on such Distribution Date, setting forth the following information (per $1,000 aggregate principal amount of Certificates as to items (2), (3), (4) and (5) below):

(1)

the aggregate amount of funds distributed on such Distribution Date under the related Pass Through Trust Agreement and under the related Escrow Agreement, indicating the amount, if any, allocable to each source, including any portion thereof paid by the applicable Liquidity Provider;

(2)	the amount of such distribution under the related Pass Through Trust Agreement allocable to principal and the amount allocable to Make-Whole Amount (if any);

(3)	the amount of such distribution under the related Pass Through Trust Agreement allocable to interest, indicating any portion thereof paid by the applicable Liquidity Provider;

(4)	the amount of such distribution under the related Escrow Agreement allocable to interest, if any;

(5)	the amount of such distribution under the related Escrow Agreement allocable to unused Deposits, if any; and

(6)	the Pool Balance and the Pool Factor for such Trust. (Trust Supplements, Section 5.01)

As long as the Certificates are registered in the name of The Depository Trust Company (“DTC”) or its nominee (including Cede & Co. (“Cede”)), on the record date prior to each Distribution Date, the applicable Trustee will request that DTC post on its Internet bulletin board a securities position listing setting forth the names of all DTC Participants reflected on DTC’s books as holding interests in the applicable Certificates on such record date. On each Distribution Date, the applicable Trustee will send electronically in accordance with DTC’s applicable procedures to each such DTC Participant the statement described above and will make available additional copies as requested by such DTC Participant for forwarding to Certificate Owners. (Trust Supplements, Section 5.01(a))

In addition, after the end of each calendar year, the applicable Trustee will furnish to each person who at any time during the preceding calendar year was a Certificateholder of record of the applicable Trust a report containing the sum of the amounts determined pursuant to clauses (1), (2), (3), (4) and (5) above with respect to such Trust for such calendar year or, if such person was a Certificateholder during only a portion of such calendar year, for the applicable portion of such calendar year, and such other items as are readily available to such Trustee and which a Certificateholder reasonably requests as necessary for the purpose of such Certificateholder’s preparation of its U.S. federal income tax returns or foreign income tax returns. (Trust Supplements, Section 5.01(b)) Such report and such other items will be prepared on the basis of information supplied to the applicable Trustee by the DTC Participants and will be delivered by such Trustee to such DTC Participants to be available for forwarding by such DTC Participants to Certificate Owners. (Trust Supplements, Section 5.01(b))

At such time, if any, as Certificates are issued in the form of Definitive Certificates, the applicable Trustee will prepare and deliver the information described above to each Certificateholder of record of the applicable Trust as the name and period of record ownership of such Certificateholder appears on the records of the registrar of the applicable Certificates.

Indenture Events of Default and Certain Rights Upon an Indenture Event of Default

Since the Equipment Notes issued under an Indenture will be held in more than one Trust, a continuing Indenture Event of Default would affect the Equipment Notes held by each such Trust. See “Description of the Equipment Notes—Indenture Events of Default, Notice and Waiver” for a list of Indenture Events of Default.

Upon the occurrence and during the continuation of an Indenture Event of Default under an Indenture, the Controlling Party may direct the Loan Trustee under such Indenture to accelerate the Equipment Notes issued thereunder and may direct the Loan Trustee under such Indenture in the exercise of remedies thereunder and may sell all (but not less than all) of such Equipment Notes or foreclose and sell all or any portion of the Collateral under such Indenture to any person, subject to certain limitations. See “Description of the Intercreditor Agreement—Intercreditor Rights—Limitation on Exercise of Remedies.” The proceeds of any such sale will be distributed pursuant to the provisions of the Intercreditor Agreement. Any such proceeds so distributed to any Trustee upon any such sale will be deposited in the applicable Special Payments Account and will be distributed to the Certificateholders of the applicable Trust on a Special Distribution Date. (Basic Agreement, Sections 4.01 and 4.02; Trust Supplements, Sections 7.01(c) and 7.01(d))

The market for Aircraft or Equipment Notes during the continuation of any Indenture Event of Default may be limited and there can be no assurance as to whether they could be sold or the price at which they could be sold. If any Equipment Notes are sold for less than their outstanding principal amount, or any Aircraft are sold for less than the outstanding principal amount of the related Equipment Notes, certain Certificateholders will receive a smaller amount of principal distributions than anticipated and will not have any claim for the shortfall against American (except in the case that Aircraft are sold for less than the outstanding principal amount of the related Equipment Notes), any Liquidity Provider or any Trustee. Neither the Trustee of the Trust holding such Equipment Notes nor the Certificateholders of such Trust, furthermore, could take action with respect to any remaining Equipment Notes held in such Trust as long as no Indenture Event of Default existed with respect thereto.

Any amount, other than Scheduled Payments received on a Regular Distribution Date or within five days thereafter, distributed to the Trustee of any Trust by the Subordination Agent on account of the Equipment Notes or other Trust Property held in such Trust following an Indenture Event of Default under any Indenture will be deposited in the Special Payments Account for such Trust and will be distributed to the Certificateholders of such Trust on a Special Distribution Date. (Basic Agreement, Section 4.02(b); Trust Supplements, Sections 1.01 and 7.01(c); Intercreditor Agreement, Sections 1.01, 2.03(b) and 2.04)

Any funds representing payments received with respect to any defaulted Equipment Notes, or the proceeds from the sale of any Equipment Notes, held by the relevant Trustee in the Special Payments Account for such Trust will, to the extent practicable, be invested and reinvested by such Trustee in certain Permitted Investments pending the distribution of such funds on a Special Distribution Date. (Basic Agreement, Section 4.04) “Permitted Investments” are defined as obligations of the United States or agencies or instrumentalities thereof the payment of which is backed by the full faith and credit of the United States and which mature in not more than 60 days after they are acquired or such lesser time as is required for the distribution of any Special Payments on a Special Distribution Date. (Basic Agreement, Section 1.01)

Each Pass Through Trust Agreement provides that the Trustee of the related Trust will, within 90 days after the occurrence of a default (as defined below) known to it, notify the Certificateholders of such Trust by mail (or, in the case of Global Certificates, by electronic transmission in accordance with DTC’s applicable procedures) of such default, unless such default has been cured or waived; provided that, (i) in the case of defaults not relating to the payment of money, such Trustee will not give notice until the earlier of the time at which such default becomes an Indenture Event of Default and the expiration of 60 days from the occurrence of such default, and (ii) except in the case of default in a payment of principal, Make-Whole Amount (if any), or interest on any of the Equipment Notes held in such Trust, the applicable Trustee will be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interests of such Certificateholders. (Basic Agreement, Section 7.02) For the purpose of the provision described in this paragraph only, the term “default” with respect to a Trust means an event that is, or after notice or lapse of time or both would become, an event of default with respect to such Trust or a Triggering Event under the Intercreditor Agreement, and the term “event of default” with respect to a Trust means an Indenture Event of Default under any Indenture pursuant to which Equipment Notes held by such Trust were issued.

Each Pass Through Trust Agreement contains a provision entitling the Trustee of the related Trust, subject to the duty of such Trustee during a default to act with the required standard of care, to be offered reasonable security or indemnity by the holders of the Certificates of such Trust before proceeding to exercise any right or power under such Pass Through Trust Agreement or the Intercreditor Agreement at the request of such Certificateholders. (Basic Agreement, Section 7.03(e))

Subject to certain qualifications set forth in each Pass Through Trust Agreement and to certain limitations set forth in the Intercreditor Agreement, the Certificateholders of each Trust holding Certificates evidencing fractional undivided interests aggregating not less than a majority in interest in such Trust will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee with respect to such Trust or pursuant to the terms of the Intercreditor Agreement or the applicable Liquidity Facility, or exercising any trust or power conferred on such Trustee under such Pass Through Trust Agreement, the Intercreditor Agreement, or such Liquidity Facility, including any right of such Trustee as Controlling Party under the Intercreditor Agreement or as a Noteholder. (Basic Agreement, Section 6.04) See “Description of the Intercreditor Agreement—Intercreditor Rights—Controlling Party.”

Subject to the Intercreditor Agreement, the holders of the Certificates of a Trust evidencing fractional undivided interests aggregating not less than a majority in interest of such Trust may on behalf of the holders of all of the Certificates of such Trust waive any past Indenture Event of Default or “default” under the related Pass Through Trust Agreement and its consequences or, if the Trustee of such Trust is the Controlling Party, may direct such Trustee to so instruct the applicable Loan Trustee; provided, however, that the consent of each holder of a Certificate of a Trust is required to waive (i) a default in the deposit of any Scheduled Payment or Special Payment or in the distribution thereof, (ii) a default in payment of the principal, Make-Whole Amount (if any) or interest with respect to any of the Equipment Notes held in such Trust or (iii) a default in respect of any covenant or provision of the related Pass Through Trust Agreement that cannot be modified or amended without the consent of each Certificateholder of such Trust affected thereby. (Basic Agreement, Section 6.05) Each Indenture will provide that, with certain exceptions, the holders of the majority in aggregate unpaid principal amount of the Equipment Notes issued thereunder may on behalf of all such holders waive any past default or Indenture Event of Default thereunder. (Indentures, Section 4.05) Notwithstanding such provisions of the Indentures, pursuant to the Intercreditor Agreement only the Controlling Party will be entitled to waive any such past default or Indenture Event of Default. See “Description of the Intercreditor Agreement—Intercreditor Rights—Controlling Party.”

If the same institution acts as Trustee of multiple Trusts, such Trustee could be faced with a potential conflict of interest upon an Indenture Event of Default. In such event, each Trustee has indicated that it would resign as Trustee of one or all such Trusts, and a successor trustee would be appointed in accordance with the terms of the applicable Pass Through Trust Agreement. Wilmington Trust Company will be the initial Trustee under each Trust. (Basic Agreement, Sections 7.08 and 7.09)

Certificate Buyout Right of Certificateholders

After the occurrence and during the continuation of a Certificate Buyout Event, with ten days’ prior written irrevocable notice to the Class A Trustee, the Class B Trustee and each other Class B Certificateholder, and so long as no holder of Additional Certificates (if any) shall have elected to exercise its Additional Holder Buyout Right and given notice of such election, each Class B Certificateholder (other than American or any of its affiliates) will have the right (the “Class B Buyout Right”) to purchase all, but not less than all, of the Class A Certificates then outstanding on the third Business Day next following the expiry of such ten-day notice period; provided that, with respect to such Certificate Buyout Event, such Class B Buyout Right shall terminate upon notification of an election to exercise an Additional Holder Buyout Right, but shall be revived if the exercise of such Additional Holder Buyout Right is not consummated on the purchase date proposed therefor.

If any Additional Certificates are issued, the holders of such Additional Certificates (other than American or any of its affiliates) will have the right (the “Additional Holder Buyout Right”)—regardless of the exercise of purchase rights by any Class B Certificateholder or Senior Additional Certificateholders (if any)—to purchase all, but not less than all, of the Class A Certificates and Class B Certificates and each Senior Additional Certificateholder (if any), so long as no Junior Additional Certificateholder (if any) shall have elected to exercise its Additional Holder Buyout Right and given notice of such election; provided that, with respect to such Certificate Buyout Event, such Additional Holder Buyout Right shall terminate upon notification of an election to exercise an Additional Holder Buyout Right by any Junior Additional Certificateholders (if any), but shall be revived if the exercise of Additional Holder Buyout Right by such Junior Additional Certificateholders is not consummated on the purchase date proposed therefor. (Trust Supplements, Section 6.01)

If Reissued Certificates are issued, holders of such Reissued Certificates will have the same right (subject to the same terms and conditions) to purchase Certificates as the holders of the Certificates that such Reissued Certificates refinanced or otherwise replaced. See “Possible Issuance of Additional Certificates and Refinancing and Reissuance of Certificates.”

In each case, the purchase price will be equal to the Pool Balance of the relevant class or classes of Certificates plus accrued and unpaid interest thereon to the date of purchase, without any premium, but including any other amounts then due and payable to the Certificateholders of such class or classes under the related Pass Through Trust Agreement, the Intercreditor Agreement, the related Escrow Agreement, any Equipment Note held as part of the related Trust Property or the related Indenture and Participation Agreement or on or in respect of such Certificates; provided, however, that if such purchase occurs after (i) a record date specified in the related Escrow Agreement relating to the distribution of unused Deposits and/or accrued and unpaid interest on Deposits and prior to or on the related distribution date under such Escrow Agreement, such purchase price will be reduced by the aggregate amount of unused Deposits and/or interest to be distributed under such Escrow Agreement (which deducted amounts will remain distributable to, and may be retained by, the Certificateholders of such class or classes as of such record date), or (ii) the record date under the related Pass Through Trust Agreement relating to any Distribution Date, such purchase price will be reduced by the amount to be distributed thereunder on such related Distribution Date (which deducted amounts will remain distributable to, and may be retained by, the Certificateholders of such class or classes as of such record date). Such purchase right may be exercised by any Certificateholder of the class or classes entitled to such right.

In each case, if prior to the end of the ten-day notice period, any other Certificateholder(s) of the same class notifies the purchasing Certificateholder that such other Certificateholder(s) want(s) to participate in such purchase, then such other Certificateholder(s) (other than American or any of its affiliates) may join with the purchasing Certificateholder to purchase the applicable senior Certificates pro rata based on the interest in the Trust with respect to such class held by each purchasing Certificateholder of such class. Upon consummation of such a purchase, no other Certificateholder of the same class as the purchasing Certificateholder will have the right to purchase the Certificates of the applicable class or classes during the continuance of such Certificate Buyout Event. If American or any of its affiliates is a Certificateholder, it will not have the purchase rights described above. (Trust Supplements, Section 6.01)

A “Certificate Buyout Event” means that an American Bankruptcy Event has occurred and is continuing and either of the following events has occurred: (A) (i) the 60-day period specified in Section 1110(a)(2)(A) of the Bankruptcy Code (the “60-Day Period”) has expired and (ii) American has not entered into one or more agreements under Section 1110(a)(2)(A) of the Bankruptcy Code to perform all of its obligations under all of the Indentures and has not cured defaults thereunder in accordance with Section 1110(a)(2)(B) of the Bankruptcy Code or, if it has entered into such agreements, has at any time thereafter failed to cure any default under any of the Indentures in accordance with Section 1110(a)(2)(B) of the Bankruptcy Code; or (B) if prior to the expiry of the 60-Day Period, American will have abandoned any Aircraft. (Intercreditor Agreement, Section 1.01)

“Junior Additional Certificateholder” means each holder of Junior Additional Certificates.

“Junior Additional Certificates” means with respect to any holder of Additional Certificates exercising its Additional Holder Buyout Right, any class or classes of Additional Certificates that generally rank junior in priority of payment under the Intercreditor Agreement to the class of Additional Certificates held by such holder exercising its Additional Holder Buyout Right.

“Senior Additional Certificateholder” means each holder of Senior Additional Certificates.

“Senior Additional Certificates” means, with respect to any holder of Additional Certificates exercising its Additional Holder Buyout Right, any class or classes of Additional Certificates that generally rank senior in priority of payment to the class of Additional Certificates held by such holder exercising its Additional Holder Buyout Right.

PTC Event of Default

A “PTC Event of Default” with respect to each Pass Through Trust Agreement and the related class of Certificates means the failure to distribute within ten Business Days after the applicable Distribution Date either:

•	the outstanding Pool Balance of such class of Certificates on the Final Legal Distribution Date for such class; or

•

the interest scheduled for distribution on such class of Certificates on any Distribution Date (unless the Subordination Agent has made an Interest Drawing, or a withdrawal from the Cash Collateral Account for such class of Certificates, in an aggregate amount sufficient to pay such interest and has distributed such amount to the Trustee entitled thereto). (Intercreditor Agreement, Section 1.01)

Any failure to make expected principal distributions with respect to any class of Certificates on any Regular Distribution Date (other than the Final Legal Distribution Date) will not constitute a PTC Event of Default with respect to such Certificates.

A PTC Event of Default with respect to the most senior outstanding class of Certificates resulting from an Indenture Event of Default under all Indentures will constitute a Triggering Event.

Merger, Consolidation and Transfer of Assets

American will be prohibited from consolidating with or merging into any other entity where American is not the surviving entity or conveying, transferring, or leasing substantially all of its assets as an entirety to any other entity unless:

•	the successor or transferee entity is organized and validly existing under the laws of the United States or any state thereof or the District of Columbia;

•

the successor or transferee entity is, if and to the extent required under Section 1110 in order that the Loan Trustee continues to be entitled to any benefits of Section 1110 with respect to an Aircraft, a “citizen of the United States” (as defined in Title 49 of the United States Code relating to aviation (the “Transportation Code”)) holding an air carrier operating certificate issued by the Secretary of Transportation pursuant to Chapter 447 of the Transportation Code;

•

the successor or transferee entity expressly assumes all of the obligations of American contained in the Basic Agreement and any Trust Supplement, the Note Purchase Agreement, the Equipment Notes, the Indentures and the Participation Agreements;

•

if the Aircraft are, at the time, registered with the FAA or such person is located in a “Contracting State” (as such term is used in the Cape Town Treaty), the transferor or successor entity makes such filings and recordings with the FAA pursuant to the Transportation Code and registrations under the Cape Town Treaty, or, if the Aircraft are, at the time, not registered with the FAA, the transferor or successor entity makes such filings and recordings with the applicable aviation authority, as are necessary to evidence such consolidation, merger, conveyance, transfer or lease; and

•

except in a case where American is the surviving entity, American has delivered a certificate and, if required by any Trustee of a related Trust, an opinion of counsel indicating that such transaction, in effect, complies with such conditions.

In addition, after giving effect to such transaction, no Indenture Event of Default shall have occurred and be continuing. (Basic Agreement, Section 5.02; Trust Supplements, Section 8.01; Participation Agreements, Section 6.02(e); Note Purchase Agreement, Section 4(a)(iii))

None of the Certificates, the Equipment Notes or the underlying agreements will contain any covenants or provisions which may afford the applicable Trustee or Certificateholders protection in the event of a highly leveraged transaction, including transactions effected by management or affiliates, which may or may not result in a change in control of American or AAG.

Modification of the Pass Through Trust Agreements and Certain Other Agreements

Each Pass Through Trust Agreement contains provisions permitting American and the Trustee thereof to enter into one or more agreements supplemental to such Pass Through Trust Agreement or, at the request of American, permitting or requesting, the execution of amendments or agreements supplemental to the related Deposit Agreement, the related Escrow Agreement, the Intercreditor Agreement, the Note Purchase Agreement, any of the Participation Agreements, any Liquidity Facility or, if applicable, any liquidity facility with respect to any Additional Certificates or Reissued Certificates, or any Parent Guarantee, without the consent of the holders of any of the Certificates of such Trust to, among other things:

•

make appropriate provisions for a guarantee (a “Parent Guarantee”) of any obligations of American under such Pass Through Trust Agreement, any other Pass Through Trust Agreement, any pass through trust agreement related to the issuance or refinancing of Additional Certificates, any Certificate, the Intercreditor Agreement, any Liquidity Facility, any liquidity facility with respect to any Additional Certificates or Reissued Certificates (if applicable), any operative document with respect to any

Aircraft, the Note Purchase Agreement or any agreement related to any of the foregoing, by AAG or any other person or entity that has the direct or indirect power to direct or cause the direction of the management and policy of American (whether through the ownership of voting securities or by contract or otherwise) in each case together with its successors and assigns (the “Guarantor”);

•

evidence the succession of another corporation or entity to American and the assumption by such corporation or entity of the covenants of American contained in such Pass Through Trust Agreement or of American’s obligations under the Intercreditor Agreement, the Note Purchase Agreement, any Participation Agreement, any Liquidity Facility or any liquidity facility with respect to any Additional Certificates or any Reissued Certificates (if applicable) or, if applicable, to evidence the succession of another corporation or entity to the Guarantor and the assumption by such corporation or entity of the covenants contained in such Pass Through Trust Agreement or of the Guarantor’s obligations under any Parent Guarantee;

•

add to the covenants of American or the Guarantor, if any, for the benefit of holders of any Certificates or surrender any right or power conferred upon American or the Guarantor, if any, in such Pass Through Trust Agreement, the Intercreditor Agreement, the Note Purchase Agreement, any Participation Agreement, any Liquidity Facility or, if applicable, any liquidity facility with respect to any Additional Certificates or Reissued Certificates, or any Parent Guarantee;

•

cure any ambiguity or correct any mistake or inconsistency contained in any Certificates, the Basic Agreement, any related Trust Supplement, the related Deposit Agreement, the related Escrow Agreement, the Intercreditor Agreement, the Note Purchase Agreement, any Participation Agreement, any Liquidity Facility or, if applicable, any liquidity facility with respect to any Additional Certificates or Reissued Certificates, or any Parent Guarantee;

•

make or modify any other provision with respect to matters or questions arising under any Certificates, the Basic Agreement, any related Trust Supplement, the related Deposit Agreement, the related Escrow Agreement, the Intercreditor Agreement, the Note Purchase Agreement, any Participation Agreement, any Liquidity Facility or, if applicable, any liquidity facility with respect to any Additional Certificates or Reissued Certificates, or any Parent Guarantee, as American may deem necessary or desirable and that will not materially adversely affect the interests of the holders of the related Certificates;

•

comply with any requirement of the SEC, any applicable law, rules or regulations of any exchange or quotation system on which any Certificates are listed (or to facilitate any listing of any Certificates on any exchange or quotation system) or any requirement of DTC or like depositary or of any regulatory body;

•

modify, eliminate or add to the provisions of such Pass Through Trust Agreement, the related Deposit Agreement, the related Escrow Agreement, the Intercreditor Agreement, the Note Purchase Agreement, any Participation Agreement, any Liquidity Facility or, if applicable, any liquidity facility with respect to any Additional Certificates or Reissued Certificates, or any Parent Guarantee, to the extent necessary to establish, continue or obtain the qualification of such Pass Through Trust Agreement (including any supplemental agreement), the related Deposit Agreement, the related Escrow Agreement, the Intercreditor Agreement, the Note Purchase Agreement, any Participation Agreement, any Liquidity Facility or, if applicable, any liquidity facility with respect to any Additional Certificates or Reissued Certificates, or any Parent Guarantee, under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), or under any similar federal statute enacted after the date of such Pass Through Trust Agreement, and with certain exceptions, add to such Pass Through Trust Agreement, the related Deposit Agreement, the related Escrow Agreement, the Intercreditor Agreement, the Note Purchase Agreement, any Participation Agreement, any Liquidity Facility or, if applicable, any liquidity facility with respect to any Additional Certificates or Reissued Certificates, or any Parent Guarantee, such other provisions as may be expressly permitted by the Trust Indenture Act;

•	(i) evidence and provide for a successor Trustee under such Pass Through Trust Agreement, the related Deposit Agreement, the related Escrow Agreement, the Intercreditor Agreement, the Note Purchase

Agreement, any Participation Agreement, any Indenture, any Liquidity Facility or, if applicable, any liquidity facility with respect to any Additional Certificates or Reissued Certificates, or any Parent Guarantee, (ii) evidence the substitution of a Liquidity Provider with a replacement liquidity provider or to provide for any Replacement Facility (and if such Replacement Facility is to be comprised of more than one instrument, to incorporate appropriate mechanics for multiple instruments for a Replacement Facility for a single pass through trust), all as provided in the Intercreditor Agreement, (iii) evidence the substitution of the Depositary with a replacement depositary or provide for a replacement deposit agreement, all as provided in the Note Purchase Agreement, (iv) evidence and provide for a successor Escrow Agent or Paying Agent under the related Escrow Agreement or (v) add to or change any of the provisions of such Pass Through Trust Agreement, the related Deposit Agreement, the related Escrow Agreement, the Intercreditor Agreement, the Note Purchase Agreement, any Participation Agreement, any Indenture, any Liquidity Facility or, if applicable, any liquidity facility with respect to any Additional Certificates or any Reissued Certificates, or any Parent Guarantee, as necessary to provide for or facilitate the administration of the Trust under such Pass Through Trust Agreement by more than one trustee or to provide multiple liquidity facilities for one or more Trusts;

•	provide certain information to the relevant Trustee as required in such Pass Through Trust Agreement;

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add to or change any provision of any Certificates, the Basic Agreement or any Trust Supplement to facilitate the issuance of such Certificates in bearer form or to facilitate or provide for the issuance of such Certificates in global form in addition to or in place of Certificates in certificated form;

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provide for the delivery of any agreement supplemental to such Pass Through Trust Agreement or any Certificates in or by means of any computerized, electronic or other medium, including by computer diskette;

•	correct or supplement the description of any property constituting property of such Trust;

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modify, eliminate or add to the provisions of the Basic Agreement, any Trust Supplement, the Note Purchase Agreement, any Participation Agreement or any Parent Guarantee to reflect the substitution of a substitute aircraft for any Aircraft;

•	provide for the substitution of any Aircraft in accordance with the related Indenture and other matters incidental thereto;

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comply with any requirement of the SEC in connection with the qualification of such Pass Through Trust Agreement, any Parent Guarantee or any other agreement or instrument related to any Certificates under the Trust Indenture Act; or

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make any other amendments or modifications to such Pass Through Trust Agreement; provided that such amendments or modifications will only apply to Certificates of one or more class to be hereafter issued;

provided, however, that, except to the extent otherwise provided in the supplemental agreement, unless there shall have been obtained from each Rating Agency written confirmation to the effect that such supplemental agreement would not result in a reduction of the rating for any class of Certificates below the then current rating of such class of Certificates or a withdrawal or suspension of the rating of any class of Certificates, American shall provide the applicable Trustee with an opinion of counsel to the effect that such supplemental agreement will not cause the related Trust to be treated as other than a grantor trust for U.S. federal income tax purposes, unless an Indenture Event of Default shall have occurred and be continuing, in which case such opinion shall be to the effect that such supplemental agreement will not cause the applicable Trust to become an association taxable as a corporation for U.S. federal income tax purposes. (Basic Agreement, Section 9.01; Trust Supplements, Section 8.02)

Each Pass Through Trust Agreement also contains provisions permitting American and the related Trustee to enter into one or more agreements supplemental to such Pass Through Trust Agreement or, at the request of

American, permitting or requesting the execution of amendments or agreements supplemental to any other Pass Through Trust Agreement, the related Deposit Agreement, the related Escrow Agreement, the Intercreditor Agreement, the Note Purchase Agreement, any Certificate, any Participation Agreement, any other operative document with respect to any Aircraft, any Liquidity Facility or, if applicable, any liquidity facility with respect to any Additional Certificates or Reissued Certificates, or any Parent Guarantee, without the consent of the Certificateholders of the related Trust, to provide for the issuance of any Additional Certificates or any Reissued Certificates, the formation of related trusts, the purchase by such trusts of the related equipment notes, the establishment of certain matters with respect to such Additional Certificates or such Reissued Certificates, and other matters incidental thereto or as otherwise contemplated by the Pass Through Trust Agreements, all as provided in, and subject to certain terms and conditions set forth in, the Note Purchase Agreement, the related Deposit Agreement, the related Escrow Agreement and the Intercreditor Agreement. (Trust Supplements, Section 8.02) See “Possible Issuance of Additional Certificates and Refinancing and Reissuance of Certificates.”

Each Pass Through Trust Agreement also contains provisions permitting the execution, with the consent of the holders of the Certificates of the related Trust evidencing fractional undivided interests aggregating not less than a majority in interest of such Trust, of supplemental agreements adding any provisions to or changing or eliminating any of the provisions of such Pass Through Trust Agreement, the related Deposit Agreement, the related Escrow Agreement, the Intercreditor Agreement, the Note Purchase Agreement, any Liquidity Facility or, if applicable, any liquidity facility with respect to any Additional Certificates or Reissued Certificates, or any Parent Guarantee, to the extent applicable to such Certificateholders or modifying the rights of such Certificateholders under such Pass Through Trust Agreement, the related Deposit Agreement, the related Escrow Agreement, the Intercreditor Agreement, the Note Purchase Agreement, any Liquidity Facility or, if applicable, any liquidity facility with respect to any Additional Certificates or Reissued Certificates, or any Parent Guarantee, except that no such supplemental agreement may, without the consent of the holder of each outstanding Certificate adversely affected thereby:

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reduce in any manner the amount of, or delay the timing of, any receipt by the related Trustee (or, with respect to the Deposits, the Receiptholders) of payments on the Equipment Notes held in such Trust, or distributions in respect of any Certificate of such Trust (or, with respect to the Deposits, payments on the Deposits), or change the date or place of any payment of any such Certificate or change the coin or currency in which any such Certificate is payable, or impair the right of any Certificateholder of such Trust to institute suit for the enforcement of any such payment or distribution when due;

•

permit the disposition of any Equipment Note held in such Trust or otherwise deprive such Certificateholder of the benefit of the ownership of the Equipment Notes in such Trust, except as provided in such Pass Through Trust Agreement, the Intercreditor Agreement or any applicable Liquidity Facility;

•	alter the priority of distributions specified in the Intercreditor Agreement in a manner materially adverse to the interests of any holders of any outstanding Certificates;

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modify certain amendment provisions in such Pass Through Trust Agreement, except to increase the percentage of the aggregate fractional undivided interests of the related Trust provided for in such Pass Through Trust Agreement, the consent of the Certificateholders of which is required for any such supplemental agreement provided for in such Pass Through Trust Agreement, or to provide that certain other provisions of such Pass Through Trust Agreement cannot be modified or waived without the consent of the Certificateholder of each Certificate of such class affected thereby; or

•	cause any Trust to become an association taxable as a corporation for U.S. federal income tax purposes. (Basic Agreement, Section 9.02; Trust Supplements, Section 8.03)

Notwithstanding any other provision, no amendment or modification of the buyout rights described in “—Certificate Buyout Right of Certificateholders” above shall be effective unless the Trustee of each class of Certificates affected by such amendment or modification shall have consented thereto. (Trust Supplements, Section 8.04)

If a Trustee, as holder (or beneficial owner through the Subordination Agent) of any Equipment Note in trust for the benefit of the Certificateholders of the relevant Trust or as Controlling Party under the Intercreditor Agreement, receives (directly or indirectly through the Subordination Agent) a request for a consent to any amendment, modification, waiver or supplement under any Indenture, any Participation Agreement, any Equipment Note, the Note Purchase Agreement, any Parent Guarantee or certain other related documents, then subject to the provisions described above in respect of modifications for which consent of such Certificateholders is not required, such Trustee will forthwith send a notice of such proposed amendment, modification, waiver or supplement to each Certificateholder of the relevant Trust registered on the register of such Trust as of the date of such notice. Such Trustee will request from the Certificateholders of such Trust a direction as to:

•

whether or not to take or refrain from taking (or direct the Subordination Agent to take or refrain from taking) any action that a Noteholder of such Equipment Note or the Controlling Party has the option to direct;

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whether or not to give or execute (or direct the Subordination Agent to give or execute) any waivers, consents, amendments, modifications or supplements as such a Noteholder or as Controlling Party; and

•

how to vote (or direct the Subordination Agent to vote) any such Equipment Note if a vote has been called for with respect thereto. (Basic Agreement, Section 10.01; Intercreditor Agreement, Section 8.01(b))

Provided such a request for a Certificateholder direction shall have been made, in directing any action or casting any vote or giving any consent as holder of any Equipment Note (or in directing the Subordination Agent in any of the foregoing):

•

other than as the Controlling Party, such Trustee will vote for or give consent to any such action with respect to such Equipment Note in the same proportion as that of (x) the aggregate face amount of all Certificates actually voted in favor of or for giving consent to such action by such direction of Certificateholders to (y) the aggregate face amount of all outstanding Certificates of such Trust; and

•

as the Controlling Party, such Trustee will vote as directed in such Certificateholder direction by the Certificateholders evidencing fractional undivided interests aggregating not less than a majority in interest in such Trust. (Basic Agreement, Section 10.01)

For purposes of the immediately preceding paragraph, a Certificate is deemed “actually voted” if the Certificateholder thereof has delivered to the applicable Trustee an instrument evidencing such Certificateholder’s consent to such direction prior to one Business Day before such Trustee directs such action or casts such vote or gives such consent. Notwithstanding the foregoing, but subject to certain rights of the Certificateholders under the relevant Pass Through Trust Agreement and subject to the Intercreditor Agreement, such Trustee may, in its own discretion and at its own direction, consent and notify the relevant Loan Trustee of such consent (or direct the Subordination Agent to consent and notify the relevant Loan Trustee of such consent) to any amendment, modification, waiver or supplement under any related Indenture, Participation Agreement, Equipment Note, the Note Purchase Agreement, any Parent Guarantee or certain other related documents, if an Indenture Event of Default under any Indenture has occurred and is continuing, or if such amendment, modification, waiver or supplement will not materially adversely affect the interests of such Certificateholders. (Basic Agreement, Section 10.01)

Pursuant to the Intercreditor Agreement, with respect to any Indenture at any given time, the Loan Trustee under such Indenture will be directed by the Subordination Agent (as directed by the respective Trustees or by the Controlling Party, as applicable) in taking, or refraining from taking, any action thereunder or with respect to the Equipment Notes issued under such Indenture that are held by the Subordination Agent as the property of the relevant Trust. Any Trustee acting as Controlling Party will direct the Subordination Agent as such Trustee is directed by Certificateholders evidencing fractional undivided interests aggregating not less than a majority in interest in the relevant Trust. (Intercreditor Agreement, Sections 2.06 and 8.01(b)) Notwithstanding the foregoing, without the consent of each Liquidity Provider and each affected Certificateholder holding Certificates representing a fractional undivided interest in the Equipment Notes under the applicable Indenture held by the Subordination Agent, among other things, no amendment, supplement, modification, consent or waiver of or relating to such Indenture, any related Equipment Note, Participation Agreement or other related document will: (i) reduce the principal amount of, Make-Whole Amount, if any, or interest on, any Equipment Note under such Indenture (other than any change in the principal amount of any such Equipment Note in connection with any aircraft substitution effected in accordance with the applicable Indenture under which such Equipment Note was issued); (ii) change the date on which any principal amount of, Make-Whole Amount, if any, or interest on any Equipment Note under such Indenture, is due or payable; (iii) create any lien with respect to the Collateral subject to such Indenture prior to or pari passu with the lien thereon under such Indenture except such as are permitted by such Indenture; or (iv) reduce the percentage of the outstanding principal amount of the Equipment Notes under such Indenture the consent of whose holders is required for any supplemental agreement, or the consent of whose holders is required for any waiver of compliance with certain provisions of such Indenture or of certain defaults thereunder or their consequences provided for in such Indenture. In addition, without the consent of each Certificateholder, no such amendment, modification, consent or waiver will, among other things, (i) deprive any Certificateholder of the benefit of the lien of any Indenture on the related Collateral, except as provided in connection with the exercise of remedies under such Indenture, or (ii) directly or indirectly amend, modify or supersede, or otherwise conflict with, the requirement that any disposition shall be conducted in a commercially reasonable manner and in accordance with applicable law, including, without limitation, Article 9 of the Uniform Commercial Code as in effect in any applicable jurisdiction (including Sections 9-610 and 9-627 thereof) and, to the extent an American Bankruptcy Event has occurred and is continuing, the Bankruptcy Code. (Intercreditor Agreement, Section 8.01(a) and (b)) See “—Indenture Events of Default and Certain Rights Upon an Indenture Event of Default” for a description of the rights of the Certificateholders of each Trust to direct the respective Trustees in such circumstances.

Obligation to Purchase Equipment Notes

The Trustees will be obligated to purchase the Equipment Notes issued with respect to each Aircraft on or prior to the Delivery Period Termination Date on and subject to the terms and conditions of a note purchase agreement (the “Note Purchase Agreement”) to be entered into by American, the Trustees, the Subordination Agent, the Escrow Agent and the Paying Agent and the forms of financing agreements attached to the Note Purchase Agreement. On and subject to the terms and conditions of the Note Purchase Agreement and such forms of financing agreements, American agrees to enter into a secured debt financing with respect to: (i) each Owned Embraer Aircraft on or prior to January 11, 2022 or (ii) each New Delivery Aircraft on or prior to the Delivery Period Termination Date, in each case, with the other relevant parties pursuant to a Participation Agreement and an Indenture that are substantially in the forms attached to the Note Purchase Agreement.

The description of such financing agreements in this prospectus supplement is based on the forms of such agreements attached to the Note Purchase Agreement. However, the terms of the financing agreements actually entered into with respect to an Aircraft may differ from the forms of such agreements and, consequently, may differ from the description of such agreements contained in this prospectus supplement. See “Description of the Equipment Notes.” Although such changes are permitted under the Note Purchase Agreement, American must obtain written confirmation from each Rating Agency to the effect that the use of financing agreements modified in any material respect from the forms attached to the Note Purchase Agreement will not result in a withdrawal, suspension or downgrading of the rating of each class of certificates then rated by such Rating Agency and that remains outstanding. The terms of such financing agreements also must comply with the Required Terms. In addition, American, subject to certain exceptions, is obligated to certify to the Trustees that any substantive modifications do not materially and adversely affect the Certificateholders or any Liquidity Provider.

Under the Note Purchase Agreement, the Trustees will not be obligated to purchase the Equipment Notes to be issued with respect to any Aircraft not yet financed if a Triggering Event has occurred or certain specified conditions are not met. In addition, if a Delivery Period Event of Loss (or an event that would constitute such a

Delivery Period Event of Loss but for the requirement that notice be given or time elapse or both) occurs with respect to an Aircraft before such Aircraft is financed pursuant to this offering, the Trustees will not be obligated to purchase the Equipment Notes to be issued with respect to such Aircraft. The Trustees will have no right or obligation to purchase the Equipment Notes to be issued with respect to any Aircraft after the Delivery Period Termination Date.

The “Required Terms,” as defined in the Note Purchase Agreement, mandate that:

•

the original principal amount and principal amortization schedule for each series of Equipment Notes issued with respect to each Aircraft will be as set forth in the table for that Aircraft included in Appendix IV; provided that, if any such Equipment Note is issued on or after any date scheduled for a principal payment in the applicable amortization table included in Appendix IV, the original principal amount of such Equipment Note will be reduced by the aggregate principal amount scheduled for payment on or prior to such issuance date and the principal amortization schedule for such Equipment Note will commence on the first scheduled principal payment date in such schedule occurring after the issuance of such Equipment Note (each such principal amortization schedule to be expressed in percentages of original principal amount);

•	the interest rate applicable to each series of Equipment Notes must be equal to the interest rate applicable to the Certificates issued by the corresponding Trust;

•	the payment dates for the Equipment Notes must be January 11 and July 11;

•

(a) the past due rate in the Indentures, (b) the Make-Whole Amount payable under the Indentures, (c) the provisions relating to the redemption of the Equipment Notes in the Indentures, and (d) the indemnification of the Loan Trustees, the Subordination Agent, the Liquidity Providers, the Trustees and the Escrow Agent with respect to certain claims, expenses and liabilities, in each case will be provided as set forth, as applicable, in the form of Indenture attached as an exhibit to the Note Purchase Agreement (the “Indenture Form”) or the form of Participation Agreement attached as an exhibit to the Note Purchase Agreement (the “Participation Agreement Form”);

•

the amounts payable under the all-risk aircraft hull insurance maintained with respect to each Aircraft must be not less than 110% of the unpaid principal amount of the related Equipment Notes, subject to certain rights of self-insurance;

•

(a) modifications in any material adverse respect are prohibited with respect to (i) the Granting Clause of the Indenture Form so as to deprive holders of Equipment Notes under all the Indentures of a first priority security interest in and mortgage lien on the Aircraft or, to the extent assigned, certain of American’s warranty rights under its purchase agreement with the Aircraft manufacturer with respect to any Owned Embraer Aircraft or to eliminate the obligations intended to be secured thereby, (ii) certain provisions relating to the issuance, redemption, payments, and ranking of the Equipment Notes (including the obligation to pay the Make-Whole Amount in certain circumstances), (iii) certain provisions regarding Indenture Events of Default and remedies relating thereto, (iv) certain provisions relating to the replacement of the airframe or engines with respect to an Aircraft following an Event of Loss with respect to such Aircraft, (v) certain provisions relating to claims, actions, third-party beneficiaries, voting, Section 1110 and Aircraft re-registration, (vi) the definition of Make-Whole Amount and (vii) the provision that New York law will govern the Indentures and (b) modifications to the agreement with respect to airframe warranties with respect to any New Delivery Aircraft are prohibited with respect to having the “controlling party” be any party other than the Loan Trustee on the issuance date of the Equipment Notes for such Aircraft; and

•

modifications in any material adverse respect are prohibited with respect to (i) certain conditions to the obligations of the Trustees to purchase the Equipment Notes issued with respect to an Aircraft involving good title to such Aircraft, obtaining a certificate of airworthiness with respect to such Aircraft, entitlement to the benefits of Section 1110 with respect to such Aircraft and filings of certain documents with the FAA, (ii) the provisions restricting transfers of Equipment Notes, (iii) certain provisions relating to UCC filings, representations and warranties, taxes, filings or third-party beneficiaries, (iv) certain provisions requiring the delivery of legal opinions and (v) the provision that New York law will govern the Participation Agreements.

Notwithstanding the foregoing, the Indenture Form or the Participation Agreement Form may be modified to the extent required for the issuance of one or more series of Additional Equipment Notes or Reissued Equipment Notes or the issuance of pass through certificates by any pass through trust that acquires such Additional Equipment Notes or Reissued Equipment Notes, as applicable, or to provide for any credit support for any pass through certificates relating to any such Additional Equipment Notes or Reissued Equipment Notes, as applicable, in each case as provided in the Note Purchase Agreement.

Termination of the Trusts

With respect to each Trust, the obligations of American and the Trustee of such Trust will terminate upon the distribution to the Certificateholders of such Trust and to such Trustee of all amounts required to be distributed to them pursuant to the applicable Pass Through Trust Agreement and the disposition of all property held in such Trust. The applicable Trustee will mail (or, in the case of Global Certificates, send electronically in accordance with DTC’s applicable procedures) to each Certificateholder of such Trust, not earlier than 60 days and not later than 15 days preceding such final distribution, notice of the termination of such Trust, the amount of the proposed final payment, the proposed date for the distribution of such final payment for such Trust and certain other information. The Final Distribution to any Certificateholder of such Trust will be made only upon surrender of such Certificateholder’s Certificates at the office or agency of the applicable Trustee specified in such notice of termination. (Basic Agreement, Section 11.01)

In the event that all of the Certificateholders of such Trust do not surrender their Certificates issued by such Trust for cancellation within six months after the date specified in such written notice, the Trustee of such Trust will give a second written notice to the remaining Certificateholders of such Trust to surrender such Certificates for cancellation and receive the final distribution. No additional interest will accrue with respect to such Certificates after the Distribution Date specified in the first written notice. In the event that any money held by the Trustee of such Trust for the payment of distributions on the Certificates issued by such Trust remains unclaimed for two years (or such lesser time as such Trustee shall be satisfied, after sixty days’ notice from American, is one month prior to the escheat period provided under applicable law) after the final distribution date with respect thereto, such Trustee will pay to each Loan Trustee the appropriate amount of money relating to such Loan Trustee for distribution as provided in the applicable Indenture, Participation Agreement or certain related documents and will give written notice thereof to American. (Basic Agreement, Section 11.01)

The Trustees

The Trustee of each Trust initially will be Wilmington Trust Company. Each Trustee’s address is Wilmington Trust Company, 1100 North Market Street, Wilmington, Delaware 19890-1605, Attention: Corporate Capital Market Services.

With certain exceptions, the Trustees make no representations as to the validity or sufficiency of the Basic Agreement, the Trust Supplements, the Certificates, the Equipment Notes, the Indentures, the Intercreditor Agreement, the Participation Agreements, any Liquidity Facility, the Note Purchase Agreement, the Deposit Agreement, the Escrow Agreement or other related documents. (Basic Agreement, Sections 7.04 and 7.15; Trust Supplements, Sections 7.03 and 7.04) The Trustee of any Trust will not be liable to the Certificateholders of such Trust for any action taken or omitted to be taken by it in good faith in accordance with the direction of the holders of a majority in face amount of outstanding Certificates of such Trust. (Basic Agreement, Section 7.03(h)) Subject to certain provisions, no Trustee will be under any obligation to exercise any of its rights or powers under any Pass Through Trust Agreement at the request of any holders of Certificates issued thereunder unless there has been offered to such Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by such Trustee in exercising such rights or powers. (Basic Agreement, Section 7.03(e)) Each Pass Through Trust Agreement provides that the applicable Trustee (and any related agent or affiliate in their respective individual or any other capacity) may acquire and hold Certificates issued thereunder and, subject to certain conditions, may otherwise deal with American with the same rights it would have if it were not such Trustee, agent or affiliate. (Basic Agreement, Section 7.05)

Book-Entry Registration; Delivery and Form

General

On the Issuance Date, the Class A Certificates and Class B Certificates will each be represented by one or more fully registered global Certificates (each, a “Global Certificate”) of the applicable class and will be deposited with the related Trustee as custodian for DTC and registered in the name of Cede, as nominee of DTC. Except in the limited circumstances described below, owners of beneficial interests in Global Certificates will not be entitled to receive physical delivery of Definitive Certificates. The Certificates will not be issuable in bearer form.

DTC

DTC has informed American as follows: DTC is a limited purpose trust company organized under the laws of the State of New York, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the Uniform Commercial Code and a “Clearing Agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participants (“DTC Participants”) and facilitate the clearance and settlement of securities transactions between DTC Participants through electronic book-entry changes in accounts of DTC Participants, thereby eliminating the need for physical movement of certificates. DTC Participants include securities brokers and dealers, banks, trust companies and clearing corporations and certain other organizations. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly (“Indirect Participants”).

American expects that, pursuant to procedures established by DTC, (i) upon the issuance of the Global Certificates, DTC or its custodian will credit, on its internal system, the respective principal amount of the individual beneficial interests represented by such Global Certificates to the accounts of persons who have accounts with such depositary and (ii) ownership of beneficial interests in the Global Certificates will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee (with respect to interests of DTC Participants) and the records of DTC Participants (with respect to interests of persons other than DTC Participants). Such accounts initially will be designated by or on behalf of the Underwriters. Ownership of beneficial interests in the Global Certificates will be limited to DTC Participants or persons who hold interests through DTC Participants. The laws of some states require that certain purchasers of securities take physical delivery of such securities. Such limits and such laws may limit the market for beneficial interests in the Global Certificates.

So long as DTC or its nominee is the registered owner or holder of the Global Certificates, DTC or such nominee, as the case may be, will be considered the sole record owner or holder of the Certificates represented by such Global Certificates for all purposes under the Certificates and Pass Through Trust Agreements. All references in this prospectus supplement to actions by the Certificateholders shall refer to actions taken by DTC upon instructions from DTC Participants, and all references to distributions, notices, reports and statements to the Certificateholders will refer, as the case may be, to distributions, notices, reports and statements to DTC or such nominee, as the registered holder of the Certificates. No beneficial owners of an interest in the Global

Certificates will be able to transfer that interest except in accordance with DTC’s applicable procedures, in addition to those provided or under the applicable Pass Through Trust Agreement. Such beneficial owners of an interest in the Global Certificates, and registered owners of a Definitive Certificate, are referred to herein individually as a “Certificate Owner” and collectively as the “Certificate Owners.” DTC has advised American that it will take any action permitted to be taken by a Certificateholder under the applicable Pass Through Trust Agreement only at the direction of one or more DTC Participants to whose accounts with DTC the Global Certificates are credited. Additionally, DTC has advised American that in the event any action requires approval by a certain percentage of the Certificateholders of a particular class, DTC will take such action only at the direction of and on behalf of DTC Participants whose holders include undivided interests that satisfy any such percentage. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of DTC Participants whose holders include such undivided interests.

Under the rules, regulations and procedures creating and affecting DTC and its operations (the “DTC Rules”), DTC is required to make book-entry transfers of Certificates among DTC Participants on whose behalf it acts with respect to such Certificates. Certificate Owners of Certificates that are not DTC Participants but that desire to purchase, sell or otherwise transfer ownership of, or other interests in, such Certificates may do so only through DTC Participants. DTC Participants and Indirect Participants with which Certificate Owners have accounts with respect to such Certificates, however, are required to make book-entry transfers on behalf of their respective customers. In addition, under the DTC Rules, DTC is required to receive and transmit to the DTC Participants distributions of principal of, Make-Whole Amount, if any, and interest with respect to the Certificates. Such Certificate Owners thus will receive all distributions of principal, Make-Whole Amount, if any, and interest from the relevant Trustee through DTC Participants or Indirect Participants, as the case may be. Under this book entry system, such Certificate Owners may experience some delay in their receipt of payments because such payments will be forwarded by the relevant Trustee to Cede, as nominee for DTC, and DTC in turn will forward the payments to the appropriate DTC Participants in amounts proportionate to the principal amount of such DTC Participants’ respective holdings of beneficial interests in the relevant Certificates, as shown on the records of DTC or its nominee. Distributions by DTC Participants to Indirect Participants or Certificate Owners, as the case may be, will be the responsibility of such DTC Participants.

Unless and until Definitive Certificates are issued under the limited circumstances described herein, the only “Certificateholder” under each Pass Through Trust Agreement will be Cede, as nominee of DTC. Certificate Owners of Certificates therefore will not be recognized by the Trustees as Certificateholders, as such term is used in the Pass Through Trust Agreements, and such Certificate Owners will be permitted to exercise the rights of Certificateholders only indirectly through DTC and DTC Participants. Conveyance of notices and other communications by DTC to DTC Participants and by DTC Participants to Indirect Participants and to such Certificate Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Payments of the principal of, Make-Whole Amount (if any) and interest on the Global Certificates will be made to DTC or its nominee, as the case may be, as the registered owner thereof. Payments, transfers, exchanges and other matters relating to beneficial interests in a Global Certificate may be subject to various policies and procedures adopted by DTC from time to time. Because DTC can only act on behalf of DTC Participants, who in turn act on behalf of Indirect Participants, the ability of a Certificateholder to pledge its interest to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such interest, may be limited due to the lack of a physical certificate for such interest.

Neither American nor the Trustees, nor any paying agent or registrar with respect to the Certificates, will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global Certificates or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or for the performance by DTC, any DTC Participant or any Indirect Participant of their respective obligations under the DTC Rules or any other statutory, regulatory, contractual or customary procedures governing their obligations. (Trust Supplements, Section 4.03(f))

American expects that DTC or its nominee, upon receipt of any payment of principal, Make-Whole Amount (if any) or interest in respect of the Global Certificates, will credit DTC Participants’ accounts with payments in amounts proportionate to their respective beneficial ownership interests in the face amount of such Global Certificates, as shown on the records of DTC or its nominee. American also expects that payments by DTC Participants to owners of beneficial interests in such Global Certificates held through such DTC Participants will be governed by the standing instructions and customary practices of such DTC Participants. Such payments will be the responsibility of such DTC Participants.

Although DTC is expected to follow the foregoing procedures in order to facilitate transfers in a Global Certificate among participants of DTC, it is under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

Same-Day Settlement

As long as Certificates are registered in the name of DTC or its nominee, all payments made by American to the Loan Trustee under any Indenture will be in immediately available funds. Such payments, including the final distribution of principal with respect to the Certificates, will be passed through to DTC in immediately available funds.

Any Certificates registered in the name of DTC or its nominee will trade in DTC’s Same Day Funds Settlement System until maturity, and secondary market trading activity in the Certificates will therefore be required by DTC to settle in immediately available funds. No assurance can be given as the effect, if any, of settlement in same day funds on trading activity in the Certificates.

Definitive Certificates

Interests in Global Certificates will be exchangeable or transferable, as the case may be, for certificates in definitive, physical registered form (“Definitive Certificates”) only if (i) DTC advises the applicable Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depositary with respect to such Certificates and a successor depositary is not appointed by such Trustee within 90 days of such notice, (ii) American, at its option, elects to terminate the book-entry system through DTC or (iii) after the occurrence of an Indenture Event of Default, Certificateholders with fractional undivided interests aggregating not less than a majority in interest in a Trust advise the applicable Trustee, American and DTC through DTC Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in such Certificateholders’ best interest. Neither American nor any Trustee will be liable if American or such Trustee is unable to locate a qualified successor clearing system. (Trust Supplements, Section 4.03(b))

In connection with the occurrence of any event described in the immediately preceding paragraph, the Global Certificates will be deemed surrendered, and the Trustees will execute, authenticate and deliver to each Certificate Owner of such Global Certificates in exchange for such Certificate Owner’s beneficial interest in such Global Certificates, an equal aggregate principal amount of Definitive Certificates of authorized denominations, in each case as such Certificate Owner and related aggregate principal amount have been identified and otherwise set forth (together with such other information as may be required for the registration of such Definitive Certificates) in registration instructions that shall have been delivered by or on behalf of DTC to the applicable Trustee. (Trust Supplements, Section 4.03(d)) American, the Trustees and each registrar and paying agent with respect to the Certificates (i) shall not be liable for any delay in delivery of such registration instructions, and (ii) may conclusively rely on, and shall be protected in relying on, such registration instructions. (Trust Supplements, Section 4.03(f))

Distribution of principal, Make-Whole Amount (if any) and interest with respect to Definitive Certificates will thereafter be made by the applicable Trustee in accordance with the procedures set forth in the applicable Pass Through Trust Agreement directly to holders in whose names the Definitive Certificates were registered at the close of business on the applicable record date. Such distributions will be made by check mailed to the address of such holder as it appears on the register maintained by the applicable Trustee. The final payment on any such Definitive Certificate, however, will be made only upon presentation and surrender of the applicable Definitive Certificate at the office or agency specified in the notice of final distribution to the applicable Certificateholders.

Definitive Certificates issued in exchange for Global Certificates will be transferable and exchangeable at the office of the applicable Trustee upon compliance with the requirements set forth in the applicable Pass Through Trust Agreement. No service charge will be imposed for any registration of transfer or exchange, but payment of a sum sufficient to cover any tax or other governmental charge will be required. The Certificates are registered instruments, title to which passes upon registration of the transfer of the books of the applicable Trustee in accordance with the terms of the applicable Pass Through Trust Agreement. (Basic Agreement, Section 3.04)

DESCRIPTION OF THE DEPOSIT AGREEMENT

The following summary describes certain material terms of the Deposit Agreement, as well as certain related provisions of the Escrow Agreement and the Note Purchase Agreement. The summary does not purport to be complete and is qualified in its entirety by reference to all of the provisions of the Deposit Agreement and the related provisions of the Escrow Agreement and the Note Purchase Agreement, copies of which will be filed as exhibits to a Current Report on Form 8-K to be filed by American with the SEC.

General

Under the Escrow Agreement, the Escrow Agent with respect to the related Trust will enter into a Deposit Agreement with the Depositary (the “Deposit Agreement”). (Escrow Agreement, Section 1.02(a)) Pursuant to the Deposit Agreement, the Depositary will establish a separate account into which the proceeds of the offering attributable to the Certificates of the applicable Trust will be deposited (each, a “Deposit” and, collectively, the “Deposits”) on behalf of the Escrow Agent for the applicable Trust. (Deposit Agreement, Section 2.1) There will be a separate Deposit for each Aircraft that is to be financed in this offering. Pursuant to the Deposit Agreement, except as described below under “—Other Withdrawals and Return of Deposits,” on each Regular Distribution Date, the Depositary under the Deposit Agreement will pay to the Paying Agent on behalf of the Escrow Agent, for distribution to the applicable Certificateholders, an amount equal to the interest accrued on the Deposits during the relevant interest period at a rate per annum equal to the interest rate applicable to such Certificates. (Deposit Agreement, Section 2.2) The Deposits and interest paid thereon will not be subject to the subordination provisions of the Intercreditor Agreement and will not be available to pay any other amount in respect of the Certificates.

Withdrawal of Deposits to Purchase Equipment Notes

Upon the financing of an Aircraft under the related Indenture on or prior to the Delivery Period Termination Date, the Trustee of each Trust will request the Escrow Agent relating to such Trust to withdraw from the Deposits relating to such Trust funds sufficient to enable the Trustee of such Trust to purchase the Equipment Notes of the series applicable to such Trust issued with respect to such Aircraft. (Note Purchase Agreement, Sections 1(b) and 1(d); Escrow Agreement, Section 1.02(c)) Any portion of any Deposit so withdrawn that is not used to purchase such Equipment Notes will be re-deposited by the Escrow Agent or each Trustee on behalf of the Escrow Agent with the Depositary (each such deposit, also a “Deposit”). (Deposit Agreement, Section 2.4; Escrow Agreement, Section 1.06) Except as described below under “—Other Withdrawals and Return of Deposits,” the Depositary will pay accrued but unpaid interest on all Deposits to, but excluding, the date withdrawn to purchase Equipment Notes on the next Regular Distribution Date to the Paying Agent, on behalf of the applicable Escrow Agent, for distribution to the Certificateholders. (Deposit Agreement, Sections 2.2 and 4; Escrow Agreement, Section 2.03(a))

Other Withdrawals and Return of Deposits

The Trustees’ obligations to purchase Equipment Notes to be issued with respect to each Aircraft are subject to satisfaction of certain conditions at the time of the financing of such Aircraft under the related Indenture, as set forth in the Note Purchase Agreement and the related Participation Agreement. See “Description of the Certificates—Obligation to Purchase Equipment Notes.” Since such Aircraft are expected to be subjected to the financing of this offering from time to time prior to the Delivery Period Termination Date, no assurance can be given that all such conditions will be satisfied with respect to each such Aircraft prior to the Delivery Period Termination Date. Moreover, because the New Delivery Aircraft will be newly manufactured, their delivery as scheduled is subject to delays in the manufacturing process and to the applicable manufacturer’s right to postpone deliveries under its agreement with American. See “Description of the Aircraft and Appraisals—Deliveries of Aircraft.” If any funds remain as Deposits with respect to any Trust as of the Delivery Period Termination Date, such remaining funds will be withdrawn by the Escrow Agent and distributed by the Paying Agent, with accrued and unpaid interest thereon, but without any premium, to the Certificateholders of such Trust on a date no earlier than 15 days after the Paying Agent has received notice of the event requiring such distribution. If the day scheduled for such withdrawal is within 10 days before or after a Regular Distribution Date, the Escrow Agent will request that such withdrawal be made on such Regular Distribution Date. Moreover, in certain circumstances, any funds held as Deposits will be returned by the Depositary to the Paying Agent automatically on January 31, 2023 or, if the Equipment Notes relating to all of the New Delivery Aircraft have not been purchased by the applicable Trustee on or prior to January 31, 2023 due to any reason beyond the control of American and not occasioned by American’s fault or negligence, March 31, 2023 (provided that, if a labor strike occurs or continues at the manufacturer of any New Delivery Aircraft after the Issuance Date and on or prior to January 31, 2023, such date shall be extended by adding thereto the number of days that such strike continued in effect after the Issuance Date, but not more than 60 days) (such date or such extended date, the “Outside Termination Date”), and the Paying Agent will distribute such funds to the applicable Certificateholders as promptly as practicable thereafter. The obligation to purchase Equipment Notes to be issued with respect to any Aircraft not yet financed pursuant to this offering will terminate on the Delivery Period Termination Date. (Deposit Agreement, Sections 2.3(b)(i) and 4; Escrow Agreement, Sections 1.02(f) and 2.03(b); Note Purchase Agreement, Section 2)

If a Delivery Period Event of Loss (or an event that would constitute such a Delivery Period Event of Loss but for the requirement that notice be given or time elapse or both) occurs with respect to an Aircraft before such Aircraft is financed pursuant to this offering, American will give notice of such event to each Trustee and such Trustee will submit a withdrawal certificate to the applicable Escrow Agent, and any funds in any Deposit with respect to such Aircraft will be withdrawn by such Escrow Agent and distributed by the related Paying Agent, with accrued and unpaid interest thereon, but without any premium, to the Certificateholders of the related Trust on a date not earlier than 15 days after such Paying Agent has received notice of the event requiring such distribution. (Note Purchase Agreement, Section 1(k); Deposit Agreement, Section 2.3(b)(iii); Escrow Agreement, Sections 2.03(b) and 2.07) Once American delivers a notice described in the preceding sentence, the Trustees will have no obligation to purchase Equipment Notes with respect to such Aircraft. (Note Purchase Agreement, Section 2(c))

“Delivery Period Event of Loss” means, (i) with respect to an Aircraft that is subject to an Existing Financing or any bridge financing, one of several events of loss (a) under the applicable Existing Financing or any bridge financing, which events of loss are substantially similar to the Events of Loss of an Aircraft under the Indentures (see “Description of the Equipment Notes—Certain Provisions of the Indentures—Events of Loss”), or (b) that would constitute an Event of Loss of an Aircraft if such Aircraft were financed under the Indentures and (ii) with respect to any Aircraft that is not then subject to an Existing Financing or any bridge financing, one of several events that would constitute an Event of Loss of an Aircraft if such Aircraft were financed under the Indentures.

If a Triggering Event occurs prior to the Delivery Period Termination Date, any funds remaining in Deposits will be withdrawn by the Escrow Agent for the applicable Trust and distributed by the Paying Agent for such Trust, with accrued and unpaid interest thereon, but without any premium, to the Certificateholders of such Trust on a date no earlier than 15 days after the Paying Agent has received notice of such Triggering Event, but, if the day scheduled for such withdrawal is within 10 days before or after a Regular Distribution Date, such Escrow Agent will request such withdrawal be made on such Regular Distribution Date. (Escrow Agreement, Section 1.02(f)) The obligation to purchase the Equipment Notes to be issued with respect to any Aircraft not yet financed pursuant to this offering will terminate on the date such Triggering Event occurs. (Deposit Agreement, Section 2.3(b)(i); Escrow Agreement, Sections 2.03(b) and 2.06; Note Purchase Agreement, Section 2)

Replacement of Depositary

(a) If the Depositary’s Long Term Rating is downgraded by S&P Global Ratings (“S&P”) below A-, (b) if the Depositary is downgraded by Moody’s Investors Service, a division of Moody’s Investors Service, Inc. (“Moody’s”) such that, following such downgrade by Moody’s, the Depositary does not have a Short-Term Rating of at least P-1 issued by Moody’s, or (c) if the Depositary is downgraded by Fitch Ratings Inc. (“Fitch” and, together with S&P and Moody’s the “Rating Agencies”) such that, following such downgrade by Fitch, the Depositary does not have a Long-Term Rating of at least BBB- issued by Fitch or a Short-Term Rating of at least F3 issued by Fitch (each such minimum Long-Term Rating or Short-Term Rating for the Class B Certificates, a “Depositary Threshold Rating” for the applicable Rating Agency), and American shall not have received a Rating Agency Confirmation from the applicable Rating Agency with respect to the Class B Certificates, then, American shall, within 35 days after such event occurring, cause the Depositary for the Class B Certificates to be replaced with a depositary bank meeting the terms and on the conditions set forth below (a “Replacement Depositary”). (Note Purchase Agreement, Section 5(a))

“Long-Term Rating” means, for any entity: (a) in the case of Moody’s, the long-term senior unsecured debt rating of such entity, (b) in the case of S&P, the long-term issuer credit rating of such entity and (c) in the case of Fitch, the long-term issuer default rating of such entity. (Intercreditor Agreement, Section 1.01)

“Short-Term Rating” means, for any entity, (a) in the case of Moody’s, the short-term senior unsecured debt rating of such entity, (b) in the case of S&P, the short-term issuer credit rating of such entity and (c) in the case of Fitch, the short-term issuer default rating of such entity. (Intercreditor Agreement, Section 1.01)

A Replacement Depositary may either be (a) one that meets the Depositary Threshold Rating or (b) one that does not meet the Depositary Threshold Rating, so long as, in the case of either of the immediately preceding clauses (a) and (b), American shall have obtained a Rating Agency Confirmation from each Rating Agency then rating such class of Certificates in connection with the replacement of the Depositary with such Replacement Depositary. (Note Purchase Agreement, Section 5(c)(i))

“Rating Agency Confirmation” means, in the case of any action or event that requires a “Rating Agency Confirmation” with respect to any class of Certificates in connection therewith, a written confirmation from each of the Rating Agencies then rating such class of Certificates to the effect that such action or event would not result in (i) a reduction of the rating for such class of Certificates by such Rating Agency below the then current rating for such class of Certificates issued by such Rating Agency (before the downgrading of such rating, if any, as a result of the downgrading of the Depositary below the applicable Depositary Threshold Rating for such Rating Agency, if applicable) or (ii) a withdrawal or suspension of the rating of such class of Certificates by such Rating Agency. (Note Purchase Agreement, Annex A)

At any time during the period prior to the Delivery Period Termination Date (including after the occurrence of a downgrade event described above), American may replace the Depositary with a Replacement Depositary. (Note Purchase Agreement, Section 5(a)) There can be no assurance that at the time of a downgrade event described above, there will be an institution willing to replace the downgraded Depositary or that each Rating Agency will provide the ratings confirmation described in the immediately preceding paragraph.

Upon satisfaction of the conditions for replacement of the Depositary with a Replacement Depositary set forth in the Note Purchase Agreement, the Escrow Agent for each Trust will request, upon at least 5 Business Days’ notice, the following withdrawals:

•

with respect to all Deposits of such Trust then held by the Depositary being replaced, withdrawal of (1) the entire amount of such Deposits together with (2) all accrued and unpaid interest on such Deposits to, but excluding, the date of such withdrawal, which funds will be paid by the Depositary being replaced over to such Replacement Depositary; and

•

with respect to all Deposits of such Trust, if any, previously withdrawn in connection with the purchase of the related Equipment Notes, as described in “—Withdrawal of Deposits to Purchase Equipment Notes,” withdrawal of all accrued and unpaid interest on such Deposits to, but excluding, the date of the applicable withdrawal in connection with the purchase of such Equipment Notes, which funds will be paid by the Depositary being replaced to the Paying Agent Account of such Trust and, upon the confirmation by the Paying Agent of receipt in such Paying Agent Account of such amounts, the Paying Agent will distribute such amounts to the Certificateholders of such Trust on the immediately succeeding Regular Distribution Date and, until such Regular Distribution Date, the amounts will be held in such Paying Agent Account. (Note Purchase Agreement, Section 5(d); Escrow Agreement, Sections 1.02(d) and 2.03(c))

Limitation on Damages

The Deposit Agreement provides that in no event shall the Depositary be responsible or liable for special, indirect, punitive, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit, whether or not foreseeable) suffered by the Escrow Agent of each Trust or any of the Receiptholders in connection with the Deposit Agreement or the transactions contemplated or any relationships established by the Deposit Agreement irrespective of whether the Depositary has been advised of the likelihood of such loss or damage and regardless of the form of action. (Deposit Agreement, Section 17)

Depositary

Sumitomo Mitsui Banking Corporation, acting through its New York Branch will act as depositary (the “Depositary”).

Sumitomo Mitsui Banking Corporation (Kabushiki Kaisha Mitsui Sumitomo Financial Group) (“SMBC”) is a joint stock corporation with limited liability (Kabushiki Kaisha) under the laws of Japan. The registered head office of SMBC is located at 1-1-2, Marunouchi 1-chome, Chiyoda-ku, Tokyo 100-0005, Japan.

SMBC is a wholly-owned subsidiary of Sumitomo Mitsui Financial Group, Inc. (“SMFG”). As of June 30, 2021, SMBC had ¥240.12 trillion in consolidated total assets. SMBC is one of the world’s leading commercial banks and provides an extensive range of banking services to its customers in Japan and overseas. Internationally, SMBC operates through a network of branches, representative offices, subsidiaries and affiliates to provide many financing products.

The New York Branch of SMBC is licensed by the State of New York Department of Financial Services to conduct branch banking business at 277 Park Avenue, New York, New York, and is subject to examination by the State of New York Department of Financial Services and the Federal Reserve Bank of New York.

Audited consolidated financial statements of SMFG and its consolidated subsidiaries for the most current fiscal year available, as well as other corporate data, financial information and analyses are available in English on the website of SMFG at www.smfg.co.jp/english. The information on SMFG’s website does not form part of this Prospectus Supplement and is not incorporated herein by reference.

DESCRIPTION OF THE ESCROW AGREEMENT

The following summary describes certain material terms of the escrow and paying agent agreement (the “Escrow Agreement”), as well as certain related provisions of the Deposit Agreement and the Note Purchase Agreement. The summary does not purport to be complete and is qualified in its entirety by reference to all of the provisions of the Escrow Agreement and the related provisions of the Deposit Agreement and the Note Purchase Agreement, copies of which will be filed as exhibits to a Current Report on Form 8-K to be filed by American with the SEC.

General

Wilmington Trust, National Association, as escrow agent in respect of each Trust (the “Escrow Agent”), Wilmington Trust Company, as paying agent on behalf of the Escrow Agent in respect of each Trust (the “Paying Agent”), each Trustee and the Underwriters will enter into a separate Escrow Agreement for the benefit of the Certificateholders of each Trust as holders of the Escrow Receipts affixed thereto (in such capacity, a “Receiptholder”). The cash proceeds of the offering of the Certificates of each Trust will be deposited on behalf of the Escrow Agent (for the benefit of the Receiptholders) with the Depositary as Deposits relating to such Trust. (Escrow Agreement, Section 1.03; Deposit Agreement, Section 2.1) The Escrow Agent will permit the Trustee of the related Trust to cause funds to be withdrawn from such Deposits to allow such Trustee to purchase the related Equipment Notes pursuant to the Note Purchase Agreement and the related Participation Agreement or in connection with special distributions under certain circumstances as described under “Description of the Deposit Agreement—Other Withdrawals and Return of Deposits.” (Escrow Agreement, Section 1.02(c)—(f)) In addition, pursuant to the terms of the Deposit Agreement, the Depositary agrees to pay interest on the Deposits accrued in accordance with the Deposit Agreement to the Paying Agent for distribution to the Receiptholders. (Deposit Agreement, Section 4)

The Escrow Agreement requires that the Paying Agent establish and maintain, for the benefit of the Receiptholders of each Trust, the related Paying Agent Account for such Trust, which will be non-interest-bearing, and the Paying Agent is under no obligation to invest any amounts held in such Paying Agent Account. (Escrow Agreement, Section 2.02) Pursuant to the Deposit Agreement, the Depositary agrees to pay funds released from the related Deposits and accrued interest on the related Deposits directly into such Paying Agent Account, except for amounts withdrawn to purchase any related Equipment Notes as described under “Description of the Deposit Agreement—Withdrawal of Deposits to Purchase Equipment Notes” and amounts paid to a Replacement Depositary as described under “Description of the Deposit Agreement—Replacement of Depositary.” (Deposit Agreement, Section 4) The Paying Agent will distribute amounts deposited into the Paying Agent Account for the related Trust to the Certificateholders of such Trust as further described herein. See “Description of the Certificates—Payments and Distributions” and “Description of the Deposit Agreement.”

Upon receipt by the Depositary of cash proceeds from this offering, the Escrow Agent will issue one or more escrow receipts (“Escrow Receipts”) in respect of the Class B Certificates which will be affixed by the related Trustee to each such Certificate. Each Escrow Receipt evidences the related Receiptholder’s interest in amounts from time to time deposited into the Paying Agent Account and is limited in recourse to amounts deposited into such account. An Escrow Receipt may not be assigned or transferred except in connection with the assignment or transfer of the Certificate to which it is affixed. Each Escrow Receipt will be registered by the Escrow Agent in the same name and manner as the Certificate to which it is affixed. (Escrow Agreement, Sections 1.03 and 1.04) Because the Escrow Receipts will be affixed to the Certificates, distributions to the Receiptholders on the Escrow Receipts are sometimes referred to in this prospectus supplement, for convenience, as distributions to the Certificateholders.

The Escrow Agreement provides that each Receiptholder will have the right (individually and without the need for any other action of any person, including the Escrow Agent or any other Receiptholder), upon any default in the payment of interest on the Deposits when due by the Depositary in accordance with the applicable Deposit Agreement, or upon any default in the payment of any final withdrawal, replacement withdrawal or event of loss withdrawal when due by the Depositary in accordance with the terms of the applicable Deposit Agreement and Escrow Agreement, to proceed directly against the Depositary by making a demand to the Depositary for the portion of such payment that would have been distributed to such Receiptholder pursuant to such Escrow Agreement or by bringing suit to enforce payment of such portion. The Escrow Agent will notify Receiptholders in the event of a default in any such payment and will promptly forward to Receiptholders upon receipt copies of all written communications relating to any payments due to the Receiptholders in respect of the Deposits. (Escrow Agreement, Sections 9 and 16)

Certain Modifications of the Escrow Agreement and Note Purchase Agreement

The Note Purchase Agreement contains provisions requiring the Trustees, the Escrow Agent and the Paying Agent, at American’s request, to enter into amendments to, among other agreements, the Escrow Agreement and the Note Purchase Agreement as may be necessary or desirable:

•

if any series of Additional Equipment Notes or Reissued Equipment Notes are to be issued, to give effect to such issuance of such series of Additional Equipment Notes or Reissued Equipment Notes and the issuance of pass through certificates by any pass through trust that acquires any such series of Additional Equipment Notes or Reissued Equipment Notes, as applicable, and to make related changes (including to provide for any prefunding mechanism) and to provide for credit support (including a liquidity facility) for any such pass through certificates; and

•

if the Depositary for any Class of Certificates is to be replaced, to give effect to the replacement of such Depositary with the Replacement Depositary therefor and the replacement of the applicable Deposit Agreement with a replacement deposit agreement. (Note Purchase Agreement, Sections 4(a)(v) and 5(e))

In each case described immediately above, no requests (other than American’s request) or consents (including no consent of any Certificateholder) will be required for such amendments.

Each Escrow Agreement contains provisions requiring the Escrow Agent and the Paying Agent, upon request of the related Trustee and without any consent of the Certificateholders, to enter into an amendment to the Escrow Agreement or the Note Purchase Agreement, among other things, for the following purposes:

•

to correct or supplement any provision in the Escrow Agreement or the Note Purchase Agreement which may be defective or inconsistent with any other provision in the Escrow Agreement or the Note Purchase Agreement or to cure any ambiguity or correct any mistake;

•

to modify any other provision with respect to matters or questions arising under the Escrow Agreement or the Note Purchase Agreement; provided that any such action will not materially adversely affect the Certificateholders;

•	to comply with any requirement of the SEC, applicable law, rules or regulations of any exchange or quotation system on which the Certificates are listed or any regulatory body;

•	to evidence and provide for the acceptance of appointment under the Escrow Agreement or the Note Purchase Agreement of a successor Escrow Agent, successor Paying Agent or successor Trustee; or

•	for any purposes described in the first paragraph under “Description of the Certificates—Modification of the Pass Through Trust Agreements and Certain Other Agreements.” (Escrow Agreement, Section 8)

The Escrow Agent

Wilmington Trust, National Association will be the Escrow Agent under the Escrow Agreement. The Escrow Agent’s address is Wilmington Trust, National Association, 1100 North Market Street, Wilmington, Delaware 19890-1605, Attention: Corporate Capital Market Services.

The Paying Agent

Wilmington Trust Company will be the Paying Agent under the Escrow Agreement. The Paying Agent’s address is Wilmington Trust Company, 1100 North Market Street, Wilmington, Delaware 19890-1605, Attention: Corporate Capital Market Services.

DESCRIPTION OF THE LIQUIDITY FACILITIES

The following summary describes certain material terms of the Liquidity Facility for the Class B Trust and certain provisions of the Intercreditor Agreement relating to the separate Liquidity Facilities. The summary does not purport to be complete and is qualified in its entirety by reference to all of the provisions of the Liquidity Facilities and the Intercreditor Agreement, copies of which will be filed as exhibits to a Current Report on Form 8-K to be filed by American with the SEC. The provisions of the separate Liquidity Facilities are substantially identical except as otherwise indicated.

General

The liquidity provider for each of the Class A Trust and Class B Trust (each, a “Liquidity Provider”) will enter into a separate revolving credit agreement (each, a “Liquidity Facility” and, collectively, the “Liquidity Facilities”) with the Subordination Agent with respect to the Class A Trust and Class B Trust. Under each Liquidity Facility, the related Liquidity Provider will be required, if necessary, to make one or more advances (“Interest Drawings”) to the Subordination Agent in an aggregate amount sufficient to pay interest on the Pool Balance of the related class of Certificates on up to three successive semiannual Regular Distribution Dates (without regard to any expected future payments of principal on such Certificates) at the Stated Interest Rate for such Certificates. If interest payment defaults occur which exceed the amount covered by and available under the Liquidity Facility for the Class A Trust or Class B Trust, the Certificateholders of such Trust will bear their allocable share of the deficiencies to the extent that there are no other sources of funds. The initial Liquidity Provider with respect to the Class A Trust or Class B Trust may be replaced by one or more other entities with respect to the Class A Trust or Class B Trust under certain circumstances.

Drawings

The aggregate amount available under the Liquidity Facility for each applicable Trust at January 11, 2023 (the first Regular Distribution Date that occurs after the currently scheduled delivery month of the last New Delivery Aircraft to be delivered to American, assuming that all Aircraft have been financed in accordance with the terms and conditions of the Note Purchase Agreement prior to such Regular Distribution Date and that all interest and principal due on or prior to such Regular Distribution Date have been paid) will be:

Trust	Available Amount
Class A		$31,804,968
Class B	$

Except as otherwise provided below, the Liquidity Facility for each Trust will enable the Subordination Agent to make Interest Drawings thereunder on any Regular Distribution Date in order to make interest distributions then scheduled for the Certificates of such Trust at the Stated Interest Rate for the Certificates of such Trust to the extent that the amount, if any, available to the Subordination Agent on such Regular Distribution Date, after giving effect to the subordination provisions of the Intercreditor Agreement, is not sufficient to pay such interest. The maximum amount available to be drawn under the Liquidity Facility with respect to any Trust on any Regular Distribution Date to fund any shortfall of interest on Certificates of such Trust will not exceed the then Maximum Available Commitment under such Liquidity Facility. The “Maximum Available Commitment” at any time under each Liquidity Facility is an amount equal to the then Maximum Commitment of such Liquidity Facility less the aggregate amount of each Interest Drawing outstanding under such Liquidity Facility at such time; provided that, following a Downgrade Drawing (subject to the reinstatement of the obligations of any applicable Liquidity Provider if any such Liquidity Provider has a minimum rating from each Rating Agency that meets the applicable “Liquidity Threshold Rating” from such Rating Agency), a Special Termination Drawing, a Final Drawing or a Non-Extension Drawing under such Liquidity Facility, the Maximum Available Commitment under such Liquidity Facility shall be zero.

“Maximum Commitment” means for the Liquidity Facility for the Class A Trust and the Class B Trust initially, $36,494,011 and $        , respectively, in each case, as the same may be reduced from time to time as described below.

“Required Amount” means, with respect to each Liquidity Facility or the Cash Collateral Account for any class of Certificates, for any day, the sum of the aggregate amount of interest, calculated at the rate per annum equal to the Stated Interest Rate for the related class of Certificates on the basis of a 360-day year comprised of twelve 30-day months, that would be distributable on such class of Certificates on each of the three successive Regular Distribution Dates immediately following such day or, if such day is a Regular Distribution Date, on such day and the two succeeding Regular Distribution Dates, in each case, calculated on the basis of the Pool Balance of such class of Certificates on such day and without regard to expected future distributions of principal on such class of Certificates.

The Liquidity Facility for any applicable class of Certificates does not provide for drawings thereunder to pay for principal of, or Make-Whole Amount on, the Certificates of such class or any interest with respect to the Certificates of such class in excess of the Stated Interest Rate for such Certificates or for more than three semiannual installments of interest or to pay principal of, or interest on, or Make-Whole Amount with respect to, the Certificates of any other class. (Liquidity Facilities, Section 2.02; Intercreditor Agreement, Section 3.05) In addition, the Liquidity Facility with respect to each Trust does not provide for drawings thereunder to pay any amounts payable with respect to the Deposits relating to such Trust.

Each payment by a Liquidity Provider for a Trust will reduce by the same amount the Maximum Available Commitment under the related Liquidity Facility, subject to reinstatement as hereinafter described. With respect to any Interest Drawing, upon reimbursement of the applicable Liquidity Provider in full or in part for the amount of such Interest Drawing plus accrued interest thereon, the Maximum Available Commitment under the applicable Liquidity Facility will be reinstated by the amount of such Interest Drawing so reimbursed but not to exceed the then Required Amount of the applicable Liquidity Facility; provided, however, that the Maximum Available Commitment of such Liquidity Facility will not be so reinstated at any time if (i) a Liquidity Event of Default has occurred and is continuing and less than 65% of the then aggregate outstanding principal amount of all Equipment Notes (other than Additional Equipment Notes, if any) are Performing Equipment Notes or (ii) a Final Drawing, Downgrade Drawing, Special Termination Drawing or Non-Extension Drawing shall have occurred with respect to such Liquidity Facility. With respect to any other drawings under such Liquidity Facility, amounts available to be drawn thereunder are not subject to reinstatement. (Liquidity Facilities, Section 2.02(a); Intercreditor Agreement, Section 3.05(g)) On each date on which the Pool Balance for a Trust shall have been reduced, the Maximum Commitment of the Liquidity Facility for such Trust will be automatically reduced to an amount equal to the then Required Amount. (Liquidity Facilities, Section 2.04; Intercreditor Agreement, Section 3.05(j))

“Performing Equipment Note” means an Equipment Note issued pursuant to an Indenture with respect to which no payment default has occurred and is continuing (without giving effect to any acceleration); provided that, in the event of a bankruptcy proceeding in which American is a debtor under the Bankruptcy Code, (i) any payment default occurring before the date of the order for relief in such proceedings shall not be taken into consideration during the 60-Day Period (or such longer period as may apply under Section 1110(b) of the Bankruptcy Code) (the “Section 1110 Period”), (ii) any payment default occurring after the date of the order for relief in such proceeding will not be taken into consideration if such payment default is cured under Section 1110(a)(2)(B) of the Bankruptcy Code before the later of 30 days after the date of such default or the expiration of the Section 1110 Period and (iii) any payment default occurring after the Section 1110 Period will not be taken into consideration if such payment default is cured before the end of the grace period, if any, set forth in the related Indenture. (Intercreditor Agreement, Section 1.01)

Replacement of Liquidity Facilities

If at any time a Liquidity Provider is downgraded, or any applicable rating of a Liquidity Provider is suspended or withdrawn, by any Rating Agency such that after such downgrading, suspension or withdrawal such Liquidity Provider does not have the minimum Long-Term Rating specified for such Rating Agency in the definition of “Liquidity Threshold Rating” as the applicable Liquidity Threshold Rating for such Rating Agency (any such downgrading, suspension or withdrawal, a “Downgrade Event”), then such Liquidity Facility may be replaced with a Replacement Facility. If such Liquidity Facility is not so replaced with a Replacement Facility within 35 days of the occurrence of such Downgrade Event (or, if earlier, the expiration date of such Liquidity Facility), the Subordination Agent will draw the then Maximum Available Commitment under such Liquidity Facility (the “Downgrade Drawing”), unless no later than 35 days after the occurrence of such Downgrade Event (or, if earlier, the expiration date of such Liquidity Facility), the Rating Agency (whose downgrading, suspension or withdrawal of such Liquidity Provider resulted in the occurrence of such Downgrade Event) provides a written confirmation to the effect that such downgrading, suspension or withdrawal will not result in a downgrading, withdrawal or suspension of the ratings then issued by such Rating Agency of the related class of Certificates. The Subordination Agent will deposit the proceeds of any Downgrade Drawing into a cash collateral account (the “Cash Collateral Account”) for the applicable class of Certificates and will use these proceeds for the same purposes and under the same circumstances, and subject to the same conditions, as cash payments of Interest Drawings under such Liquidity Facility would be used. If at any time after a Downgrade Drawing has been made with respect to a Liquidity Facility, the Liquidity Provider, for such Liquidity Facility has a minimum rating from each Rating Agency that meets the applicable “Liquidity Threshold Rating” for such Rating Agency and delivers a written notice to that effect to the Subordination Agent and American, the amount of such Downgrade Drawing that has not been applied to the payment of interest shall be withdrawn from the Cash Collateral Account for the applicable Certificates and reimbursed to such Liquidity Provider and any amount of such Downgrade Drawing that has been applied to payment of interest shall be converted into an Interest Drawing and the obligations of such Liquidity Provider under the related Liquidity Facility shall be reinstated, including to make advances in an amount equal to the amount that has been reimbursed to such Liquidity Provider. For the avoidance of doubt, the foregoing requirements shall apply to each occurrence of a Downgrade Event with respect to a Liquidity Provider, regardless of whether or not one or more Downgrade Events have occurred prior thereto and whether or not any confirmation by a Rating Agency specified in the foregoing requirements has been obtained with respect to any prior occurrence of a Downgrade Event. (Liquidity Facilities, Sections 2.02(b) and 2.06(d); Intercreditor Agreement, Sections 3.05(c) and 3.05(g))

“Liquidity Threshold Rating” means for the Class B Trust (a) in the case of Moody’s, a Long-Term Rating of Baa2 as determined by Moody’s, (b) in the case of S&P, a Long-Term Rating of BBB- as determined by S&P and (c) in the case of Fitch, a Long-Term Rating of BBB- as determined by Fitch. (Intercreditor Agreement, Section 1.01)

A “Replacement Facility” for any Liquidity Facility will mean an irrevocable revolving credit agreement (or agreements) in substantially the form of the replaced Liquidity Facility, including reinstatement provisions, or an agreement (or agreements) in such other form (which may include, without limitation, one or more letters of credit, surety bonds, financial insurance policies or guaranties, or any combination thereof), as will permit the Rating Agencies to confirm in writing their respective ratings then in effect for the Certificates with respect to which such Liquidity Facility was issued (before downgrading of such ratings, if any, as a result of the downgrading of the related Liquidity Provider), in a face amount (or in an aggregate face amount) equal to the amount sufficient to pay interest on the Pool Balance of the Certificates of the applicable Trust (at the Stated Interest Rate for such Certificates, and without regard to expected future principal distributions) on the three successive semiannual Regular Distribution Dates following the date of replacement of such Liquidity Facility (or, if such date of replacement is a Regular Distribution Date, on such date of replacement and the two succeeding Regular Distribution Dates) and issued by an entity (or entities) having the minimum Long-Term Rating from each Rating Agency designated in the definition of “Liquidity Threshold Rating” as the applicable Liquidity Threshold Rating for such Rating Agency. (Intercreditor Agreement, Section 1.01) The provider of any

Replacement Facility will have the same rights (including, without limitation, priority distribution rights and rights as “Controlling Party”) under the Intercreditor Agreement as the replaced Liquidity Provider. (Intercreditor Agreement, Section 3.05(e))

The Liquidity Facility for each of the Class A Trust and the Class B Trust provides that the applicable Liquidity Provider’s obligations thereunder will expire on the earliest of:

•

the earlier of (a) the anniversary of the Issuance Date immediately following the date on which the applicable Liquidity Provider has provided a Non-Extension Notice and (b) the 15th day after the Final Legal Distribution Date of the applicable Certificates;

•

the date on which the Subordination Agent delivers to such Liquidity Provider a certification that all of the applicable Certificates have been paid in full or provision has been made for such payment;

•	the date on which the Subordination Agent delivers to such Liquidity Provider a certification that a Replacement Facility has been substituted for such Liquidity Facility;

•	the fifth Business Day following receipt by the Subordination Agent of a Termination Notice from such Liquidity Provider (see “—Liquidity Events of Default”); and

•	the date on which no amount is or may (including by reason of reinstatement) become available for drawing under such Liquidity Facility. (Liquidity Facilities, Section 1.01)

Each Liquidity Facility provides that, in the event that before the 25th day prior to any anniversary of the Issuance Date that is prior to the 15th day after the Final Legal Distribution Date of the applicable Certificates, the related Liquidity Provider shall have notified the Subordination Agent and American that such Liquidity Facility will not be extended beyond the immediately following anniversary date of the Issuance Date (the “Non-Extension Notice”) and such Liquidity Facility is not replaced by such 25th day, the Subordination Agent shall request a drawing in an amount equal to the then Maximum Available Commitment under such Liquidity Facility (the “Non-Extension Drawing”). (Liquidity Facilities, Sections 2.02(b)(i) and 2.10)

Subject to certain limitations, American may, at its option, arrange for a Replacement Facility at any time to replace the Liquidity Facility for any Trust (including without limitation any Replacement Facility described in the following sentence). (Intercreditor Agreement, Section 3.05(e)(i)) In addition, if a Liquidity Provider shall determine not to extend a Liquidity Facility, then such Liquidity Provider may, at its option, arrange for a Replacement Facility to replace such Liquidity Facility (i) during the period no earlier than 40 days and no later than 25 days prior to the then scheduled expiration date of such Liquidity Facility and (ii) at any time after a Non-Extension Drawing has been made under such Liquidity Facility. (Intercreditor Agreement, Section 3.05(e)(ii)) A Liquidity Provider may also arrange for a Replacement Facility to replace the related Liquidity Facility at any time after a Downgrade Drawing under such Liquidity Facility as long as the Downgrade Drawing has not been reimbursed in full to such Liquidity Provider. (Intercreditor Agreement, Section 3.05(c)(iii)) If any Replacement Facility is provided at any time after a Downgrade Drawing, a Non-Extension Drawing or a Special Termination Drawing under any Liquidity Facility, the funds with respect to such Liquidity Facility on deposit in the Cash Collateral Account for such Trust will be returned to the Liquidity Provider being replaced. (Intercreditor Agreement, Section 3.05(e))

Upon receipt by the Subordination Agent of a Termination Notice with respect to any Liquidity Facility from the relevant Liquidity Provider as described below under “—Liquidity Events of Default,” the Subordination Agent shall request a final drawing (a “Final Drawing”) or a special termination drawing (the “Special Termination Drawing”), as applicable, under such Liquidity Facility in an amount equal to the then Maximum Available Commitment thereunder. The Subordination Agent will deposit the proceeds of the Final Drawing or the Special Termination Drawing into the Cash Collateral Account for the related Certificates and will use these proceeds for the same purposes and under the same circumstances, and subject to the same conditions, as cash payments of Interest Drawings under such Liquidity Facility would be used. (Liquidity Facilities, Sections 2.02(c) and 2.02(d); Intercreditor Agreement, Sections 3.05(f), 3.05(i) and 3.05(k))

Drawings under any Liquidity Facility will be made by delivery by the Subordination Agent of a certificate in the form required by such Liquidity Facility. Upon receipt of such a certificate, the relevant Liquidity Provider is obligated to make payment of the drawing requested thereby in immediately available funds. Upon payment by the relevant Liquidity Provider of the amount specified in any drawing under any Liquidity Facility, such Liquidity Provider will be fully discharged of its obligations under such Liquidity Facility with respect to such drawing and will not thereafter be obligated to make any further payments under such Liquidity Facility in respect of such drawing to the Subordination Agent or any other person. (Liquidity Facilities, Sections 2.02(a) and 2.02(f))

Reimbursement of Drawings

The Subordination Agent must reimburse amounts drawn under any Liquidity Facility by reason of an Interest Drawing, Special Termination Drawing, Final Drawing, Downgrade Drawing or Non-Extension Drawing and pay interest thereon, but only to the extent that the Subordination Agent has funds available therefor. (Liquidity Facilities, Sections 2.05 and 2.09) See “Description of the Intercreditor Agreement—Priority of Distributions.”

Interest Drawings and Final Drawings

Amounts drawn by reason of an Interest Drawing or Final Drawing (each, a “Drawing”) will be immediately due and payable, together with interest on the amount of such drawing. From the date of such drawing to (but excluding) the third Business Day following the applicable Liquidity Provider’s receipt of the notice of such Drawing, interest will accrue at the Base Rate plus 3.75% per annum. Thereafter, interest will accrue at Libor for the applicable interest period plus 3.75% per annum. (Liquidity Facilities, Section 3.07)

“Base Rate” means a fluctuating interest rate per annum in effect from time to time, which rate per annum shall at all times be equal to the sum of (a) the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for each day of the period for which the Base Rate is to be determined (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or if such rate is not so published for any day that is a Business Day, the average of the quotations for such day for such transactions received by the applicable Liquidity Provider from three Federal funds brokers of recognized standing selected by it (and reasonably satisfactory to American, provided that if such rate determined as provided would be less than 0.00% per annum, then such rate shall be deemed to be equal to 0.00% per annum) and (b) one quarter of one percent (0.25%). (Liquidity Facilities, Section 1.01)

“Libor” means, with respect to any interest period, the interest rate per annum equal to the London Interbank Offered Rate per annum administered by ICE Benchmark Administration Limited (or any successor person which takes over administration of that rate) for U.S. dollar deposits, which rate is displayed on Reuters Screen LIBOR01 (or any successor thereto) at approximately 11:00 A.M. (London time) two Business Days before the first day of such interest period, for a period comparable to such interest period, or if such rate is not available, a rate per annum determined by certain alternative methods as set forth in the Liquidity Facility; provided that, if Libor determined as provided above with respect to any interest period would be less than 0.0% per annum, then Libor for such interest period shall be deemed to be 0.0% per annum. (Liquidity Facilities, Section 1.01)

The Liquidity Facility will include Libor fallback provisions substantially similar to the so-called “hardwired approach” provisions most recently recommended by the Alternative Reference Rates Committee of the Federal Reserve Bank of New York, providing for the replacement of Libor as the applicable benchmark with a replacement benchmark upon the occurrence of certain events. The first replacement benchmark for Libor in any such event would be “Term SOFR”, the secured overnight financing rate published by the Federal Reserve Bank of New York for the applicable period, plus a spread adjustment, as determined by the Liquidity Facility Provider.

If at any time, a Liquidity Provider shall have determined (which determination shall be conclusive and binding upon the Subordination Agent, absent manifest error) that, by reason of circumstances affecting the relevant interbank lending market generally (other than in the circumstances where there is a benchmark replacement pursuant to the LIBOR fallback provisions described above), the Libor rate determined or to be determined for the next succeeding interest period will not adequately and fairly reflect the cost to such Liquidity Provider (as conclusively certified by such Liquidity Provider, absent manifest error) of making or maintaining advances, such Liquidity Provider shall give facsimile or telephonic notice thereof (a “Rate Determination Notice”) to the Subordination Agent and American. If such notice is given, then the outstanding principal amount of the Libor advances under the related Liquidity Facility shall be converted to Base Rate advances thereunder effective from the date of the Rate Determination Notice; provided that the rate then applicable in respect of such Base Rate advances shall be increased by one percent (1.00%). Each Liquidity Provider shall withdraw a Rate Determination Notice given under the applicable Liquidity Facility when such Liquidity Provider determines that the circumstances giving rise to such Rate Determination Notice no longer apply to such Liquidity Provider, and the Base Rate advances shall be converted to Libor advances effective as of the first day of the next succeeding interest period after the date of such withdrawal. Each change in the Base Rate shall become effective immediately. (Liquidity Facilities, Section 3.07(g))

Downgrade Drawings, Special Termination Drawings, Non-Extension Drawings and Final Drawings

The amount drawn under any Liquidity Facility by reason of a Downgrade Drawing, a Special Termination Drawing, a Non-Extension Drawing or a Final Drawing and deposited in a Cash Collateral Account will be treated as follows:

•

such amount will be released on any Distribution Date to the extent that such amount exceeds the Required Amount, first, to the applicable Liquidity Provider up to the amount of the Liquidity Obligations owed to it, and second, for distribution pursuant to the Intercreditor Agreement;

•

any portion of such amount withdrawn from the Cash Collateral Account for the applicable Certificates to pay interest distributions on such Certificates will be treated in the same way as Interest Drawings; and

•	the balance of such amount will be invested in certain specified eligible investments.

Any Downgrade Drawing, Special Termination Drawing or Non-Extension Drawing under any Liquidity Facility, other than any portion thereof applied to the payment of interest distributions on the Certificates, will bear interest, (a) subject to clause (b) below, at a rate equal to, in the case of a Downgrade Drawing, Non-Extension Drawing or Special Termination Drawing, the investment earnings on the amounts deposited in the Cash Collateral Account on the outstanding amount from time to time of such Downgrade Drawing, Non-Extension Drawing or Special Termination Drawing plus a specified margin and (b) from and after the date, if any, on which such Downgrade Drawing, Special Termination Drawing or Non-Extension Drawing is converted into a Final Drawing as described below under “—Liquidity Events of Default,” at a rate equal to Libor for the applicable interest period (or, as described in the first paragraph under “—Reimbursement of Drawings—Interest Drawings and Final Drawings,” the Base Rate) plus 3.75% per annum.

Liquidity Events of Default

Events of default under each Liquidity Facility (each, a “Liquidity Event of Default”) will consist of:

•	the acceleration of all of the Equipment Notes (provided that with respect to the period prior to the Delivery Period Termination Date, the aggregate principal amount thereof exceeds $550 million); or

•	an American Bankruptcy Event. (Liquidity Facilities, Section 1.01)

If (i) any Liquidity Event of Default under any Liquidity Facility has occurred and is continuing and (ii) less than 65% of the aggregate outstanding principal amount of all Equipment Notes (other than Additional Equipment Notes, if any) are Performing Equipment Notes, the applicable Liquidity Provider may, in its discretion, give a notice of termination of such Liquidity Facility (a “Final Termination Notice”). With respect to any Liquidity Facility, if the Pool Balance of the related class of Certificates is greater than the aggregate outstanding principal amount of the related series of Equipment Notes (other than any such series of Equipment Notes previously sold or with respect to which the Aircraft related to such series of Equipment Notes has been disposed of) at any time during the 18-month period prior to the final expected Regular Distribution Date with respect to such class of Certificates, the Liquidity Provider of such Trust may, in its discretion, give a notice of special termination of such Liquidity Facility (a “Special Termination Notice” and, together with the Final Termination Notice, a “Termination Notice”). The Termination Notice will have the following consequences:

•	the related Liquidity Facility will expire on the fifth Business Day after the date on which such Termination Notice is received by the Subordination Agent and American;

•

the Subordination Agent will promptly request, and the applicable Liquidity Provider will honor, a Final Drawing or Special Termination Drawing, as applicable, thereunder in an amount equal to the then Maximum Available Commitment thereunder;

•	in the event that a Final Drawing is made, any Drawing remaining unreimbursed as of the date of termination will be automatically converted into a Final Drawing under such Liquidity Facility;

•

in the event a Special Termination Notice is given, all amounts owing to the applicable Liquidity Provider will be treated as a Special Termination Drawing for the purposes set forth under “Description of the Intercreditor Agreement—Priority of Distributions”; and

•	in the event that a Final Drawing is made, all amounts owing to the applicable Liquidity Provider will be automatically accelerated. (Liquidity Facilities, Section 6.01)

Notwithstanding the foregoing, the Subordination Agent will be obligated to pay amounts owing to the applicable Liquidity Provider only to the extent of funds available therefor after giving effect to the payments in accordance with the provisions set forth under “Description of the Intercreditor Agreement—Priority of Distributions.” (Liquidity Facilities, Section 2.09) Upon the circumstances described below under “Description of the Intercreditor Agreement—Intercreditor Rights,” a Liquidity Provider may become the Controlling Party with respect to the exercise of remedies under the Indentures. (Intercreditor Agreement, Section 2.06(c))

Liquidity Provider

The initial Liquidity Provider for the Class B Trust will be Crédit Agricole Corporate and Investment Bank, acting through its New York Branch. The Liquidity Provider does not accept responsibility for any information contained in this prospectus supplement other than the information relating to Credit Agricole Corporate and Investment Bank, acting through its New York Branch.

DESCRIPTION OF THE INTERCREDITOR AGREEMENT

The following summary describes certain material provisions of the Intercreditor Agreement (the “Intercreditor Agreement”) to be entered into among the Trustees, the Liquidity Providers and Wilmington Trust Company, as subordination agent (the “Subordination Agent”). The summary does not purport to be complete and is qualified in its entirety by reference to all of the provisions of the Intercreditor Agreement, a copy of which will be filed as an exhibit to a Current Report on Form 8-K to be filed by American with the SEC.

Intercreditor Rights

General

The Equipment Notes relating to each Trust will be issued to, and registered in the name of, the Subordination Agent, as agent and trustee for the related Trustee. (Intercreditor Agreement, Section 2.01(a))

Controlling Party

Each Loan Trustee will be directed, so long as no Indenture Event of Default shall have occurred and be continuing under an Indenture and subject to certain limitations described below, in taking, or refraining from taking, any action thereunder or with respect to the Equipment Notes issued under such Indenture, by the holders of at least a majority of the outstanding principal amount of the Equipment Notes issued under such Indenture. See “—Voting of Equipment Notes” below. For so long as the Subordination Agent is the registered holder of the Equipment Notes, the Subordination Agent will direct the Loan Trustee as contemplated by the preceding sentence in accordance with the directions of the Trustees for whom the Equipment Notes issued under such Indenture are held as Trust Property, to the extent constituting, in the aggregate, directions with respect to the required principal amount of Equipment Notes.

After the occurrence and during the continuance of an Indenture Event of Default under an Indenture, each Loan Trustee will be directed in taking, or refraining from taking, any action thereunder or with respect to the Equipment Notes issued under such Indenture, including acceleration of such Equipment Notes or foreclosing the lien on the related Aircraft with respect to which such Equipment Notes were issued, by the Controlling Party, subject to the limitations described below. See “Description of the Certificates—Indenture Events of Default and Certain Rights Upon an Indenture Event of Default” for a description of the rights of the Certificateholders of each Trust to direct the respective Trustees. (Intercreditor Agreement, Section 2.06(a))

The “Controlling Party” will be:

•	if Final Distributions have not been paid in full to the holders of the Class A Certificates, the Class A Trustee;

•	if Final Distributions have been paid in full to the holders of the Class A Certificates, but not to the holders of the Class B Certificates, the Class B Trustee;

•

if Final Distributions have been paid in full to the holders of the Class A Certificates and the Class B Certificates, but, if any class or classes of Additional Certificates are outstanding, not to the holders of the most senior in priority of payment under the Intercreditor Agreement among all classes of Additional Certificates then outstanding, the trustee for the Additional Trust related to such most senior class of Additional Certificates; and

•

under certain circumstances, and notwithstanding the foregoing, the Liquidity Provider with the greatest amount owed to it, as discussed in the next paragraph. (Intercreditor Agreement, Sections 2.06(b) and 2.06(c))

At any time after 18 months from the earliest to occur of (x) the date on which the entire available amount under any Liquidity Facility shall have been drawn (excluding a Downgrade Drawing or Non-Extension Drawing

(but including a Final Drawing, a Special Termination Drawing or a Downgrade Drawing or Non-Extension Drawing that has been converted to a Final Drawing under such Liquidity Facility)) and remains unreimbursed, (y) the date on which the entire amount of any Downgrade Drawing or Non-Extension Drawing shall have been withdrawn from the relevant Cash Collateral Account to pay interest on the relevant class of Certificates and remains unreimbursed and (z) the date on which all Equipment Notes under all Indentures shall have been accelerated (provided that, (i) with respect to the period prior to the Delivery Period Termination Date, the aggregate principal amount thereof exceeds $550 million and (ii) in the event of a bankruptcy proceeding in which American is a debtor under the Bankruptcy Code, any amounts payable in respect of Equipment Notes which have become immediately due and payable by declaration or otherwise shall not be considered accelerated for purposes of this subclause (z) until the expiration of the 60-Day Period or such longer period as may apply under Section 1110(a)(2)(B) or Section 1110(b) of the Bankruptcy Code), the Liquidity Provider with the greatest amount of unreimbursed Liquidity Obligations due to it (so long as such Liquidity Provider has not defaulted in its obligations to make any drawing under any Liquidity Facility) will have the right to elect to become the Controlling Party with respect to any Indenture. (Intercreditor Agreement, Section 2.06(c))

For purposes of giving effect to the rights of the Controlling Party, the Trustees (other than the Controlling Party) will irrevocably agree, and the Certificateholders (other than the Certificateholders represented by the Controlling Party) will be deemed to agree by virtue of their purchase of Certificates, that the Subordination Agent, as record holder of the Equipment Notes, shall exercise its voting rights in respect of the Equipment Notes held by the Subordination Agent as directed by the Controlling Party and any vote so exercised shall be binding upon the Trustees and Certificateholders, subject to certain limitations. For a description of certain limitations on the Controlling Party’s rights to exercise remedies, see “—Limitation on Exercise of Remedies” and “Description of the Equipment Notes—Remedies.” (Intercreditor Agreement, Section 2.06(b))

“Final Distributions” means, with respect to the Certificates of any Trust on any Distribution Date, the sum of (x) the aggregate amount of all accrued and unpaid interest in respect of such Certificates (excluding interest payable on the Deposits related to such Trust) and (y) the Pool Balance of such Certificates as of the immediately preceding Distribution Date (less the amount of the Deposits for such class of Certificates as of such preceding Distribution Date other than any portion of such Deposits thereafter used to acquire Equipment Notes pursuant to the Note Purchase Agreement). For purposes of calculating Final Distributions with respect to the Certificates of any Trust, any Make-Whole Amount paid on the Equipment Notes held in such Trust which has not been distributed to the Certificateholders of such Trust (other than such Make-Whole Amount or a portion thereof applied to the payment of interest on the Certificates of such Trust or the reduction of the Pool Balance of such Trust) shall be added to the amount of such Final Distributions. (Intercreditor Agreement, Section 1.01)

Limitation on Exercise of Remedies

So long as any Certificates are outstanding, during the period ending on the date which is nine months after the earlier of (x) the acceleration of the Equipment Notes under any Indenture and (y) the occurrence of an American Bankruptcy Event, without the consent of each Trustee (other than the Trustee of any Trust all of the Certificates of which are held or beneficially owned by American or its affiliates), no Aircraft subject to the lien of such Indenture or such Equipment Notes may be sold in the exercise of remedies under such Indenture, if the net proceeds from such sale would be less than the Minimum Sale Price for such Aircraft or such Equipment Notes, as applicable. (Intercreditor Agreement, Section 4.01(a)(ii))

“Minimum Sale Price” means, with respect to any Aircraft or the Equipment Notes issued in respect of such Aircraft, at any time, the lesser of (1) in the case of the sale of an Aircraft, 80%, or, in the case of the sale of such related Equipment Notes, 90%, of the Appraised Current Market Value of such Aircraft and (2) the sum of the aggregate Note Target Price of such Equipment Notes and an amount equal to the Excess Liquidity Obligations in respect of the Indenture under which such Equipment Notes were issued. (Intercreditor Agreement, Section 1.01)

“Excess Liquidity Obligations” means, with respect to an Indenture, an amount equal to the sum of (i) the amount of fees payable to the Liquidity Provider with respect to each Liquidity Facility, multiplied by a fraction, the numerator of which is the then outstanding aggregate principal amount of the Series A Equipment Notes and Series B Equipment Notes issued under such Indenture and the denominator of which is the then outstanding aggregate principal amount of all Series A Equipment Notes and Series B Equipment Notes, (ii) interest on any Special Termination Drawing, Downgrade Drawing or Non-Extension Drawing payable under each Liquidity Facility in excess of investment earnings on such drawing multiplied by the fraction specified in clause (i) above, (iii) if any payment default by American exists with respect to interest on any Series A Equipment Notes or Series B Equipment Notes, the excess, if any, of the interest on any Interest Drawing (or portion of any Downgrade Drawing, Non-Extension Drawing or Special Termination Drawing that is used to pay interest on the Certificates) or Final Drawing payable under each Liquidity Facility plus certain other amounts payable under each Liquidity Facility with respect thereto, over the sum of (a) investment earnings from any Final Drawing plus (b) any interest at the past due rate actually payable (whether or not in fact paid) by American on the overdue scheduled interest on the Series A Equipment Notes and Series B Equipment Notes in respect of which such Drawing was made (or portion of Downgrade Drawing, Non-Extension Drawing or Special Termination Drawing was used), multiplied by a fraction the numerator of which is the aggregate overdue amounts of interest on the Series A Equipment Notes and Series B Equipment Notes issued under such Indenture (other than interest becoming due and payable solely as a result of acceleration of any such Equipment Notes) and the denominator of which is the then aggregate overdue amounts of interest on all Series A Equipment Notes and Series B Equipment Notes (other than interest becoming due and payable solely as a result of acceleration of any such Equipment Notes), and (iv) any other amounts owed to a Liquidity Provider by the Subordination Agent as borrower under each Liquidity Facility other than amounts due as repayment of advances thereunder or as interest on such advances, except to the extent payable pursuant to clauses (ii) and (iii) above, multiplied by the fraction specified in clause (i) above. The foregoing definition shall be revised accordingly to reflect, if applicable, any Replacement Facility or if Additional Certificates with credit support similar to the Liquidity Facilities are issued. See “Possible Issuance of Additional Certificates and Refinancing and Reissuance of Certificates.” (Indentures, Section 2.14)

“Note Target Price” means, for any Equipment Note issued under any Indenture: (i) the aggregate outstanding principal amount of such Equipment Note, plus (ii) the accrued and unpaid interest thereon, together with all other sums owing on or in respect of such Equipment Note (including, without limitation, enforcement costs incurred by the Subordination Agent in respect of such Equipment Note). (Intercreditor Agreement, Section 1.01)

Following the occurrence and during the continuation of an Indenture Event of Default under any Indenture, in the exercise of remedies pursuant to such Indenture, the Loan Trustee under such Indenture may be directed to lease the related Aircraft to any person (including American) so long as the Loan Trustee in doing so acts in a “commercially reasonable” manner within the meaning of Article 9 of the Uniform Commercial Code as in effect in any applicable jurisdiction (including Sections 9-610 and 9-627 thereof). (Intercreditor Agreement, Section 4.01(a)(ii))

Following the occurrence and during the continuation of an Indenture Event of Default under any Indenture, if the Equipment Notes issued pursuant to such Indenture have been accelerated, the Controlling Party may direct the Subordination Agent to sell or otherwise dispose of all (but not less than all) of such Equipment Notes or all or any portion of the Collateral under such Indenture, in each case, such sale or other disposition shall be conducted in a commercially reasonable manner and in accordance with applicable law, including, without limitation, Article 9 of the Uniform Commercial Code as in effect in any applicable jurisdiction (including Sections 9-610 and 9-627 thereof) and, to the extent an American Bankruptcy Event has occurred and is continuing, the Bankruptcy Code. If all or any portion of the Collateral is sold or otherwise disposed of following an Indenture Event of Default, no break-up or other fees or similar amounts may be paid to any buyer, potential buyer or other Person from the proceeds of such sale or other disposition. (Intercreditor Agreement, Section 4.01(a)(i)) In addition, in lieu of such sale, the Controlling Party may direct the Subordination Agent to instruct the Loan Trustee under such Indenture to foreclose on the lien on the related Aircraft or to take other remedial action permitted under such Indenture or under any applicable law, including, without limitation, Article 9 of the Uniform Commercial Code as in effect in any applicable jurisdiction (including Sections 9-610 and 9-627 thereof) and, to the extent an American Bankruptcy Event has occurred and is continuing, the Bankruptcy Code. (Intercreditor Agreement, Section 4.01(b))

If following certain events of bankruptcy, reorganization or insolvency with respect to American described in the Intercreditor Agreement (an “American Bankruptcy Event”) and during the pendency thereof, the Controlling Party receives a proposal from or on behalf of American to restructure the financing of any one or more of the Aircraft, the Controlling Party will promptly thereafter give the Subordination Agent, each Trustee and each Liquidity Provider that has not made a Final Drawing notice of the material economic terms and conditions of such restructuring proposal whereupon the Subordination Agent acting on behalf of each Trustee will post such terms and conditions of such restructuring proposal on DTC’s Internet bulletin board or make such other commercially reasonable efforts as the Subordination Agent may deem appropriate to make such terms and conditions available to all Certificateholders. Thereafter, neither the Subordination Agent nor any Trustee, whether acting on instructions of the Controlling Party or otherwise, may, without the consent of each Trustee and each Liquidity Provider that has not made a Final Drawing, enter into any term sheet, stipulation or other agreement (a “Restructuring Arrangement”) (whether in the form of an adequate protection stipulation, an extension under Section 1110(b) of the Bankruptcy Code or otherwise) to effect any such restructuring proposal with or on behalf of American unless and until the material economic terms and conditions of such restructuring proposal shall have been made available to all Certificateholders and each Liquidity Provider that has not made a Final Drawing, for a period of not less than 15 calendar days (except that such requirement shall not apply to any such Restructuring Arrangement that is effective (whether prospectively or retrospectively) as of a date on or before the expiration of the 60-Day Period under Section 1110 and to be effective, initially, for a period not longer than three months from the expiry of such 60-Day Period (an “Interim Restructuring Arrangement”)). The requirements described in the immediately preceding sentence (i) will not apply to any extension of a Restructuring Arrangement with respect to which such requirements have been complied with in connection with the original entry of such Restructuring Arrangement if the possibility of such extension has been disclosed in satisfaction of the notification requirements and such extension shall not amend or modify any of the other terms and conditions of such Restructuring Arrangement and (ii) will apply to the initial extension of an Interim Restructuring Arrangement beyond the three months following the expiry of the 60-Day Period but not to any subsequent extension of such Interim Restructuring Arrangement, if the possibility of such subsequent extension has been disclosed in satisfaction of the notification requirements and such subsequent extension shall not amend or modify any of the other terms and conditions of such Interim Restructuring Arrangement. (Intercreditor Agreement, Section 4.01(c))

In the event that any Certificateholder gives irrevocable notice of the exercise of its right to purchase all (but not less than all) of the Certificates represented by the then Controlling Party (as described in “Description of the Certificates—Certificate Buyout Right of Certificateholders”) prior to the expiry of the applicable notice period specified above, such Controlling Party may not direct the Subordination Agent or any Trustee to enter into any such restructuring proposal with respect to any of the Aircraft, unless and until such Certificateholder fails to purchase such class of Certificates on the date that it is required to make such purchase. (Intercreditor Agreement, Section 4.01(c))

Post Default Appraisals

Upon the occurrence and continuation of an Indenture Event of Default under any Indenture, the Subordination Agent will be required to obtain a desktop appraisal from each of the three appraisers selected by the Controlling Party setting forth the current market value, current lease rate and distressed value (in each case, as defined by the International Society of Transport Aircraft Trading or any successor organization) of the Aircraft subject to such Indenture (each such appraisal, an “Appraisal” and the current market value appraisals being referred to herein as the “Post Default Appraisals”). For so long as any Indenture Event of Default shall be continuing under any Indenture, and without limiting the right of the Controlling Party to request more frequent Appraisals, the Subordination Agent will be required to obtain additional Appraisals on the date that is 364 days from the date of the most recent Appraisal or if an American Bankruptcy Event shall have occurred and is continuing, on the date that is 180 days from the date of the most recent Appraisal and shall (acting on behalf of each Trustee) post such Appraisals on DTC’s Internet bulletin board or make such other commercially reasonable efforts as the Subordination Agent may deem appropriate to make such Appraisals available to all Certificateholders. (Intercreditor Agreement, Section 4.01(a)(iv))

“Appraised Current Market Value” of any Aircraft means the lower of the average and the median of the three most recent Post Default Appraisals of such Aircraft. (Intercreditor Agreement, Section 1.01)

Priority of Distributions

All payments in respect of the Equipment Notes and certain other payments received on each Regular Distribution Date or Special Distribution Date will be promptly distributed by the Subordination Agent on such Regular Distribution Date or Special Distribution Date in the following order of priority:

•

to the Subordination Agent, any Trustee, any Certificateholder and any Liquidity Provider to the extent required to pay certain out-of-pocket costs and expenses actually incurred by the Subordination Agent (or reasonably expected to be incurred by the Subordination Agent for the period ending on the next succeeding Regular Distribution Date, which shall not exceed $150,000 unless approved in writing by the Controlling Party and accompanied by evidence that such costs are actually expected to be incurred) or any Trustee or to reimburse any Certificateholder or any Liquidity Provider in respect of payments made to the Subordination Agent or any Trustee in connection with the protection or realization of the value of the Equipment Notes held by the Subordination Agent or any Collateral under (and as defined in) any Indenture (collectively, the “Administration Expenses”);

•

to each Liquidity Provider (a) to the extent required to pay the accrued and unpaid Liquidity Expenses or (b) in the case of a Special Payment on account of the redemption, purchase or prepayment of the Equipment Notes issued pursuant to an Indenture (an “Equipment Note Special Payment”), so long as no Indenture Event of Default has occurred and is continuing under any Indenture, the amount of accrued and unpaid Liquidity Expenses that are not yet overdue, multiplied by the Applicable Fraction or, if an Indenture Event of Default has occurred and is continuing, clause (a) will apply;

•

to each Liquidity Provider (i)(a) to the extent required to pay interest accrued and unpaid on the Liquidity Obligations or (b) in the case of an Equipment Note Special Payment, so long as no Indenture Event of Default has occurred and is continuing under any Indenture, to the extent required to pay accrued and unpaid interest then overdue on the Liquidity Obligations, plus an amount equal to the amount of accrued and unpaid interest on the Liquidity Obligations not yet overdue, multiplied by the Applicable Fraction or, if an Indenture Event of Default has occurred and is continuing, clause (a) will apply and (ii) if a Special Termination Drawing has been made under a Liquidity Facility that has not been converted into a Final Drawing, the outstanding amount of such Special Termination Drawing under such Liquidity Facility;

•	to (i) if applicable, unless (in the case of this clause (i) only) (x) less than 65% of the aggregate outstanding principal amount of all Equipment Notes (other than any Additional Equipment Notes, if any) are Performing Equipment Notes and a Liquidity Event of Default shall have occurred and be continuing under a Liquidity Facility or (y) a Final Drawing shall have occurred under a Liquidity Facility or an Interest Drawing for a Liquidity Facility shall have been converted into a Final Drawing, fund the Cash Collateral Account with respect to such Liquidity Facility up to the Required Amount for the related class of Certificates and (ii) if neither subclause (x) nor subclause (y) of clause (i) is applicable, each Liquidity Provider to the extent required to pay the outstanding amount of all Liquidity Obligations;

•	to the Subordination Agent, any Trustee or any Certificateholder to the extent required to pay certain fees, taxes, charges and other amounts payable;

•

to the Class A Trustee (a) to the extent required to pay accrued and unpaid interest at the Stated Interest Rate on the Pool Balance of the Class A Certificates (excluding interest, if any, payable with respect to the Deposits relating to such class of Certificates) or (b) in the case of an Equipment Note Special Payment, so long as no Indenture Event of Default has occurred and is continuing under any Indenture, to the extent required to pay any such interest that is then accrued, due and unpaid together with (without duplication) accrued and unpaid interest at the Stated Interest Rate on the outstanding principal amount of the Series A Equipment Notes held in the Class A Trust being redeemed, purchased or prepaid (excluding interest, if any, payable with respect to the Deposits relating to such class of Certificates) or, if an Indenture Event of Default has occurred and is continuing, clause (a) will apply;

•

to the Class B Trustee (a) to the extent required to pay unpaid Class B Adjusted Interest on the Class B Certificates (excluding interest, if any, payable with respect to the Deposits relating to such class of Certificates) or (b) in the case of an Equipment Note Special Payment, so long as no Indenture Event of Default has occurred and is continuing under any Indenture, to the extent required to pay any accrued, due and unpaid Class B Adjusted Interest (excluding interest, if any, payable with respect to the Deposits relating to such class of Certificates) or, if an Indenture Event of Default has occurred and is continuing, clause (a) will apply;

•	to the Class A Trustee to the extent required to pay Expected Distributions on the Class A Certificates;

•

to the Class B Trustee (a) to the extent required to pay accrued and unpaid interest at the Stated Interest Rate on the Pool Balance of the Class B Certificates (other than Class B Adjusted Interest paid above) (excluding interest, if any, payable with respect to the Deposits relating to such class of Certificates) or (b) in the case of an Equipment Note Special Payment, so long as no Indenture Event of Default has occurred and is continuing under any Indenture, to the extent required to pay any such interest that is then accrued, due and unpaid (other than Class B Adjusted Interest paid above) together with (without duplication) accrued and unpaid interest at the Stated Interest Rate on the outstanding principal amount of the Series B Equipment Notes held in the Class B Trust and being redeemed, purchased or prepaid (excluding interest, if any, payable with respect to the Deposits relating to such class of Certificates) or, if an Indenture Event of Default has occurred and is continuing, clause (a) will apply; and

•	to the Class B Trustee to the extent required to pay Expected Distributions on the Class B Certificates. (Intercreditor Agreement, Sections 2.04 and 3.02)

If one or more classes of Additional Certificates are issued, the priority of distributions in the Intercreditor Agreement may be revised such that certain obligations relating to interest on such class or classes of Additional Certificates may rank ahead of certain obligations with respect to the Class A Certificates and the Class B Certificates. See “Possible Issuance of Additional Certificates and Refinancing and Reissuance of Certificates.”

“Applicable Fraction” means, with respect to any Special Distribution Date, a fraction, the numerator of which shall be the amount of principal of the applicable Series A Equipment Notes and Series B Equipment Notes being redeemed, purchased or prepaid on such Special Distribution Date, and the denominator of which shall be the aggregate unpaid principal amount of all Series A Equipment Notes and Series B Equipment Notes

outstanding as of such Special Distribution Date immediately before giving effect to such redemption, purchase or prepayment. The definition of “Applicable Fraction” will be revised if Additional Certificates or Reissued Certificates are issued. See “Possible Issuance of Additional Certificates and Refinancing and Reissuance of Certificates.”

“Liquidity Obligations” means, with respect to each Liquidity Provider, the obligations to reimburse or to pay such Liquidity Provider all principal, interest, fees, indemnities and other amounts owing to it under the applicable Liquidity Facility or other operative documents. (Intercreditor Agreement, Section 1.01)

“Liquidity Expenses” means, with respect to each Liquidity Provider, all Liquidity Obligations other than any interest accrued thereon or the principal amount of any drawing under the applicable Liquidity Facility. (Intercreditor Agreement, Section 1.01)

“Expected Distributions” means, with respect to the Certificates of any Trust on any Distribution Date (the “Current Distribution Date”), the difference between:

(A) the Pool Balance of such Certificates as of the immediately preceding Distribution Date (or, if the Current Distribution Date is the first Distribution Date after the Issuance Date, the original aggregate face amount of the Certificates of such Trust), and

(B) the Pool Balance of such Certificates as of the Current Distribution Date calculated on the basis that (i) the principal of any Equipment Notes other than Performing Equipment Notes held in such Trust has been paid in full and such payments have been distributed to the holders of such Certificates, (ii) the principal of any Performing Equipment Notes held in such Trust has been paid when due (whether at stated maturity or upon prepayment or purchase or otherwise, but without giving effect to any acceleration of Performing Equipment Notes) and such payments have been distributed to the holders of such Certificates and (iii) the principal of any Equipment Notes formerly held in such Trust that have been sold pursuant to the Intercreditor Agreement has been paid in full and such payments have been distributed to the holders of such Certificates, but without giving effect to any reduction in the Pool Balance as a result of any distribution attributable to Deposits occurring after the immediately preceding Distribution Date (or, if the Current Distribution Date is the first Distribution Date, occurring after the initial issuance of the Certificates of such Trust).

For purposes of calculating Expected Distributions with respect to the Certificates of any Trust, any Make-Whole Amount paid on the Equipment Notes held in such Trust that has not been distributed to the Certificateholders of such Trust (other than such Make-Whole Amount or a portion thereof applied to the payment of interest on the Certificates of such Trust or the reduction of the Pool Balance of such Trust) shall be added to the amount of Expected Distributions. (Intercreditor Agreement, Section 1.01)

“Class B Adjusted Interest” means as of any Current Distribution Date, (I) any interest described in clause (II) of this definition accrued prior to the immediately preceding Distribution Date which remains unpaid and (II) the sum of (x) interest determined at the Stated Interest Rate for the Class B Certificates for the period commencing on, and including, the immediately preceding Distribution Date (or, if the Current Distribution Date is the first Distribution Date, the Issuance Date) and ending on, but excluding, the Current Distribution Date, on the Eligible B Pool Balance on such Distribution Date and (y) the sum of interest for each Series B Equipment Note with respect to which, or with respect to the Aircraft with respect to which such Equipment Note was issued, a disposition, distribution, sale or Deemed Disposition Event has occurred, since the immediately preceding Distribution Date (but only if no such event has previously occurred with respect to such Series B Equipment Note), determined at the Stated Interest Rate for the Class B Certificates for each day during the period commencing on, and including, the immediately preceding Distribution Date (or, if the current Distribution Date is the first Distribution Date, the Issuance Date) and ending on, but excluding, the date of the earliest of such disposition, distribution, sale or Deemed Disposition Event with respect to such Series B

Equipment Note or Aircraft, as the case may be, on the principal amount of such Series B Equipment Note calculated pursuant to clause (B)(i), (ii), (iii) or (iv), as applicable, of the definition of Eligible B Pool Balance. (Intercreditor Agreement, Section 1.01)

“Eligible B Pool Balance” means as of any date of determination, the excess of (A) the Pool Balance of the Class B Certificates as of the immediately preceding Distribution Date (or, if such date of determination is on or before the first Distribution Date, the original aggregate face amount of the Class B Certificates) (after giving effect to payments made on such date of determination) over (B) the sum of, with respect to each Series B Equipment Note, one of the following amounts, if applicable: (i) if there has previously been a sale or disposition by the applicable Loan Trustee of the Aircraft for cash under (and as defined in) the related Indenture, the outstanding principal amount of such Series B Equipment Note that remains unpaid as of such date of determination subsequent to such sale or disposition and after giving effect to any distributions of the proceeds of such sale or disposition applied under such Indenture to the payment of such Series B Equipment Note, (ii) if there has previously been an Event of Loss with respect to the applicable Aircraft to which such Series B Equipment Note relates, the outstanding principal amount of such Series B Equipment Note that remains unpaid as of such date of determination subsequent to the scheduled date of mandatory redemption of such Series B Equipment Note following such Event of Loss and after giving effect to the distributions of any proceeds in respect of such Event of Loss applied under such Indenture to the payment of such Series B Equipment Note, (iii) if such Series B Equipment Note has previously been sold for cash by the Subordination Agent, the excess, if any, of (x) the outstanding amount of principal and interest as of the date of such sale by the Subordination Agent of such Series B Equipment Note over (y) the purchase price received with respect to such sale of such Series B Equipment Note for cash (net of any applicable costs and expenses of such sale) or (iv) if a Deemed Disposition Event has occurred with respect to such Series B Equipment Note, the outstanding principal amount of such Series B Equipment Note; provided, however, that, if more than one of the clauses (i), (ii), (iii) and (iv) is applicable to any one Series B Equipment Note, only the amount determined pursuant to the clause that first became applicable shall be counted with respect to such Series B Equipment Note. (Intercreditor Agreement, Section 1.01)

“Deemed Disposition Event” means, in respect of any Equipment Note, the continuation of an Indenture Event of Default in respect of such Equipment Note without an Actual Disposition Event occurring in respect of such Equipment Note for a period of five years from the date of the occurrence of such Indenture Event of Default. (Intercreditor Agreement, Section 1.01)

“Actual Disposition Event” means, in respect of any Equipment Note, (i) the sale or disposition by the applicable Loan Trustee for cash of the Aircraft securing such Equipment Note, (ii) the occurrence of the mandatory redemption date for such Equipment Note following an Event of Loss with respect to such Aircraft or (iii) the sale by the Subordination Agent of such Equipment Note for cash. (Intercreditor Agreement, Section 1.01)

Interest Drawings under the applicable Liquidity Facility and withdrawals from the applicable Cash Collateral Account, in respect of interest on the Certificates of the Class A Trust or the Class B Trust, as applicable, will be distributed to the Trustee for such class of Certificates, notwithstanding the priority of distributions set forth in the Intercreditor Agreement and otherwise described herein. All amounts on deposit in the Cash Collateral Account for any such Trust that are in excess of the Required Amount will be paid to the applicable Liquidity Provider. (Intercreditor Agreement, Sections 3.05(b) and 3.05(f))

Voting of Equipment Notes

In the event that the Subordination Agent, as the registered holder of any Equipment Note, receives a request for the giving of notice or its consent to any amendment, supplement, modification, approval, consent or waiver under such Equipment Note or the related Indenture or the related Participation Agreement or other related document, (i) if no Indenture Event of Default shall have occurred and be continuing with respect to such

Indenture, the Subordination Agent shall request directions from the Trustee(s) and shall vote or consent in accordance with such directions and (ii) if any Indenture Event of Default shall have occurred and be continuing with respect to such Indenture, the Subordination Agent will exercise its voting rights as directed by the Controlling Party, subject to certain limitations; provided that no such amendment, supplement, modification, approval, consent or waiver shall, without the consent of each Liquidity Provider, (i) reduce the amount of principal, Make-Whole Amount or interest payable by American under any Equipment Note, (ii) change the date on which any principal, Make-Whole Amount or interest on any Equipment Note is due or payable, or (iii) create any lien with respect to the Collateral subject to any Indenture prior to or pari passu with the lien thereon under such Indenture except such as are permitted by such Indenture. In addition, see the last paragraph under “Description of the Certificates—Modification of the Pass Through Trust Agreements and Certain Other Agreements” for a description of the additional Certificateholder consent requirements with respect to amendments, supplements, modifications, approvals, consents or waivers of the Indentures, Equipment Notes, Participation Agreements, Note Purchase Agreement or other related documents. (Intercreditor Agreement, Section 8.01(b))

Certain Communications with Certificateholders

If the Subordination Agent, in its capacity as a holder of Equipment Notes issued under an Indenture, receives a notice of substitution of the related Airframe, as described under “Description of the Equipment Notes—Security—Substitution of Airframe,” or a notice of replacement of the related Airframe, as described under “Description of the Equipment Notes—Certain Provisions of the Indentures—Events of Loss,” the Subordination Agent shall promptly provide a copy of such notice to each Trustee, each Liquidity Provider and each Rating Agency and, on behalf of each Trustee, the Subordination Agent shall post such notice on DTC’s Internet bulletin board or make such other commercially reasonable efforts as the Subordination Agent may deem appropriate to make the contents of such notice available to all Certificateholders. (Intercreditor Agreement, Section 6.11)

Upon the occurrence of an Indenture Event of Default, the Subordination Agent shall instruct the Trustees to, and the Trustees shall, request that DTC post on its Internet bulletin board a securities position listing setting forth the names of all the parties reflected on DTC’s books as holding interests in the Certificates. (Intercreditor Agreement, Section 5.01(c))

Reports

Promptly after the occurrence of a Triggering Event or an Indenture Event of Default resulting from the failure of American to make payments on any Equipment Note and on every Regular Distribution Date while the Triggering Event or such Indenture Event of Default shall be continuing, the Subordination Agent will provide to the Trustees, the Liquidity Providers, the Rating Agencies and American a statement setting forth the following information:

•

after an American Bankruptcy Event, with respect to each Aircraft, whether such Aircraft is (i) subject to the 60-Day Period, (ii) subject to an election by American under Section 1110(a) of the Bankruptcy Code, (iii) covered by an agreement contemplated by Section 1110(b) of the Bankruptcy Code or (iv) not subject to any of (i), (ii) or (iii);

•

to the best of the Subordination Agent’s knowledge, after requesting such information from American, (i) whether the Aircraft are currently in service or parked in storage, (ii) the maintenance status of the Aircraft and (iii) location of the Engines. American has agreed to provide such information upon request of the Subordination Agent, but no more frequently than every three months with respect to each Aircraft so long as it is subject to the lien of an Indenture (Note Purchase Agreement, Section 4(a)(vi));

•	the current Pool Balance of each class of Certificates, the Eligible B Pool Balance and the outstanding principal amount of all Equipment Notes for all Aircraft;

•	the expected amount of interest which will have accrued on the Equipment Notes and on the Certificates as of the next Regular Distribution Date;

•	the amounts paid to each person on such Distribution Date pursuant to the Intercreditor Agreement;

•	details of the amounts paid on such Distribution Date identified by reference to the relevant provision of the Intercreditor Agreement and the source of payment (by Aircraft and party);

•	if the Subordination Agent has made a Final Drawing or a Special Termination Drawing under any Liquidity Facility;

•	the amounts currently owed to each Liquidity Provider;

•	the amounts drawn under each Liquidity Facility; and

•

after an American Bankruptcy Event, any operational reports filed by American with the bankruptcy court which are available to the Subordination Agent on a non-confidential basis. (Intercreditor Agreement, Section 5.01(d))

The Subordination Agent

Wilmington Trust Company will be the Subordination Agent under the Intercreditor Agreement. American and its affiliates may from time to time enter into banking and trustee relationships with the Subordination Agent and its affiliates. The Subordination Agent’s address is Wilmington Trust Company, 1100 North Market Street, Wilmington, Delaware 19890, Attention: Adam Vogelsong, Ref: American Airlines 2021-1 EETC.

The Subordination Agent may resign at any time, in which event a successor Subordination Agent will be appointed as provided in the Intercreditor Agreement. American (unless an Indenture Event of Default has occurred and is continuing) or the Controlling Party may remove the Subordination Agent for cause as provided in the Intercreditor Agreement. In such circumstances, a successor Subordination Agent will be appointed as provided in the Intercreditor Agreement. Any resignation or removal of the Subordination Agent and appointment of a successor Subordination Agent does not become effective until acceptance of the appointment by the successor Subordination Agent. (Intercreditor Agreement, Section 7.01(a))

DESCRIPTION OF THE AIRCRAFT AND THE APPRAISALS

The Aircraft

The Class B Trust is expected to hold Series B Equipment Notes issued for, and secured by:

(a) the New Delivery Aircraft, consisting of twenty-one newly manufactured Airbus A321-253NX aircraft currently scheduled for delivery to American during the period from January 2022 to September 2022 (including any aircraft substituted therefor prior to the delivery thereof in accordance with the applicable aircraft purchase agreement); and

(b) the Owned Embraer Aircraft, consisting of five Embraer ERJ 175 LR aircraft delivered new to American between October 2020 to December 2020.

Each Aircraft is, or will be, owned by American. Each New Delivery Aircraft will be operated by American. Each Owned Embraer Aircraft is operated by Envoy, an affiliated regional carrier that operates such Owned Embraer Aircraft on behalf of American in regional operations, in each case pursuant to a lease that complies with, or will comply with, the terms and conditions of the applicable Indenture.

The airframe constituting part of an Aircraft is referred to herein as an “Airframe,” and each engine constituting part of an Aircraft is referred to herein as an “Engine.” The Aircraft have been designed to comply with Stage 3 noise level standards, which are the most restrictive regulatory standards currently in effect in the United States with respect to the Aircraft for aircraft noise abatement. The “LR” designation is provided by the manufacturer of the Owned Embraer Aircraft and is not recognized by the FAA. See “Description of the Aircraft and the Appraisals—The Appraisals” for a description of (a) the twenty-one Airbus A321-253NX aircraft to be financed pursuant to this offering and (b) the five Embraer ERJ 175 LR aircraft to be financed pursuant to this offering.

The Airbus A321-253NX aircraft is a narrow-body commercial jet aircraft. Current seating capacity in American’s two-class configuration for the Airbus A321-253NX aircraft is 196 seats. The Airbus A321-253NX aircraft are approved for ETOPs. Each New Delivery Aircraft is expected to be powered by two LEAP1A33 model commercial jet engines manufactured by CFM International, Inc., an affiliate of General Electric.

The Embraer ERJ 175 LR aircraft is a narrow-body regional commercial jet aircraft. Current seating capacity in American’s two-class configuration for the Embraer ERJ 175 LR aircraft is 76 seats. Each Owned Embraer Aircraft is powered by two CF34-8E5 model commercial jet engines manufactured by General Electric.

The Appraisals

The table below sets forth the appraised values of the Aircraft, as determined by AISI, BK and mba, independent aircraft appraisal and consulting firms, and certain additional information regarding such Aircraft. Under the Note Purchase Agreement, the following 26 aircraft are expected to be financed: (a) the twenty-one Airbus A321-253NX aircraft listed below and (b) the five Embraer ERJ 175 LR aircraft listed below.

Aircraft Type	Actual or Expected Registration Number(1)	Actual or Expected Manufacturer’s Serial Number(1)	Actual or Scheduled Month of Delivery(1)	Appraiser’s Valuations
				AISI	BK	mba	Appraised Value(2)
Airbus A321-253NX(3)	N444UW	10692	January 2022	$59,190,000	$62,204,930	$60,370,000	$60,370,000
Airbus A321-253NX(3)	N446AN	10770	January 2022	59,190,000	62,204,930	60,370,000	60,370,000
Airbus A321-253NX(3)	N445AA	10728	February 2022	59,290,000	62,302,668	60,420,000	60,420,000
Airbus A321-253NX(3)	N447AN	10705	February 2022	59,290,000	62,302,668	60,420,000	60,420,000
Airbus A321-253NX(3)	N448AN	10738	February 2022	59,290,000	62,302,668	60,420,000	60,420,000
Airbus A321-253NX(3)	N449AN	10747	March 2022	59,390,000	62,400,406	60,470,000	60,470,000
Airbus A321-253NX(3)	N450AN	TBD	March 2022	59,390,000	62,400,406	60,470,000	60,470,000
Airbus A321-253NX(3)	N451AN	TBD	March 2022	59,390,000	62,400,406	60,470,000	60,470,000
Airbus A321-253NX(3)	N452AN	TBD	March 2022	59,390,000	62,400,406	60,470,000	60,470,000
Airbus A321-253NX(3)	N454AL	TBD	March 2022	59,390,000	62,400,406	60,470,000	60,470,000
Airbus A321-253NX(3)	N453AA	10811	April 2022	59,480,000	62,498,145	60,520,000	60,520,000
Airbus A321-253NX(3)	N455AN	TBD	April 2022	59,480,000	62,498,145	60,520,000	60,520,000
Airbus A321-253NX(3)	N456AN	TBD	May 2022	59,580,000	62,595,883	60,570,000	60,570,000
Airbus A321-253NX(3)	N457AM	TBD	June 2022	59,680,000	62,693,621	60,620,000	60,620,000
Airbus A321-253NX(3)	N458AL	TBD	June 2022	59,680,000	62,693,621	60,620,000	60,620,000
Airbus A321-253NX(3)	N459AN	TBD	June 2022	59,680,000	62,693,621	60,620,000	60,620,000
Airbus A321-253NX(3)	N460AN	TBD	July 2022	59,780,000	62,791,360	60,670,000	60,670,000
Airbus A321-253NX(3)	N461AN	TBD	August 2022	59,880,000	62,889,098	60,710,000	60,710,000
Airbus A321-253NX(3)	N462AA	TBD	August 2022	59,880,000	62,889,098	60,710,000	60,710,000
Airbus A321-253NX(3)	N463AA	TBD	September 2022	59,970,000	62,986,836	60,760,000	60,760,000
Airbus A321-253NX(3)	N464AA	TBD	September 2022	59,970,000	62,986,836	60,760,000	60,760,000
Embraer ERJ 175 LR(4)	N293NN	17000844	October 2020	26,090,000	28,601,258	28,830,000	27,840,419
Embraer ERJ 175 LR(4)	N298FR	17000845	October 2020	26,000,000	28,533,127	28,830,000	27,787,709
Embraer ERJ 175 LR(4)	N299JJ	17000847	November 2020	26,060,000	28,688,358	29,000,000	27,916,119
Embraer ERJ 175 LR(4)	N300LK	17000848	November 2020	26,090,000	28,706,683	29,000,000	27,932,228
Embraer ERJ 175 LR(4)	N302RN	17000849	December 2020	26,140,000	28,863,794	29,180,000	28,061,265

Total				$1,380,640,000	$1,456,929,378	$1,416,270,000	$1,410,967,740

(1)

The indicated registration number, manufacturer’s serial number and scheduled delivery month for each New Delivery Aircraft reflect our current expectations, although these may differ for the actual aircraft delivered under the applicable aircraft purchase agreement between American and Airbus S.A.S. and financed under this offering. The actual delivery date of any New Delivery Aircraft may differ from its currently scheduled delivery month and is subject to delay or acceleration. See “—Deliveries of Aircraft.” The manufacturer’s serial number listed as “TBD” signifies that the manufacturer’s serial number for such Aircraft is not yet available as of the date hereof and is to be determined at a later date. In addition, American has certain rights to finance a Substitute Aircraft in lieu of any New Delivery Aircraft if (x) the delivery of such New Delivery Aircraft is delayed for more than 30 days after the last day of its currently scheduled delivery month or (y) as a result of any law, rule, regulation, order or other action by the FAA or other government of the country of registry, the use of any New Delivery Aircraft in the normal business of air transportation shall have been prohibited by virtue of a condition affecting all aircraft of the same type. See “—Substitute Aircraft.”

(2)

The appraised value of each Aircraft set forth above is the lesser of the average and median appraised values of each such Aircraft. In the case of each Owned Embraer Aircraft, such appraisals indicate the appraised base value of each Aircraft, adjusted to reflect the maintenance status of such Aircraft or otherwise take such maintenance status into account at or around such date, and in the case of each New Delivery Aircraft, such appraisals indicate the appraised base value projected as of the currently scheduled delivery month and year for such Aircraft at the time of the related appraisal. These appraisals are based upon varying assumptions and methodologies. An appraisal is only an estimate of value and should not be relied upon as a measure of realizable value. See “Risk Factors—Risks Relating to the Class B Certificates and the Offering—Appraisals are only estimates of values and should not be relied upon as a measure of realizable value of the Aircraft.”

(3)	This aircraft is approved for ETOPS.
(4)	This aircraft is an Owned Embraer Aircraft.

According to the International Society of Transport Aircraft Trading, appraised “base value” is defined as each Appraiser’s opinion of the underlying economic value of an aircraft in an open, unrestricted, stable market environment with a reasonable balance of supply and demand, and assumes full consideration of its “highest and best use.” An aircraft’s appraised base value is founded in the historical trend of values and in the projection of value trends and presumes an arm’s-length, cash transaction between willing, able and knowledgeable parties, acting prudently, with an absence of duress and with a reasonable period of time available for marketing.

Each Appraiser was asked to provide, and each Appraiser furnished, its opinion as to the appraised value each Aircraft based on “desk-top” appraisals without any physical inspection of the Aircraft. The AISI appraisal is dated September 30, 2021, the BK appraisals are dated October 22, 2021 and the mba appraisal is dated October 22, 2021. The appraised values provided by AISI, BK and mba are presented as of October 1, 2021, based on (i) in the case of each New Delivery Aircraft, the appraised base value projected as of the currently scheduled delivery month and year for such Aircraft at the time of the related appraisal and (ii) in the case of each Owned Embraer Aircraft, appraised base value as adjusted to reflect the maintenance status of such Aircraft or otherwise take such maintenance status into account at or about the time of the appraisals. The appraisals do not purport to, and do not, reflect the current market value of the Aircraft. The appraisals are based on base value and on various significant assumptions and methodologies which vary among the appraisals. A different maintenance status may result in different valuations. Appraisals that are more current or that are based on different assumptions and methodologies (or a physical inspection of the Aircraft) may result in valuations that are materially different from those contained in the appraisals of the Aircraft.

The Appraisers have delivered letters setting forth their respective appraisals, copies of which are annexed to this prospectus supplement as Appendix II. For a discussion of the assumptions and methodologies used in each of the appraisals, please refer to such letters. In addition, we have set forth on Appendix III to this prospectus supplement a summary of the base value, maintenance adjustment and maintenance adjusted base value determined by each Appraiser with respect to each Aircraft.

An appraisal is only an estimate of value. It does not necessarily indicate the price at which an aircraft may be purchased or sold in the market. In particular, the appraisals of the Aircraft are estimates of the values of the Aircraft assuming the Aircraft are in a certain condition, which may not be the case, and the appraisals of the Aircraft that had not been delivered to American prior to the date of such appraisals are estimates of values as of the future delivery date. An appraisal should not be relied upon as a measure of realizable value. The proceeds realized upon the exercise of remedies with respect to any Aircraft, including a sale of such Aircraft, may be less than its appraised value. The value of an Aircraft if remedies are exercised under the applicable Indenture will depend on various factors, including market, economic and airline industry conditions; the supply of similar aircraft; the availability of buyers; the condition of the Aircraft; the time period in which the Aircraft is sought to be sold; and whether the Aircraft is sold separately or as part of a block.

Accordingly, we cannot assure you that the proceeds realized upon any exercise of remedies with respect to any Aircraft would be sufficient to satisfy in full payments due on the Equipment Notes relating to such Aircraft or the full amount of distributions expected on the Certificates. See “Risk Factors—Risks Relating to the Class B Certificates and the Offering—Appraisals are only estimates of values and should not be relied upon as a measure of realizable value of the Aircraft.”

Deliveries of Aircraft

The Note Purchase Agreement provides that the period for financing the Aircraft under this offering will expire on the earlier of (a) the Outside Termination Date and (b) the date on which Equipment Notes issued with respect to all of the Aircraft have been purchased by the Trustees in accordance with the Note Purchase Agreement (the “Delivery Period Termination Date”).

On and subject to the terms and conditions of the Note Purchase Agreement and the applicable Participation Agreement and Indenture, American agrees to enter into a secured debt financing with respect to: (i) each Owned Embraer Aircraft on or prior to January 11, 2022 and (ii) each New Delivery Aircraft on or prior to the Delivery Period Termination Date.

The Owned Embraer Aircraft are currently subject to liens under Existing Financings. The Owned Embraer Aircraft are expected to be subjected to the Indentures in connection with the offering after the Owned Embraer Aircraft are released from the liens of the Existing Financings. The New Delivery Aircraft are scheduled for delivery during the period from January 2022 to September 2022. See the table under “—The Appraisals” for the currently scheduled month of delivery of each New Delivery Aircraft. Under the applicable aircraft purchase agreement, delivery of an aircraft may be delayed due to “excusable delay,” which includes, among other things, acts of God, war, government acts, fires or floods, strikes or labor troubles causing cessation, slowdown or interruption of work, and certain other causes beyond the applicable manufacturer’s control. American cannot predict whether or not delivery of any of the New Delivery Aircraft will be postponed beyond the currently scheduled delivery month.

Substitute Aircraft

If (x) the delivery date for any New Delivery Aircraft is delayed more than 30 days beyond the last day of its currently scheduled delivery month or (y) as a result of any law, rule, regulation, order or other action by the FAA or other government of the country of registry, the use of any Eligible Aircraft in the normal business of air transportation shall have been prohibited by virtue of a condition affecting all aircraft of the same type, American may substitute therefor an aircraft not included in the New Delivery Aircraft meeting the following conditions (each, a “Substitute Aircraft”):

•

(A) the Substitute Aircraft shall be of the same or comparable or improved model of the same Manufacturer as the New Delivery Aircraft being replaced and (B) American must obtain a Rating Agency Confirmation with respect to each class of certificates then rated by the Rating Agencies in connection with the replacement of such New Delivery Aircraft by such Substitute Aircraft; or

•

(A) the Substitute Aircraft shall be of a different model of the same or different manufacturer as the New Delivery Aircraft being replaced, (B) American must obtain a Rating Agency Confirmation with respect to each Class of Certificates then rated by the Rating Agencies in connection with the replacement of such New Delivery Aircraft by such Substitute Aircraft and (C) such Substitute Aircraft shall have an MCMV (as defined below) at least equal to the MCMV of the New Delivery Aircraft being replaced, in each case as determined by a desktop appraisal dated as of a date within the 60-day period prior to the substitution performed by an appraiser selected by American. (Note Purchase Agreement, Section 1(h))

“MCMV” means, with respect to any New Delivery Aircraft and any Substitute Aircraft, the “current market value” (as defined by the International Society of Transport Aircraft Trading or any successor organization) of such New Delivery Aircraft or such Substitute Aircraft, as applicable; provided that, in the case of any Substitute Aircraft, if such Substitute Aircraft had already been delivered, the MCMV for such Substitute Aircraft shall mean the “current market value” (as defined by the International Society of Transport Aircraft Trading or any successor organization) adjusted for the maintenance status of such Substitute Aircraft based upon maintenance data provided by American to the applicable appraiser with respect to such Substitute Aircraft as of the date within the 60-day period prior to the substitution.

If delivery of any New Delivery Aircraft is delayed beyond the Delivery Period Termination Date, and American does not exercise its right to replace such New Delivery Aircraft with a Substitute Aircraft, there will be unused Deposits that will be distributed to Certificateholders together with accrued and unpaid interest thereon but without any premium. See “Description of the Deposit Agreement—Other Withdrawals and Return of Deposits.”

DESCRIPTION OF THE EQUIPMENT NOTES

The following summary describes certain material terms of the Equipment Notes. The summary does not purport to be complete and is qualified in its entirety by reference to all of the provisions of the Equipment Notes, the form of Indenture, the form of Participation Agreement and the Note Purchase Agreement, copies of which will be filed as an exhibit to a Current Report on Form 8-K to be filed by American with the SEC. Except as otherwise indicated, the following summaries relate to the Equipment Notes, the Indenture and the Participation Agreement applicable to each Aircraft.

On and subject to the terms and conditions of the Note Purchase Agreement and the applicable Participation Agreement and Indenture, American agrees to enter into a secured debt financing with respect to: (i) each Owned Embraer Aircraft on or prior to January 11, 2022 and (ii) each New Delivery Aircraft on or prior to the Delivery Period Termination Date. The Note Purchase Agreement provides for the relevant parties to enter into a Participation Agreement and an Indenture relating to the financing of each Aircraft that are substantially in the forms attached to the Note Purchase Agreement. See “Description of the Certificates—Obligation to Purchase Equipment Notes.” The description of the terms of the Equipment Notes in this prospectus supplement is based on the forms of such agreements annexed to the Note Purchase Agreement. However, the terms of the financing agreements actually entered into with respect to an Aircraft may differ from the forms of such agreements and, consequently, may differ from the description of such agreements contained in this prospectus supplement. Although such changes are permitted under the Note Purchase Agreement, American must obtain written confirmation from each Rating Agency to the effect that the use of financing agreements modified in any material respect from the forms attached to the Note Purchase Agreement will not result in a withdrawal, suspension or downgrading of the ratings of each class of certificates then rated by such Rating Agency and that remains outstanding. The terms of such agreements also must in any event comply with the Required Terms. In addition, American, subject to certain exceptions, is obligated to certify to the Trustees that any substantive modifications do not materially and adversely affect the Certificateholders or the Liquidity Providers. See “Description of the Certificates—Obligation to Purchase Equipment Notes.”

General

Pursuant to the terms of a participation agreement among American, the Trustees, the Subordination Agent and the Loan Trustee with respect to each Aircraft (each, a “Participation Agreement”), the Trusts will purchase from American the Equipment Notes to be issued under the related Indenture. Equipment Notes will be issued in two series with respect to each Aircraft, the “Series A Equipment Notes” and the “Series B Equipment Notes” (the Series B Equipment Notes and the Series A Equipment Notes, collectively, the “Equipment Notes”). American may also elect to issue one or more series of Additional Equipment Notes with respect to any or all Aircraft at any time (including, for the avoidance of doubt, multiple issuances at the same or different times resulting in more than one series of Additional Equipment Notes being outstanding at any time), which will be funded from sources other than this offering. See “Possible Issuance of Additional Certificates and Refinancing and Reissuance of Certificates.” The Equipment Notes with respect to each Aircraft will be issued under a separate indenture and security agreement (each, an “Indenture”) between American and Wilmington Trust Company, as loan trustee thereunder (each, a “Loan Trustee”). The Equipment Notes will be direct, full recourse obligations of American.

Subordination

The following subordination provisions will be applicable to the Equipment Notes issued under the Indentures:

•

the indebtedness evidenced by the Series B Equipment Notes issued under an Indenture will be, to the extent and in the manner provided in such Indenture, subordinate and subject in right of payment to the Series A Equipment Notes issued under such Indenture;

•

if American issues any Additional Equipment Notes under an Indenture, (i) the indebtedness evidenced by the series of Additional Equipment Notes ranked most senior in priority of payment among all series of Additional Equipment Notes will be, to the extent and in the manner provided in such Indenture (as may be amended in connection with the issuance of such most senior series of Additional Equipment Notes), subordinate and subject in right of payment to the Series A Equipment Notes and the Series B Equipment Notes issued under such Indenture and (ii) the indebtedness evidenced by any series of Additional Equipment Notes (other than the series of Additional Equipment Notes ranked most senior in priority of payment among all series of Additional Equipment Notes) will be, to the extent and in the manner provided in such Indenture (as may be amended in connection with the issuance of such series of Additional Equipment Notes), subordinate and subject in right of payment to the Series A Equipment Notes, the Series B Equipment Notes and each series of Additional Equipment Notes that ranks senior in priority of payment to such series of Additional Equipment Notes issued under such Indenture (see “Possible Issuance of Additional Certificates and Refinancing and Reissuance of Certificates”); and

•

the indebtedness evidenced by the Series A Equipment Notes, the Series B Equipment Notes, and, if American issues any Additional Equipment Notes, such Additional Equipment Notes issued under an Indenture will be, to the extent and in the manner provided in the other Indentures, subordinate and subject in right of payment under such other Indentures to the Equipment Notes issued under such other Indentures. (Indentures, Section 2.13(a))

By the acceptance of its Equipment Notes of any series issued under any Indenture, each holder of such series of Equipment Notes (each, a “Noteholder”) will agree that:

•

if such Noteholder, in its capacity as a Noteholder under such Indenture, receives any payment or distribution under such Indenture that it is not entitled to receive under the provisions of such Indenture, it will hold any amount so received in trust for the Loan Trustee under such Indenture and forthwith turn over such amount to such Loan Trustee in the form received to be applied as provided in such Indenture; and

•

if such Noteholder, in its capacity as a Noteholder under any other Indenture, receives any payment or distribution in respect of Equipment Notes of any series issued under such other Indenture that it is not entitled to receive under the provisions of such other Indenture, it will hold any amount so received in trust for the Loan Trustee under such other Indenture and forthwith turn over such amount to such Loan Trustee under such other Indenture in the form received to be applied as provided in such other Indenture. (Indentures, Section 2.13(c))

By acceptance of its Equipment Notes of any series under any Indenture, each Noteholder of such series will also:

•	agree to and will be bound by the subordination provisions in such Indenture;

•	authorize and direct the Loan Trustees under all Indentures on such Noteholder’s behalf to take any action necessary or appropriate to effectuate the subordination as provided in such Indenture; and

•	appoint the Loan Trustees under all Indentures as such Noteholder’s attorney-in-fact for such purpose. (Indentures, Section 2.13(a))

By virtue of the Intercreditor Agreement, all of the Equipment Notes held by the Subordination Agent will be effectively cross-subordinated. This means that payments received on a junior series of Equipment Notes issued in respect of one Aircraft may be applied in accordance with the priority of payment provisions set forth in the Intercreditor Agreement to make distributions on a more senior class of Certificates. (Intercreditor Agreement, Section 3.02)

During the existence of an Indenture Event of Default, if the Equipment Notes under the relevant Indenture have become due and payable in full as described in “—Remedies,” then after payment in full of: first, the persons indemnified under “—Indemnification” and certain other expenses with respect to such Indenture; second, the Series A Equipment Notes under such Indenture; third, the Series B Equipment Notes under such Indenture; and, if applicable, fourth, any one or more series of Additional Equipment Notes issued under such Indenture in the order of priority of payment as provided in such Indenture (as may be amended in connection with the issuance of each series of Additional Equipment Notes); any excess proceeds will be available to pay certain indemnity and expense obligations with respect to Equipment Notes issued under other Indentures and held by the Subordination Agent (“Related Equipment Notes”). After payment in full of such indemnity and expense obligations, any remaining excess proceeds will be available to pay any shortfalls then due in respect of Related Equipment Notes under which either (i) a default of the type described in the first clause under “—Indenture Events of Default, Notice and Waiver” has occurred and is continuing, whether or not the applicable grace period has expired, or (ii) an Indenture Event of Default not described in the preceding clause (i) has occurred and is continuing and either (x) the Equipment Notes under the relevant Indenture have become due and payable and the acceleration has not been rescinded or (y) the relevant Loan Trustee has notified American that it intends to exercise remedies under such Indenture (see “—Remedies”) in the following order of priority: first, to Series A Equipment Notes, Series B Equipment Notes and, if applicable, any one or more series of Additional Equipment Notes in the order of priority of payment as provided in such Indenture (as may be amended in connection with the issuance of each series of Additional Equipment Notes), ratably as to each such series; and second, in the absence of any such shortfall, such excess proceeds, if any, will be held by the relevant Loan Trustee as additional collateral for such Related Equipment Notes (see “—Security”). (Indentures, Section 3.03)

Principal and Interest Payments

Subject to the provisions of the Intercreditor Agreement, interest paid on the Equipment Notes held in each Trust will be passed through to the Certificateholders of such Trust on the dates and at the rate per annum applicable to the Certificates issued by such Trust until the final expected Regular Distribution Date for such Trust. Subject to the provisions of the Intercreditor Agreement, principal paid on the Equipment Notes held in each Trust will be passed through to the Certificateholders of such Trust in scheduled amounts on the dates set forth herein until the final expected Regular Distribution Date for such Trust.

Interest will be payable on the unpaid principal amount of each issued and outstanding Equipment Note at the rate applicable to such Equipment Note on January 11 and July 11 of each year, commencing on July 11, 2022. Interest on the Equipment Notes will be computed on the basis of a 360-day year of twelve 30-day months. Overdue amounts of principal and (to the extent permitted by applicable law) Make-Whole Amount, if any, interest and any other amounts payable under each series of Equipment Notes will bear interest, payable on demand, at the interest rate that is the lesser of (i) the interest applicable to such series of Equipment Notes plus 1% and (ii) the maximum rate permitted by applicable law. (Indentures, Section 2.01)

Principal payments on the issued and outstanding Series A Equipment Notes and Series B Equipment Notes are scheduled to be paid in specified amounts on January 11 and July 11 of each year, (i) commencing on January 11, 2023 and (ii) ending on July 11, 2034, in the case of the Series A Equipment Notes, and on July 11, 2030, in the case of the Series B Equipment Notes (each such date in clause (ii) for a particular series of Equipment Notes, the “Final Maturity Date” for such series of Equipment Notes). The original principal amount and principal amortization schedule for the Series A Equipment Notes and Series B Equipment Notes issued with respect to each Aircraft will be as set forth in the table for that Aircraft included in Appendix IV. See “Description of the Certificates—Pool Factors” for a discussion of the Scheduled Payments of principal of the Equipment Notes and possible revisions thereto.

If any date scheduled for a payment of principal, Make-Whole Amount (if any) or interest with respect to the Equipment Notes is not a Business Day, such payment will be made on the next succeeding Business Day and interest will not be added for such additional period.

American is also required to pay under each Indenture the pro rata share allocated thereto (i) of the fees, the interest payable on drawings under each Liquidity Facility in excess of earnings on cash deposits from such drawings plus certain other amounts and certain other payments due to the Liquidity Provider under each Liquidity Facility and (ii) of compensation and certain expenses payable to the Subordination Agent. (Indentures, Section  2.14)

Redemption

If an Event of Loss occurs with respect to an Aircraft under any Indenture and such Aircraft is not replaced by American under such Indenture, the Equipment Notes issued with respect to such Aircraft will be redeemed, in whole, in each case at a price equal to 100% of the unpaid principal thereof, together with all accrued and unpaid interest thereon to (but excluding) the date of redemption, but without any premium, and all other obligations owed or then due and payable to holders of the Equipment Notes issued under such Indenture. (Indentures, Section 2.10)

All of the outstanding Equipment Notes issued with respect to an Aircraft may be redeemed prior to maturity at any time, at the option of American; provided that all outstanding Equipment Notes issued with respect to all other Aircraft are simultaneously redeemed. In addition, American may elect to redeem all of the outstanding Series B Equipment Notes or any series of outstanding Additional Equipment Notes issued with respect to all Aircraft, in each case, either in connection with a refinancing of such series or without any such refinancing. See “Possible Issuance of Additional Certificates and Refinancing and Reissuance of Certificates.” The redemption price in the case of any optional redemption of outstanding Equipment Notes of any series under any Indenture will be equal to 100% of the unpaid principal thereof, together with all accrued and unpaid interest thereon to (but excluding) the date of redemption and all other obligations owed or then due and payable to holders of the Equipment Notes of such series issued under such Indenture, plus a Make-Whole Amount (if any). (Indentures, Section 2.11)

Notice of any such redemption will be mailed or delivered by the Loan Trustee to each holder of the Equipment Notes to be redeemed not less than 15 nor more than 60 days prior to the applicable redemption date. A notice of redemption may be revoked by written notice from American to the Loan Trustee given no later than three days prior to the redemption date. (Indentures, Section 2.12)

“Make-Whole Amount” means with respect to any Equipment Note, the amount (as determined by an independent investment banker selected by American (and, following the occurrence and during the continuance of an Indenture Event of Default, reasonably acceptable to the Loan Trustee)), if any, by which (i) the present value of the remaining scheduled payments of principal and interest from the redemption date to maturity of such Equipment Note computed by discounting each such payment on a semiannual basis from its respective payment date (assuming a 360 day year of twelve 30 day months) using a discount rate equal to the Treasury Yield plus 0.20% in the case of the Series A Equipment Notes and        % in the case of the Series B Equipment Notes, exceeds (ii) the outstanding principal amount of such Equipment Note plus accrued but unpaid interest thereon to the date of redemption. (Indentures, Annex A)

For purposes of determining the Make-Whole Amount, “Treasury Yield” means, at the date of determination, the interest rate (expressed as a semiannual equivalent and as a decimal rounded to the number of decimal places as appears in the interest rate applicable to the relevant Equipment Note and, in the case of United States Treasury bills, converted to a bond equivalent yield) determined to be the per annum rate equal to the semiannual yield to maturity for United States Treasury securities maturing on the Average Life Date and trading in the public securities market determined by interpolation between the most recent weekly average constant maturity, non-inflation-indexed series yield to maturity (the “Weekly Average Yield to Maturity”) for two series of United States Treasury securities, trading in the public securities markets (A) one maturing as close as possible to, but earlier than, the Average Life Date and (B) the other maturing as close as possible to, but later than, the

Average Life Date. The Weekly Average Yield to Maturity shall be calculated by taking the simple average of the yields to maturity for the applicable United States Treasury security for each of the five business days preceding the Make Whole Determination Date as reported on the Most Recent H.15 Page for the applicable United States Treasury. The date of determination (the “Make Whole-Determination Date”) of a Make-Whole Amount shall be the Monday preceding the Make-Whole Calculation Date. The “Make-Whole Calculation Date” means the third Business Day prior to the applicable redemption date. The “Most Recent H.15 Page” means the latest H.15 page published on the website of the Board of Governors of the Federal Reserve System prior to the close of business on the Make-Whole Calculation Date (or any successor page that may replace the H.15 page). (Indentures, Annex A)

“Average Life Date” for each Equipment Note to be redeemed shall be the date which follows the redemption date by a period equal to the Remaining Weighted Average Life at the redemption date of such Equipment Note. “Remaining Weighted Average Life” of an Equipment Note, at the redemption date of such Equipment Note, shall be the number of days equal to the quotient obtained by dividing: (i) the sum of the products obtained by multiplying (A) the amount of each then remaining installment of principal, including the payment due on the maturity date of such Equipment Note, by (B) the number of days from and including the redemption date to, but excluding, the scheduled payment date of such principal installment by (ii) the then unpaid principal amount of such Equipment Note. (Indentures, Annex A)

Security

Aircraft

The Equipment Notes issued under any Indenture will be secured by a security interest in, among other things, the Aircraft subject to the lien of such Indenture and each Aircraft subject to the liens of the other Indentures, as well as, in the case of the Owned Embraer Aircraft, an assignment for security purposes to the Loan Trustee of certain of American’s warranty rights related to such Aircraft under its purchase agreement with Boeing or Embraer, as applicable. (Indentures, Granting Clause) In the case of each New Delivery Aircraft, an agreement with respect to airframe warranties will be entered into for such Aircraft pursuant to which the Loan Trustee will be named the “controlling party” thereunder for purposes of making claims with respect to such airframe warranties and will have certain rights with respect to such warranties.

Since the Equipment Notes are so cross-collateralized, any excess proceeds from the sale of any Aircraft by the Loan Trustee or other exercise of remedies under the related Indenture following an Indenture Event of Default under such Indenture will (after all of the Equipment Notes issued under such Indenture have been paid off, and subject to the provisions of the Bankruptcy Code) be available for application to shortfalls with respect to the Equipment Notes issued under the other Indentures and the other obligations secured by the other Indentures that are due at the time of such application, as described under “—Subordination” above. In the absence of any such shortfall at the time of such application, such excess proceeds will be held by the Loan Trustee under such Indenture as additional collateral for the Equipment Notes issued under each of the other Indentures and will be applied to the payments in respect of the Equipment Notes issued under such other Indentures as they come due. However, if any Equipment Note ceases to be held by the Subordination Agent (as a result of sale during the exercise of remedies by the Controlling Party or otherwise), such Equipment Note will cease to be entitled to the benefits of cross-collateralization. (Indentures, Section 3.03) Any cash Collateral held as a result of the cross-collateralization of the Equipment Notes would not be entitled to the benefits of Section 1110.

If the Equipment Notes issued under any Indenture are repaid in full in the case of an Event of Loss with respect to the applicable Aircraft, the lien on such Aircraft under such Indenture will be released. (Indentures, Section 7.05) At any time on or after the latest Final Maturity Date of the Equipment Notes issued in respect of an Aircraft, if all obligations secured under all of the Indentures that are then due have been paid, the lien on such

Aircraft will be released and such Aircraft will cease to be included in the collateral pool. (Indentures, Section 10.01) Once the lien on any Aircraft is released, such Aircraft will no longer secure the amounts that may be owing under any Indenture.

Substitution of Airframe

American may, at any time and from time to time, substitute for the Airframe with respect to any Aircraft an airframe of the same model or a comparable or improved model of the same manufacturer of the Aircraft, free and clear of all liens (other than certain permitted liens), and release the Airframe being substituted from the lien of the related Indenture, so long as:

•	no Indenture Event of Default under such Indenture has occurred and is continuing at the time of substitution;

•

the substitute airframe has a date of manufacture no earlier than one year prior to the date of manufacture of the Airframe subject to the lien of such related Indenture on the date of the issuance of the Series A Equipment Notes under such related Indenture (each such date of manufacture, in each case, to be deemed to be the date of original delivery of the applicable airframe to a customer by the manufacturer of such airframe); and

•

the substitute airframe has an “appraised current market value”, adjusted for its maintenance status, not less than that of the released Airframe being substituted by such substitute airframe (assuming that the Airframe being substituted had been maintained in accordance with the terms of such related Indenture).

If American elects to substitute an Airframe, American is required to provide to the relevant Loan Trustee opinions of counsel (i) to the effect that the Loan Trustee will be entitled to the benefits of Section 1110 with respect to the substitute airframe (unless, as a result of a change in law or governmental or judicial interpretation, such benefits were not available with respect to the Aircraft immediately prior to such substitution), and (ii) as to the due registration of the aircraft of which such substitute airframe is a part, the due recordation of a supplement to the Indenture relating to such substitute airframe, the registration of such substitute airframe with the International Registry under the Cape Town Treaty, if applicable, and the validity and perfection of the security interest granted to the relevant Loan Trustee in such substitute airframe. The “appraised current market value” is the “current market value” (as defined by the International Society of Transport Aircraft Trading or any successor organization) adjusted for the maintenance status of the substitute airframe and the Airframe being replaced by the substitute airframe, as applicable, such maintenance status to be based upon maintenance data provided by American to the applicable appraiser with respect to the substitute airframe and such Airframe as of the same date within the 60-day period prior to the substitution for both the substitute airframe and such Airframe. (Indentures, Section 7.04(e))

Substitution of Aircraft

American may, at any time and from time to time, with respect to any Aircraft, substitute for the Aircraft one or more aircraft of a different model (other than (a) any widebody model or (b) only in the case of substitution for a narrow-body model, any regional jet) of the same or different manufacturer as the Aircraft being substituted, free and clear of all liens (other than permitted liens), and release the Aircraft being substituted from the lien of the related Indenture, so long as:

•	no Indenture Event of Default under such Indenture has occurred and is continuing at the time of substitution;

•

with respect to each such substitute aircraft, the airframe constituting a part of such substitute aircraft has a date of manufacture no earlier than one year prior to the date of manufacture of the Airframe subject to the lien of such related Indenture on the issuance date of the Series A Equipment Notes under such related Indenture (each such date of manufacture, in each case, to be deemed to be the date of original delivery of the applicable airframe to a customer by the applicable airframe manufacturer);

•

each Rating Agency provides written confirmation to the effect that such substitution will not result in a withdrawal, suspension, or downgrading of the rating of any class of Certificates then rated by such Rating Agency and that remains outstanding;

•

the substitute aircraft has (or, in the case of more than one substitute aircraft, collectively have) an aggregate appraised current market value, adjusted for its maintenance status, at least equal to the Aircraft being substituted by such substitute aircraft (assuming that the Aircraft being substituted has been maintained in accordance with such related Indenture).

If American elects to replace an Aircraft, American will, among other things, (i) provide to the relevant Loan Trustee opinions of counsel (a) to the effect that such Loan Trustee will be entitled to the benefits of Section 1110 with respect to the substitute aircraft (unless, as a result of a change in law or governmental or judicial interpretation, such benefits were not available with respect to the Aircraft immediately prior to such substitution), (b) as to the due registration of the substitute aircraft, the due recordation of a supplement to each Indenture relating to such substitute aircraft, the registration of such substitute aircraft with the International Registry under the Cape Town Treaty, if applicable, and the validity and perfection of the security interest granted to the Loan Trustee in the substitute aircraft and (ii) if substitute aircraft will be substituted on other than a one for one basis with such Aircraft, prior to the effectiveness of such substitution, the principal amount (and remaining amortization schedule) of the Equipment Notes issued under the applicable Indenture for such Aircraft will be reallocated among such substitute aircraft in a manner consistent with, and as would preserve the aggregate amortization profile of, the original Equipment Notes for such Aircraft being replaced. (Indentures, Section 7.04(f))

Any change in the principal amount of any Equipment Note made in connection with any such substitution will not constitute or be deemed to constitute a redemption of such Equipment Note.

Cash

Cash, if any, held from time to time by the Loan Trustee with respect to any Aircraft, including funds held as the result of an Event of Loss to such Aircraft, will be invested and reinvested by such Loan Trustee, at the direction of American, in investments described in the related Indenture. (Indentures, Section 5.06) Such investments would not be entitled to the benefits of Section 1110.

Loan to Value Ratios of Equipment Notes

The tables in Appendix IV to this prospectus supplement set forth the projected LTVs for the Series A Equipment Notes and Series B Equipment Notes to be issued in respect of each Aircraft (i) as of the Issuance Date, (ii) as of (x) July 11, 2022, in the case of each Owned Embraer Aircraft and each New Delivery Aircraft currently scheduled for delivery to American during the period from January 2022 to June 2022 and (y) January 11, 2023, in the case of each New Delivery Aircraft currently scheduled for delivery to American during the period from July 2022 to September 2022 and (iii) as of each Regular Distribution Date thereafter. For purposes of Appendix IV, (a) the Equipment Notes for each Aircraft are assumed to be issued and outstanding as of the Issuance Date even though none of the Equipment Notes will have been issued on the Issuance Date since the Aircraft have not yet been financed pursuant to this offering on the Issuance Date (and, in the case of the New Delivery Aircraft, not yet even delivered to American on the Issuance Date), and (b) with respect to each Aircraft, the LTVs for any Regular Distribution Date after the Issuance Date but prior to the Regular Distribution Date set forth in clause (ii) for such Aircraft are not included as they are not meaningful since there are no scheduled principal payments during this period because such Regular Distribution Date set forth in clause (ii) for such Aircraft is the first Regular Distribution Date to occur after such Aircraft is expected to have been financed pursuant to this offering.

The LTVs for each Regular Distribution Date listed in the tables in Appendix IV were obtained by dividing (i) the outstanding principal amount (assuming no payment default, purchase or early redemption) of such Equipment Notes assumed to be issued and outstanding under the relevant Indenture, plus, in the case of the

Series B Equipment Notes, the outstanding balance of the Series A Equipment Notes assumed to be issued and outstanding under the relevant Indenture, in each case, determined immediately after giving effect to the payments scheduled to be made on each such Regular Distribution Date by (ii) the assumed aircraft value (the “Assumed Aircraft Value”) on such Regular Distribution Date, calculated based on the Depreciation Assumption, of the Aircraft with respect to which such Equipment Notes were assumed to be issued and outstanding.

The tables in Appendix IV are based on the assumption (the “Depreciation Assumption”) that the Assumed Aircraft Value of each Aircraft depreciates annually by approximately 3% of the appraised value at delivery per year. With respect to each Aircraft, the appraised value at delivery of such Aircraft is the theoretical value that, when depreciated from the initial delivery of such Aircraft by the manufacturer in accordance with the Depreciation Assumption, results in the appraised value of such Aircraft specified under “Prospectus Supplement Summary—Equipment Notes and the Aircraft” and “Description of the Aircraft and the Appraisals—The Appraisals.”

Other rates or methods of depreciation could result in materially different LTVs, and no assurance can be given (i) that the depreciation rate and method assumed for the purposes of the tables are the ones most likely to occur or (ii) as to the actual future value of any Aircraft. Thus, the tables should not be considered a forecast or prediction of expected or likely LTVs, but simply a mathematical calculation based on one set of assumptions. See “Risk Factors—Risks Relating to the Class B Certificates and the Offering—Appraisals are only estimates of values and should not be relied upon as a measure of realizable value of the Aircraft.”

Limitation of Liability

Except as otherwise provided in the Indentures, no Loan Trustee, in its individual capacity, will be answerable or accountable under the Indentures or the Equipment Notes under any circumstances except, among other things, for its own willful misconduct or negligence. (Indentures, Section 6.01)

Indenture Events of Default, Notice and Waiver

“Indenture Events of Default” under each Indenture will include:

•	the failure by American to pay any interest, principal or Make-Whole Amount (if any) within 15 days after the same has become due on any Equipment Note;

•

the failure by American to pay any amount (other than interest, principal or Make-Whole Amount (if any)) when due under the Indenture, any Equipment Note or any other related Operative Document for more than 30 days after American receives written notice from the Loan Trustee or any Noteholder under such Indenture;

•

the failure by American to carry and maintain (or cause to be maintained) insurance or indemnity on or with respect to the Aircraft in accordance with the provisions of such Indenture; provided that no such failure to carry and maintain insurance will constitute an Indenture Event of Default until the earlier of (i) the date such failure has continued unremedied for a period of 30 days after the Loan Trustee receives notice of the cancellation or lapse of such insurance or (ii) the date such insurance is not in effect as to the Loan Trustee;

•

the failure by American to perform or observe any other covenant, condition or agreement to be performed or observed by it under any related Operative Document that continues for a period of 60 days after American receives written notice from the Loan Trustee or any Noteholder under such Indenture; provided that, if such failure is capable of being remedied, no such failure will constitute an Indenture Event of Default for a period of one year after such notice is received by American so long as American is diligently proceeding to remedy such failure;

•

any representation or warranty made by American in the related Operative Documents proves to have been incorrect in any material respect when made, and such incorrectness continues to be material to the transactions contemplated by the Indenture and remains unremedied for a period of 60 days after American receives written notice from the Loan Trustee or any Noteholder under such Indenture; provided that, if such incorrectness is capable of being remedied, no such incorrectness will constitute an Indenture Event of Default for a period of one year after such notice is received by American so long as American is diligently proceeding to remedy such incorrectness;

•	the occurrence of certain events of bankruptcy, reorganization or insolvency of American; or

•

the occurrence and continuance of an “Indenture Event of Default” under any other Indenture, but only if, as of any date of determination, all Equipment Notes issued and outstanding under such other Indenture are held by the Subordination Agent under the Intercreditor Agreement;

provided that notwithstanding anything to the contrary set forth in the foregoing, any failure of American to perform or observe any covenant, condition or agreement shall not constitute an Event of Default if such failure arises by reason of an event referred to in the definition of “Event of Loss” so long as American is continuing to comply with all of the terms set forth under “—Certain Provisions of the Indentures—Events of Loss.” (Indentures, Section 4.01)

Each Indenture provides that the holders of a majority in aggregate unpaid principal amount of the Equipment Notes outstanding under such Indenture, by written instruction to the Loan Trustee, may on behalf of all of the Noteholders waive any past default and its consequences under such Indenture, except a default in the payment of the principal of, Make-Whole Amount (if any) or interest due under any such Equipment Notes outstanding (other than with the consent of the holder thereof) or a default in respect of any covenant or provision of such Indenture that cannot be modified or amended without the consent of each such affected Noteholder. (Indentures, Section 4.05) This provision, among others, is subject to the terms of the Intercreditor Agreement.

Remedies

The exercise of remedies under the Indentures will be subject to the terms of the Intercreditor Agreement, and the following description should be read in conjunction with the description of the Intercreditor Agreement.

If an Indenture Event of Default occurs and is continuing under an Indenture, the related Loan Trustee may, and upon receipt of written instructions of the holders of a majority in principal amount of the Equipment Notes then outstanding under such Indenture will, declare the principal amount of all such Equipment Notes issued thereunder immediately due and payable, together with all accrued but unpaid interest thereon (but without any Make-Whole Amount). If certain events of bankruptcy or insolvency occur with respect to American, such amounts shall, subject to applicable law, become due and payable without any declaration or other act on the part of the related Loan Trustee or holders of Equipment Notes. The holders of a majority in principal amount of Equipment Notes outstanding under an Indenture may rescind any declaration of acceleration of such Equipment Notes if (i) there has been paid to or deposited with the related Loan Trustee an amount sufficient to pay all overdue installments of principal and interest on any such Equipment Notes, and all other amounts owing under the Operative Documents, that have become due otherwise than by such declaration of acceleration and (ii) all other Indenture Events of Default, other than nonpayment of principal amount or interest on the Equipment Notes that have become due solely because of such acceleration, have been cured or waived; provided that no such rescission or annulment will extend to or affect any subsequent default or Indenture Event of Default or impair any right consequent thereon. (Indentures, Sections 4.02(a) and 4.02(d))

Each Indenture provides that, if an Indenture Event of Default under such Indenture has occurred and is continuing, the related Loan Trustee may exercise certain rights or remedies available to it under such Indenture or under applicable law. Such remedies include the right to take possession of the Aircraft and to sell all or any part of the Airframe or any Engine comprising the Aircraft subject to such Indenture. (Indentures, Section 4.02(a)) See “Description of the Intercreditor Agreement—Intercreditor Rights—Limitation on Exercise of Remedies.”

In the case of Chapter 11 bankruptcy proceedings in which an air carrier is a debtor, Section 1110 provides special rights to holders of security interests with respect to “equipment” (as defined in Section 1110). Section 1110 provides that, subject to the limitations specified therein, the right of a secured party with a security interest in “equipment” to take possession of such equipment in compliance with the provisions of a security agreement and to enforce any of its rights or remedies thereunder is not affected after 60 days after the date of the order for relief in a case under Chapter 11 of the Bankruptcy Code by any provision of the Bankruptcy Code. Section 1110, however, provides that the right to take possession of an aircraft and enforce other remedies may not be exercised for 60 days following the date of the order for relief (or such longer period consented to by the holder of a security interest and approved by the court) and may not be exercised at all after such period if the trustee in reorganization agrees, subject to the approval of the court, to perform the debtor’s obligations under the security agreement and cures all defaults. A default of a kind specified in Section 365(b)(2) of the Bankruptcy Code, such as a default that is a breach of a provision relating to the financial condition, bankruptcy or insolvency of the debtor, need not be cured. Further, any default arising under an Indenture solely by reason of the cross-default in such Indenture may not be of a type required to be cured under Section 1110. “Equipment” is defined in Section 1110, in part, as “an aircraft, aircraft engine, propeller, appliance, or spare part (as defined in section 40102 of title 49 of the United States Code) that is subject to a security interest granted by, leased to, or conditionally sold to a debtor that, at the time such transaction is entered into, holds an air carrier operating certificate issued pursuant to chapter 447 of title 49 of the United States Code for aircraft capable of carrying 10 or more individuals or 6,000 pounds or more of cargo.”

It is a condition to each Trustee’s obligations to purchase Equipment Notes with respect to each Aircraft that counsel to American provide an opinion to the Trustees that the relevant Loan Trustee will be entitled to the benefits of Section 1110 with respect to the Airframe and Engines comprising the Aircraft originally subjected to the lien of the relevant Indenture. This opinion will be subject to certain qualifications and assumptions.

The opinion of counsel to American will not address the possible replacement of an Aircraft after an Event of Loss in the future, the consummation of which is conditioned upon the contemporaneous delivery of an opinion of counsel to the effect that the related Loan Trustee will be entitled to Section 1110 benefits with respect to the replacement Airframe unless there is a change in law or court interpretation that results in Section 1110 not being available. See “—Certain Provisions of the Indentures—Events of Loss.” The opinion of counsel to American also will not address the availability of Section 1110 with respect to the bankruptcy proceedings of any possible lessee of an Aircraft if it is leased by American.

In certain circumstances following the bankruptcy or insolvency of American where the obligations of American under any Indenture exceed the value of the Collateral under such Indenture, post-petition interest will not accrue on the related Equipment Notes. In addition, to the extent that distributions are made to any Certificateholders, whether under the Intercreditor Agreement or from drawings on the Liquidity Facilities, in respect of amounts that would have been funded by post-petition interest payments on such Equipment Notes had such payments been made, there would be a shortfall between the claim allowable against American on such Equipment Notes after the disposition of the Collateral securing such Equipment Notes and the remaining balance of the Certificates. Such shortfall would first reduce some or all of the remaining claim against American available to the Trustees for the most junior classes.

If an Indenture Event of Default under any Indenture occurs and is continuing, any sums held or received by the related Loan Trustee may be applied to reimburse such Loan Trustee for any tax, expense or other loss incurred by it and to pay any other amounts due to such Loan Trustee prior to any payments to holders of the Equipment Notes issued under such Indenture. (Indentures, Section 3.03)

“Operative Documents” means, with respect to any Indenture, such Indenture, the Equipment Notes issued thereunder, the related Participation Agreement and other operative documents referred to in such Indenture. (Indentures, Annex A)

Modification of Indentures

Without the consent of holders of a majority in principal amount of the Equipment Notes outstanding under any Indenture, the provisions of such Indenture and the related Equipment Notes and Participation Agreement may not be amended or modified, except to the extent indicated below.

In addition, any Indenture and any Equipment Notes may be amended without the consent of any Noteholder or any other beneficiaries of the security under such Indenture to, among other things, (i) evidence the succession of another person to American and the assumption by any such successor of the covenants of American contained in such Indenture and any of the other related Operative Documents; (ii) cure any defect or inconsistency in such Indenture or the Equipment Notes issued thereunder, or make any change not inconsistent with the provisions of such Indenture (provided that such change does not adversely affect the interests of any Noteholder or any other beneficiary of the security under such Indenture in its capacity solely as Noteholder or other beneficiary of the security under such Indenture, as the case may be); (iii) cure any ambiguity or correct any mistake; (iv) evidence the succession of a new trustee or the removal of a trustee, or facilitate the appointment of an additional or separate trustee pursuant to such Indenture; (v) convey, transfer, assign, mortgage or pledge any property to or with the Loan Trustee of such Indenture; (vi) make any other provisions or amendments with respect to matters or questions arising under such Indenture or such Equipment Notes or to amend, modify or supplement any provision thereof, provided that such action does not adversely affect the interests of any Noteholder or any other beneficiary of the security under such Indenture in its capacity solely as Noteholder or other beneficiary of the security under such Indenture, as the case may be; (vii) correct, supplement or amplify the description of any property at any time subject to the lien of such Indenture or assure, convey and confirm unto the Loan Trustee any property subject or required to be subject to the lien of such Indenture, or subject to the lien of such Indenture the applicable Airframe or Engines or any substitute Airframe, replacement Airframe or replacement Engine; (viii) add to the covenants of American for the benefit of the Noteholders or any other beneficiary of the security under such Indenture or surrender any rights or powers conferred upon American under such Indenture; (ix) add to rights of the Noteholders or any other beneficiary of the security under such Indenture; (x) include on the Equipment Notes under such Indenture any legend as may be required by law or as may otherwise be necessary or advisable; (xi) comply with any applicable requirements of the Trust Indenture Act or any other requirements of applicable law or of any regulatory body; (xii) give effect to the replacement of a Liquidity Provider with a replacement liquidity provider and the replacement of a Liquidity Facility with a Replacement Facility and, if a Replacement Facility is to be comprised of more than one instrument, incorporate appropriate mechanics for multiple instruments for such Replacement Facility for the applicable Trust; (xiii) give effect to the replacement of the Depositary with a Replacement Depositary and the agreements related thereto; (xiv) evidence the succession of a new escrow agent or a new paying agent under the Escrow Agreement pursuant thereto or the removal of the Escrow Agent or the Paying Agent thereunder; (xv) provide for the original issuance of one or more series of Additional Equipment Notes or any Reissued Equipment Notes under such Indenture, and for the issuance of pass through certificates by any pass through trust that acquires any such Additional Equipment Notes or Reissued Equipment Notes and make changes relating to any of the foregoing (including, without limitation, to provide for any prefunding mechanism in connection therewith or to provide for the priority in payment among different series of Additional Equipment Notes), and provide for any credit support for any pass through certificates relating to any such Additional Equipment Notes or Reissued Equipment Notes (including, without limitation, to secure claims for fees, interest, expenses, reimbursement of advances and other obligations arising from such credit support (including, without limitation, to specify such credit support as a “Liquidity Facility” and the provider of any such credit support as a “Liquidity Provider” and, if such Liquidity Facility is to be comprised of more than one instrument, to incorporate appropriate mechanics for multiple instruments for such Liquidity Facility for a single pass through trust));

provided that such Additional Equipment Notes or Reissued Equipment Notes, as the case may be, are issued in accordance with the Note Purchase Agreement, the applicable Participation Agreement and the Intercreditor Agreement; or (xvi) give effect to the substitution of the Aircraft. See “Possible Issuance of Additional Certificates and Refinancing and Reissuance of Certificates.” (Indentures, Section 9.01)

Each Indenture provides that without the consent of the holder of each Equipment Note outstanding under such Indenture affected thereby, no amendment or modification of such Indenture may, among other things: (i) reduce the principal amount of, Make-Whole Amount (if any) or interest payable on any Equipment Notes issued under such Indenture, provided that any change in the principal amount of any Equipment Note in connection with any substitution of Aircraft under such Indenture shall not require the consent of any holder of the Equipment Notes; (ii) change the date on which any principal amount of, Make-Whole Amount (if any) or interest payable on any Equipment Note is due or payable; (iii) create any lien with respect to the Collateral subject to the lien of such Indenture prior to or pari passu with the lien of such Indenture, except as permitted by such Indenture, or deprive any holder of an Equipment Note issued under such Indenture of the benefit of the lien of such Indenture upon the related Collateral, except as provided in connection with the exercise of remedies under such Indenture, provided that, without the consent of each holder of an affected Related Equipment Note then outstanding, no such amendment, waiver or modification of terms of, or consent under, any thereof shall modify the provisions described in the last paragraph under “—Subordination” or this clause (iii) or deprive any holder of a Related Equipment Note of the benefit of the lien of such Indenture upon the related Collateral, except as provided in connection with the exercise of remedies under such Indenture; or (iv) reduce the percentage in principal amount of outstanding Equipment Notes issued under such Indenture required to take or approve any action under such Indenture. (Indentures, Section 9.02(a))

Indemnification

American will indemnify each Loan Trustee, the Liquidity Providers, the Subordination Agent, the Escrow Agent, the Paying Agent, the escrow agent (if any) and paying agent (if any) with respect to any Additional Certificates, if issued, and each Trustee, but not, in any case, the holders of Certificates, for certain losses, claims and other matters. (Participation Agreements, Section 4.02) No Loan Trustee will be indemnified, however, for actions arising from its negligence or willful misconduct, or for the inaccuracy of any representation or warranty made in its individual capacity under an Indenture.

No Loan Trustee will be required to take any action or refrain from taking any action (other than, to the extent required by each Indenture, notifying the Noteholders if it knows of an Indenture Event of Default or of a default arising from American’s failure to pay when due principal, interest or Make-Whole Amount (if any) under any Equipment Note) unless it has received indemnification satisfactory to it against any risks incurred in connection therewith. (Indentures, Section  5.03)

Certain Provisions of the Indentures

Each of the Indentures will provide for the following with respect to the Aircraft, Airframe and Engines subject thereto.

Maintenance; Operation; Replacement of Parts; Alterations, Modifications and Additions

American will be obligated, among other things and at its expense, to keep the Aircraft duly registered, and to maintain, service, repair, and overhaul the Aircraft (or cause the same to be done) so as to keep it in such condition as necessary to enable the airworthiness certification of the Aircraft to be maintained in good standing at all times (other than (v) during temporary periods of storage, during maintenance, testing or modification permitted under the applicable Indenture, (w) during periods of grounding by applicable governmental authorities, (x) during periods when the FAA or other applicable aviation authority has revoked or suspended the airworthiness certificates for aircraft of the same manufacturer and model as the Aircraft, (y) with respect to minor, unanticipated or nonrecurring violations with respect to which corrective measures are taken by American or any lessee or (z) to the extent American or a lessee is contesting in good faith the validity or application of any law or requirement relating to such certification in any manner that does not involve any material risk of sale, loss or forfeiture of the Aircraft, Airframe or any Engine or the interest of the Loan Trustee therein or any material risk of criminal liability or material civil penalty against the Loan Trustee). (Indentures, Section 7.02(c) and (e))

American will agree not to use or operate the Aircraft in violation of any law, rule or regulation of any government having jurisdiction in any country in which the Aircraft is flown or in violation of any airworthiness certificate, license or registration relating to the Aircraft issued by such government, except minor, unanticipated or non-recurring violations with respect to which corrective measures are taken promptly by American or a lessee and except to the extent American (or any lessee) is contesting in good faith the validity or application of any such law, rule or regulation or airworthiness certificate, license or registration in any manner that does not involve any material risk of sale, forfeiture or loss of the Aircraft or impair the lien of the Indenture. (Indentures, Section 7.02(b))

American or any lessee must make (or cause to be made) such alterations and modifications in and additions to the Airframe and any Engine as may be required to meet the applicable requirements of the FAA or any applicable government of any other jurisdiction in which the Aircraft may then be registered, except for minor, unanticipated and non-recurring violations with respect to which corrective measures are being taken promptly by American or any lessee, and any law, rule, regulation or order the validity or application of which is being contested in good faith by American or any lessee in any manner which does not involve any material risk of sale, forfeiture or loss of the Aircraft, the Airframe or any Engine or the interest of the Loan Trustee therein. American (or any lessee) may add further parts or accessories and make or cause to be made such alterations and modifications in and additions to the Airframe or any Engine as American (or any such lessee) may deem desirable in the proper conduct of its business, including, without limitation, removal (without replacement) of parts, provided that no such alteration, modification or addition may materially diminish the value or utility of the Airframe or any Engine below the value or utility thereof immediately prior to such alteration, modification or addition (assuming the Airframe or such Engine was then in the value and utility required to be maintained by the terms of the Indenture), except that the value (but not the utility) of the Airframe or any Engine may be reduced by the value of any such parts that are removed that American or a lessee deems obsolete or no longer suitable or appropriate for use on the Airframe or Engine. American may also make alterations in the passenger configuration of the Aircraft and such alterations shall not be subject to the immediately preceding sentence. All parts (with certain exceptions) incorporated or installed in or attached or added to the Airframe or any Engine as a result of such alteration, modification or addition shall be free and clear of any lien (other than permitted liens) and will be subject to the lien of the Indenture. American (or any lessee) is permitted to remove (without replacement) parts that are in addition to, and not in replacement of or substitution for, any part originally incorporated or installed in or attached to the Airframe or Engine at the time of delivery thereof to American or any lessee, as well as any part that is not required to be incorporated or installed in or attached or added to the Airframe or Engine pursuant to applicable requirements of the FAA or other jurisdiction in which the Aircraft may then be registered, or any part that can be removed without materially diminishing the value or utility required to be maintained by the terms of the Indenture. Such removable parts may be leased or financed by third parties other than the Loan Trustee. Notwithstanding the foregoing, American may install passenger convenience equipment owned by American or any lessee or by third parties and leased or otherwise furnished to American, and American may remove and not replace the same, so long as the installation of any such passenger convenience equipment does not impair or otherwise affect the rights and remedies of the Loan Trustee. (Indentures, Section 7.04(c))

Except as set forth above or in certain cases of Event of Loss, American will be obligated to replace or cause to be replaced all parts that are incorporated or installed in or attached to the Airframe or any Engine and become worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or rendered permanently unfit for use. Any such replacement parts will become subject to the lien of the Indenture in lieu of the part replaced. (Indentures, Section 7.04(a))

Registration, Leasing and Possession

Although American has certain re-registration rights, as described below, American generally is required to keep the Aircraft duly registered under the Transportation Code with the FAA and to record the Indenture under the Federal Aviation Act. (Indentures, Section 7.02(e)) In addition, American will register the “international interests” created pursuant to the Indenture under the Cape Town Convention on International Interests in Mobile Equipment and the related Aircraft Equipment Protocol (the “Cape Town Treaty”). (Indentures, Section 7.02(e)) Although American has no current intention to do so, American will be permitted to register the Aircraft in certain jurisdictions outside the United States, subject to certain conditions specified in the Indenture. These conditions include a requirement that the laws of the new jurisdiction of registration will give effect to the lien of and the security interest created by the Indenture in the Aircraft. (Indentures, Section 7.02(e)) American also will be permitted, subject to certain limitations, to lease the Aircraft or any Engine to any United States certificated air carrier, to certain foreign air carriers or to certain manufacturers of airframes or engines (or their affiliates acting under an unconditional guarantee of such manufacturer). Each Owned Embraer Aircraft is owned by American, and is being leased to Envoy, an affiliated regional carrier that operates such Owned Embraer Aircraft on behalf of American in regional operations. In connection with the issuance of the Equipment Notes issued with respect to each Owned Embraer Aircraft, American and Envoy will terminate the existing lease and enter into a replacement lease with respect to such Owned Embraer Aircraft, which complies with the terms of the applicable Indenture. The replacement lease between American and Envoy will be subject and subordinate to the Indenture. No such lease will relieve American of its obligations under the corresponding Indenture. In addition, subject to certain limitations, American (and any lessee) will be permitted to transfer possession of the Airframe or any Engine other than by lease, including transfers of possession by American or any lessee in connection with certain interchange, borrowing, pooling and other arrangements, “wet leases,” transfers in connection with maintenance or modifications and transfers to the government of the United States, Canada, France, Germany, Japan, the Netherlands, Sweden, Switzerland and the United Kingdom or any instrumentality or agency thereof. (Indentures, Section 7.02(a)) There will be no general geographical restrictions on American’s (or any lessee’s) ability to operate the Aircraft. The extent to which the relevant Loan Trustee’s lien would be recognized in an Aircraft if such Aircraft were located in certain countries is uncertain. Permitted foreign air carrier lessees are not limited to those based in a country that is a party to the Convention on the International Recognition of Rights in Aircraft (Geneva 1948) (the “Mortgage Convention”) or a party to the Cape Town Treaty. It is uncertain to what extent the relevant Loan Trustee’s security interest would be recognized if an Aircraft is registered or located in a jurisdiction not a party to the Mortgage Convention or the Cape Town Treaty. There are many jurisdictions in the world that have not ratified the Mortgage Convention or the Cape Town Treaty, and the Aircraft may be located in any such jurisdiction from time to time. The recordation of the Indenture and certain other documents with respect to the Aircraft under the Federal Aviation Act will give the Loan Trustee a first-priority, perfected security interest in the Aircraft under United States law, subject to permitted liens under the Indenture. The Mortgage Convention provides that such security interest will be recognized, with certain limited exceptions, in those jurisdictions that have ratified or adhere to the Mortgage Convention. The Cape Town Treaty provides that, subject to certain exceptions, a registered “international interest” has priority over a subsequently registered interest and over an unregistered interest for purposes of the law of those jurisdictions that have ratified the Cape Town Treaty. However, it is unclear how the Cape Town Treaty will be applied in such jurisdictions given the novelty of the Cape Town Treaty and the paucity of legal precedents with respect to the Cape Town Treaty.

In addition, any exercise of the right to repossess an Aircraft may be difficult, expensive and time-consuming, particularly when such Aircraft is located outside the United States or has been registered in a foreign jurisdiction or leased to or in possession of a foreign or domestic operator. Any such exercise would be subject to the limitations and requirements of applicable law, including the need to obtain consents or approvals for deregistration or re-export of such Aircraft, which may be subject to delays and political risk. When a defaulting lessee or other permitted transferee is the subject of a bankruptcy, insolvency, or similar event such as protective administration, additional limitations may apply. See “Risk Factors—Risks Relating to the Class B Certificates and the Offering—Repossession of Aircraft may be difficult, time-consuming and expensive.”

In addition, some jurisdictions may allow for other liens or other third-party rights to have priority over a Loan Trustee’s security interest in an Aircraft to a greater extent than is permitted under United States law. As a result, the benefits of the related Loan Trustee’s security interest in an Aircraft may be less than they would be if the Aircraft were located or registered in the United States.

Upon repossession of an Aircraft, the Aircraft may need to be stored and insured. The costs of storage and insurance can be significant, and the incurrence of such costs could reduce the proceeds available to repay the Certificateholders. In addition, at the time of foreclosing on the lien on an Aircraft under the related Indenture, the Airframe subject to such Indenture might not be equipped with Engines subject to the same Indenture. If American fails to transfer title to engines not owned by American that are attached to a repossessed Airframe, it could be difficult, expensive and time-consuming to assemble an Aircraft consisting of an Airframe and Engines subject to the same Indenture. See “Risk Factors—Risks Relating to the Class B Certificates and the Offering—Repossession of Aircraft may be difficult, time-consuming and expensive.”

Liens

American is required to maintain the Aircraft free of any liens, other than the lien of the Indenture, any other rights existing pursuant to or permitted by the Indenture and the other related Operative Documents and pass through documents related thereto, the rights of others in possession of the Aircraft in accordance with the terms of the Indenture (including, without limitation, the rights of any lessee under a lease permitted under the Indenture, including those to Envoy in respect of the Owned Embraer Aircraft) and liens attributable to other parties to the related Operative Documents and pass through documents related thereto and other than certain other specified liens, including but not limited to: (i) liens for taxes either not yet overdue or being contested in good faith by appropriate proceedings so long as such proceedings do not involve any material risk of the sale, forfeiture or loss of the Airframe or any Engine or the Loan Trustee’s interest therein or impair the lien of the Indenture; (ii) materialmen’s, mechanics’, workers’, landlord’s, repairmen’s, hangarkeepers’, employees’ or other similar liens arising in the ordinary course of business and securing obligations that either are not yet overdue for more than 60 days or are being contested in good faith by appropriate proceedings so long as such proceedings do not involve any material risk of the sale, forfeiture or loss of the Airframe or any Engine or the Loan Trustee’s interest therein or impair the lien of the Indenture; (iii) judgment liens so long as such judgment is discharged, vacated or reversed within 60 days or the execution of such judgment is stayed pending appeal or such judgment is discharged, vacated or reversed within 60 days after expiration of such stay and so long as during any such 60-day period there is not, or any such judgment or award does not involve, any material risk of the sale, forfeiture or loss of the Aircraft, the Airframe or any Engine or the interest of the Loan Trustee therein or impair the lien of the Indenture; (iv) salvage or similar rights of insurers under insurance policies maintained by American or any lessee; (v) any other lien as to which American (or any lessee) has provided a bond, cash collateral or other security adequate in the reasonable opinion of the Loan Trustee; and (vi) liens approved in writing by the Loan Trustee with the consent of holders of a majority in principal amount of the Equipment Notes outstanding under the Indenture. (Indentures, Section 7.01)

Insurance

Subject to certain exceptions, American is required to maintain, at its expense (or at the expense of a lessee), all-risk aircraft hull insurance covering the Aircraft (including, without limitation, war risk and allied perils insurance if and to the extent the same is maintained by American (or any permitted lessee) with respect to other aircraft operated by American (or any permitted lessee) on same or similar routes), at all times in an amount not less than 110% of the aggregate outstanding principal amount of the Equipment Notes relating to the Aircraft. However, after giving effect to self-insurance permitted as described below, the amount payable under such insurance may be less than such amounts payable with respect to such Equipment Notes. If the Aircraft suffers an Event of Loss, insurance proceeds up to an amount equal to the outstanding principal amount of the Equipment Notes, together with accrued but unpaid interest thereon, plus an amount equal to the interest that will accrue on the outstanding principal amount of the Equipment Notes during the period commencing on the day following the date of payment of such insurance proceeds to the Loan Trustee and ending on the loss payment date (the sum of those amounts being, the “Loan Amount”) will be paid to the Loan Trustee. If the Aircraft, the Airframe or any Engine suffers loss or damage not constituting an Event of Loss but involving insurance proceeds in excess of $6,000,000 (in the case of an Airbus A321-253NX aircraft) and $5,000,000 (in the case of an Embraer ERJ 175 LR aircraft), proceeds in excess of such specified amounts up to the Loan Amount will be payable to the Loan Trustee, and the proceeds up to such specified amounts and proceeds in excess of the Loan Amount will be payable directly to American unless there is a continuing Indenture Event of Default, in which event all insurance proceeds for any loss or damage to the Aircraft (or Engine) up to an amount equal to the Loan Amount will be payable to the Loan Trustee. So long as the loss does not constitute an Event of Loss, insurance proceeds will be applied to repair or replace the equipment. (Indentures, Section 7.06(b))

In addition, American is obligated to maintain or cause to be maintained aircraft liability insurance at its expense (or at the expense of a lessee), including, without limitation, bodily injury, personal injury and property damage liability insurance (exclusive of manufacturer’s product liability insurance), and contractual liability insurance with respect to the Aircraft. Such liability insurance must be underwritten by insurers of recognized responsibility. The amount of such liability insurance coverage may not be less than the amount of aircraft liability insurance from time to time applicable to similar aircraft and engines in American’s fleet on which American carries insurance (or any lessee’s fleet on which such lessee carries insurance). (Indentures, Section 7.06(a))

American is also required to maintain (or cause a lessee to maintain) aircraft liability war risk and allied perils insurance if and to the extent the same is maintained by American or such lessee, as the case may be, with respect to other similar aircraft operated by American or such lessee, as the case may be, on the same or similar routes. (Indentures, Sections 7.06(a) and 7.06(b))

American may self-insure under a program applicable to all aircraft in its fleet, but the amount of such self-insurance in the aggregate may not exceed for any 12-month policy year 1% of the average aggregate insurable value (during the preceding policy year) of all aircraft on which American and its affiliates carry insurance, unless American’s independent insurance broker certifies that the standard among major U.S. airlines is a higher level of self-insurance, in which case American may self-insure the Aircraft to such higher level. In addition, American may self-insure to the extent of (i) any deductible per occurrence that is not in excess of the amount customarily allowed as a deductible in the industry or is required to facilitate claims handling, or (ii) any applicable mandatory minimum per aircraft (or, if applicable, per annum or other period) liability insurance or hull insurance deductibles customarily imposed by the aircraft liability or hull insurers. (Indentures, Section 7.06(c))

American is required to name the Loan Trustee, each Trustee, the Subordination Agent and the Liquidity Providers as additional insured parties under the liability insurance policy required with respect to the Aircraft. In addition, the hull and liability insurance policies will be required to provide that, in respect of the interests of such additional insured party, the insurance shall not be invalidated or impaired by any action or inaction of American. (Indentures, Sections 7.06(a) and 7.06(b))

Events of Loss

If an Event of Loss occurs with respect to the Airframe or the Airframe and one or more Engines of an Aircraft, American must elect within 90 days after such occurrence (i) to replace the Airframe and any such Engines or (ii) to pay the Loan Trustee the outstanding principal amount of the Equipment Notes relating to the Aircraft together with accrued interest thereon, but without any premium. Depending upon American’s election, not later than the first Business Day after the 120th day following the date of occurrence of such Event of Loss, American will (i) redeem the Equipment Notes under the Indenture by paying to the Loan Trustee the outstanding unpaid principal amount of such Equipment Notes, together with accrued but unpaid interest thereon, but without any premium or (ii) substitute an airframe (or airframe and one or more engines, as the case may be), free and clear of all liens (other than certain permitted liens) for the Airframe, or Airframe and Engine(s), that suffered such Event of Loss. If American elects to replace the Airframe (or the Airframe and one or more Engines, as the case may be) that suffered such Event of Loss, it will do so with an airframe or airframe and engine(s) of the same model as the Airframe or Airframe and Engines to be replaced or a comparable or improved model, and with a value and utility at least equal (but in any event without regard to component modification status or the number of hours or cycles, in either case since new, since a maintenance task of any kind, or remaining (or expected to remain) until a future maintenance task of any kind) to the Airframe or Airframe and Engine(s) to be replaced, assuming that such Airframe and such Engine(s) were in the condition and repair required by the Indenture. American is also required to provide to the Loan Trustee opinions of counsel (i) to the effect that the Loan Trustee will be entitled to the benefits of Section 1110 with respect to the replacement airframe (unless, as a result of a change in law or governmental or judicial interpretation, such benefits were not available with respect to the Aircraft immediately prior to such replacement), and (ii) as to the due registration of the replacement aircraft, the due recordation of a supplement to the Indenture relating to such replacement aircraft, the registration of such replacement airframe with the International Registry under the Cape Town Treaty, if applicable, and the validity and perfection of the security interest granted to the Loan Trustee in the replacement airframe and engines as the case may be. If American elects not to replace the Airframe, or Airframe and Engine(s), then upon payment of the outstanding principal amount of the Equipment Notes issued with respect to the Aircraft, together with accrued but unpaid interest thereon (but without any premium), the lien of the Indenture will terminate with respect to the Aircraft, and the obligation of American thereafter to make the scheduled interest and principal payments with respect to such Equipment Notes will cease. The payments made under the Indenture by American will be deposited with the Loan Trustee. Amounts in excess of the amounts due and owing under the Equipment Notes issued with respect to the Aircraft will be distributed by the Loan Trustee to American. (Indentures, Sections 2.10, 3.02, 7.05(a) and 7.05(c))

If an Event of Loss occurs with respect to an Engine alone, American will be required to replace such Engine within 120 days after the occurrence of such Event of Loss with another engine, free and clear of all liens (other than certain permitted liens). In addition, American will have the right at any time to replace any Engine with another engine, free and clear of all liens (other than certain permitted liens). In each case, the replacement engine will be the same model as the Engine to be replaced, or a comparable or improved model of the same or another manufacturer, suitable for installation and use on the Airframe, and will have a value and utility at least equal (but in any event without regard to component modification status or the number of hours or cycles, in either case since new, since a maintenance task of any kind, or remaining (or expected to remain) until a future maintenance task of any kind) to the Engine to be replaced, assuming that such Engine was in the condition and repair required by the terms of the Indenture. (Indentures, Sections 7.04(d) and 7.05(b))

An “Event of Loss” with respect to the Aircraft, the Airframe or any Engine means any of the following events with respect to such property:

•	the loss of such property or of the use thereof due to destruction, damage to such property beyond repair or rendition of such property permanently unfit for normal use for any reason whatsoever;

•	any damage to such property that results in an insurance settlement with respect to such property on the basis of a total loss or a compromised or constructive total loss;

•	the theft, hijacking or disappearance of such property for a period exceeding 180 consecutive days;

•

the requisition for use or hire of such property by any government (other than a requisition for use or hire by the government of Canada, France, Germany, Japan, The Netherlands, Sweden, Switzerland, the United Kingdom or the United States or the government of the country of registry of the Aircraft) that results in the loss of possession of such property by American (or any lessee) for a period exceeding 12 consecutive months;

•

the operation or location of the Aircraft, while under requisition for use by any government, in an area excluded from coverage by any insurance policy required by the terms of the Indenture, unless American has obtained indemnity or insurance in lieu thereof from such government;

•

any requisition of title or other compulsory acquisition, capture, seizure, deprivation, confiscation or detention (excluding requisition for use or hire not involving a requisition of title) for any reason of the Aircraft, the Airframe, or any Engine by any government that results in the loss of title or use of the Aircraft, the Airframe or any Engine by American (or a permitted lessee) for a period in excess of 180 consecutive days;

•

as a result of any law, rule, regulation, order or other action by the FAA or other government of the country of registry, the use of the Aircraft or Airframe in the normal business of air transportation is prohibited by virtue of a condition affecting all aircraft of the same type for a period of 18 consecutive months, unless American is diligently carrying forward all steps that are necessary or desirable to permit the normal use of the Aircraft or Airframe or, in any event, if such use is prohibited for a period of three consecutive years; and

•

with respect to an Engine only, any divestiture of title to or interest in such Engine or, in certain circumstances, the installation of such Engine on an airframe that is subject to a conditional sale or other security agreement or the requisition for use or hire of by any government, for a period in excess of 60 days, of such Engine not then installed on an Airframe.

An Event of Loss with respect to the Aircraft is deemed to have occurred if an Event of Loss occurs with respect to the Airframe that is a part of the Aircraft unless American elects to substitute a replacement airframe pursuant to the related Indenture. (Indentures, Annex A)

If the Equipment Notes issued under the Indenture relating to an Aircraft are repaid in full in the case of an Event of Loss with respect to such Aircraft, the lien on such Aircraft under such Indenture will be released, and such Aircraft will not thereafter secure any other Equipment Notes. (Indentures, Section 7.05)

POSSIBLE ISSUANCE OF ADDITIONAL CERTIFICATES AND REFINANCING AND REISSUANCE

OF CERTIFICATES

Issuance of Additional Certificates

American may, at any time and from time to time, issue one or more additional series of equipment notes (the “Additional Equipment Notes”) with respect to any or all of the Aircraft, which Additional Equipment Notes will be funded from sources other than this offering, but will be issued under the same Indenture as the Equipment Notes for such Aircraft. Any Additional Equipment Notes issued under an Indenture will be subordinated in right of payment to the Series A Equipment Notes, the Series B Equipment Notes and each other series of Additional Equipment Notes (if any) that generally ranks senior in priority of payment to such series of Additional Equipment Notes issued under such Indenture. American will fund the sale of any series of Additional Equipment Notes through the sale of pass through certificates (the “Additional Certificates”) issued by a related pass through trust (an “Additional Trust”). (Intercreditor Agreement, Section 8.01(d))

The trustee of, and the liquidity provider (if any) for, any Additional Trust will become a party to the Intercreditor Agreement, and the Intercreditor Agreement will be amended by written agreement of American and the Subordination Agent to provide for the subordination of the related class of Additional Certificates to the Administration Expenses, the Liquidity Obligations, the Class A Certificates, the Class B Certificates, and, if applicable, any other class of Additional Certificates that generally ranks senior in priority of payment, in the manner provided in the Intercreditor Agreement (as may be amended in connection with any issuance of any class of Additional Certificates), to such class of Additional Certificates. The priority of distributions under the Intercreditor Agreement may be revised, however, with respect to any class of Additional Certificates to provide for distribution of “Adjusted Interest” with respect to such class of Additional Certificates (calculated in a manner substantially similar to the calculation of Class B Adjusted Interest, but with respect to the applicable class of Additional Certificates) after Class B Adjusted Interest and, if applicable, after any “Adjusted Interest” for any class of Additional Certificates that generally ranks senior in priority of payment, in the manner provided in the Intercreditor Agreement (as may be amended in connection with any issuance of any class of Additional Certificates), but before Expected Distributions on the Class A Certificates. (Intercreditor Agreement, Section 8.01(d))

Any such issuance of Additional Equipment Notes and Additional Certificates, and any such amendment of the Intercreditor Agreement (and any amendment of an Indenture and, if such issuance occurs before the Delivery Period Termination Date, any amendment to the Note Purchase Agreement, the Deposit Agreement and the Escrow Agreement in connection with, and to give effect to, such issuance), is contingent upon each Rating Agency providing written confirmation to the effect that such actions will not result in a withdrawal, suspension, or downgrading of the rating of any class of Certificates then rated by such Rating Agency and that remains outstanding. The issuance of Additional Equipment Notes and Additional Certificates in compliance with the foregoing conditions will not require the consent of any Trustee or any holders of any class of Certificates. (Intercreditor Agreement, Section 8.01(d))

If any class of Additional Certificates are issued prior to the Delivery Period Termination Date, (a) the net proceeds thereof will be held in escrow and placed in deposit on behalf of the escrow agent for the related Additional Trust with a depositary, all on terms and conditions and under documentation substantially similar to the Deposit Agreement and Escrow Agreement applicable to the net proceeds of the Class A Certificates and the Class B Certificates and (b) the series of Additional Equipment Notes relating to such class of Additional Certificates will be issued and purchased by the Subordination Agent on behalf of the trustee of the related Additional Trust on terms and conditions set forth in the Note Purchase Agreement and Participation Agreements (as such agreements may be amended in connection with the issuance of such class of Additional Certificates).

Refinancing or Reissuance of Certificates

American may, at any time and from time to time, (a) redeem all (but not less than all) of the Series B Equipment Notes (or any series of Additional Equipment Notes) then outstanding and issue, with respect to any or all of the Aircraft, new equipment notes with the same series designation as, but with terms that may be the same as or different from those of, the redeemed Equipment Notes or (b) following the payment in full at maturity or otherwise of all (but not less than all) of the Series B Equipment Notes (or any series of Additional Equipment Notes) then outstanding, issue, with respect to any or all of the Aircraft, new equipment notes with the same series designation as, but with terms that may be the same as or different from those of, such Equipment Notes that have been paid in full (any such new equipment notes, in each case, the “Reissued Equipment Notes”). In either such case, American will fund the sale of any such series of Reissued Equipment Notes through the sale of pass through certificates (the “Reissued Certificates”) issued by a related pass through trust (each, a “Reissuance Trust”).

The trustee of any Reissuance Trust will become a party to the Intercreditor Agreement, and the Intercreditor Agreement will be amended by written agreement of American and the Subordination Agent to provide for the subordination of the Reissued Certificates (i) in the case of Reissued Certificates issued in respect of Class B Certificates, the Administration Expenses, the Liquidity Obligations and the Class A Certificates and (ii) in the case of Reissued Certificates issued in respect of any class of Additional Certificates, the Administration Expenses, the Liquidity Obligations, the Class A Certificates, the Class B Certificates and, if applicable, any other class of Additional Certificates that generally ranks senior in priority of payment, in the manner provided in the Intercreditor Agreement (as may be amended in connection with any issuance of any class of Additional Certificates), to such Reissued Certificates, in each case, in the same manner that the corresponding class of refinanced or reissued Certificates was subordinated. Any such issuance of Reissued Equipment Notes and Reissued Certificates, and any such amendment of the Intercreditor Agreement (and any amendment of an Indenture in connection with, and to give effect to, such refinancing or reissuance), is contingent upon each Rating Agency providing written confirmation to the effect that such actions will not result in a withdrawal, suspension, or downgrading of the rating of any class of Certificates then rated by such Rating Agency and that remains outstanding. The issuance of Reissued Certificates in compliance with the foregoing conditions will not require the consent of any Trustee or any holders of any class of Certificates. (Intercreditor Agreement, Section 8.01(c))

Additional Liquidity Facilities

Reissued Certificates issued in respect of Class B Certificates may have the benefit of credit support similar to the Liquidity Facility for the Class B Trust or different therefrom and claims for fees, interest, expenses, reimbursement of advances and other obligations arising from such credit support may rank equally with similar claims in respect of the Liquidity Provider for the Class A Trust, so long the Liquidity Provider thereunder shall have provided prior written consent and each Rating Agency shall have provided written confirmation to the effect that such actions will not result in a withdrawal, suspension or downgrading of the rating of any class of Certificates then rated by such Rating Agency and that remains outstanding. (Intercreditor Agreement, Section 8.01(c)(iii))

Additional Certificates and any Reissued Certificates issued in respect of Additional Certificates may have the benefit of credit support similar to the Liquidity Facilities or different therefrom (provided that claims for fees, interest, expenses, reimbursement of advances and other obligations arising from such credit support shall be subordinated to the Administration Expenses and the Liquidity Obligations relating to each of the Class A Certificates and the Class B Certificates and any class of Additional Certificates that generally ranks senior in priority of payment, in the manner provided in the Intercreditor Agreement (as may be amended in connection with any issuance of any class of Additional Certificates or Reissued Certificates to such class of Additional Certificates or Reissued Certificates, so long as each Rating Agency shall have provided written confirmation to the effect that such actions will not result in a withdrawal, suspension or downgrading of the rating of any class of Certificates then rated by such Rating Agency and that remains outstanding. (Intercreditor Agreement, Sections 8.01(c)(iii) and 8.01(d)(iv))

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

General

The following is a general discussion of material U.S. federal income tax consequences to Class B Certificateholders of the purchase, ownership and disposition of the Class B Certificates. Except as otherwise specified, the summary is addressed to beneficial owners of Class B Certificates and the associated Escrow Receipts that are citizens or residents of the United States, corporations created or organized in or under the laws of the United States or any state therein or the District of Columbia, estates the income of which is subject to U.S. federal income taxation regardless of its source, or trusts if: (a) a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (b) the trust has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person (“U.S. Persons”) that will hold the Class B Certificates as capital assets (“U.S. Certificateholders”). This summary does not address the Medicare tax imposed on certain income or the tax treatment of U.S. Certificateholders that may be subject to special tax rules, such as banks, insurance companies, dealers in securities or commodities, partnerships or other pass-through entities, holders subject to the mark-to-market rules, holders subject to special tax accounting rules as a result of any item of gross income with respect to the Class B Certificates being taken into account in an applicable financial statement, tax-exempt entities, holders that will hold Class B Certificates as part of a straddle or holders that have a “functional currency” other than the U.S. Dollar, nor does it address the tax treatment of U.S. Certificateholders that acquire Class B Certificates other than at the public offering price as part of the initial offering. The summary does not purport to be a comprehensive description of all of the tax considerations that may be relevant to a decision to purchase Class B Certificates. This summary does not describe any tax consequences arising under the laws of any state, locality or taxing jurisdiction other than the United States.

The summary is based upon the tax laws and practice of the United States as in effect on the date of this prospectus supplement, as well as judicial and administrative interpretations thereof (in final or proposed form) available on or before such date. All of the foregoing are subject to change, which change could apply retroactively. We have not sought any ruling from the U.S. Internal Revenue Service (the “IRS”) with respect to the tax consequences described below, and we cannot assure you that the IRS will not take contrary positions. The Class B Trust is not indemnified for any U.S. federal, state, local or foreign income taxes that may be imposed upon it, and the imposition of any such taxes on the Class B Trust could result in a reduction in the amounts available for distribution to the Class B Certificateholders of the Class B Trust. Prospective investors should consult their tax advisors with respect to the federal, state, local and foreign tax consequences to them of the purchase, ownership and disposition of the Class B Certificates.

Tax Status of the Class B Trust

Although there is no authority addressing the characterization of entities that are similar to the Class B Trust in all material respects, based upon an interpretation of analogous authorities and the terms of the transaction documents, all as in effect on the date hereof, the Class B Trust will be classified for U.S. federal income tax purposes either as a grantor trust under Subpart E, Part I of Subchapter J of Chapter 1 of Subtitle A of the Code or as a partnership, and will not be treated as a corporation or other entity taxable as a corporation.

Class B Trust intends to file income tax returns and report to investors on the basis that it is a grantor trust. Except as set forth under “—Taxation of Class B Certificateholders Generally—The Class B Trust Classified as Partnership” or as otherwise indicated below, the discussion below assumes that the Class B Trust will be classified as a grantor trust. If the Class B Trust is classified as a partnership for U.S. federal income tax purposes, it will not be classified as a publicly traded partnership taxable as a corporation provided that at least 90% of its gross income for each taxable year that it has existed is “qualifying income” (which is defined to include, among other things, interest income, gain from the sale or disposition of capital assets held for the production of interest income, and income derived with respect to a business of investing in securities). Income derived by the Class B Trust from the Equipment Notes and the Deposits will constitute qualifying income, and the Class B Trust therefore will meet the 90% test described above, assuming that it operates in accordance with the terms of the applicable Pass Through Trust Agreement and the other agreements to which it is a party.

Taxation of Class B Certificateholders Generally

The Class B Trust Classified as a Grantor Trust

Assuming that the Class B Trust is classified as a grantor trust, a U.S. Certificateholder will be treated as owning its pro rata undivided interest in the relevant Deposits and each of the Equipment Notes held by the Class B Trust, the Class B Trust’s contractual rights and obligations under the Note Purchase Agreement, and any other property held by the Class B Trust. Accordingly, each U.S. Certificateholder’s share of interest paid on Equipment Notes will be taxable as ordinary income, as it is paid or accrued, in accordance with such U.S. Certificateholder’s method of accounting for U.S. federal income tax purposes. The Deposits will likely be subject to the short-term obligation rules, with the result that a U.S. Certificateholder using the cash method of accounting will be required to defer interest deductions with respect to debt incurred or continued to purchase or carry an interest in a Deposit unless the U.S. Certificateholder elects to include income from the Deposit using the accrual method of accounting. Any amounts received by the Class B Trust under a Liquidity Facility in order to make interest payments will be treated for U.S. federal income tax purposes as having the same characteristics as the payments they replace.

Each U.S. Certificateholder will be entitled to deduct, consistent with its method of accounting, its pro rata share of fees and expenses paid or incurred by the corresponding Trust as provided in Section 162 or 212 of the Code. Under current law, if a U.S. Certificateholder is an individual, estate or trust, no deduction for such holder’s share of such fees or expenses incurred in years prior to 2026 will be allowed under Section 212 of the Code. Certain fees and expenses, including fees paid to the Trustee and the Liquidity Provider, will be borne by parties other than the Certificateholders. It is possible that the payments related to such fees and expenses will be treated as constructively received by the Class B Trust, in which event a U.S. Certificateholder will be required to include in income and will be entitled to deduct its pro rata share of such fees and expenses, subject to any applicable limitations discussed immediately above.

The Class B Trust Classified as a Partnership

If the Class B Trust is classified as a partnership (and not as a publicly traded partnership taxable as a corporation) for U.S. federal income tax purposes, income or loss with respect to the assets held by the Class B Trust will be calculated at the Class B Trust level, but the Class B Trust itself will not be subject to U.S. federal income tax. A U.S. Certificateholder would be required to report its share of the Class B Trust’s items of income and deduction on its tax return for its taxable year within which the Class B Trust’s taxable year (which should be a calendar year) ends as well as income from its interest in the relevant Deposits. A U.S. Certificateholder’s basis in its interest in the Class B Trust generally would be equal to its purchase price therefor including its share of any funds withdrawn from the Depositary and used to purchase Equipment Notes, plus its share of the Class B Trust’s net income, minus its share of any net losses of the Class B Trust, and minus the amount of any distributions from the Class B Trust. In the case of an original purchaser of a Class B Certificate that is a calendar year taxpayer, income or loss generally should be the same as it would be if the Class B Trust were classified as a grantor trust, except that income or loss would be reported on an accrual basis even if the U.S. Certificateholder otherwise uses the cash method of accounting.

Effect of Reallocation of Payments under the Intercreditor Agreement

In the event that the Class B Trust (a “Subordinated Trust,” and its related pass-through certificates being “Subordinated Certificates”) receives less than the full amount of the interest, principal or premium paid with respect to the Equipment Notes held by it because of the subordination of the Equipment Notes held by the Class B Trust under the Intercreditor Agreement, the corresponding owners of beneficial interests in the Subordinated Certificates (“Subordinated Certificateholders”) likely would be treated for federal income tax purposes as if they had:

•	received as distributions their full share of interest, principal or premium;

•	paid over to the relevant preferred class of certificateholders an amount equal to their share of the amount of the shortfall; and

•	retained the right to reimbursement of the amount of the shortfall to the extent of future amounts payable to them on account of the shortfall.

Under this analysis:

•

Subordinated Certificateholders incurring a shortfall would be required to include as current income any interest or other income of the Subordinated Trust that was a component of the shortfall, even though that amount was in fact paid to the relevant preferred class of certificateholders;

•

any resulting loss generally would only be allowed to Subordinated Certificateholders when their right to receive reimbursement of the shortfall becomes worthless (i.e., generally when it becomes clear that funds will not be available from any source to reimburse such loss); and

•

reimbursement of the shortfall before a claim of worthlessness would not be taxable income to the Subordinated Certificateholders because the amount reimbursed would have been previously included in income.

These results should not significantly affect the inclusion of income for Subordinated Certificateholders on the accrual method of accounting, but could require Subordinated Certificateholders on the cash method of accounting to recognize income before cash is actually received.

Sale or Other Disposition of the Class B Certificates

Upon the sale, exchange or other disposition of a Class B Certificate, a U.S. Certificateholder generally will recognize capital gain or loss equal to the difference between the amount realized on the disposition (except to the extent attributable to accrued interest, which will be taxable as ordinary income if not previously included in income, or to the associated Escrow Receipt) and the U.S. Certificateholder’s adjusted tax basis in the Equipment Notes and any other property held by the Class B Trust (not including the tax basis attributable to the associated Escrow Receipt). Any such gain or loss will be long-term capital gain or loss to the extent attributable to property held by the Class B Trust for more than one year (except to the extent attributable to any property held by the Class B Trust for one year or less).

Upon a sale, exchange or other disposition of a Class B Certificate, a U.S. Certificateholder will also recognize gain or loss equal to the difference between the amount realized allocable to the associated Escrow Receipt (which evidences such Class B Certificateholder’s interest in the associated Deposits) and the U.S. Certificateholder’s adjusted tax basis attributable to the associated Escrow Receipt. To the extent it represents an accrual on the associated Deposit, any such gain likely would be treated as ordinary interest income (and any such loss likely would, to the extent of cumulative net accruals on the associated Deposit, be treated as an ordinary loss).

Notwithstanding the foregoing, if the Class B Trust is classified as a partnership, gain or loss with respect to a disposition of an interest in the Trust will be calculated and characterized by reference to the U.S. Certificateholder’s adjusted tax basis and holding period for its interest in the Trust.

Foreign Class B Certificateholders

Subject to the discussion of backup withholding and FATCA below, payments of principal, interest or premium on the Equipment Notes or the associated Deposits to, or on behalf of, any beneficial owner of a Class B Certificate that is for U.S. federal income tax purposes a nonresident alien (other than certain former U.S. citizens or residents), foreign corporation, foreign trust, or foreign estate (a “non-U.S. Certificateholder”) will not be subject to U.S. federal income or withholding taxes, provided that:

•	such amount is not effectively connected with the conduct of a trade or business within the United States by the non-U.S. Certificateholder;

•

the non-U.S. Certificateholder does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of American or the Depositary, as the case may be, entitled to vote;

•

the non-U.S. Certificateholder is not a bank receiving interest pursuant to a loan agreement entered into in the ordinary course of its trade or business, or a controlled foreign corporation for U.S. tax purposes that is related to American or the Depositary, as the case may be; and

•	certain certification requirements (including identification of the beneficial owner of the Class B Certificate) are satisfied.

Subject to the discussion of backup withholding and FATCA below, any gain (not including any amount treated as interest) realized upon the sale, exchange, retirement or other disposition of a Class B Certificate or the related Escrow Receipt or upon receipt of premium paid on an Equipment Note to a non-U.S. Certificateholder will not be subject to U.S. federal income or withholding taxes if (i) such gain is not effectively connected with a U.S. trade or business of the holder and (ii) in the case of an individual, such holder is not present in the United States for 183 days or more in the taxable year of the sale, exchange, retirement or other disposition or receipt.

Prospective investors that are not U.S. Persons should consult their tax advisors regarding the income, estate and other tax consequences to them of the purchase, ownership and disposition of Class B Certificates and the associated Escrow Receipt under U.S. federal, state, local and any other relevant law in light of their own particular circumstances.

Information Reporting and Backup Withholding

Generally, the amount of interest paid on the Equipment Notes held in the Class B Trust or the associated Deposits to or on behalf of Class B Certificateholders and the amount of tax, if any, withheld with respect to those payments will be reported annually to the IRS and to Class B Certificateholders. Copies of the information returns reporting such interest and withholding may also be made available to the tax authorities in the country in which a non-U.S. Certificateholder resides under the provisions of an applicable income tax treaty. In general, a Class B Certificateholder will not be subject to backup withholding with respect to payments made on the Class B Certificates or the associated Escrow Receipts, provided such Class B Certificateholder complies with certain certification requirements (and, in the case of a non-U.S. Certificateholder, the recipient of such certification does not have actual knowledge or reason to know that the holder is a U.S. Person that is not an exempt recipient). In addition, a Class B Certificateholder will be subject to information reporting and, depending on the circumstances, backup withholding with respect to payments of the proceeds of the sale of Class B Certificates and associated Escrow Receipts within the United States or conducted through specified U.S.-related financial intermediaries, unless certain certification requirements are met (and, in the case of a non-U.S. Certificateholder, neither the recipient of such certification nor the relevant financial intermediary has actual knowledge or reason to know that the Class B Certificateholder is a U.S. Person that is not an exempt recipient) or the Class B Certificateholder otherwise establishes an exemption. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a Class B Certificateholder’s U.S. federal income tax liability provided the required information is furnished in a timely manner to the IRS.

Foreign Account Tax Compliance Act

The provisions of U.S. federal income tax law known as FATCA generally impose a 30% withholding tax on “withholdable payments” made to foreign entities that fail to meet specified requirements. “Withholdable payments” include, among others, U.S.-source interest and (subject to the proposed Treasury Regulations discussed below) gross proceeds from the disposition of property that could produce U.S.-source interest. Class B Certificateholders will not be indemnified directly or indirectly for the amount of any withholding taxes imposed under FATCA. If any withholding taxes reduce the amount payable to a Class B Certificateholder, such Class B Certificateholder should consult its tax advisor regarding whether refunds or credits of such tax are available.

The 30% FATCA withholding tax will apply (absent an applicable exemption) to U.S.-source interest income regardless of when such interest is paid. However, while withholding under FATCA would have applied also to payments of gross proceeds from the sale or other disposition of a Class B Certificate on or after January 1, 2019, proposed Treasury Regulations eliminate FATCA withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed Treasury Regulations until final Treasury Regulations are issued. A “foreign financial institution” as defined under FATCA (an “FFI”) that enters into and complies with an agreement with the IRS regarding certain information reporting and withholding under FATCA (or is otherwise exempt from, or compliant with, FATCA, including pursuant to an intergovernmental agreement) would be exempt from the FATCA withholding taxes. A person that receives payments through one or more FFIs may receive reduced payments on the Class B Certificates as a result of FATCA withholding taxes if (i) one or more of such FFIs do not enter into such an agreement with the IRS, do not otherwise establish an exemption and are not otherwise compliant or exempt under an intergovernmental agreement, or (ii) such person is a “recalcitrant account holder” or itself an FFI described in clause (i). A non-U.S. Certificateholder that is not an individual or an FFI and not otherwise exempt may also be required to provide certain information (generally including satisfactory documentation to establish that it is not a U.S. person and has (i) no “substantial United States owners” (as defined in the Code) or (ii) substantial United States owners for which documentation is provided that indicates the name, address and U.S. taxpayer identification number for each such United States owner) in order to be exempt from FATCA withholding taxes.

Furthermore, non-U.S. governments have entered, and additional non-U.S. governments may enter, into intergovernmental agreements with the IRS to implement FATCA in a manner that alters the rules described herein. FATCA is particularly complex and its application to a Class B Certificateholder is uncertain. Each Class B Certificateholder should consult its tax advisor regarding FATCA.

CERTAIN DELAWARE TAXES

The Trustee of each Trust is a Delaware trust company headquartered in Delaware that will act through its corporate trust office in Delaware. Morris James LLP, special Delaware counsel to the Trustees, has advised American that, in its opinion, under currently applicable law, assuming that the Trusts will not be taxable as corporations, but, rather, will be classified as grantor trusts under subpart E, Part I of Subchapter J of the Code, or as a partnership under Subchapter K of the Code, (i) the Trusts will not be subject to any tax (including, without limitation, net or gross income, tangible or intangible property, net worth, capital, franchise or doing business tax), fee or other governmental charge under the laws of the State of Delaware or any political subdivision thereof and (ii) the Certificate Owners that are not residents of or otherwise subject to tax in Delaware will not be subject to any tax (including, without limitation, net or gross income, tangible or intangible property, net worth, capital, franchise or doing business tax), fee or other governmental charge under the laws of the State of Delaware or any political subdivision thereof as a result of purchasing, holding (including receiving payments with respect to) or selling a Certificate. Neither the Trusts nor the Certificate Owners will be indemnified for any state or local taxes imposed on them, and the imposition of any such taxes on a Trust could result in a reduction in the amounts available for distribution to the Certificate Owners of such Trust. In general, should a Certificate Owner or a Trust be subject to any state or local tax that would not be imposed if such Trust were administered in a different jurisdiction in the United States or if the Trustee were located in a different jurisdiction in the United States, the Trustee will either relocate the administration of such Trust to such other jurisdiction or resign and, in the event of such a resignation, a new Trustee in such other jurisdiction will be appointed.

CERTAIN ERISA CONSIDERATIONS

General Fiduciary Issues

A fiduciary of a retirement plan or other employee benefit plan or arrangement, including for this purpose an individual retirement account, annuity or Keogh plan (collectively, “IRAs”), that is subject to Title I of ERISA, or Section 4975 of the Code or any entity whose underlying assets are deemed for any purpose of ERISA or Section 4975 of the Code to include “plan assets” by reason of such a plan or arrangement’s investment in such entity (each, an “ERISA Plan”), or such a plan or arrangement which is a foreign, church or governmental plan or arrangement exempt from Title I of ERISA and Section 4975 of the Code but subject to a foreign, federal, state, or local law which is substantially similar to the prohibited transaction provisions of Title I of ERISA or Section 4975 of the Code (each, a “Similar Law”) (in each case, including an ERISA Plan, a “Plan”), should consider whether an investment in the Certificates is appropriate for the Plan, taking into account the provisions of the Plan documents, the overall investment policy of the Plan and the composition of the Plan’s investment portfolio, as there are imposed on Plan fiduciaries certain fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan. Further, a fiduciary should consider the fact that in the future there may be no market in which such fiduciary would be able to sell or otherwise dispose of the Certificates. Any Plan fiduciary which proposes to cause a Plan to acquire Certificates should consult with its counsel regarding the applicability of the fiduciary responsibility provisions of ERISA and the Code and Similar Law to such an investment, and to confirm that such acquisition and holding will not constitute or result in a violation of any applicable fiduciary responsibility requirements of ERISA, the Code or Similar Law.

Neither the Company nor any of its affiliates is acting, or will act, as a fiduciary to any Plan with respect to the decision to acquire or hold the Certificates or any interest therein and each Plan, including IRAs, should consider such fact when deciding to acquire and hold the Certificates or any interest therein. Neither the Company nor any of its affiliates is undertaking to provide impartial investment advice or advice based on any particular investment need, or to give advice in a fiduciary capacity, with respect to the decision to purchase or hold the Certificates or any interest therein. All communications, correspondence and materials from the Company or any of its affiliates with respect to the Certificates or any interest therein are intended to be general in nature and are not directed at any specific investor, and do not constitute advice regarding the advisability of investment in the Certificates or any interest therein for any specific investor, and are not intended to be rendered in the capacity as a fiduciary to any Plan. The decision to acquire and hold the Certificates or any interest therein must be made solely by each prospective Plan investor on an arm’s length basis.

Plan Assets Issues

The Department of Labor has promulgated a regulation, 29 CFR Section 2510.3-101, as modified by Section 3(42) of ERISA (the “Plan Asset Regulation”), describing what constitutes the assets of an ERISA Plan with respect to the ERISA Plan’s investment in an entity for purposes of ERISA and Section 4975 of the Code. Under the Plan Asset Regulation, if an ERISA Plan invests (directly or indirectly) in a Certificate, the ERISA Plan’s assets will include both the Certificate and an undivided interest in each of the underlying assets of the corresponding Trust, including the Equipment Notes held by such Trust, unless it is established that equity participation in the Trust by benefit plan investors (including but not limited to ERISA Plans and entities whose underlying assets include ERISA Plan assets by reason of an ERISA Plan’s investment in the entity) is not “significant” within the meaning of the Plan Asset Regulation. In this regard, the extent to which there is equity participation in a particular Trust by, or on behalf of, benefit plan investors will not be monitored. If the assets of a Trust are deemed to constitute the assets of a Plan, transactions involving the assets of such Trust could be subject to the prohibited transaction provisions of ERISA and Section 4975 of the Code or Similar Law unless a statutory or administrative exemption or similar exemption under Similar Law is applicable to the transaction. In addition, an Escrow Receipt will be affixed to each Certificate and will evidence an interest in the Deposits held in escrow by the Escrow Agent for the benefit of the related Certificateholders pending the financing of the Aircraft. The Deposits will not constitute property of the Trusts. Pending withdrawal of such Deposits in accordance with the applicable Deposit Agreement and Escrow Agreement and with the Note Purchase Agreement, the Deposits may also be deemed plan assets subject to the fiduciary responsibility and prohibited transaction provisions of ERISA and Section 4975 of the Code and Similar Law. Any person who exercises any authority or control with respect to the management or disposition of the assets of an ERISA Plan is considered to be a fiduciary of such ERISA Plan. A Trustee could, therefore, become a fiduciary of ERISA Plans that have invested in the Certificates and be subject to the general fiduciary requirements of ERISA in exercising its authority with respect to the management of the assets of the related Trust and the Depositary could become a fiduciary of ERISA Plans that have invested in the class of Certificates and be subject to the general fiduciary requirements of ERISA pending withdrawals of such deposits in accordance with the Deposit Agreement and related Escrow Agreement and with the Note Purchase Agreement. If a Trustee or the Depositary becomes a fiduciary with respect to the ERISA Plans purchasing the Certificates, there may be an improper delegation by such ERISA Plans of the responsibility to manage ERISA Plan assets. In order to mitigate the possibility of such prohibited transactions, each investing ERISA Plan, by acquiring such Certificates (or an interest therein), will be deemed to have directed such Trustee and the Depositary to invest in the assets held in the related Trust pursuant to the terms and conditions described herein. Any Plan purchasing the Certificates should also ensure that any statutory or administrative exemption from the prohibited transaction rules (or any similar exemption under Similar Law) on which such Plan relies with respect to its purchase or holding of the Certificates also applies to such Plan’s indirect acquisition and holding of the assets of the related Trust.

Prohibited Transaction Exemptions

Section 406 of ERISA and Section 4975 of the Code prohibit certain transactions involving the assets of an ERISA Plan and certain persons (referred to as “parties in interest” or “disqualified persons”) having certain relationships to such Plans, unless a statutory or administrative exemption is applicable to the transaction. A party in interest or disqualified person who engages in a prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. Any Plan fiduciary which proposes to cause a Plan to purchase Certificates should consult with its counsel regarding the applicability of the prohibited transaction provisions of ERISA and the Code and Similar Law to such an investment, and to confirm that such purchase and holding will not constitute or result in a non-exempt prohibited transaction or any other violation of an applicable requirement of ERISA, the Code or Similar Law.

Whether or not the assets of a Trust are deemed to be ERISA Plan assets under the Plan Asset Regulation, the fiduciary of a Plan that proposes to purchase and hold any Certificates should consider, among other things, whether such purchase and holding may involve (i) the direct or indirect extension of credit to a party in interest or a disqualified person, (ii) the sale or exchange of any property between an ERISA Plan and a party in interest or a disqualified person or (iii) the transfer to, or use by or for the benefit of, a party in interest or a disqualified person, of any ERISA Plan assets. Such parties in interest or disqualified persons could include, without limitation, American, AAG, the Underwriters, the Trustees, the Liquidity Providers, the Loan Trustees, the Subordination Agent, the Escrow Agent, the Depositary, the Paying Agent and their respective affiliates. Moreover, if Certificates are purchased by an ERISA Plan and the Certificates of a subordinate class are held by a party in interest or a disqualified person with respect to such ERISA Plan, the exercise by the holder of the subordinate class of Certificates of its right to purchase the Certificates upon the occurrence and during the continuation of certain events could be considered to constitute a prohibited transaction unless a statutory or administrative exemption were applicable. In addition, if a subordinate class of Certificates are purchased by an ERISA Plan and the senior Certificates are held by a party in interest or a disqualified person with respect to such ERISA Plan, the exercise by the holder of the subordinate class of Certificates of its right to purchase the Certificates upon the occurrence and during the continuation of certain events could be considered to constitute a prohibited transaction unless a statutory or administrative exemption were applicable. Depending on the satisfaction of certain conditions which may include the identity of the ERISA Plan fiduciary making the decision to acquire or hold Certificates on behalf of an ERISA Plan, Prohibited Transaction Class Exemption (“PTCE”) 91-38 (relating to investments by bank collective investment funds), PTCE 84-14 (relating to transactions effected by a “qualified professional asset manager”), PTCE 95-60 (relating to investments by an insurance company general account), PTCE 96-23 (relating to transactions directed by an in-house asset manager) or PTCE 90-1 (relating to investments by insurance company pooled separate accounts) (collectively, the “Class Exemptions”) could provide an exemption from some or all of the prohibited transaction restrictions of ERISA and Section 4975 of the Code. However, there can be no assurance that any of these Class Exemptions or any other exemption will be available with respect to any particular transaction involving the Certificates. Further, foreign, church or governmental plans or arrangements exempt from Title I of ERISA and Section 4975 of the Code may nevertheless be subject to Similar Law.

Plan Representations

Each person who acquires or accepts a Class B Certificate or an interest therein will be deemed by such acquisition or acceptance to have (a) represented and warranted that either: (i) no assets of a Plan or any trust established with respect to a Plan have been used to purchase or hold such Class B Certificate or an interest therein or (ii) the purchase and holding of such Class B Certificate or an interest therein by such person are exempt from the prohibited transaction restrictions of ERISA and the Code or provisions of Similar Law pursuant to one or more statutory or administrative exemptions or similar exemptions under Similar Law, and (b) directed the Trustees to invest in the assets held in the Trusts pursuant to the terms and conditions described herein.

Further, each person who is an ERISA Plan and acquires or accepts a Class B Certificate or an interest therein will be deemed by such acquisition or acceptance to have represented and warranted that none of American or any of its agents or affiliates has acted as the ERISA Plan’s fiduciary (within the meaning of ERISA or the Code), or has undertaken to provide impartial investment advice or given advice in a fiduciary capacity, with respect to the decision to acquire the Certificates or any interest therein, and none of American or any of its agents or affiliates has at any time been relied upon as the ERISA Plan’s fiduciary with respect to any decision to acquire the Certificates or any interest therein.

Special Considerations Applicable to Insurance Company General Accounts

Any insurance company proposing to purchase Certificates should consider the implications of the United States Supreme Court’s decision in John Hancock Mutual Life Insurance Co. v. Harris Trust and Savings Bank, 510 U.S. 86, 114 S. Ct. 517 (1993), which in certain circumstances treats such general account assets as assets of an ERISA Plan that owns a policy or other contract with such insurance company, as well as the effect of Section 401(c) of ERISA as interpreted by regulations issued by the United States Department of Labor in January, 2000 (the “General Account Regulations”). The General Account Regulations should not, however, adversely affect the applicability of PTCE 95-60 to purchases of the Certificates by insurance company general accounts.

EACH PLAN FIDUCIARY SHOULD CONSULT WITH ITS LEGAL ADVISOR CONCERNING THE POTENTIAL CONSEQUENCES TO THE PLAN UNDER ERISA, THE CODE OR SIMILAR LAW OF AN INVESTMENT IN ANY OF THE CERTIFICATES.

UNDERWRITING

Under the terms and subject to the conditions contained in an underwriting agreement, dated the date of this prospectus supplement, among American, the representatives of the Underwriters and the Depositary (the “Underwriting Agreement”), each Underwriter named below has severally agreed with American to purchase from the Class B Trustee the following aggregate face amounts of the Class B Certificates:

Underwriter	Face Amount of Class B Certificates
Deutsche Bank Securities Inc.	$
Citigroup Global Markets Inc.
Goldman Sachs & Co. LLC
BofA Securities, Inc.
Barclays Capital Inc.
Credit Suisse Securities (USA) LLC
ICBC Standard Bank Plc
J.P. Morgan Securities LLC
Morgan Stanley & Co. LLC
SMBC Nikko Securities America, Inc.
BNP Paribas Securities Corp.
Credit Agricole Securities (USA) Inc.
HSBC Securities (USA) Inc.
MUFG Securities Americas Inc.
Standard Chartered Bank
U.S. Bancorp Investments, Inc.
BOK Financial Securities, Inc.

Total		$202,065,000

The Underwriting Agreement provides that the obligations of the Underwriters are subject to certain conditions precedent (including that the Class B Certificates have received certain credit ratings) and that the Underwriters will be obligated to purchase all of the Class B Certificates, if any are purchased. The Underwriting Agreement provides that, if an Underwriter defaults on its purchase commitments, the purchase commitments of non-defaulting Underwriters may be increased or the offering of the Certificates may be terminated. The Class B Certificates are offered subject to receipt and acceptance by the Underwriters and subject to the Underwriters’ right to reject any order in whole or in part. It will be a condition to the issuance of Class B Certificates that the Class A Certificates are issued concurrently with the issuance of the Class B Certificates.

The aggregate proceeds from the sale of the Class B Certificates will be $202,065,000. American will pay the Underwriters a commission of $            . American estimates that its out-of-pocket expenses for the offering will be approximately $1,000,000 (exclusive of the ongoing costs of the Liquidity Facilities and certain other ongoing costs).

The Underwriters propose to offer the Class B Certificates to the public initially at the public offering prices on the cover page of this prospectus supplement and to selling group members at those prices less the concession set forth below. The Underwriters and selling group members may allow a discount to other broker/dealers set forth below. After the initial public offering, the public offering prices and concessions and discounts may be changed by the Underwriters.

Pass Through Certificates	Concession to Selling Group Members		Discount to Brokers/ Dealers
Class B		%		%

The Class B Certificates are a new issue of securities with no established trading market. Neither American nor any Trust intends to apply for listing of the Class B Certificates on any securities exchange. American expects the same will be true for the issuance of Class A Certificates.

American has been advised by one or more of the Underwriters that they presently intend to make a market in the Class B Certificates, as permitted by applicable laws and regulations. No Underwriter is obligated, however, to make a market in the Class B Certificates, and any such market-making may be discontinued at any time without notice, at the sole discretion of such Underwriter. Accordingly, no assurance can be given as to the liquidity of, or trading markets for, the Class B Certificates. See “Risk Factors—Risks Relating to the Class B Certificates and the Offering—Because there is no current market for the Certificates, you may have a limited ability to resell Certificates.”

American has agreed to reimburse the several Underwriters for certain expenses and has agreed to indemnify the several Underwriters against certain liabilities, including liabilities under the Securities Act, or contribute to payments which the several Underwriters may be required to make in respect thereof.

The Underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. From time to time in the ordinary course of their respective businesses, the Underwriters and certain of their affiliates have engaged, and in the future may engage, in investment and commercial banking or other transactions with American and its affiliates, including the provision of certain advisory services and the making of loans to American and its affiliates and serving as counterparties to certain hedging arrangements, including fuel and interest rate hedging arrangements. Certain of the Underwriters and their affiliates are lenders to American under credit facilities and routinely hedge their credit exposure to us consistent with their customary risk management policies. Typically, such Underwriters and their affiliates would hedge such lending exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the Certificates offered hereby. Any such short positions could adversely affect future trading prices of the Certificates offered hereby. The Underwriters and their affiliates have received, and in the future may receive, customary fees and commissions for these transactions.

In the ordinary course of their various business activities, the Underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of American or its affiliates. The Underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

American expects that delivery of the Class B Certificates will be made against payment therefor on or about the closing date specified on the cover page of this prospectus supplement, which will be the                business day following the date hereof (this settlement cycle being referred to as T+                ). Under Rule 15c6-1 of the SEC under the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to the trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Class B Certificates on a day prior to the second business day before the date of initial delivery of such Certificates will be required, by virtue of the fact that the Class B Certificates initially will settle on a delayed basis, to specify an alternate settlement cycle at the time of any trade to prevent a failed settlement and should consult their own advisor.

In order to facilitate the offering of the Class B Certificates, the Underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the Class B Certificates. Specifically, the Underwriters may overallot the amount of Class B Certificates offered to investors in connection with the offering, creating a short position in the Class B Certificates for the Underwriters as a result of the sale of Class B Certificates in excess of the offering size. In addition, to cover overallotments or to stabilize the price of the Class B Certificates, the Underwriters may bid for, and purchase, the Class B Certificates in the open market. Finally, the Underwriters may reclaim selling concessions allowed to a dealer for distributing the Class B Certificates in the offering, if they repurchase previously distributed Class B Certificates in transactions to cover short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price for the Class B Certificates above market levels independent of such activities. The Underwriters are not required to engage in these activities and may end any of these activities at any time. These transactions may be effected in the over-the-counter market or otherwise.

Such over-allotment, stabilizing transactions, syndicate covering transactions, and penalty bids may cause the price of the Class B Certificates to be higher than it would otherwise be in the absence of such transactions. None of American nor any Underwriter makes any representation or prediction as to the direction or magnitude of any effect that such transactions may have on the price of the Class B Certificates. These transactions, if commenced, may be discontinued at any time. These transactions may be effected in the over-the-counter market or otherwise.

Selling Restrictions

This prospectus supplement does not constitute an offer of, or an invitation by or on behalf of, us or the Underwriters to subscribe for or purchase any of the Certificates in any jurisdiction to any person to whom it is unlawful to make such an offer or solicitation in that jurisdiction. The distribution of this prospectus supplement and the offering of the Certificates in certain jurisdictions may be restricted by law. We and the Underwriters require persons into whose possession this prospectus supplement comes to observe the following restrictions.

ICBC Standard Bank Plc is restricted in its U.S. securities dealings under the United States Bank Holding Company Act and may not underwrite, subscribe, agree to purchase or procure purchasers to purchase Certificates that are offered or sold in the United States. Accordingly, ICBC Standard Bank Plc shall not be obligated to, and shall not, underwrite, subscribe, agree to purchase or procure purchasers to purchase Certificates that may be offered or sold by other underwriters in the United States. ICBC Standard Bank Plc shall offer and sell the Securities constituting part of its allotment solely outside the United States.

Standard Chartered Bank will not effect any offers or sales of any notes in the United States unless it is through one or more U.S. registered broker-dealers as permitted by the regulations of FINRA.

Canada (Ontario, Quebec, Alberta or British Columbia only)

Notice to Canadian Residents

Resale Restrictions

The distribution of the Certificates in Canada is being made only in the provinces of Ontario, Quebec, Alberta and British Columbia on a private placement basis exempt from the requirement that we prepare and file a prospectus with the securities regulatory authorities in each province where trades of these securities are made. Any resale of the Certificates in Canada must be made under applicable securities laws which may vary depending on the relevant jurisdiction, and which may require resales to be made under available statutory exemptions or under a discretionary exemption granted by the applicable Canadian securities regulatory authority. Purchasers are advised to seek legal advice prior to any resale of the securities.

Representations of Canadian Purchasers

By purchasing the Certificates in Canada and accepting delivery of a purchase confirmation, a purchaser is representing to us and the dealer from whom the purchase confirmation is received that:

•

the purchaser is entitled under applicable provincial securities laws to purchase the Certificates without the benefit of a prospectus qualified under those securities laws as it is an “accredited investor” as defined under National Instrument 45-106—Prospectus Exemptions,

•	the purchaser is a “permitted client” as defined in National Instrument 31-103—Registration Requirements, Exemptions and Ongoing Registrant Obligations,

•	where required by law, the purchaser is purchasing as principal and not as agent, and

•	the purchaser has reviewed the text above under resale restrictions.

Conflicts of Interest

Canadian purchasers are hereby notified that the Underwriters are relying on the exemption set out in section 3A.3 or 3A.4, if applicable, of National Instrument 33-105 —Underwriting Conflicts from having to provide certain conflict of interest disclosure in this document.

Statutory Rights of Action

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if the prospectus supplement (including any amendment thereto) such as this document contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser of these securities in Canada should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Enforcement of Legal Rights

All of our directors and officers as well as the experts named herein may be located outside of Canada and, as a result, it may not be possible for Canadian purchasers to effect service of process within Canada upon us or those persons. All or a substantial portion of our assets and the assets of those persons may be located outside of Canada and, as a result, it may not be possible to satisfy a judgment against us or those persons in Canada or to enforce a judgment obtained in Canadian courts against us or those persons outside of Canada.

Taxation and Eligibility for Investment

Canadian purchasers of the Certificates should consult their legal and tax advisors with respect to the tax consequences of an investment in the Certificates in their particular circumstances and about the eligibility of the Certificates for investment by the purchaser under relevant Canadian legislation.

European Economic Area

The Class B Certificates are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive 2016/97/EU (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Directive 2017/1129 (as amended, the “Prospectus Regulation”). Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the Class B Certificates or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Class B Certificates or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPS Regulation.

This prospectus supplement has been prepared on the basis that any offer of Class B Certificates in any member state of the European Economic Area will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of Class B Certificates. This prospectus supplement is not a prospectus for the purposes of the Prospectus Regulation.

United Kingdom

This prospectus supplement is only being distributed to, and is only directed at, persons in the United Kingdom that are qualified investors within the meaning of the Prospectus Regulation as is forms part of domestic law of the United Kingdom by virtue of the European Eunion (Withdrawal) Act 2018 that are also (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”), (ii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order, or (iii) are other persons to whom it may otherwise lawfully be communicated (each such person being referred to as a “relevant person”). This prospectus supplement and its contents should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom. Any person in the United Kingdom who is not a relevant person should not act or rely on this document or any of its contents.

Switzerland

The Class B Certificates may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (the “SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the Certificates or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this prospectus supplement nor any other offering or marketing material relating to the offering, American, or the Class B Certificates have been or will be filed with or approved by any Swiss regulatory authority. In particular, this prospectus supplement will not be filed with, and the offer of Class B Certificates will not be supervised by, the Swiss Financial Market Supervisory Authority, and the offer of Class B Certificates has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (the “CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of Class B Certificates.

Hong Kong

The Certificates may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the Certificates may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to Certificates which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder.

Singapore

Neither this prospectus supplement nor the accompanying prospectus has been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, none of this prospectus supplement, the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Certificates may be circulated or distributed, or may the Certificates be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the Certificates are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, Certificates, debentures and units of Certificates and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the Certificates under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

Section 309B Notification in respect of the Class B Certificates—The Class B Certificates are (i) capital markets products other than prescribed capital markets products (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and (ii) Specified Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Japan

The securities have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the “Financial Instruments and Exchange Law”). The Certificates have not been offered or sold and will not be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

VALIDITY OF THE CERTIFICATES

The validity of the Class B Certificates are being passed upon for American by Latham & Watkins LLP, New York, New York, and for the Underwriters by Milbank LLP, New York, New York. The respective counsel for American and the Underwriters will rely upon Morris James LLP, Wilmington, Delaware, counsel to Wilmington Trust Company, as to certain matters relating to the authorization, execution, and delivery of the Basic Agreement, each Trust Supplement and the Certificates and the valid and binding effect thereof, and on the opinion of Latham & Watkins LLP, New York, New York, as to certain matters relating to the authorization, execution, and delivery of the Basic Agreement and each Trust Supplement by American.

EXPERTS

The consolidated financial statements of American as of December 31, 2020 and 2019, and for each of the years in the three-year period ended December 31, 2020 and management’s assessment of the effectiveness of American’s internal control over financial reporting as of December 31, 2020, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

APPRAISALS

The references to AISI, BK and mba, and to their respective appraisal reports, are included herein in reliance upon the authority of each such firm as an expert with respect to the matters contained in its appraisal report.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and periodic reports, proxy statements and other information with the SEC. The SEC also maintains a web site that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC at www.sec.gov. We maintain a web site that contains information about us at www.aa.com/investorrelations. The information found on, or otherwise accessible through, our website is not incorporated into, and does not form a part of, this prospectus supplement, the accompanying prospectus or any other report or document we file with or furnish to the SEC.

We have filed with the SEC a registration statement on Form S-3, of which this prospectus supplement and the accompanying prospectus are a part, including exhibits, schedules and amendments filed with, or incorporated by reference in, such registration statement, under the Securities Act. This prospectus supplement and the accompanying prospectus do not contain all of the information set forth in the registration statement and exhibits and schedules to the registration statement. For further information with respect to our company and the offering, reference is made to the registration statement, including the exhibits to the registration statement. Statements contained in this prospectus supplement and the accompanying prospectus as to the contents of any contract or other document referred to, or incorporated by reference, in this prospectus supplement and the accompanying prospectus are not necessarily complete and, where that contract or document is an exhibit to the registration statement, each statement is qualified in all respects by the exhibit to which the reference relates. The registration statement is available to you on the SEC’s web site, www.sec.gov.

The SEC’s rules allow us to “incorporate by reference” information into this prospectus supplement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus supplement, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement modifies or replaces that statement.

We incorporate by reference our documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this prospectus supplement and the termination of the offering of the securities described in this prospectus supplement. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed below or filed in the future, that are not deemed “filed” with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K.

This prospectus supplement incorporates by reference the documents set forth below that have previously been filed with the SEC:

•	American’s Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on February 17, 2021;

•

American’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2021, June  30, 2021 and September 30, 2021 filed with the SEC on April 22, 2021, July 22, 2021 and October 21, 2021, respectively; and

•

American’s Current Reports on Form 8-K filed with the SEC on January 19, 2021, January  28, 2021 (with respect to Item 8.01 only), January  29, 2021, February  3, 2021 (with respect to Item 2.05 only), March  8, 2021 (with respect to Item 8.01 only), March  10, 2021, March  17, 2021, March  24, 2021, March  26, 2021, April  26, 2021, June  25, 2021, September  22, 2021 and October 26, 2021.

You may request a free copy of any of the documents incorporated by reference in this prospectus supplement (other than exhibits, unless they are specifically incorporated by reference in the documents) by writing or telephoning us at the following address:

Corporate Secretary

American Airlines, Inc.

1 Skyview Drive

Fort Worth, Texas 76155

(682) 278-9000

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus supplement.

APPENDIX I—INDEX OF DEFINED TERMS

The following is an index showing the page in this prospectus supplement where certain defined terms appear.

AAG	S-iv
60-Day Period	S-75
Actual Disposition Event	S-109
Additional Certificates	S-136
Additional Equipment Notes	S-136
Additional Holder Buyout Right	S-74
Additional Trust	S-136
Administration Expenses	S-106
Aircraft	S-3
Airframe	S-113
AISI	S-4
American	S-iv
American Bankruptcy Event	S-105
Applicable Fraction	S-107
Appraisal	S-106
Appraised Current Market Value	S-106
Appraisers	S-4
Assumed Aircraft Value	S-125
Assumed Amortization Schedule	S-70
ATC System	S-32
Average Life Date	S-122
Bankruptcy Code	S-19
Base Rate	S-99
Basic Agreement	S-64
BK	S-4
Business Day	S-68
Cape Town Treaty	S-131
Cash Collateral Account	S-97
CBAs	S-33
Cede	S-71
Certificate Account	S-68
Certificate Buyout Event	S-75
Certificate Owner	S-85
Certificateholders	S-68
Certificates	S-iv
Class A Certificateholders	S-68
Class A Certificates	S-68
Class A Trustee	S-68
Class A Trust	S-68
Class B Adjusted Interest	S-108
Class B Buyout Right	S-74
Class B Certificates	S-64
Class B Certificateholders	S-64
Class B Trustee	S-64
Class B Trust	S-64
Class Exemptions	S-147

CMA	S-39
Code	S-21
Collateral	S-67
Company	S-iv
company free writing prospectus	S-iii
Controlling Party	S-102
CORSIA	S-47
covered fund	S-v
DCA	S-52
Deemed Disposition Event	S-109
default	S-73
Definitive Certificates	S-86
Delivery Period Event of Loss	S-89
Delivery Period Termination Date	S-116
Deposit	S-88
Deposit Agreement	S-88
Depositary	S-91
Depositary Threshold Rating	S-90
Deposits	S-88
Depreciation Assumption	S-125
Dodd Frank Act	S-60
DOT	S-39
Downgrade Drawing	S-97
Downgrade Event	S-97
Drawing	S-99
DTC	S-71
DTC Participants	S-84
DTC Rules	S-85
EC	S-39
EEA	S-151
Eligible B Pool Balance	S-109
Engine	S-113
Envoy	S-3
EPA	S-47
Equipment	S-127
Equipment Note Special Payment	S-106
Equipment Notes	S-118
ERISA	S-21
ERISA Plan	S-145
Escrow Agent	S-92
Escrow Agreement	S-92
Escrow Receipts	S-92
ETOPS	S-4
EU-UK Trade and Cooperation Agreement	S-44

event of default	S-73
Event of Loss	S-134
Excess Liquidity Obligations	S-104
Exchange Act	S-v
Expected Distributions	S-108
Federal Aviation Administration (“FAA”)	S-131
FATCA	S-60
FFI	S-143
Final Distributions	S-103
Final Drawing	S-98
Final Legal Distribution Date	S-66
Final Maturity Date	S-120
Final Termination Notice	S-101
Financial Instruments and Exchange Law	S-153
Fitch	S-90
GDSs	S-51
General Account Regulations	S-147
GHG	S-47
Global Certificate	S-84
Guarantor	S-77
ICAO	S-47
Indenture	S-118
Indenture Events of Default	S-125
Indenture Form	S-82
Indirect Participants	S-84
Insurance Distribution Directive	S-151
Intercreditor Agreement	S-102
Interest Drawings	S-95
Interim Restructuring Arrangement	S-105
Investment Company Act	S-60
IRAs	S-145
IRS	S-139
Issuance Date	S-69
Junior Additional Certificateholder	S-75
Junior Additional Certificates	S-75
LAX	S-40
LGA	S-52
LGW	S-39
LHR	S-39
Libor	S-99
LIBOR	S-99
Liquidity Event of Default	S-100
Liquidity Expenses	S-108
Liquidity Facility	S-95
Liquidity Obligations	S-108
Liquidity Provider	S-95
Liquidity Threshold Rating	S-97
Loan Amount	S-133
Loan Trustee	S-118
Long-Term Rating	S-90
LTVs	S-5

Make Whole-Determination Date	S-122
Make-Whole Amount	S-121
Make-Whole Calculation Date	S-122
Maximum Commitment	S-96
mba	S-4
MCMV	S-116
MiFID II	S-151
Minimum Sale Price	S-103
Moody’s	S-90
Mortgage Convention	S-131
Most Recent H.15 Page	S-122
NEA	S-40
New Delivery Aircraft	S-3
NMB	S-33
NOL Carryforwards	S-36
NOLs	S-36
Non-Extension Drawing	S-98
Non-Extension Notice	S-98
non-U.S. Certificateholder	S-142
Note Purchase Agreement	S-81
Note Target Price	S-104
Noteholder	S-119
offering materials	cover
Operative Documents	S-128
ORD	S-52
Order	S-152
OTAs	S-51
Outside Termination Date	S-89
Owned Embraer Aircraft	S-3
Parent Guarantee	S-76
Participation Agreement	S-118
Participation Agreement Form	S-82
Pass Through Trust Agreements	S-64
Paying Agent	S-92
Paying Agent Account	S-68
PEB	S-33
Performing Equipment Note	S-96
Permitted Investments	S-73
Plan	S-145
Plan Asset Regulation	S-145
Pool Balance	S-69
Pool Factor	S-69
Post Default Appraisals	S-106
PRIIPS Regulation	S-151
Prospectus Regulation	S-151
PSP 1	S-27
PSP 2	S-27
PSP 3	S-27
PSP Extension Law	S-27
PTC Event of Default	S-75
PTCE	S-147

Rate Determination Notice	S-100
Rating Agencies	S-90
Rating Agency Confirmation	S-90
Receiptholder	S-92
Regular Distribution Dates	S-65
Reissuance Trust	S-137
Reissued Certificates	S-137
Reissued Equipment Notes	S-137
Related Equipment Notes	S-120
Remaining Weighted Average Life	S-122
Replacement Depositary	S-90
Replacement Facility	S-97
Required Amount	S-96
Required Terms	S-82
Restructuring Arrangement	S-105
RLA	S-33
S&P	S-90
Scheduled Payments	S-66
SEC	S-v
Section 1110	S-19
Section 1110 Period	S-96
Securities Act	S-v
Senior Additional Certificateholder	S-75
Senior Additional Certificates	S-75
Series A Equipment Notes	S-118
Series B Equipment Notes	S-118
SFA	S-153
Short-Term Rating	S-90
Similar Law	S-145
SIX	S-152

Special Distribution Date	S-67
Special Payment	S-67
Special Payments Account	S-68
Special Termination Drawing	S-98
Special Termination Notice	S-101
Stated Interest Rate	S-66
Subordinated Certificateholders	S-141
Subordinated Certificates	S-141
Subordinated Trust	S-141
Subordination Agent	S-102
Substitute Aircraft	S-116
Termination Notice	S-101
Transportation Code	S-75
Treasury Yield	S-121
Triggering Event	S-67
Trusts	S-64
Trust Indenture Act	S-77
Trust Property	S-64
Trust Supplement	S-64
Trustees	S-64
U.S. Certificateholders	S-139
U.S. Persons	S-139
UK Securitization Laws	S-61
UK Securitization Regulation	S-61
Underwriters	S-iii
Underwriting Agreement	S-148
Volcker Rule	S-v
Weekly Average Yield to Maturity	S-121
Withdrawal Agreement	S-44

APPENDIX II—APPRAISAL LETTERS

American Airlines

1 Skyview Drive

Fort Worth, Texas 76155

Sight Unseen Half Life, Full Life and

Maintenance Adjusted Base Value Opinion

26 Aircraft American Airlines Portfolio

AISI File No.: A1S099BVO-06

Report Date: 30 September 2021

Values as of: 01 October 2021

Main Office: 1440 Dutch Valley Place, Suite 180, Atlanta, Georgia 30324

TEL: 404 870-AISI (2474) E-MAIL: mail@AISI.aero www.aisi.aero

30 September 2021

American Airlines

1 Skyview Drive

Fort Worth, Texas 76155

Subject:	AISI File number A1S099BVO-06: Sight Unseen Half Life, Full Life, and Maintenance Adjusted Base Value Opinion for the 26 Aircraft American Airlines Portfolio.

Ref:	(a) Email messages AA to AISI; 16 – 30 September 2021

Ladies and Gentlemen:

As requested, Aircraft Information Services, Inc. (AISI) is pleased to offer American Airlines our opinion of the 30 September 2021 sight unseen half life, full life and maintenance condition adjusted base values, as of 01 October 2021, of the 26 Aircraft American Airlines Portfolio (the Aircraft), as identified and defined in Table I and referenced in (a) above.

1.	Methodology and Definitions

The standard terms of reference for commercial aircraft values are base value and current market values of an average aircraft. Base value is a theoretical value that assumes a hypothetical balanced market while current market value is the value in the actual market; both assume an average aircraft condition. All other values are derived from these values. AISI value definitions are consistent with the current, 08 March 2018 definitions of the International Society of Transport Aircraft Trading (ISTAT). AISI is a member of ISTAT and employs one ISTAT Certified Senior Appraiser and two ISTAT Certified Appraisers.

Base Value is the underlying economic value of an aircraft in an open, unrestricted, stable market environment with a reasonable balance of supply and demand, and assumes full consideration of its highest and best use. An aircraft’s Base Value is founded in the historical trend of values and in the projection of value trends and presumes an arm’s-length, cash transaction between willing, able and knowledgeable parties, acting prudently, with an absence of duress and with a reasonable period of time available for marketing. In most cases, the Base Value of an aircraft assumes its physical condition is average for an aircraft of its type and age, and its maintenance time status is at mid-life, mid-time (or benefiting from an above-average maintenance status if it is new or nearly new).

Current Market Value is the most likely trading price that may be obtained for an aircraft under the market circumstances that are perceived to exist at the time of the valuation. Current Market Value assumes that the aircraft is valued for its highest, best use, that the parties to the hypothetical sale transaction are willing, able, prudent and knowledgeable, and under no unusual pressure for a prompt sale, and that the transaction would be negotiated in an open and unrestricted market on an arm’s-length basis, for cash or equivalent consideration, and given an adequate amount of time for effective exposure to prospective buyers.

An average aircraft is an operable airworthy aircraft (a) in average physical condition and with average accumulated flight hours and cycles, (b) with clear title and standard unrestricted certificate of airworthiness, (c) registered with an authority that does not represent a penalty to aircraft value or liquidity, and (d) with no

Main Office: 1440 Dutch Valley Place, Suite 180, Atlanta, Georgia 30324

TEL: 404 870-AISI (2474) E-MAIL: mail@AISI.aero www.aisi.aero

30 September 2021 AISI File No. A1S099BVO-06

damage history and with inventory configuration and level of modification which is normal for its intended use and age. A stored aircraft is not an average aircraft. AISI assumes average condition unless otherwise specified in this report.

AISI also assumes that airframe, engine and component parts are from the original equipment manufacturer (OEM) and that maintenance, maintenance program and essential records are sufficient to permit normal commercial operation under a strict airworthiness authority.

Half-life condition assumes that every component or maintenance service which has a prescribed interval that determines its service life, overhaul interval or interval between maintenance services, is at a condition which is one-half of the total interval.

Full Life condition assumes that every component or maintenance service which has a prescribed interval that determines its service life, overhaul interval or interval between maintenance services, is at a condition which is 100 % of the total interval.

Maintenance Adjusted reflects an adjustment from half-life condition for the actual condition, utilization, life remaining or time remaining of an airframe, engine or component.

New aircraft value defines an aircraft with no utilization that is equipped with engines, buyer furnished equipment, seller furnished equipment and other equipment typical or required for the mission for which the aircraft is designed.

Distressed Value is the price at which an aircraft (or other assets such as an engine or spare parts) could be sold in a cash transaction under abnormal conditions – typically an artificially limited marketing time period, the perception of the seller being under duress to sell, an auction, a liquidation, commercial restrictions, legal complications, or other such factors that materially reduce the bargaining leverage of the seller and give prospective buyers a significant advantage that can translate into heavily discounted actual trading prices. Depending on the nature of the assignment, the appraiser may be asked to qualify his opinion in terms of disposition within a specified time period, for example 60 days, 90 days or six months. Apart from the fact that the seller is uncommonly motivated, the parties to the transaction are otherwise assumed to be willing, able, prudent and knowledgeable, and negotiating at arm’s-length, normally under the market conditions that are perceived to exist at the time, not an idealized balanced market.

Residual Value is the value of an aircraft, engine or other item at a future date, often used in connection with the conclusion of a lease term.

Securitized Value or Lease-Encumbered Value is the value of an aircraft or an engine, under lease, given a specified lease payment stream (rents and term), and estimated future residual value at lease termination, and an appropriate discount rate.

Salvage Value is the actual or estimated selling price of an aircraft, engine or major assembly based on the value of marketable parts and components that could be salvaged for re-use on other aircraft or engines. None of the AISI value definitions take into account remarketing costs, brokerage costs, storage costs, recertification costs or removal costs.

Scrap Value is the actual or estimated market value of an aircraft, engine or major assembly based solely on its metal or other recyclable material content with no saleable reusable parts or components remaining. The scrap value is usually expressed as net of removal and disposal costs.

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Single-Unit Sale: While not addressed within the various value definitions above, it should be clear that the value opinions either do or do not assume a single-unit transaction wherein the aircraft would be sold by itself, not as part of a wholesale lot or a large portfolio of aircraft that would be sold en masse in a transaction where some volume discount might apply.

No physical inspection of the Aircraft or their essential records was made by AISI for the purposes of this report, nor has any attempt been made to verify information provided to us, which is assumed to be correct and applicable to the Aircraft.

It should be noted that the values given are not directly additive, that is, the total of the given values is not the value of the fleet but rather the sum of the values of the individual aircraft if sold individually over time so as not to exceed demand.

2.	Market Analysis

•	Covid-19 Market Impact, September 2021

After seeing positive signs of recovery in the Summer of 2021, the delta variant of the Covid-19 virus is now wreaking havoc in all areas of the world. The continued and unprecedented impact of the pandemic has caused operators to find innovative ways to stave off the bankruptcies that were predicted in early 2020. Summer passenger traffic increases, while encouraging, are at risk due to the surging variant and the low vaccination rates in almost all major markets.

While a significant number of airlines have succumbed to the financial strain, most major airlines have managed to maintain a functional domestic market even with some at severely reduced levels.

Transportation Security Agency (TSA) throughput figures shown below shows US passenger levels have meaningfully increased over 2019 levels. All US Airlines have increased capacity as the predicted, pent-up demand from passengers who have been unable to travel over the past year did materialize. But it remains to be seen how much both the pace and the total amount of business travel returns to the market.

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30 September 2021 AISI File No. A1S099BVO-06

Source: US Transportation Security Administration

Unfortunately, increased domestic travel has been hampered by the 2021 virus resurgence, especially in the United States, as illustrated in the New York Times chart below.

Change in Cases per Capita in Different Parts of the World

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30 September 2021 AISI File No. A1S099BVO-06

The US, with its vaccination rate at just 52%, has proven to be highly susceptible to the delta variant resurgence. Hopefully, the US will quickly ramp up its vaccination rate percentage and find the quickest path out of the pandemic.

In the meantime, any hopes for a “V”-shaped recovery have been abandoned and IATA predicts 2019 levels of travel will not be seen again until 2024. The IATA prediction could end up being too pessimistic as vaccine efficacy and fluctuating government policies do lead to a wide range of future travel level uncertainty.

Source: IATA/Tourism Economics ‘Air Passenger Forecasts’ October 2020

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30 September 2021 AISI File No. A1S099BVO-06

With traffic levels as they currently stand, the airline industry has moved from a pre-pandemic model of aircraft OEMs and financiers generally controlling the market to a new paradigm where customer demand is the main driver of industry success or failure.

Source: Skift Research

The key takeaway from the above Skift Research chart is that domestic and international booking trends have completely flattened out since the Spring of 2021. This indictor of low travel intentions continued through the summer.

•	Covid-19 Impact on AISI Aircraft Values

Some signs of non-distressed aircraft trading are emerging and insights on the value certain aircraft have retained can be drawn from the status of in-storage fleets. Utilizing the increasing amount of data points and fleet grounding/activation trends, AISI has released updated aircraft values. Our July 2021 aircraft base and current market reference values do reflect the impact of the Covid-19 pandemic.

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30 September 2021 AISI File No. A1S099BVO-06

Most aircraft base value declines have continued to be 6-8% annually for narrowbodies and 8-12% annually for most widebody aircraft. It is important to note that wide body aircraft current market values have shown unprecedented declines due to near zero demand for any additional passenger lift in fleets that are already averaging less than 60% of available capacity usage as shown in the following chart:

Year-on-Year Change to Airline Capacity Due to Coronavirus into 2021

However, it is the spread between base and current market values that indicates AISI’s analysis of the magnitude of the Covid-19 pandemic impact on any particular aircraft’s values.

The freight market for both wide and narrowbody aircraft remains surprisingly strong as shown in the following chart. Concurrently, freighter values have remained steady. Levels of purpose-built widebody freighters in storage are nearing record lows as almost all of the 747-400F/ERF stored fleet (8% of the operating fleet) is back in operation. All available narrowbody 737 and A321 freighter conversion slots are also fully booked. But the impact of this good news on the airline industry is relatively small as the air cargo market is only 8% of the size of the total passenger aircraft market.

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Source: Boeing

Looking ahead, aircraft current market values should roughly follow overall passenger traffic rebounds. There will be supply pressure from both Airbus and Boeing as they attempt to deliver aircraft into already soft markets. Supply-side pressure will most likely doom value recoveries for aircraft such as the B717, A319, and even early-build A320 and B737 NG aircraft that are not candidates for cargo conversion.

Widebody value recoveries on newer model aircraft will lag narrowbody rebounds as international traffic will probably be the last market sector to get back on track. A330-200 and -300 values will be pressured by B787, A330-900 and A350 production. B777-300ER values will be pressured by both B777-9X and B787 production. We see the B787-9 and the A350-900 being the best widebody value recovery performers and the B777-200 and the A380 performing the worst.

Unfortunately some aircraft types will be permanently retired; B777-200, B767/757 (passenger) along with A340s and a large number of fairly young A380s. Even with fairly low oil prices, all of these widebody aircraft face severe value and performance headwinds.

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•	Covid-19 Impact on AISI Engine Values

AISI tracks the commercial aircraft engine market through contacts with our large roster of customers, including engine owners and lessors. Overall, the market is strong and does benefit from the strong competition between the major manufacturers shown in the following chart:

Engine OEM Market Share

Overall, airline traffic and engine utilization are down as described above. However, we have not seen a similar decline in engine current market values that we have reported in the commercial aircraft market.

It appears that aircraft engines have been able to retain value during the pandemic better than commercial aircraft for several reasons:

1.	The lower acquisition costs of engines versus aircraft puts less economic pressure on owners and lessors

a.	An idled narrowbody aircraft can cost an owner/lessor $300k per month in lost revenue, but a leased engine on that same aircraft would cost an owner/lessor less than $100k per month.

b.	Less economic pressure on owner/lessors appears to lessen the value race to the bottom in a distressed market.

2.	As mentioned above, the greater fungibilty of aircraft engines versus the aircraft to which they’re installed, means more options for owners/lessors:

a.	Engines can be removed from idled aircraft and either be re-installed on operating aircraft or placed in spares pools that work to preserve lease streams.

b.	Transition costs of moving an engine from one aircraft to another can be less than $10k.

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3.	The aircraft engine market continues to benefit from supply constraints.

a.	As the pandemic continues, major engine OEMs continue to produce engines to equip delivered aircraft and to increase un-forecast spares pools for operators.

b.	Engine OEMs continue to focus on fixing problems with LEAP, GenX, RR Trent and Pratt GTF engines which has also worked to constrain new engine supply.

c.	Reliability problems with new engines has worked to preserve values of delivered engines of all types during the pandemic.

d.

The lower costs of delivered engines means owner/lessors can place engines at lower lease rates and still preserve some margin of profitability. “Green time” leases are an efficient way for owner/lessors to generate income.

Consequently, AISI narrowbody engine values show average age and utilization declines for base values and only 10-20% declines in current market engine values during the pandemic.

•	Covid-19 Impact on AISI Aircraft Part Values

AISI parent company AAMI is the industry leader in aircraft and aircraft engine part values. The AAMI data base of over ten million aircraft part values has been continually updated by customer-supplied sales transactions throughout the pandemic.

Surprisingly, aircraft part values have been fairly resilient during the pandemic, but not surprisingly, part sales volume has plummeted, as shown below in a typical customer’s part sales volume chart:

Source: Aviation Asset Management, Inc.

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Most aircraft part sellers have the ability to postpone part sales rather than forcing sales into a distressed market. However, we have started to see significant erosion in this strategy as some part sellers now face serious liquidity shortages. This will work to accelerate some part value declines as, up to now, parts have been absorbed into the market by “bargain hunters”.

As aircraft and engine utilization further recovers, we expect part demand to rebound and part prices to be better supported. The pace of the demand recovery will be the main driver of part value support as the pandemic eases and more airline passengers return to the travel market.

AISI believes that the worst is behind us but the recovery will be slower than we had hoped for. The good news is that the world remains awash in available investment capital which does bode well for an industry recovery. We will update our coronavirus guidance as conditions warrant.

•	Macro-Economic Impact on Aircraft Values

Including the huge impact of Covid-19, AISI tracks two key metrics while valuing and attempting to predict the future value retention performance of aircraft in today’s world-wide aircraft market. We believe that Gross Domestic Product (GDP) growth (or decline) on a global and national scale is a good indicator of the ability of growing numbers of new and used aircraft to be financed and placed into operation. We also believe, more specifically, that the health of world-wide and national passenger aircraft markets is correlated to GDP growth and provides key validation of GDP performance-related trends.

Source: World Bank, IMF, IATA, 2021 values are estimates

The above chart indicates that the industry has experienced, up until 2020, a positive margin between airline passenger traffic growth and GDP growth since 2012. The recent drastic reductions in passenger aircraft capacity

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will have a large impact on 2020 World GDP growth. The net result will be negative 2020 passenger traffic levels and those passenger traffic declines will be more than World GDP declines. For the first time since the financial crisis in 2009, World GDP declined less than world passenger traffic declines, which AISI believes is a very bearish indicator for future aircraft value retention into 2021 and 2022.

AISI also tracks interest rate trends as a proxy for continued demand for aircraft financing.

The previous chart shows the results of the low interest rate policy of the U.S. Federal Reserve since the 2008 financial crisis including the recent impact on rates from Covid-19. AISI believes that this low interest rate environment is, overall, a positive driver for aircraft financing opportunities. Aircraft leases often support internal rates of return for owners in the 7-10% rate range, dependent, of course, on the level of operator risk. In our view, this leaves plenty of margin for financiers between the cost of acquisition and the actual rate of return on aircraft leases. As investors clamor for the aforementioned market returns, we believe demand for aircraft asset-backed financing will quickly return after markets normalize. We have seen large amounts of liquidity injections by governments worldwide in reaction to the Covid-19 and we hope that increased liquidity will stimulate demand enough to preserve aircraft financing opportunities in the near to intermediate term.

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•	Aircraft Industry Specific Drivers of Aircraft Values

AISI also tracks aviation jet fuel prices and aircraft manufacturer production rate trends while valuing and attempting to predict the future value retention performance of aircraft in today’s world-wide aircraft market.

Source: Energy Information Administration

The above chart shows the strong rebound in jet fuel prices that began in early 2021. We see no opportunities for price moderation in the near to medium term, mostly due to US government policies that restrict drilling and exploration. These policies will have material impact on operators already dealing with the massive impact of the Covid-19 pandemic on their balance sheets. High fuel prices can be a double-edged sword for aircraft demand; generally positive for newer aircraft, but high fuel prices can lessen demand for older aircraft.

AISI believes that as national economies recover from the Covid-19 pandemic, operators and their lessors will certainly suffer from higher jet fuel prices. Higher fuel prices make it harder for operators to make lease payments. But for aircraft and engine manufacturers (OEMs), higher fuel prices force potential buyers to seriously consider the benefits of their products’ newer technologies. We do expect jet fuel prices to continue to rise at the steady pace we have seen since the worst of the pandemic in mid-2020.

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Both the Boeing Company (Boeing) and Airbus S.A.S. (Airbus) are predicted to steadily increase monthly production rates over the coming years as shown below:

*	AISI estimates

Sources: Airbus Global Market Forecast for 2018-2037, Boeing Commercial Market Outlook 2019 – 2038

The net decrease in supply of new aircraft will have a generally positive effect on existing aircraft values because we feel that Boeing and Airbus will not be able to produce and deliver new aircraft at pre-Covid-19 rates for the near to intermediate term. This is mainly due to the large amount of delivery deferrals and outright cancellations that have occurred, and will continue to occur, in 2021.

The Boeing MAX family grounding has recently been lifted but has had a huge (50% reduction) impact on new, narrowbody aircraft supply. The MAX fleet has returned to service however, the delivered and grounded fleet and the produced and not delivered MAX aircraft fleets, will continue to return to passenger service at accelerating monthly rates. It will take until the end of 2021 for all grounded MAX aircraft to return to service as reductions in passenger demand subside. Overall passenger demand increases have replaced earlier fears that industrial constraints would limit the return to service of grounded MAX aircraft.

However, Boeing’s eventual MAX production rate will be materially constrained by supply chain ramp-up. Accordingly, it will take several years for Boeing to regain its pre-grounding MAX production rate of 52 aircraft per month.

Going forward, it will be the strong recovery of passenger demand after the Covid-19 pandemic that will have the most impact on the MAX return to service, erasing earlier fears of continued FAA recertification delays.

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•	The A321neo Market

The A321neo is the newest member of the Airbus A320 Family that incorporates the “new engine option” and sharklets with two new engine choices. The A320neo family offers per seat fuel improvements of 20 per cent, along with additional range of up to 500 nautical miles/900 km or two extra tons of payload with minimal changes from baseline A319s, A320s and A321s.

The first A321neo was delivered to Virgin America in April 2017 and Airbus has since expanded seating capacity through optimized use of cabin space, increased exit limits and a new cabin door configuration. The “Cabin-Flex” (ACF) option increases the A321neo maximum certified capacity to 244 seats, while still accommodating Airbus’ 18-inch wide seats. The cabin flex modification was certified and delivered in the second quarter of 2018, becoming the standard, A321neo configuration.

There has been very strong market acceptance of the A321neo re-engined with either CFM56 LEAP or the PW GTF engines, the most modern and efficient engines available. There are 109 A321neo aircraft on order by 16 airlines with the P&W geared fan engine, and 332 have been delivered to 28 operators. There are 1,288 CFM LEAP powered A321neo aircraft on order from 42 airlines with 364 having been delivered to 52 operators. This is indeed, an indicator of wide acceptance of this new aircraft, and with production slots for both A321-200ceo (current engine option) and A321neo sold out over the production transition period, A321neo values should continue to remain relatively firm even in the post- COVID-19 commercial aircraft market.

The A321neo faces competition from other members of the A320neo family, and from the B737 MAX 8, 9 and 10 aircraft. The A321neo also competes with the larger B757-200 on shorter range routes. But with the introduction of the A321LR, a new variant of Airbus’ A321neo, which will have the longest range of any single-aisle jetliner, the A321LR will be capable of flying routes of up to 4,700 nm. The A321LR will be ideally suited for transatlantic routes that will enable airlines to tap into new long-haul markets that were not previously accessible with current single-aisle aircraft that did not have the range to compete with the ETOPs capable B757-200ER and B757-300ER aircraft.

AISI’s July 2021 values update reflects strong base value retention performance over the last 6 months for standard new A321neos. We expect future current market value performance for the A321neo to be the best of all narrowbodies as it continues to establish its market dominance over the B737 MAX family.

Going forward into a post COVID-19 commercial aircraft market, the difference between same year base values and current market values will be the best indicator of demand for A321neos. We expect strong demand even after Boeing begins delivery of the B737 MAX 10, which Boeing hopes will become an effective competitor to the A321neo.

Boeing’s reliance on the re-engined B737 MAX family with the CFM56-LEAP 1B engine that was first delivered in May 2017, does not seem to be eroding the significant A320neo family lead in total orders and deliveries. The new engine options offered by both airframe OEMs may slightly favor A320neo family values, as lessors seem to prefer aircraft with more than one engine supplier.

Boeing is expected to replace the B737 family with all new models in the 2026 – 2030 timeframe, with earliest possible deliveries in approximately 2026.

The A321neo aircraft has significant potential for freighter conversion as earlier build A321 aircraft approach the end of their economic useful lives as passenger aircraft. Airbus, ST Aerospace and EFW have launched the

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development of the OEM supported A320/A321 passenger-to-freighter conversion program. This Airbus A321 (P2F) program will convert A321 passenger aircraft which will include containerized loading in both the main deck (up to 14 container positions) and the lower deck (up to 10 container positions). The converted aircraft will carry up to 27.9 metric tons of freight over 2,300 nautical miles.

At the end of 2019, lease management firm BBAM signed an agreement for “several” A321 P2F conversions, according to EFW. BBAM’s first aircraft was inducted in January for modification in Singapore and conversion of a second aircraft began in October 2021. ST Engineering leasing venture Keystone Holdings has also reached a letter of intent with Qantas for conversion and lease of an A321 P2F for delivery at the end of 2021.

End of life values for all A321 passenger aircraft will be supported as this conversion program finds more customers in the passenger-to-freighter conversion market.

•	The Embraer E175 Market

The Embraer E175 is a member of the extensive Embraer, E-Jet, narrowbody turbojet aircraft fleet, ranging from the smallest E170 to the next larger E175, to the E190 and to the largest, E195. All aircraft of this family have common cockpits and a high degree of parts commonality. The family also enjoys a high degree of pilot qualification commonality.

The E175 is a predominantly metal construction low-wing, twin, wing mounted engine, narrowbody, two man cockpit crew aircraft typically seating 76 passengers in a dual class configuration. Range with full passengers for the E175 standard version (STD) is approximately 1,750 nautical miles, for the E175 long range (LR) version, range is 2,100 nautical miles, and for the E175 advanced range (AR) version, the range increases to approximately 2,200 nautical miles.

The E175STD may be powered by either the CF34-8E or -8E5 engine variants. The E175LR can be powered by the CF34-8E, -8E5, or the -8E5A1 engine variants. The E175AR is powered solely by the CF34-8E5 engine. All E175 versions are relatively close in capabilities and essentially constitute one market segment. The E175LR is the most popular model with 416 deliveries to 15 operators.

The entire E175 fleet consists of 522 active aircraft, with four on order and a customer base of 20 operators with good representation in every major geographic area. It is the second most popular of the Embraer, E-Jet series, behind the E190, which has 581 aircraft in service.

The primary competition to the E175 are its siblings, the E170, E190 and E195, and the Bombardier CRJ-701, -900 and the -1000. The smallest Boeing 737-500 and -600 and the Airbus A318 also compete, however all these aircraft are considerably heavier and much less efficient.

The type faces competition in the future from the smaller of the new Airbus A220, the A220-100, which entered service in May 2016. Also, and perhaps less likely, it faces competition from the Russian Sukhoi Superjet, the Japanese Mitsubishi MRJ and the Chinese C919. The manufacturers of some of these aircraft have no proven record of production or support of a sound, safe, economic aircraft, which would weigh heavily against their chances of commercial success.

In response to the Airbus A220 aircraft program, Embraer has developed the E175-E2 version of the E175 featuring Pratt and Whitney geared turbofan (GTF) engines, a redesigned wing and upgraded cabin and cockpit

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configurations. Embraer promises up to 25% E175-E2 cost per seat mile savings versus existing E175 models. However, the E175-E2 is currently experiencing a shortage of orders due to all major US carriers’ scope clauses that would require the newest model to be a mainline aircraft. Some carriers may follow in the footsteps of Republic Airways, which as of late December, 2018 had ordered 100 E175 aircraft with conversion rights to E175-E2 in anticipation of the restrictions of the scope clauses being loosened. Were that to be the case, we would expect increasing value pressure on the E175 as the E175- E2 nears its planned, 2021 entry into service.

AISI’s July 2021 values update reflects 2020 vintage E175 half life base values have declined 3% and current market values have declined 1% from January 2021 values. We expect similar current market value retention performance to continue for the short to medium term.

3.	Valuations

Adjustments from half life for the Aircraft have been applied based on the current maintenance status of the Aircraft as indicated to AISI by the client in the above reference (a) and (b) data and in accordance with standard AISI methods. Adjustments are calculated only where there is sufficient information to do so, or where reasonable assumptions can be made, otherwise half life condition is assumed.

It is our considered opinion that the sight unseen half life, full life and maintenance adjusted base values for the Aircraft, in October 2021 U.S. Dollars, as of 01 October 2021, are as follows in Table I subject to the assumptions, definitions, and disclaimers herein.

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Table I – American Airlines Portfolio

AISI File A1S099BVO-06

Report Dated: 30 September 2021

Values as of: 01 October 2021

No	Type	MSN	Registration Number	DOM	Engine	MTOW	Half Life Base Value Oct-21 $MUS Dollars	Maintenance Adj Base Value Oct-21 $MUS Dollars	Full Life Base Value Oct-21 $MUS Dollars
1	Embraer ERJ 175 LR	17000844	N293NN	Oct-20	CF34-8E5	85,517	21.54	26.09	27.63
2	Embraer ERJ 175 LR	17000845	N298FR	Oct-20	CF34-8E5	85,517	21.54	26.00	27.63
3	Embraer ERJ 175 LR	17000847	N299JJ	Nov-20	CF34-8E5	85,517	21.54	26.06	27.63
4	Embraer ERJ 175 LR	17000848	N300LK	Nov-20	CF34-8E5	85,517	21.54	26.09	27.63
5	Embraer ERJ 175 LR	17000849	N302RN	Dec-20	CF34-8E5	85,517	21.54	26.14	27.63
6	Airbus A321-253NX	10692*	N444UW	Jan-22	LEAP-1A33	206,132	46.68		59.19
7	Airbus A321-253NX	10770*	N446AN	Jan-22	LEAP-1A33	206,132	46.68		59.19
8	Airbus A321-253NX	10728*	N445AA	Feb-22	LEAP-1A33	206,132	46.76		59.29
9	Airbus A321-253NX	10705*	N447AN	Feb-22	LEAP-1A33	206,132	46.76		59.29
10	Airbus A321-253NX	10738*	N448AN	Feb-22	LEAP-1A33	206,132	46.76		59.29
11	Airbus A321-253NX	10747*	N449AN	Mar-22	LEAP-1A33	206,132	46.83		59.39
12	Airbus A321-253NX	TBD*	N450AN	Mar-22	LEAP-1A33	206,132	46.83		59.39
13	Airbus A321-253NX	TBD*	N451AN	Mar-22	LEAP-1A33	206,132	46.83		59.39
14	Airbus A321-253NX	TBD*	N452AN	Mar-22	LEAP-1A33	206,132	46.83		59.39
15	Airbus A321-253NX	TBD*	N454AL	Mar-22	LEAP-1A33	206,132	46.83		59.39
16	Airbus A321-253NX	10811*	N453AA	Apr-22	LEAP-1A33	206,132	46.91		59.48
17	Airbus A321-253NX	TBD*	N455AN	Apr-22	LEAP-1A33	206,132	46.91		59.48
18	Airbus A321-253NX	TBD*	N456AN	May-22	LEAP-1A33	206,132	46.99		59.58
19	Airbus A321-253NX	TBD*	N457AM	Jun-22	LEAP-1A33	206,132	47.07		59.68
20	Airbus A321-253NX	TBD*	N458AL	Jun-22	LEAP-1A33	206,132	47.07		59.68
21	Airbus A321-253NX	TBD*	N459AN	Jun-22	LEAP-1A33	206,132	47.07		59.68
22	Airbus A321-253NX	TBD*	N460AN	Jul-22	LEAP-1A33	206,132	47.14		59.78
23	Airbus A321-253NX	TBD*	N461AN	Aug-22	LEAP-1A33	206,132	47.22		59.88
24	Airbus A321-253NX	TBD*	N462AA	Aug-22	LEAP-1A33	206,132	47.22		59.88
25	Airbus A321-253NX	TBD*	N463AA	Sep-22	LEAP-1A33	206,132	47.30		59.97
26	Airbus A321-253NX	TBD*	N464AA	Sep-22	LEAP-1A33	206,132	47.30		59.97

						TOTALS	985.99	130.38	1,250.26

*	Note – Full life values for future delivery aircraft are New values

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Unless otherwise agreed by Aircraft Information Services, Inc. (AISI) in writing, this report shall be for the sole use of the client/addressee. This report is offered as a fair and unbiased assessment of the subject aircraft. AISI has no past, present, or anticipated future interest in any of the subject aircraft. The conclusions and opinions expressed in this report are based on published information, information provided by others, reasonable interpretations and calculations thereof and are given in good faith. AISI certifies that this report has been independently prepared and it reflects AISI’s conclusions and opinions which are judgments that reflect conditions and values current at the time of this report. The values and conditions reported upon are subject to any subsequent change. AISI shall not be liable to any party for damages arising out of reliance or alleged reliance on this report, or for any party’s action or failure to act as a result of reliance or alleged reliance on this report. AISI consents to the inclusion of this appraisal report in the Prospectus Supplement and to the inclusion of AISI’s name in the Prospectus Supplement as an expert under the caption “Appraisals”.

Sincerely, AIRCRAFT INFORMATION SERVICES, INC.

Nick Miller
Appraiser

Shaun P. Halsor
Appraiser

Mark D. Halsor
Certified Appraiser, International Society of Transport Aircraft Trading

Dave Miller
Certified Appraiser, International Society of Transport Aircraft Trading

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VALUATION OF A 21 AIRCRAFT PORTFOLIO

As of October 1, 2021 Client: American Airlines

Report Date: October 22, 2021

7315 Wisconsin Ave, Ste 800W Bethesda, MD 20814

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I.	VALUATION SUMMARY

BK Associates, Inc. (“BK”) has been engaged by American Airlines (“Client”) to provide a desktop valuation, setting forth BK’s opinions of current base values (BV) for 21 aircraft, in addition to maintenance-adjusted values for 5 of those aircraft as of October 1, 2021.

AIRCRAFT DESCRIPTION

The Portfolio aircraft are identified by type, serial number, date of manufacture, engine model/variant, and maximum takeoff weight (MTOW) in the attached Figure 1. Figure 1 reflects the current BVs and maintenance-adjusted values in millions, as of October 1, 2021.

PURPOSE OF THE VALUATION ENGAGEMENT

It is understood by BK that the Conclusion of Value will be used by Client to present to investors in this portfolio of aircraft. This report was prepared solely for the purposes described herein and, accordingly, should not be used for any other purpose. In addition, this report should not be distributed to any party other than the client, without the express knowledge and written consent of the client or BK.

RELEVANT DATES

BK was engaged to value the subject aircraft as of the Valuation Date, October 1, 2021. In this valuation, BK considered only circumstances that existed as of and events that occurred up to the Valuation Date.

PREMISE OF VALUE

The valuation premise may be either in-use (i.e., going concern) or liquidation. The determining factor being the highest and best use as considered from a market participant’s perspective. The values issued in this report are based on an in-use valuation premise, which assumes that the aircraft will continue to operate.

CONCLUSIONS

Based upon our knowledge of these various aircraft types, our knowledge of the capabilities and uses to which they have been put in various parts of the world, our knowledge of the marketing of used aircraft, and our knowledge of aircraft in general, it is our opinion that the values are in 2021 U.S. dollars as found in attached Figure 1. These values reflect the impact of COVID-19, which will be discussed in more detail later in the report.

II.	DEFINITIONS

According to the International Society of Transport Aircraft Trading’s (ISTAT) definition of Base Value, to which BK Associates subscribes, the base value is the Appraiser’s opinion of the underlying economic value of an aircraft in an open, unrestricted, stable market environment with a reasonable balance of supply and demand, and assumes full consideration of its “highest and best use”. An aircraft’s base value is founded in the historical trend of values and in the projection of future value trends and presumes an arm’s length, cash transaction between willing, able and knowledgeable parties, acting prudently, with an absence of duress and with a reasonable period of time available for marketing. The base value normally refers to a transaction involving a single aircraft. When multiple aircraft are acquired in the same transaction, the trading price of each unit may be discounted.

The maintenance adjusted values include appropriate financial adjustments applied to the half-time value, these adjustments are based on our interpretation of the maintenance summary and fleet utilization data you provided. The adjustments are approximate, based on industry average costs, and include an adjustment for the time remaining to a “C” check, time remaining to a “D” check, time remaining to landing gear overhaul, time since new or time since the most recent heavy shop visit on engines and life remaining on engine life-limited parts.

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III.	ASSUMPTIONS

We have made the following assumptions and determinations with respect to these aircraft, in preparing this valuation:

1.	The aircraft are in good physical condition.

2.	The historical maintenance documentation has been maintained to acceptable international standards.

3.	The specifications of the aircraft are those most common for aircraft of their type and vintage.

4.	The aircraft are in standard passenger configurations, unless specifically stated otherwise.

5.	The aircraft are current as to all Airworthiness Directives and Service Bulletins.

6.	Their modification statuses are comparable to those of aircraft of their type and vintage.

7.	They are operated under an appropriate civil airworthiness authority.

8.	Their utilization is comparable to industry averages.

9.	There is no history of accident or incident damage we are aware of.

IV.	MARKET OUTLOOK

The performance and value of any aircraft or engine is affected to varying degrees by conditions in the global economy. Some of the key influences include gross domestic product, fuel price, and the lending environment. This section of the report will analyze what the current outlook is for each.

GROSS DOMESTIC PRODUCT (GDP) 1 2

Source: IATA.org

Aviation is a highly cyclical industry, marked with high highs and low lows. Historically, GDP and traffic have been good indicators of the health of the industry, as they are highly correlated. Economic prosperity leads to an increase in disposable income and subsequently an increase in demand for air travel. An increase in demand for air travel means an increase in demand for aircraft and related equipment.

[1]	https://www.iata.org/en/pressroom/pr/2021-02-03-02/
[2]	https://www.imf.org/en/Publications/WEO/Issues/2021/07/27/world-economic-outlook-update-july-2021

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The aviation industry, along with the global economy at large, has been severely impacted by the COVID-19 pandemic. As a result of travel restrictions and broader economic downturns, both traffic and GDP sharply dropped. For the full year 2020, IATA estimated the decline in revenue passenger kilometers to be an unprecedented 65.9%. However, access to the COVID-19 vaccine has helped bring down caseloads and brightened economic prospects. According to the IMF’s July 2021 World Economic Outlook report, global GDP is projected to grow by 6.0% in 2021 and 4.9% in 2022. The IMF does note that there is still risk for worse growth outcomes depending on the persistence of the pandemic, especially given the spread of the Delta variant. The IMF also notes that while advanced economies are expected to recover strongly, emerging markets still face serious challenges to recovery.

FUEL ENVIRONMENT 3 4 5 6 7

Source: Indexmundi.com

The chart above shows the volatility in the fuel market over the last decade. Brent crude has a strong correlation with Jet Fuel A prices. After a period of high prices, crude oil began to decline in the fall of 2014. Prices remained low through early 2016 and then steadily rose until reaching a four-year high in October 2018. Following a sharp price drop in November 2018, crude oil prices remained relatively stable through January 2020, averaging around $63 per barrel. As a result of the COVID-19 pandemic, along with the price war between Russia and Saudi Arabia, both Brent Crude and Jet Fuel A saw severe drops in price in early 2020. After reaching a low point in April 2020, prices began to recover.

[3]	https://www.ft.com/content/bc938195-82d3-43eb-b031-740028451382
[4]	https://www.bloomberg.com/news/articles/2020-04-01/saudi-arabia-resists-trump-s-attempt-to-broker-an-oil-war-truce
[5]	https://www.airlines.org/argus-us-jet-fuel-index/
[6]	https://www.cnbc.com/2021/05/12/new-york-jet-fuel-gets-pricier-as-colonial-pipeline-outage-continues.html
[7]	https://www.cnbc.com/2021/05/15/colonial-pipeline-resumes-normal-operations-after-hack.html

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The May 7, 2021, ransomware attack on the Colonial Pipeline, which carries gasoline and jet fuel, led to fuel shortages across the eastern United States. The disruption caused jet fuel prices to surge and forced some airlines and airports to adjust their operations. While the pipeline resumed normal operations as of May 15, there may be continuing service delays in the short run. Additionally, as travel has returned over the summer, some airlines are grappling with fuel shortages at smaller airports. While the problem is largely contained to the Western region of the United States, where demand for fuel has spiked in order to combat wildfires, the shortages have the potential to cause some problems in other regions as well. According to Airlines for America’s U.S. Jet Fuel Index, fuel was trading at $2.16 per gallon as of September 29, 2021.

Historically, jet fuel and airline profitability have had an inverse relationship. Lower fuel prices bring airline expenses down, which results in lower fares and upticks in demand. However, demand was dramatically low through 2020. Due to the roll-out of COVID-19 vaccines, as well as improving economic activity, oil demand is expected to rise in 2021.

LENDING LANDSCAPE 8 9

The lending environment is also a material consideration when evaluating the current market. The last 10 years have been marked with historically low interest rates. A more favorable lending environment leads to more orders for new equipment. However, the negative ramification of a low-rate environment is that airlines that historically looked to secondary markets now look to new equipment, which could result in steeper value drops in the secondary market.

In June 2021, the Federal Reserve’s policy-making arm, the Federal Open Market Committee (FOMC), kept the federal funds rate target to a range of 0% to 0.25%. This target has remained in place through 2020 and continuing through 2021. The previous time the Federal Reserve pursued a similar policy was during the 2008 recession, when the Fed kept rates at low levels until 2015.

The Fed has also signaled it will be pursuing “average inflation targeting” by letting inflation float higher than the standard 2% target for some time before raising interest rates. While the Fed has acknowledged that inflation has risen through the first half of 2021, they have stated this is largely due to “transitory factors”. The Fed also wants to focus on fostering a strong job market, particularly for low and moderate earners, and feels that can be sustained without spurring higher inflation in the long run. These shifts further signal the Fed’s intention to keep rates low going forward.

Low rates will spur financing activities, but the impact will likely be offset by weakened demand and global recession. Similar to the recession in 2008, liquidity is likely to be an issue for most of the industry.

[8]	https://www.federalreserve.gov/newsevents/pressreleases/monetary20210616a.htm
[9]	https://www.federalreserve.gov/newsevents/speech/powell20200827a.htm

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V.	AIRCRAFT MARKET ANALYTICS

AIRCRAFT DEMAND 10

Source: Boeing.com; Airbus.com

The number of orders placed in a given year is a good indicator of where we are in the cycle. An aircraft type launched in the right business cycle can lead to a large order stream and ultimately, a strong residual value. In 2020, the number of orders placed declined compared to 2019. In 2020, Airbus delivered a total of 566 jets and received 268 new orders (net in year of cancellation). Most of its orders were for A320Neo and A321Neo aircraft. Of the orders Airbus had, its largest was with Air Lease Corporation for 50 A220-300s and

52 A321Neos. By comparison, Boeing delivered 157 aircraft, which is a slight improvement over 2019. Net orders for Boeing were negative, meaning that they had more cancellations than new orders. This is a clear reflection of their problem with the MAX aircraft, which had significantly more cancellations than orders. While the MAX’s return to service in late 2020 was a positive sign, Boeing also endured a net loss of orders for 777X jets, with Emirates having cut its order for the large widebody jet and substituting for an order of 30 smaller 787s.

COVID-19 has also had a dramatic effect on aircraft demand. At the low point of the pandemic in April 2020, about 2/3 of the global commercial fleet was grounded. More of the fleet has started to come back into service as demand has slowly improved, but the pandemic has also led to deferrals and cancellations of many new aircraft deliveries. In particular, a number of operators and lessors have deferred or cancelled their MAX orders, with some switching to the Neos. The effect of these trends on aircraft values will be further discussed in the COVID-19 impact section of this report.

[10]	https://www.iata.org/en/iata-repository/publications/economic-reports/airlines-financial-monitor – april-2020/

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GEOGRAPHIC DIVERSITY

Source: JetInventory.com

The aircraft in this portfolio are popular all over the world with a dominance in Asia and North America, on a regional level. The A321Neo is in 37 countries and the EMB-170/175 is in 28 countries. China has the most A321Neo aircraft with 92 of them. The United States has the most EMB-170/175 aircraft with 628 of them. Regional diversification is also a major influence on value. The more diverse the operation of the aircraft, the easier it is to remarket it.

OPERATOR BASE

Source: JetInventory.com

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The graph above illustrates the operator base of each aircraft type compared with the age of the global fleet. A320s and B737-800s are typically viewed as the most liquid aircraft types, in terms of ability to convert to cash. The A321Neo has 65 operators and the EMB-170/175 has 43 operators. The largest operator of A321Neo aircraft is China Southern Airlines with 48 of them. The largest operator of EMB-170/175 aircraft is Republic Airways with 228 of them. Operator base, like region diversification, is an important influence on value. The more operators there are, the easier it is to remarket the aircraft.

VI.	COVID-19 IMPACT

INDUSTRY OVERVIEW 11 12 13 14 15 16 17 18 19 20 21 22

The global economic shock resulting from the COVID-19 pandemic has dramatically impacted the aviation industry. Since the downturn in February 2020, the industry at large has been slow to recover, with overall passenger traffic declining by nearly 66% in 2020, as measured by revenue passenger kilometers (RPKs). Despite the rollout of COVID-19 vaccines from Pfizer-BioNTech, Moderna, Oxford-AstraZeneca, and others, the industry still faces a challenging recovery.

Airlines around the world have seen their financial positions dramatically deteriorate. Passenger revenues for the industry fell more than 60% during 2020, while net losses exceeded $118 billion. As airlines faced substantial levels of cash burn, many carriers were forced to cease operations or declare bankruptcy, including Flybe, Virgin Australia, LATAM, and Avianca. Carriers that survived generally did so through some combination of debt, emergency cost reductions, and governmental support. Overall, the airline industry accumulated $651 billion dollars in new debt during 2020, which will present challenges going forward. While many airlines have been able to slow their cash burn rate, the full shape of the recovery is still unknown. As demand remains depressed, it is likely other airlines will face restructurings without further government aid.

Many governments have made extraordinary stimulus efforts to protect their carriers and boost their economies. Overall, governments contributed $173 billion in relief funding for the aviation industry in 2020. Additional support has come though the temporary easing of regulations, such as the slot waivers granted by civil aviation authorities across the globe. Looking into 2021 and beyond, governments will continue to play a key role in the recovery. In grappling with rising cases and new variants of the virus, many governments have re-imposed strict travel restrictions. Looking at the 2020 data, it is clear that countries that adopted testing regimes rather than quarantines saw better traffic recoveries.

[11]	https://www.iata.org/contentassets/c81222d96c9a4e0bb4ff6ced0126f0bb/iata-annual-review-2020.pdf
[12]	https://www.iata.org/en/pressroom/pr/2021-02-03-02/
[13]	https://www.iata.org/en/iata-repository/publications/economic-reports/new-covid-variants-pose-a-risk-to-air-travel-recovery/
[14]	https://www.iata.org/en/iata-repository/publications/economic-reports/third-impact-assessment/
[15]	https://www.iata.org/en/iata-repository/publications/economic-reports/global-air-passenger-markets-riding-out-periods-of-turbulence/
[16]	https://www.iata.org/en/iata-repository/publications/economic-reports/covid-19-outlook-for-air-travel-in-the-next-5-years/
[17]	https://www.iata.org/en/iata-repository/publications/economic-reports/june-data-and-revised-air-travel-outlook/
[18]	https://www.iata.org/en/iata-repository/publications/economic-reports/weak-year-end-for-air-travel-and-deteriorating-outlook/
[19]	https://www.iata.org/en/iata-repository/publications/economic-reports/air-passenger-monthly-analysis –december-2020/
[20]	https://www.iata.org/en/iata-repository/publications/economic-reports/air-freight-monthly-analysis – december-2020/
[21]	https://www.iata.org/en/iata-repository/publications/economic-reports/fuel-forum – outlook-for-air-traffic/
[22]	https://www.iata.org/en/iata-repository/publications/economic-reports/air-travel-update-optimism-with-caution/

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After the downturn started in February 2020, the industry reached a low point in April, when passenger traffic levels fell by 94% year-on-year. Despite modest improvements over the summer of 2020, the recovery stalled through the fall and winter of 2020. As countries grappled with second and third waves of the virus, some recoveries slowed or reversed in the short run. However, as the vaccine rollout began, travel recovered starting in February 2021 and has continued recovering through May 2021.

As the result of travel restrictions, international passenger traffic has been hit the hardest and has been the slowest to recover. Overall, international traffic and capacity declined by roughly 76% and 68% respectively in 2020, while load factors fell by more than 19 percentage points during the year. While international travel has recovered somewhat through 2021, May 2021 RPKs were still -85.1% below 2019 levels. Looking at the data on a more granular level, it is clear that even in markets that have recovered more robustly, gains can quickly be reversed by rising cases and subsequent quarantine restrictions.

Global domestic traffic and capacity were down roughly 49% and 36% respectively in 2020, while load factors fell 17 percentage points during the year. The recovery in domestic passenger traffic has been much more encouraging, with May 2021 RPKs only -23.9% below May 2019 levels. The exact results seen have varied significantly by market. The Russian and Chinese domestic RPKs rose above pre-COVID levels in spring 2021, with the US market making steady gains as well. However, the Indian domestic market highlights the challenges that still lay ahead. After making a strong recovery though the first part of spring 2021, the rapid spread of the Delta variant reversed the recovery. Similar patterns may happen in other countries if cases rise and travel restrictions are tightened.

The story in the cargo market has been quite different. While industry-wide cargo demand, as measured by cargo tonne kilometers (CTKs), fell 11% in 2020 overall, the recovery has been much more robust. Reaching a low point in April, CTKs fully recovered through 2020 and continue to climb, with May 2021 CTKs 9.4% above May 2019 levels. Despite this strong recovery, the cargo market is still grappling with a capacity shortage due to reduced belly capacity resulting from the grounding of passenger aircraft, which carry almost half of all cargo volumes in a typical year. This reduced belly capacity has also led to higher load factors, which grew by nearly 8 percentage points in 2020 and led to record-high cargo yields and revenues.

Analysis of previous crises is necessary to estimate the pandemic’s impact and timeline for recovery. According to IATA’s analysis of traffic during recent pandemics, the 2003 SARS outbreak, 2005 and 2013 Avian Flu outbreaks, and 2015 MERS Flu outbreak all had V-shaped recoveries. In each case, traffic recovered to pre-outbreak levels within a year. However, these pandemics did not coincide with a global recession. During periods of economic downturn, traffic has recovered more slowly. IATA’s comprehensive study of passenger traffic concluded that within four years of both the 9/11 and 2008 shocks, traffic had recovered to its long-term trend level.

IATA expects that traffic will recover more slowly than GDP, lagging behind by about 2 to 3 years. Short-haul domestic flights will likely be the first to recover, with international traffic lagging behind. As borders remain closed, international traffic is not expected to recover until later. Bookings data indicates that there is pent-up demand for leisure travel, but business travel, particularly the international component, will likely take longer to recover.

As of June 2021, IATA’s baseline recovery scenario is that 2021 passengers will recover to 52% of pre-COVID levels, 2022 passengers to 88%, and 2023 passengers to 105%. However, the exact shape of recovery depends on the effectiveness and speed of the vaccine rollout. International travel could remain well below pre-COVID levels for some time, particularly with the rapid spread of the Delta variant.

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AIRCRAFT AND ENGINE MARKET 23 24

In addition to COVID-19’s direct impacts on traffic and demand, the pandemic has also led to deferrals and cancellations of new equipment deliveries and storage of existing fleets. At the low point of the pandemic in April 2020, IATA reported that roughly 2/3 of the global commercial fleet was grounded and that deliveries of new aircraft were practically non-existent. Since then, many future deliveries have been cancelled or delayed, but more of the fleet is starting to come back into service as demand slowly recovers.

All of these factors have impaired the marketability of commercial aircraft and engines. Given our knowledge of previous crises such as 9-11, SARS, and the 2008 recession, as well as the data currently available, BK has developed a position of the impact of COVID- 19 on the current market values (CMV) of the world’s fleets of commercial aircraft and engines. Specifically, we have reduced our CMVs by 5% to 25%, depending on the age, type, and production status of the asset.

The CMVs have been reduced more severely for widebody aircraft than for narrowbody and regional aircraft. Older or out of production aircraft have been reduced more severely. We have not impaired the marketability of freighter aircraft that are in production, but we have impaired marketability for those out of production. For engines, the CMVs have been cut in proportion to the haircut applied to the host aircraft type, albeit by a lesser percentage.

In addition to the reductions made to the CMVs, we have also reduced the base values (BV) for certain aircraft types, including the B777-200s, B777-200ERs, B777-300ERs, A330-300s, A330-200s, E190s, E195s, and A380s. Based on early retirements and falling activity rates, we believe these aircraft types have had permanent impairment to their BVs. Please note that these changes to our BVs also reflect the typical updates we make to our value tables throughout the year. The reductions should not be interpreted as solely being a result of COVID-19. With the B737MAX returning to service, we have also raised the CMVs for that aircraft type. As trading begins to pick up again, we will continue to monitor the values of various aircraft and engines types and adjust as needed.

VII.	VALUATION METHODOLOGY

Current values are normally based on comparison to recent sales of comparable aircraft. Unfortunately, there have been few recent transactions involving comparable aircraft for which the price was divulged. Since the 1990s, the major airlines and other aviation industry entities in the United States have claimed, with support of the government and the courts that the realizations in their aircraft sales should be kept confidential. Prior to that, all transactions were reported to the government and the prices were available to the public. Now, we are only aware of transactions that are occasionally reported in the press, when we are involved in the transaction or when our clients sometimes share the prices of recent transactions. Equipment manufacturers also share with us confidential cost data related to their products. We are aware of some sales of similar aircraft to those subject of this appraisal.

In the absence of more recent sales data, alternative methodologies must be used. One approach is to determine the base value or what the value should be in a balanced market and then adjust that base value to reflect the impact of current market conditions.

As the definition implies, the base value is determined from long-term historical trends. BK Associates has accumulated a database of over 13,000 data points of aircraft sales that occurred since 1970. From analysis of these data we know, for example, what the average aircraft should sell for as a percentage of its new price, as well as the high and low values that have occurred in strong and weak markets.

[23]	https://www.iata.org/en/iata-repository/publications/economic-reports/air-passenger-monthly-analysis – august-2020/
[24]	https://www.iata.org/en/iata-repository/publications/economic-reports/airlines-financial-monitor-july-2020/

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Based on these data, we have developed relationships between aircraft age and sale price for wide-bodies, narrow-bodies, large turboprops and, more recently, regional jet and freighter aircraft. Within these groups we have developed further refinements for such things as derivative aircraft, aircraft still in production versus no longer in production, and aircraft early in the production run versus later models. Within each group variations are determined by the performance capabilities of each aircraft relative to the others. We now track some 150 different variations of aircraft types and models and determine current and forecast base values. These relationships are verified, and changed or updated if necessary, when actual sales data becomes available.

This relationship between sale price as a function of age and the new price is depicted in the following figure.

Source: BK Internal Transaction Database

Regarding the current market values, based on our analysis of numbers of aircraft available for sale, numbers in storage, fleet size, operator base and short-term projected traffic demand, we have determined the likely current market value as a percentage of the current base value. These percentages are modified, of course, as actual sales data becomes available.

One of the most important factors affecting the current market is supply and demand, as evidenced by the numbers of aircraft available for sale and in storage. The following, summarized from published Airfax reports, lists aircraft similar to those in the Portfolio, which are publicly advertised for sale or lease. Additionally, aircraft currently active, scrapped, and in storage are quantified, per Jet Inventory data. However, it should be understood that some operators and lessors do not publicize their aircraft availability and the list of stored aircraft does not directly compliment the availability listing.

As of June 2021	Active	Stored	Scrapped	Available For Sale	% of Fleet
A321Neo	459	37	—	—	0.0%
EMB-170/175	777	81	11	6	0.8%

Experience has shown that when more than one percent of the fleet is available for sale, downward pressure begins on current market values. However, COVID-19 has led to impaired marketability across the board. As a result, we conclude that the CMV is less than the BV for the types of aircraft in this portfolio.

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VIII.	DISCLAIMER

It should be understood that BK Associates has neither inspected the Aircraft nor the maintenance records, but has relied upon the information provided by the addressee and in the BK Associates database. The assumptions have been made that all Airworthiness Directives have been complied with; and accident damage has not been incurred that would affect market values. Further, we have assumed unless otherwise stated, that the Aircraft is in typical configuration for the type. Deviations from these assumptions can change significantly our opinion regarding the values.

BK Associates, Inc. has no present or contemplated future interest in the Aircraft, nor any interest that would preclude our making a fair and unbiased estimate. This appraisal represents the opinion of BK Associates, Inc. and reflects our best judgment based on the information available to us at the time of preparation and the time and budget constraints imposed by the client. It is not given as a recommendation, or as an inducement, for any financial transaction and further, BK Associates, Inc. assumes no responsibility or legal liability for any action taken or not taken by the addressee, or any other party, with regard to the appraised equipment. By accepting this appraisal, the addressee agrees that BK Associates, Inc. shall bear no such responsibility or legal liability. This appraisal is prepared for the use of the addressee and shall not be provided to other parties without the express consent of the addressee. BK Associates, Inc. consents to the inclusion of this appraisal in the Prospectus Supplement and to the inclusion of BK Associates, Inc.’s name in the Prospectus Supplement as an expert under the caption “Appraisals”.

Sincerely, BK ASSOCIATES, INC.

Christopher Snow
Financial Analyst

Simon Chang
Financial Analyst

Pooja Gardemal, CPA/ABV
Managing Director ISTAT Certified Appraiser

CS/SC/PG

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Figure 1

American Airlines Portfolio

Base Values & Maintenance-Adjusted Values

All Values In U.S. $ Millions as of October 1, 2021

	AIRCRAFT TYPE	MSN	REGISTRATION NUMBER	DELIVERY DATE	MTOW LB	ENGINE TYPE	BV*	Mx-Adjusted BV
1	E175LR	17000844	N293NN	October-20	85,517	CF34-8E5	24.73	28.60
2	E175LR	17000851	N298FR	October-20	85,517	CF34-8E5	24.73	28.53
3	E175LR	17000853	N299JJ	November-20	85,517	CF34-8E5	24.85	28.69
4	E175LR	17000854	N300LK	November-20	85,517	CF34-8E5	24.85	28.71
5	E175LR	17000857	N302RN	December-20	85,517	CF34-8E5	24.97	28.86
6	A321-253NX	10692	N444UW	January-22	206,132	LEAP-1A33	62.20
7	A321-253NX	10770	N446AN	January-22	206,132	LEAP-1A33	62.20
8	A321-253NX	10728	N445AA	February-22	206,132	LEAP-1A33	62.30
9	A321-253NX	10705	N447AN	February-22	206,132	LEAP-1A33	62.30
10	A321-253NX	10738	N448AN	February-22	206,132	LEAP-1A33	62.30
11	A321-253NX	10747	N449AN	March-22	206,132	LEAP-1A33	62.40
12	A321-253NX	TBD	N450AN	March-22	206,132	LEAP-1A33	62.40
13	A321-253NX	TBD	N451AN	March-22	206,132	LEAP-1A33	62.40
14	A321-253NX	TBD	N452AN	March-22	206,132	LEAP-1A33	62.40
15	A321-253NX	TBD	N454AL	March-22	206,132	LEAP-1A33	62.40
16	A321-253NX	10811	N453AA	April-22	206,132	LEAP-1A33	62.50
17	A321-253NX	TBD	N455AN	April-22	206,132	LEAP-1A33	62.50
18	A321-253NX	TBD	N456AN	May-22	206,132	LEAP-1A33	62.60
19	A321-253NX	TBD	N457AM	June-22	206,132	LEAP-1A33	62.69
20	A321-253NX	TBD	N458AL	June-22	206,132	LEAP-1A33	62.69
21	A321-253NX	TBD	N459AN	June-22	206,132	LEAP-1A33	62.69

*	Undelivered aircraft valued as new and E175LR aircraft valued as half-time.

VALUATION OF A 5 AIRCRAFT PORTFOLIO

As of October 1, 2021 Client: American Airlines

Report Date: October 22, 2021

7315 Wisconsin Ave, Ste 800W Bethesda, MD 20814

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I.	VALUATION SUMMARY

BK Associates, Inc. (“BK”) has been engaged by American Airlines (“Client”) to provide a desktop valuation, setting forth BK’s opinions of current base values (BV) for 5 aircraft, as of October 1, 2021.

AIRCRAFT DESCRIPTION

The Portfolio aircraft are identified by type, serial number, date of manufacture, engine model/variant, and maximum takeoff weight (MTOW) in the attached Figure 1. Figure 1 reflects the current BVs in millions as of October 1, 2021.

PURPOSE OF THE VALUATION ENGAGEMENT

It is understood by BK that the Conclusion of Value will be used by Client to present to investors in this portfolio of aircraft. This report was prepared solely for the purposes described herein and, accordingly, should not be used for any other purpose. In addition, this report should not be distributed to any party other than client, without the express knowledge and written consent of the client or BK.

RELEVANT DATES

BK was engaged to value the subject aircraft as of the Valuation Date, October 1, 2021. In this valuation, BK considered only circumstances that existed as of and events that occurred up to the Valuation Date.

PREMISE OF VALUE

The valuation premise may be either in-use (i.e., going concern) or liquidation. The determining factor being the highest and best use as considered from a market participant’s perspective. The values issued in this report are based on an in-use valuation premise, which assumes that the aircraft will continue to operate.

CONCLUSIONS

Based upon our knowledge of these various aircraft types, our knowledge of the capabilities and uses to which they have been put in various parts of the world, our knowledge of the marketing of used aircraft, and our knowledge of aircraft in general, it is our opinion that the values are in 2021 U.S. dollars as found in attached Figure 1. These values reflect the impact of COVID-19, which will be discussed in more detail later in the report.

II.	DEFINITIONS

According to the International Society of Transport Aircraft Trading’s (ISTAT) definition of Base Value, to which BK Associates subscribes, the base value is the Appraiser’s opinion of the underlying economic value of an aircraft in an open, unrestricted, stable market environment with a reasonable balance of supply and demand, and assumes full consideration of its “highest and best use”. An aircraft’s base value is founded in the historical trend of values and in the projection of future value trends and presumes an arm’s length, cash transaction between willing, able and knowledgeable parties, acting prudently, with an absence of duress and with a reasonable period of time available for marketing. The base value normally refers to a transaction involving a single aircraft. When multiple aircraft are acquired in the same transaction, the trading price of each unit may be discounted.

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III.	ASSUMPTIONS

We have made the following assumptions and determinations with respect to these aircraft, in preparing this valuation:

1.	The aircraft are in good physical condition.

2.	The historical maintenance documentation has been maintained to acceptable international standards.

3.	The specifications of the aircraft are those most common for aircraft of their type and vintage.

4.	The aircraft are in standard passenger configurations, unless specifically stated otherwise.

5.	The aircraft are current as to all Airworthiness Directives and Service Bulletins.

6.	Their modification statuses are comparable to those of aircraft of their type and vintage.

7.	They are operated under an appropriate civil airworthiness authority.

8.	Their utilization is comparable to industry averages.

9.	There is no history of accident or incident damage we are aware of.

IV.	MARKET OUTLOOK

The performance and value of any aircraft or engine is affected to varying degrees by conditions in the global economy. Some of the key influences include gross domestic product, fuel price, and the lending environment. This section of the report will analyze what the current outlook is for each.

GROSS DOMESTIC PRODUCT (GDP) 1 2

Source: IATA.org

Aviation is a highly cyclical industry, marked with high highs and low lows. Historically, GDP and traffic have been good indicators of the health of the industry, as they are highly correlated. Economic prosperity leads to an increase in disposable income and subsequently an increase in demand for air travel. An increase in demand for air travel means an increase in demand for aircraft and related equipment.

[1]	https://www.iata.org/en/pressroom/pr/2021-02-03-02/
[2]	https://www.imf.org/en/Publications/WEO/Issues/2021/07/27/world-economic-outlook-update-july-2021

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The aviation industry, along with the global economy at large, has been severely impacted by the COVID-19 pandemic. As a result of travel restrictions and broader economic downturns, both traffic and GDP sharply dropped. For the full year 2020, IATA estimated the decline in revenue passenger kilometers to be an unprecedented 65.9%. However, access to the COVID-19 vaccine has helped bring down caseloads and brightened economic prospects. According to the IMF’s July 2021 World Economic Outlook report, global GDP is projected to grow by 6.0% in 2021 and 4.9% in 2022. The IMF does note that there is still risk for worse growth outcomes depending on the persistence of the pandemic, especially given the spread of the Delta variant. The IMF also notes that while advanced economies are expected to recover strongly, but emerging markets still face serious challenges to recovery.

FUEL ENVIRONMENT 3 4 5 6 7

Source: Indexmundi.com

The chart above shows the volatility in the fuel market over the last decade. Brent crude has a strong correlation with Jet Fuel A prices. After a period of high prices, crude oil began to decline in the fall of 2014. Prices remained low through early 2016 and then steadily rose until reaching a four-year high in October 2018. Following a sharp price drop in November 2018, crude oil prices remained relatively stable through January 2020, averaging around $63 per barrel. As a result of the COVID-19 pandemic, along with the price war between Russia and Saudi Arabia, both Brent Crude and Jet Fuel A saw severe drops in price in early 2020. After reaching a low point in April 2020, prices began to recover.

The May 7, 2021, ransomware attack on the Colonial Pipeline, which carries gasoline and jet fuel, led to fuel shortages across the eastern United States. The disruption caused jet fuel prices to surge and forced some airlines and airports to adjust their operations. While the pipeline resumed normal operations as of May 15, there may be continuing service delays in the short run. Additionally, as travel has returned over the summer, some airlines are

[3]	https://www.ft.com/content/bc938195-82d3-43eb-b031-740028451382
[4]	https://www.bloomberg.com/news/articles/2020-04-01/saudi-arabia-resists-trump-s-attempt-to-broker-an-oil-war-truce
[5]	https://www.airlines.org/argus-us-jet-fuel-index/
[6]	https://www.cnbc.com/2021/05/12/new-york-jet-fuel-gets-pricier-as-colonial-pipeline-outage-continues.html
[7]	https://www.cnbc.com/2021/05/15/colonial-pipeline-resumes-normal-operations-after-hack.html

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grappling with fuel shortages at smaller airports. While the problem is largely contained to the Western region of the United States, where demand for fuel has spiked in order to combat wildfires, the shortages have the potential to cause some problems in other regions as well. According to Airlines for America’s U.S. Jet Fuel Index, fuel was trading at $2.16 per gallon as of September 29, 2021.

Historically, jet fuel and airline profitability have had an inverse relationship. Lower fuel prices bring airline expenses down, which results in lower fares and upticks in demand. However, demand was dramatically low through 2020. Due to the roll-out of COVID-19 vaccines, as well as improving economic activity, oil demand is expected to rise in 2021.

LENDING LANDSCAPE 8 9

The lending environment is also a material consideration when evaluating the current market. The last 10 years have been marked with historically low interest rates. A more favorable lending environment leads to more orders for new equipment. However, the negative ramification of a low-rate environment is that airlines that historically looked to secondary markets now look to new equipment, which could result in steeper value drops in the secondary market.

In June 2021, the Federal Reserve’s policy-making arm, the Federal Open Market Committee (FOMC), kept the federal funds rate target to a range of 0% to 0.25%. This target has remained in place through 2020 and continuing through 2021. The previous time the Federal Reserve pursued a similar policy was during the 2008 recession, when the Fed kept rates at low levels until 2015.

The Fed has also signaled it will be pursuing “average inflation targeting” by letting inflation float higher than the standard 2% target for some time before raising interest rates. While the Fed has acknowledged that inflation has risen through the first half of 2021, they have stated this is largely due to “transitory factors”. The Fed also wants to focus on fostering a strong job market, particularly for low and moderate earners, and feels that can be sustained without spurring higher inflation in the long run. These shifts further signal the Fed’s intention to keep rates low going forward.

Low rates will spur financing activities, but the impact will likely be offset by weakened demand and global recession. Similar to the recession in 2008, liquidity is likely to be an issue for most of the industry.

[8]	https://www.federalreserve.gov/newsevents/pressreleases/monetary20210616a.htm
[9]	https://www.federalreserve.gov/newsevents/speech/powell20200827a.htm

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V.	AIRCRAFT MARKET ANALYTICS

AIRCRAFT DEMAND 10

Source: Boeing.com; Airbus.com

The number of orders placed in a given year is a good indicator of where we are in the cycle. An aircraft type launched in the right business cycle can lead to a large order stream and ultimately, a strong residual value. In 2020, the number of orders placed declined compared to 2019. In 2020, Airbus delivered a total of 566 jets and received 268 new orders (net in year of cancellation). Most of its orders were for A320Neo and A321Neo aircraft. Of the orders Airbus had, its largest was with Air Lease Corporation for 50 A220-300s and

52 A321Neos. By comparison, Boeing delivered 157 aircraft, which is a slight improvement over 2019. Net orders for Boeing were negative, meaning that they had more cancellations than new orders. This is a clear reflection of their problem with the MAX aircraft, which had significantly more cancellations than orders. While the MAX’s return to service in late 2020 was a positive sign, Boeing also endured a net loss of orders for 777X jets, with Emirates having cut its order for the large widebody jet and substituting for an order of 30 smaller 787s.

COVID-19 has also had a dramatic effect on aircraft demand. At the low point of the pandemic in April 2020, about 2/3 of the global commercial fleet was grounded. More of the fleet has started to come back into service as demand has slowly improved, but the pandemic has also led to deferrals and cancellations of many new aircraft deliveries. In particular, a number of operators and lessors have deferred or cancelled their MAX orders, with some switching to the Neos. The effect of these trends on aircraft values will be further discussed in the COVID-19 impact section of this report.

[10]	https://www.iata.org/en/iata-repository/publications/economic-reports/airlines-financial-monitor – april-2020/

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GEOGRAPHIC DIVERSITY

Source: JetInventory.com

The A321Neo aircraft is found in 35 different countries geographically. China has the most A321Neo aircraft, at 92 aircraft or 20.18 percent of the total in service fleet. This is followed by the United States and India with 76 and 37 aircraft, respectively. Regional diversification is also a major influence on value. The more diverse the operation of the aircraft, the easier it is to remarket it.

OPERATOR BASE

Source: JetInventory.com

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There are 63 operators of the A321Neo aircraft. China Southern Airlines is the largest operator of A321Neo, at 48 aircraft or 10.46 percent of the total in service fleet. This is followed by Indigo and American Airlines with 34 and 30 aircraft, respectively. The top ten operators represent around 53 percent of the total fleet. Operator base, like region diversification is an important influence on value. The more operators there are, the easier it is to remarket the aircraft.

VI.	COVID-19 IMPACT

INDUSTRY OVERVIEW 11 12 13 14 15 16 17 18 19 20 21 22

The global economic shock resulting from the COVID-19 pandemic has dramatically impacted the aviation industry. Since the downturn in February 2020, the industry at large has been slow to recover, with overall passenger traffic declining by nearly 66% in 2020, as measured by revenue passenger kilometers (RPKs). Despite the rollout of COVID-19 vaccines from Pfizer-BioNTech, Moderna, Oxford-AstraZeneca, and others, the industry still faces a challenging recovery.

Airlines around the world have seen their financial positions dramatically deteriorate. Passenger revenues for the industry fell more than 60% during 2020, while net losses exceeded $118 billion. As airlines faced substantial levels of cash burn, many carriers were forced to cease operations or declare bankruptcy, including Flybe, Virgin Australia, LATAM, and Avianca. Carriers that survived generally did so through some combination of debt, emergency cost reductions, and governmental support. Overall, the airline industry accumulated $651 billion dollars in new debt during 2020, which will present challenges going forward. While many airlines have been able to slow their cash burn rate, the full shape of the recovery is still unknown. As demand remains depressed, it is likely other airlines will face restructurings without further government aid.

Many governments have made extraordinary stimulus efforts to protect their carriers and boost their economies. Overall, governments contributed $173 billion in relief funding for the aviation industry in 2020. Additional support has come though the temporary easing of regulations, such as the slot waivers granted by civil aviation authorities across the globe. Looking into 2021 and beyond, governments will continue to play a key role in the recovery. In grappling with rising cases and new variants of the virus, many governments have re-imposed strict travel restrictions. Looking at the 2020 data, it is clear that countries that adopted testing regimes rather than quarantines saw better traffic recoveries.

[11]	https://www.iata.org/contentassets/c81222d96c9a4e0bb4ff6ced0126f0bb/iata-annual-review-2020.pdf
[12]	https://www.iata.org/en/pressroom/pr/2021-02-03-02/
[13]	https://www.iata.org/en/iata-repository/publications/economic-reports/new-covid-variants-pose-a-risk-to-air-travel-recovery/
[14]	https://www.iata.org/en/iata-repository/publications/economic-reports/third-impact-assessment/
[15]	https://www.iata.org/en/iata-repository/publications/economic-reports/global-air-passenger-markets-riding-out-periods-of-turbulence/
[16]	https://www.iata.org/en/iata-repository/publications/economic-reports/covid-19-outlook-for-air-travel-in-the-next-5-years/
[17]	https://www.iata.org/en/iata-repository/publications/economic-reports/june-data-and-revised-air-travel-outlook/
[18]	https://www.iata.org/en/iata-repository/publications/economic-reports/weak-year-end-for-air-travel-and-deteriorating-outlook/
[19]	https://www.iata.org/en/iata-repository/publications/economic-reports/air-passenger-monthly-analysis – december-2020/
[20]	https://www.iata.org/en/iata-repository/publications/economic-reports/air-freight-monthly-analysis – december-2020/
[21]	https://www.iata.org/en/iata-repository/publications/economic-reports/fuel-forum – outlook-for-air-traffic/
[22]	https://www.iata.org/en/iata-repository/publications/economic-reports/air-travel-update-optimism-with-caution/

9

After the downturn started in February 2020, the industry reached a low point in April, when passenger traffic levels fell by 94% year-on-year. Despite modest improvements over the summer of 2020, the recovery stalled through the fall and winter of 2020. As countries grappled with second and third waves of the virus, some recoveries slowed or reversed in the short run. However, as the vaccine rollout began, travel recovered starting in February 2021 and has continued recovering through May 2021.

As the result of travel restrictions, international passenger traffic has been hit the hardest and has been the slowest to recover. Overall, international traffic and capacity declined by roughly 76% and 68% respectively in 2020, while load factors fell by more than 19 percentage points during the year. While international travel has recovered somewhat through 2021, May 2021 RPKs were still -85.1% below 2019 levels. Looking at the data on a more granular level, it is clear that even in markets that have recovered more robustly, gains can quickly be reversed by rising cases and subsequent quarantine restrictions.

Global domestic traffic and capacity were down roughly 49% and 36% respectively in 2020, while load factors fell 17 percentage points during the year. The recovery in domestic passenger traffic has been much more encouraging, with May 2021 RPKs only -23.9% below May 2019 levels. The exact results seen have varied significantly by market. The Russian and Chinese domestic RPKs rose above pre-COVID levels in spring 2021, with the US market making steady gains as well. However, the Indian domestic market highlights the challenges that still lay ahead. After making a strong recovery though the first part of spring 2021, the rapid spread of the Delta variant reversed the recovery. Similar patterns may happen in other countries if cases rise and travel restrictions are tightened.

The story in the cargo market has been quite different. While industry-wide cargo demand, as measured by cargo tonne kilometers (CTKs), fell 11% in 2020 overall, the recovery has been much more robust. Reaching a low point in April, CTKs fully recovered through 2020 and continue to climb, with May 2021 CTKs 9.4% above May 2019 levels. Despite this strong recovery, the cargo market is still grappling with a capacity shortage due to reduced belly capacity resulting from the grounding of passenger aircraft, which carry almost half of all cargo volumes in a typical year. This reduced belly capacity has also led to higher load factors, which grew by nearly 8 percentage points in 2020 and led to record-high cargo yields and revenues.

Analysis of previous crises is necessary to estimate the pandemic’s impact and timeline for recovery. According to IATA’s analysis of traffic during recent pandemics, the 2003 SARS outbreak, 2005 and 2013 Avian Flu outbreaks, and 2015 MERS Flu outbreak all had V-shaped recoveries. In each case, traffic recovered to pre-outbreak levels within a year. However, these pandemics did not coincide with a global recession. During periods of economic downturn, traffic has recovered more slowly. IATA’s comprehensive study of passenger traffic concluded that within four years of both the 9/11 and 2008 shocks, traffic had recovered to its long-term trend level.

IATA expects that traffic will recover more slowly than GDP, lagging behind by about 2 to 3 years. Short-haul domestic flights will likely be the first to recover, with international traffic lagging behind. As borders remain closed, international traffic is not expected to recover until later. Bookings data indicates that there is pent-up demand for leisure travel, but business travel, particularly the international component, will likely take longer to recover.

As of June 2021, IATA’s baseline recovery scenario is that 2021 passengers will recover to 52% of pre-COVID levels, 2022 passengers to 88%, and 2023 passengers to 105%. However, the exact shape of recovery depends on the effectiveness and speed of the vaccine rollout. International travel could remain well below pre-COVID levels for some time, particularly with the rapid spread of the Delta variant.

10

AIRCRAFT AND ENGINE MARKET 23 24

In addition to COVID-19’s direct impacts on traffic and demand, the pandemic has also led to deferrals and cancellations of new equipment deliveries and storage of existing fleets. At the low point of the pandemic in April 2020, IATA reported that roughly 2/3 of the global commercial fleet was grounded and that deliveries of new aircraft were practically non-existent. Since then, many future deliveries have been cancelled or delayed, but more of the fleet is starting to come back into service as demand slowly recovers.

All of these factors have impaired the marketability of commercial aircraft and engines. Given our knowledge of previous crises such as 9-11, SARS, and the 2008 recession, as well as the data currently available, BK has developed a position of the impact of COVID-19 on the current market values (CMV) of the world’s fleets of commercial aircraft and engines. Specifically, we have reduced our CMVs by 5% to 25%, depending on the age, type, and production status of the asset.

The CMVs have been reduced more severely for widebody aircraft than for narrowbody and regional aircraft. Older or out of production aircraft have been reduced more severely. We have not impaired the marketability of freighter aircraft that are in production, but we have impaired marketability for those out of production. For engines, the CMVs have been cut in proportion to the haircut applied to the host aircraft type, albeit by a lesser percentage.

In addition to the reductions made to the CMVs, we have also reduced the base values (BV) for certain aircraft types, including the B777-200s, B777-200ERs, B777-300ERs, A330-300s, A330-200s, E190s, E195s, and A380s. Based on early retirements and falling activity rates, we believe these aircraft types have had permanent impairment to their BVs. Please note that these changes to our BVs also reflect the typical updates we make to our value tables throughout the year. The reductions should not be interpreted as solely being a result of COVID-19. With the B737MAX returning to service, we have also raised the CMVs for that aircraft type. As trading begins to pick up again, we will continue to monitor the values of various aircraft and engines types and adjust as needed.

VII.	VALUATION METHODOLOGY

Current values are normally based on comparison to recent sales of comparable aircraft. Unfortunately, there have been few recent transactions involving comparable aircraft for which the price was divulged. Since the 1990s, the major airlines and other aviation industry entities in the United States have claimed, with support of the government and the courts that the realizations in their aircraft sales should be kept confidential. Prior to that, all transactions were reported to the government and the prices were available to the public. Now, we are only aware of transactions that are occasionally reported in the press, when we are involved in the transaction or when our clients sometimes share the prices of recent transactions. Equipment manufacturers also share with us confidential cost data related to their products. We are aware of some sales of similar aircraft to those subject of this appraisal.

In the absence of more recent sales data, alternative methodologies must be used. One approach is to determine the base value or what the value should be in a balanced market and then adjust that base value to reflect the impact of current market conditions.

As the definition implies, the base value is determined from long-term historical trends. BK Associates has accumulated a database of over 13,000 data points of aircraft sales that occurred since 1970. From analysis of these data we know, for example, what the average aircraft should sell for as a percentage of its new price, as well as the high and low values that have occurred in strong and weak markets.

[23]	https://www.iata.org/en/iata-repository/publications/economic-reports/air-passenger-monthly-analysis – august-2020/
[24]	https://www.iata.org/en/iata-repository/publications/economic-reports/airlines-financial-monitor-july-2020/

11

Based on these data, we have developed relationships between aircraft age and sale price for wide-bodies, narrow-bodies, large turboprops and, more recently, regional jet and freighter aircraft. Within these groups we have developed further refinements for such things as derivative aircraft, aircraft still in production versus no longer in production, and aircraft early in the production run versus later models. Within each group variations are determined by the performance capabilities of each aircraft relative to the others. We now track some 150 different variations of aircraft types and models and determine current and forecast base values. These relationships are verified, and changed or updated if necessary, when actual sales data becomes available.

This relationship between sale price as a function of age and the new price is depicted in the following figure.

Source: BK Internal Transaction Database

Regarding the current market values, based on our analysis of numbers of aircraft available for sale, numbers in storage, fleet size, operator base and short-term projected traffic demand, we have determined the likely current market value as a percentage of the current base value. These percentages are modified, of course, as actual sales data becomes available.

One of the most important factors affecting the current market is supply and demand, as evidenced by the numbers of aircraft available for sale and in storage. The following, summarized from published Airfax reports, lists aircraft similar to those in the Portfolio, which are publicly advertised for sale or lease. Additionally, aircraft currently active, scrapped, and in storage are quantified, per Jet Inventory data. However, it should be understood that some operators and lessors do not publicize their aircraft availability and the list of stored aircraft does not directly compliment the availability listing.

As of June 2021	Active	Stored	Scrapped	Available For Sale	% of Fleet
A321Neo	459	37	—	—	0.0%

Experience has shown that when more than one percent of the fleet is available for sale, downward pressure begins on current market values. However, COVID-19 has led to impaired marketability across the board. As a result, we conclude that the CMV is less than the BV for the aircraft in this portfolio.

12

VIII.	DISCLAIMER

It should be understood that BK Associates has neither inspected the Aircraft nor the maintenance records, but has relied upon the information provided by the addressee and in the BK Associates database. The assumptions have been made that all Airworthiness Directives have been complied with; and accident damage has not been incurred that would affect market values. Further, we have assumed unless otherwise stated, that the Aircraft is in typical configuration for the type. Deviations from these assumptions can change significantly our opinion regarding the values.

BK Associates, Inc. has no present or contemplated future interest in the Aircraft, nor any interest that would preclude our making a fair and unbiased estimate. This appraisal represents the opinion of BK Associates, Inc. and reflects our best judgment based on the information available to us at the time of preparation and the time and budget constraints imposed by the client. It is not given as a recommendation, or as an inducement, for any financial transaction and further, BK Associates, Inc. assumes no responsibility or legal liability for any action taken or not taken by the addressee, or any other party, with regard to the appraised equipment. By accepting this appraisal, the addressee agrees that BK Associates, Inc. shall bear no such responsibility or legal liability. This appraisal is prepared for the use of the addressee and shall not be provided to other parties without the express consent of the addressee. BK Associates, Inc. consents to the inclusion of this appraisal in the Prospectus Supplement and to the inclusion of BK Associates, Inc.’s name in the Prospectus Supplement as an expert under the caption “Appraisals”.

Sincerely, BK ASSOCIATES, INC.

Christopher Snow
Financial Analyst

Simon Chang
Financial Analyst

Pooja Gardemal, CPA/ABV
Managing Director ISTAT Certified Appraiser

CS/SC/PG

13

Figure 1

American Airlines Portfolio

Base Values

All Values In U.S. $ Millions as of October 1, 2021

	AIRCRAFT TYPE	MSN	REGISTRATION NUMBER	DELIVERY DATE	MTOW LB	ENGINE TYPE	BV*
1	A321-253NX	TBD	N460AN	July-22	206,132	LEAP-1A33	62.79
2	A321-253NX	TBD	N461AN	August-22	206,132	LEAP-1A33	62.89
3	A321-253NX	TBD	N462AA	August-22	206,132	LEAP-1A33	62.89
4	A321-253NX	TBD	N463AA	September-22	206,132	LEAP-1A33	62.99
5	A321-253NX	TBD	N464AA	September-22	206,132	LEAP-1A33	62.99

*	Undelivered aircraft valued as new.

Desktop Appraisal of:

Twenty-Six (26) Various Aircraft

Client:

American Airlines, Inc.

Date:

October 22, 2021

HQ – Washington D.C.

2101 Wilson Boulevard

Suite 1001

Arlington, Virginia 22201

USA

Tel: + 17032763200

Fax: + 17032763201

Dublin

Harcourt Centre, Suite

511

Harcourt Road

Dublin 2

D02 HW77 Ireland

Tel: + 35314773057

Hong Kong

Tel: + 85228248414

Fax: + 85239653222

www.mba.aero

I.	Introduction and Executive Summary

mba Aviation (mba) has been retained by American Airlines, Inc. (the “Client”) to provide a Desktop Appraisal to determine the Current Value of 21 Airbus A321-253NX aircraft and five Embraer ERJ 175 LR aircraft (collectively, the “Subject Aircraft”) as of October 1, 2021. The Subject Aircraft are fully identified in Section IV of this Report.

In performing this Appraisal, mba relied on industry knowledge and intelligence, confidentially obtained data points, its market expertise and current analysis of market trends and conditions, along with value information from its quarterly publication REDBOOK – 3Q 2021.

Based on the information set forth in this Report, it is mba’s opinion that the total Current Base Value of the Subject Aircraft are as follows and as set forth in Section IV.

Current Base Value (US$)
(26) Aircraft Total	$1,416,270,000

Section II of this report presents definitions of various terms, such as Current Base Value, as promulgated by the Appraisal Program of the International Society of Transport Aircraft Trading (ISTAT). ISTAT is a non-profit association of management personnel from banks, leasing companies, airlines, manufacturers, brokers, and others who have a vested interest in the commercial aviation industry and who have established a technical and ethical certification program for expert appraisers.

II.	Definitions

Desktop Appraisal

A desktop appraisal is one which does not include any inspection of the aircraft or review of its maintenance records. It is based upon assumed aircraft condition and maintenance status or information provided to the appraiser or from the appraiser’s own database. A desktop appraisal would normally provide a value for a mid-time, mid-life aircraft (ISTAT Handbook).

Base Value

ISTAT defines Base Value as the Appraiser’s opinion of the underlying economic value of an aircraft, engine, or inventory of aircraft parts/equipment (hereinafter referred to as “the asset”), in an open, unrestricted, stable market environment with a reasonable balance of supply and demand. Full consideration is assumed of its “highest and best use”. An asset’s Base Value is founded in the historical trend of values and in the projection of value trends and presumes an arm’s-length, cash transaction between willing, able, and knowledgeable parties, acting prudently, with an absence of duress and with a reasonable period of time available for marketing. In most cases, the Base Value of an asset assumes the physical condition is average for an asset of its type and age. It further assumes the maintenance time/life status is at mid-time, mid-life (or benefiting from an above-average maintenance status if it is new or nearly new, as the case may be). Since Base Value pertains to a somewhat idealized asset and market combination it may not necessarily reflect the actual current value of the asset in question, but is a nominal starting value to which adjustments may be applied to determine an actual value. Because it is related to long-term market trends, the Base Value definition is commonly applied to analyses of historical values and projections of residual values.

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Qualifications

mba is a recognized provider of aircraft and aviation-related asset appraisals and inspections. mba and its principals have been providing appraisal services to the aviation industry for over 25 years; and its employees adhere to the rules and ethics set forth by the International Society of Transport Aircraft Trading (ISTAT). mba employs three ISTAT Certified Appraisers and three Candidates. mba’s clients include most of the world’s major airlines, lessors, financial institutions, and manufacturers and suppliers. mba maintains offices in North America, Europe, and Asia.

mba publishes quarterly values updates on its online platform REDBOOK, which provides current and projected aircraft values for the next 20 years for over 150 types of jet, turboprop, and cargo aircraft in addition to engines and helicopters.

mba also provides consulting services to the industry relating to operations, marketing, and management with an emphasis on financial/operational analysis, airline safety audits and certification, utilizing hands-on solutions to current situations. mba also provides expert testimony and witness support on cases involving collateral/asset disputes, bankruptcies, financial operations, safety, regulatory and maintenance concerns.

III.	Current Market Conditions

GENERAL MARKET OBSERVATION 3RD QUARTER 2021

An understanding of the market at the time a valuation is rendered, contextualized by any recent notable developments, is an important factor for an appraisal. 2020 was a year unlike any other in recent memory, with global health, macroeconomic, and geopolitical questions pushing the world economy in general, and the aviation industry specifically, down from the highs of recent years. Although 2021 continues to show signs of recovery, many of the same uncertainties remain. This section defines current and recent market conditions, including general market commentary, highlighting major factors influencing aircraft values, as well as mba’s view of the current market situation for each aircraft type examined in this valuation.

PASSENGER TRAFFIC

There are several variables that have historically shown a strong correlation to aircraft values. Air traffic growth (or diminution) has always been the fundamental indication of the health of the industry, but macroeconomic factors like global, regional, and national Gross Domestic Product (GDP), aviation industry dynamics like Revenue Passenger Kilometer (RPK) and Available Seat Mile (ASM) rates of growth, and aircraft-specific matters, like production status, ubiquity, technical obsolescence, and order backlog, are all good barometers of long-term value. Short-term value fluctuations are typically influenced by more immediate factors, like oil prices, active-to-parked ratio, and market availability. The preceding 18 months have seen volatility across all metrics, but both aviation and the overall global economy have started to emerge from the lows of the early pandemic months in Spring 2020.

In July 2020, the International Air Transport Association (IATA), IATA projected that passenger air traffic may recover to pre-pandemic levels by spring 2023, then revised that projection to autumn 2024 in September 2020. However, the rollout of multiple vaccines and greatly improved domestic traffic in early summer 2021 led IATA’s Chief Economist, Brian Pearce, to project that 88.0% of passenger traffic will resume by 2022. 2021 is projected to continue to see traffic slightly below half of 2019’s numbers, but different markets will see traffic returning at vastly different paces, with mature domestic markets recovering the fastest.

The International Monetary Fund (IMF) forecasts that economic recovery, too, will vary greatly by region depending on access to medical interventions and emphasizes that recovery will require “broad vaccine availability in advanced economies and some emerging market economies in summer 2021 and across most

American Airlines, Inc.
Job File #21191

countries by the second half of 2022.” In its most recent World Economic Outlook (WEO) report in April 2021, the IMF calculated the 2020 contraction in economic growth to have been -3.27%, 0.23 percentage points (pp) higher than their estimation in January 2021 and 1.6 pp above the June 2020 projection, thanks to a stronger 2H21 recovery than anticipated. The projection for global GDP growth for 2021 stands at 6.06%, 0.5 pp higher than estimated in January, with the highest expectations for Emerging Markets and Developing Economies (EMDEs), especially in Asia, with positive growth across all regions in the 3.4% – 8.6% range.

Analyzed in conjunction, two of the most helpful indicators of the health of the commercial aviation industry are the number of new aircraft orders placed and RPK growth, which IATA defines as the number of paying passengers multiplied by total kilometers flown. Both data points and trends have been highly correlated to world GDP in the past. By looking at the forecasted world GDP, the potential RPK growth can typically be projected, which in turn influences new aircraft orders if passenger demand increases.

As seen in the chart below, air passenger traffic has historically been sensitive to global economics and geopolitics, and while 2020 saw rates nosedive, air traffic has typically rebounded strongly in the years following extraordinary circumstances. Once the pandemic is over, recovery is undisputed, but the length of time for full global market recovery remains unknown. The first quarter showed a weaker start than had been hoped for, as a wave of coronavirus cases has impacted much of Europe and Asia, but as vaccine rollout picked up speed, RPKs began to rally and forecasts are optimistic about a decent revenue rebound of 26.0% by year’s end, though still only 43.0% of 2019 levels.

World GDP, RPK Growth, Aircraft Orders

Source: STAR Fleet, OEMs, International Monetary Fund, IATA

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Historical growth patterns may still prove useful when forecasting traffic post-COVID-19. Annual traffic growth had already started to slow down as 2019 came to a close. Profound geopolitical and geo-economic uncertainties like Brexit, United States (U.S.)-China trade relations, and diplomatic tensions globally all weighed heavily on recent forecasts for the aviation industry. In addition, the grounding of the 737 MAX strained capacity, which in turn held back RPK growth. While 2018 marked the ninth consecutive year of above-trend growth in RPKs, rates retracted throughout 2019 and remained below the 20-year average rate of approximately 5.5% before plummeting in 2020.

In recent years, Global RPK and economic growth were primarily driven by EMDEs, especially in China. Advanced Economies’ GDPs remained nearly stagnant, growing at around 2.0% annually over the last ten years. According to the April WEO, the IMF calculated 2.3% GDP growth in market output in China, a 2.2% drop in the EMDE GDP, and 4.7% decline in Advanced Economies GDP for 2020. GDP for 2021 is projected to see 8.4% growth in China, 6.7% in EMDE, and 5.1% in Advanced Economies in 2021. The forecast is more optimistic than it has been since the pandemic hit, but if vaccine distribution is hampered in poorer countries, EMDEs may be hit much harder than wealthier regions.

Historical Growth by Region (GDP and RPK)

Source: IATA.org: 2006 – 2020

In hindsight, a closer look at recent RPK rates reveals the unsurprising yet still dramatic depression in travel revenue, as well as protracted indications of a rebound, especially in domestic air travel, but also airlines’ ability to meet changing demand profiles, as seen in the Passenger Load Factors (PLF). However, it seems that until vaccination leads to herd immunity, air travel levels will remain well below those of 2019.

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RPK Growth Rates vs. Passenger Load Factor vs. Month in 2019

Source: IATA

ASMs are another important traditional metric of air travel health. A measure of passenger capacity, they reveal real air traffic growth visibly contracting in 2019 around the time of the 737 MAX groundings. Comparing domestic, international, and total ASM growth rates is another measure confirming slowing air travel growth.

2018 – 2019 ASM Growth, MoM and YoY

Source: OAG Analyzer

In 2020, one can see how aberrantly air traffic behaved, while also noting that the worst of the ASM retraction appears to have occurred at the height of uncertainty about the pandemic, March through June. Year-over-Year (YoY) ASM growth climbed slowly over the last six months of the year, and the Month-over-Month (MoM) summer and year-end travel rates were higher than expected. As vaccinations picked up in spring 2021, growth can be seen across all markets, with significant upticks YoY.

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2020 – mid-2021 ASM Growth, YoY and MoM

Source: OAG Analyzer

FREIGHTER TRAFFIC

Due to cargo being the only sector of air traffic that has seen growth during the pandemic, airlines have become active in mounting cargo operations with their passenger fleet, helping to meet the global demand for general cargo as well as vital medical shipments. According to IATA, global cargo demand, measured in cargo-ton kilometers (CTKs) in 2020 was 10.6% below 2019 levels whereas global capacity, measured in available cargo-ton kilometers (ACTKs), was down 23.3%; consequently, cargo load factors grew 7.7%. Regulatory bodies continue to work to minimize obstacles for essential cargo traffic, resulting in an ease in the capacity crunch: IATA reports that ACTKs have grown MoM since the beginning of 2021.

From the very start, operators and consumers of freight traffic had to adapt quickly to the ever-changing circumstances. As belly freight capacity shrank with cancelled passenger flights, cargo aircraft were quickly brought back into service. KLM reactivated two retired 747 Combi aircraft, and Atlas Air began putting stored 747 freighters back into service. Passenger aircraft were transformed into freighter fleet, so-called “preighters,” with numerous carriers, with Icelandair removing all its passenger seats to carry cargo, and Shandong Airlines, Lufthansa, SmartLynx, and Condor all removing more than half of their fleets’ seats.

According to Cargo Facts’ Passenger Freighter Database, passenger aircraft that have been utilized for cargo-only missions during the COVID-19 crisis – regardless of frequency – span the globe. As of July 2021, the types of aircraft being used for cargo operations vary widely, showing how diverse types are of greatest utility in different regions and capacities, but with the current third wave, more aircraft than ever appear to be used as preighters, especially widebody aircraft that would otherwise sit idle. While a Supplemental Type Certificate (STC) is not required to carry cargo on the main deck of a passenger aircraft, cabin loading must be done in accordance with the guidance issued by the aircraft manufacturer. The most-converted aircraft types are shown here.

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Aircraft	Jun-20	Jan-21	Apr-21	Jul-21
777-300ER	52	39	44	61
787-9	3	3	3	3
A350-900	8	6	8	8
A330-300	22	19	24	34
A330-200	27	19	25	26
787-8	0	0	2	2
737-800	24	24	24	24
767-300ER	27	25	25	27
777-200ER	12	9	9	10
A321-200	7	6	8	8
A320-200	4	2	2	3
DHC 8-400	10	11	11	11

Source: Cargo Facts Passenger Freighter Database

GLOBAL PANDEMIC

As of July 2021, travel restrictions appear to have partially opened up for summer travel, though this varies greatly by country and region. Depending on one’s country of departure or origin, as many as 95 countries have borders completely closed, compared to 130 in April 2021, 50 in January 2021, 64 in October 2020, and 103 at this time last year. While as many as 135 allow travel with restrictions, only a handful continue to have open borders for non-essential visitors from all countries.

With the summer holiday season in swing, actual demand for flights has outstripped forecasted demand and thereby capacity. Despite government aid, many airlines are finding it difficult to balance supply with such volatile demand fluctuations. Flight schedules remain uncertain with frequent and last-minute cancellations and changes in departure dates and times, though most airlines continue to dispense with change fees to make it easier for travelers to make last minute decisions about whether or not to follow through on travel plans. American Airlines cut over 1,000 flights in the first two weeks of July 2021, citing a shortage of pilots and airport workers, despite a third round of U.S. emergency stimulus packages in March, the “American Rescue Plan of 2021,” with US$14 billion earmarked for U.S.-based airline payroll support, thanks to which American announced it would cancel 13,000 planned layoffs.

Collectively, 87 governments worldwide provided approximately US$142 billion to airlines in 2020 through a combination of bailout funds, government provided loans, and tax relief. Even when adjusting for inflation, this dwarfs the approximately US$10 billion (in 2020 dollars) airlines received after 9/11. The largest of these packages comes in the form of the CARES Act, passed in the U.S., which provides up to US$58 billion to airlines, while the smallest requested package is from Malawi Airlines for US$527,000.00 from the Malawian Government to pay salaries at the airline. In addition to or in lieu of providing bailout funds, some governments have opted to use the ongoing crisis to supervise a restructuring and/or sale of state-owned airlines. Various types of government assistance are laid out in the map below.

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While losses for 2021 are expected to be much lower than in 2020, IATA has predicted the airline industry will lose approximately US$47.7 billion, with revenues believed to stay below half of 2019 levels. Due to this, the association is lobbying for further government support this year for airlines worldwide. Some continued aid has come with new constraints, particularly in Europe. Air France’s state aid is dependent on its commitment to cut overall CO2 emissions (by passenger kilometer) in half by 2030, compared to 2005 levels. Lufthansa may not pay out any bonuses or dividend until €9.0 billion (US$10.8 billion) from Austria, Switzerland, and Belgium has been repaid.

EFFECTS OF OIL PRICES ON AVIATION

Though the global pandemic has taken control of the aviation market, historically one of the largest drivers of aircraft values has been oil prices. Previous spikes led OEMs to quickly introduce more fuel efficient types likes the A320neo family, 737 MAX family, and A330neo family, while drops in fuel have kept older aircraft in service longer. High and volatile fuel prices can have signficant impacts to airlines balance sheets and in some cases have been the final nail in a cash-strapped airline’s coffin.

Twenty Year Brent Crude Price (USD per Barrel)

Source: Energy Information Agency, www.eia.gov

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After a period of volatility between 2007 and 2011, oil prices remained over US$100.00 per barrel until the end of 2014, when prices began to fall. By January 2016, Brent Crude had fallen to a new 13-year low, dropping to US$26.00 per barrel. During this period, larger, older, less-efficient widebody aircraft were utilized in larger numbers, keeping residual values for such aircraft higher than one would expect in higher-fuel-price environments. Oil prices in 2020 fell to new 20-year lows, though they have been recovering strongly since their lows a year ago; however, prices will likely remain volatile in the near term as much of the world remains in various states of lockdown.

Inset – Recent Brent Spot Prices

Source: Energy Information Agency, www.eia.gov

EFFECTS OF ENVIRONMENTAL POLICIES ON AVIATION

Another major factor impacting aircraft values have been policies and regulations aimed at Environmental, Social, and Governance (ESG) practices with an eye towards decreasing dependency of fossil fuels and lowering net carbon emissions. In December 2019, IATA asked the EU to support sustainable aviation fuel (SAF) research as part of the E.C.’s new Green Deal. IATA also published an analysis at the end of 2019 showing that carbon emissions had declined by over 50.0% per passenger since 1990, due to technological advancements in new aircraft. All of these factors continue to put pressure on older, less fuel-efficient aircraft, and should the EC move forward with policy changes to how jet fuel is taxed, may strongly impact one of the largest segments of the global aviation industry.

Stemming from pressure from the industry to take the current pandemic’s effect into consideration on airline economics, in June 2020, the 36-member Council of the International Civil Aviation Organization (ICAO) unilaterally voted to use 2019 emissions levels, rather than 2020 levels as initially planned, as a baseline for the Carbon Offsetting and Reduction Scheme for International Aviation (CORSIA). This will provide airlines a higher benchmark to determine emissions levels due to the limited flying in 2020 due to COVID-19. Though this is good news for airlines, in 2022 the ICAO assembly will gather to determine if any adjustments are required considering the pandemic has led to airlines readdressing their fleets.

In 2021, there have already been multiple developments in ESG policies in aviation. In March 2021, the Aviation Working Group, comprised of major aircraft manufacturers, leasing companies and financial institutions, launched its carbon calculator using data from Airbus, ATR, Boeing, and Embraer to “provide aircraft-specific operational inputs, to generate accurate, reliable and consistent carbon dioxide emissions data for aircraft and aircraft portfolios,” according to their press release. In April, multiple carriers, including American Airlines, Southwest, and ANA, announced targets to have completely carbon-neutral aircraft operations by 2050. JetBlue has announced initiatives to have zero net carbon emissions by 2040 and to decrease aircraft emissions by 25.0% over 2015 levels by 2030, primarily through greater use of Sustainable Aviation Fuel (SAF), which currently accounts for only 0.1% of total jet fuel worldwide. Multiple oil companies, including Neste, Shell, and Total,

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have announced their intentions to ramp up production of SAF in the coming years, initiatives that, according to McKinsey’s “Cleans Skies for Tomorrow,” could scale capacity of SAF from 200,000 tons in 2019 to four million tons by 2030.

COMMERCIAL AIRCRAFT ORDERS

After a slowdown in orders from 2017 to 2019, Airbus and Boeing have been reeling from the effects of the pandemic on orders. On March 13, 2019, the Federal Aviation Administration (FAA) ordered the grounding of all Boeing 737 MAX aircraft following the Ethiopian Airlines and Lion Air crashes in October 2018, resulting in 346 fatalities. In November 2020, 20 months after the grounding of the aircraft, the FAA formally recertified the MAX deeming it ‘safe to fly’ again once the proposed software modifications are implemented. EASA followed suit in January 2021, with similar conditions, though with extra operational requirements.

With protracted and often deleterious analyses of the MAX, cancellations accelerated throughout 2020, according to Boeing’s 2020 ‘Orders & Deliveries’ report, with a net order book of -1,026 aircraft at year’s end. The 737 MAX accounted for -749 net orders. Further cancellations by major lessors impaired the MAX backlog, which stood at 4,545 unfilled orders at the end of 2019, 4,325 at the end of September 2020 and only 3,989 by the end of December 2020, but 244 new orders for MAX aircraft have been placed in the first quarter of 2021, showing gaining acceptance of the aircraft. The MAX currently makes up 96.0% of Boeing’s order book, as well as the majority of their commercial deliveries this year, accounting for 58 out of 71 total deliveries as of June 30, 2021. Additionally, orders for the 737 MAX increased by 281 from last quarter, bringing total orders to 505; this significant increase in orders indicates the recovering trust and confidence of lessors and operators in this aircraft.

Airbus ended 2020 with only 383 gross orders and 115 cancellations, netting 268 orders. Airbus recorded no new orders in 2Q20, rebounding in 3Q to 370 orders but closing the year out with 268. As of 3Q21, Airbus has delivered 125 aircraft, 91.0% of which were narrowbody; although this is on par with their deliveries in 2Q20, the rate of their deliveries is showing a significant reduction from the 863 total aircraft delivered by Airbus in 2019.

Embraer’s order books have been static while working out its future without Boeing, and year-end results showed more cancellations for E175 and E190-E2s than new orders, which were all for the largest E-Jet, the E195-E2. No new orders were placed with Embraer in 1Q 2021, though nine deliveries were made, two E175s, two E190-E2s and five E195-E2s.

Net Orders

Source: mba STAR Fleet, Boeing, Airbus, Embraer (latest data as of 1Q21)

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In June 2020, China’s “big three” state-owned airlines – Air China, China Eastern Airlines, and China Southern Airlines – took delivery of Commercial Aircraft Corporation of China’s (COMAC) first domestically developed regional jet, the ARJ21-700 in a 90-seat configuration, of which 55 have been delivered so far, according to state-owned Chinese news agency Xinhua. The aircraft can be configured to seat 70–95 passengers. According to COMAC, more than 100 ARJ21s will be delivered in the next five years. These deliveries were scheduled and completed on the fourth anniversary of when the aircraft first entered commercial service with its first operator, Chengdu Airlines, which currently operates 23 of the type. The manufacturer has stated that the aircraft is to compete directly with Embraer regional jets.

COMAC has announced 815 orders for its other aircraft, the narrowbody C919, from 28 airlines, all Chinese domestic carriers as far as can be ascertained. In March 2021, China Eastern formally announced its order for five of the narrowbody aircraft. COMAC intends for the aircraft to compete directly with the 737 and A320 families; however, a number of delays have impacted the program. COMAC engineers miscalculated the loads that would be placed on the plane’s twin engines in flight and sent inaccurate data to the engine manufacturer, CFM International. This, in combination with other technical and structural glitches, meant that after more than two and a half years of flight testing, COMAC had completed less than a fifth of the 4,200 hours in the air needed for final approval by the Civil Aviation Administration of China (CAAC). By January 20, 2021, COMAC had completed temperature testing on the aircraft and the first delivery is planned for lauch operator OTT Airlines some time in 2021. However, in January 2021, the outgoing Trump Administration put COMAC, as well as Russian OEMs Irkut, Sukhoi, and Harbin, on a list of alleged “military associated companies,” potentially making it difficult for U.S. parts OEMs to deliver products to the companies. It remains to be seen if this will be lifted by U.S. President Joe Biden’s administration, but it will likely have an impact on production in the near term.

The other major newcomer to the aviation manufacturing scene, Mitsubishi Aircraft’s SpaceJet program, suspended studies related to the 70-seat Spacejet M100 program and slashed funding for the 88-seat M90 development. At an announcement following the end of its fiscal year in March 2021, Mitsubishi Heavy Industries (MHI) said it would cut funding for the SpaceJet by more than half as it reported program impairment losses from its acquisition of the Bombardier CRJ program and development costs for the 2019 fiscal year totaling 263.3 billion yen (US$2.46 billion).

A321neo

OVERVIEW

The A321neo (New Engine Option) is the largest variant of the A320neo family and is the reengined version of the A321-200ceo (Current Engine Option). The aircraft launched two months after the smaller A320neo, with ILFC (since merged with AerCap) as the launch customer. Powered by either two Pratt & Whitney (PW) Geared-Turbo Fan (GTF) PW1100G engines or CFM LEAP-1A engines, the aircraft offers up to a 15.0% fuel-burn advantage over the ceo aircraft. The A321neo also features standard ‘sharklets,’ wingtip devices that account for up to 4.0% of the 15.0% overall fuel-burn savings. The A321neo received joint FAA and EASA certification in 2017, and the first aircraft entered commercial service with Virgin America later that year.

In response to Boeing’s plans to produce a clean-sheet New Midsize / Mid-Market Aircraft (NMA), Airbus launched the A321neoLR, or ‘Long Range,’ in 2015. The LR version of the A321neo entered service in 2019, a little over two years after the first A321neo delivery, with the first order placed by launch customer Air Lease Corporation (ALC). The LR offers an increased MTOW, options for up to three auxiliary fuel tanks (ACTs), and aircraft cabin flex (ACF) configuration to allow high density operations.

An even longer-range and higher MTOW variant, the A321XLR, was introduced at the 2019 Paris Air Show, with an expected entry into service of 2023. It will be fitted with a non-removable fixed rear center tank with an

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option to add a forward fuel tank, expanding its maximum range of 4,500 NM by another 200 NM. While the new, strengthened landing gear of the XLR cannot be interchanged with the other A321neo variants’ gears, all A321neos will have 90.0% parts commonality with the XLR. While these sub-variants make the A321neo more customizable and versatile, the differing exit doors between pre- and post-2019 deliveries and non-retrofittable ACT options will likely cause a wider variance in purchase price and may result in segmented fleet values on the secondary market.

Positives

+	Long-term demand for the A321neo remains strong as operators have moved to “upgauge” their fleets and the orderbook keeps growing.

+	Large operator base across major world regions.

+	Significant fuel-burn improvements from engines and sharklets over current generation aircraft.

Negatives

–

Options for LR and XLR variants with increased range make the A321neo more competitive over Boeing’s 737 MAX 9/10 but could impact the value of A321neo variants depending on which is ultimately preferred in the secondary market.

–

Technical issues with the GTF engine caused in-service disruption to operators early on, though the pandemic allowed the OEM time to implement technical improvements, reduced on-wing time remains an issue.

FLEET STATUS

As of July 2021, there are 505 active A321neos with 61 operators, and a total of 2,955 aircraft on backlog. As lessors continue to receive and place new aircraft into the market, the number of operators is expected to increase. Even before the Boeing MAX grounding, the A321neo fared much better than the 737 MAX 9 and MAX 10 and will likely continue to dominate the large narrowbody space. With the introduction of ACF door configuration and long-range variants of the A321neo, the capability gap between the MAX and A321neo continues to grow, with the long-range variants being considered viable options for some routes currently flown by the Boeing 757-200.

Net Orders	3,535
Backlog	2,955
Delivered	580
Not in Service/ Stored Aircraft	38
Temporarily Parked Aircraft	37
Active Aircraft	505
Number of Active Operators	61
Number of Customers with Backlog	62
Average Fleet Age (Yrs)	1.7

Source: mba STAR Fleet July 2021, Airbus July 31, 2021

NOTABLE DEVELOPMENTS

Q

In August 2021, Delta ordered 30 additional A321neo aircraft, bringing its order book for the type to 155 aircraft. This order came only four months after the operator’s April 2021 order increase by 25 aircraft to 125. (Airbus)

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Q	In May 2021, Airbus announced the introduction into production of the first A321XLR, as structural assembly of the center and rear fuselages has commenced. (Airbus)

Q	In February 2021, it was announced that low-cost carrier (LCC) Norwegian had cancelled 92 Airbus orders, including 30 A321neos. (CH-Aviation)

FLEET DEMOGRAPHICS

As of July 2021, IndiGo is the largest customer of the A321neo, with orders placed for 398 aircraft. The Indian LCC placed a firm order for 300 A320neo family aircraft in October 2019, one of Airbus’ largest aircraft orders ever from a single airline. Prior to October 2019, Air Asia was the largest customer, maintaining an order for 383 aircraft, including 30 A321neoXLRs, after the Malaysia-based LCC converted 253 of its A320neo orders to the larger A321neo. Once the current backlog is delivered, the largest operator will still hold a relatively small percentage of the total fleet, a strong indication that the aircraft will have a highly diverse operator base. Airbus has made a variety of cabin changes to increase seating capacity up to 240 seats in order to make the aircraft more appealing to LCCs. This includes slim-line seats and Airbus’ “Space-Flex” cabin, which offers a new rear galley configuration and a new lavatory design that takes up less space. With four of the top five customers being LCCs, Airbus has captured a large portion of the low-cost market. Despite COVID-19 severely impacting airlines, the orderbook has continued to grow, even as airlines continue to defer or cancel orders for many other aircraft types, particularly widebody aircraft.

Five Largest A321neo Customers

Source: mba STAR Fleet July 2021, Airbus July 31, 2021

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Four of the top five current operators, though, are major carriers, and the aircraft type has seen impressive growth in terms of Available Seat Miles, a measure of capacity, as well as flight frequency, in 2021, according to OAG.

Five Largest A321neo Operators

Source: mba STAR Fleet July 2021

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Current Fleet by Engine Type
The competition to power the A320neo family has been fairly even thus far, with CFM’s LEAP engine powering roughly 56.0% of delivered aircraft whereas the larger A321neo has a slight preference for the PW GTF. A possible reason for this is that more than 61.0% of existing fleet of A321-200s are powered by the V2500-A5 engine from International Aero Engines (a joint venture between Pratt & Whitney, MTU Aero Engines, and the Japanese Aero Engine Corporation), and operators may choose to stay loyal to their current engine manufacturer. mba expects the engine distribution for the A320neo family to even out over time and more closely resemble the distribution of the A320ceo family.

Source: mba STAR Fleet, July 2021

Current Fleet by Region

The A321neo has been well received across the world, as the distribution of both the backlog and in-service aircraft indicate. Asia is currently home to the largest percentage of A321neos, accounting for 47.1% of the aircraft. However, with only 16.4% of the current orderbook filled thus far, geographic distribution is expected to even out over time, though Asia will still likely operate a large share considering the number of orders from the region.

Distribution by Active & Temporarily Parked Aircraft	Distribution by Orders

Source: mba STAR Fleet July 2021; Airbus July 31, 2021

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AIRCRAFT AVAILABILITY

According to Airfax, as of September2021, there are three A321neos publicly available: one for sale or lease and two for ACMI lease, all from Arkia Israeli Airlines. With the newness of the program, A321neos were not expected to be made available in large numbers for several more years, but due to the recent rise in airline bankruptcies caused by the ongoing COVID-19 pandemic, there has been an increase of the number of aircraft available in the secondary market in the short to medium term. This has led mba’s A321neo Market Values to remain slightly below Base since mid-2020.

A321neo Availability

Source: Airfax, September 2020 – September 2021

DELIVERIES BY YEAR

A321neo deliveries have grown at a steady pace for a new program, especially in light of pandemic-induced production issues all manufacturers faced in 2020. Teething issues with the PW1100G and LEAP-1A engines at program launch limited the number of early deliveries, but supply chain issues have largely been ironed out.

Deliveries by Year: A321neo

Source: mba STAR Fleet, July 2021

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AIRCRAFT RANKING

mba’s Aircraft Ranking model takes into account numerous factors that affect an aircraft’s market standing on a scale specifically developed for each asset class. These ranking factors are individually weighted and compared against each other to develop mba’s overall ranking score for each aircraft type, which is expressed on a scale of 1.00 to 10.00. The most prevalent aircraft configurations are used in the ranking analysis, which can be further identified in mba’s REDBOOK publication or web-based valuation service.

The A321neo, with a score of 8.4, is the highest scoring narrowbody aircraft ranked by mba, due primarily to its backlog, production status, and net orders. However, the aircraft score dropped in the early months of the pandemic, due to a rise in availability and temporarily parked aircraft caused by traffic stoppages, but the impact on the aircraft’s score seems to have been a short-term blip. mba expects the A321neo score will

Source: mba Aircraft Ranking Model
continue to increase in the next few years as more aircraft are delivered and return to service.

OUTLOOK

With the increasing popularity of the A321-200 in recent years, mba has a positive outlook on values for the A321neo aircraft in the medium to long term. As a generational improvement, the A321neo should expect the same popularity as its predecessor once any remaining production issues are resolved. Due to oil prices remaining relatively low, averaging between US$50 and US$70 per barrel over the last five years, and the issues with both the PW1100G and LEAP-1A engines, many operators were driven towards the A321ceo well into 2020, and as such, lease rate premiums on the A321neo fell slightly. As more A321neo aircraft enter service and the A321ceo nears the end of its production line, with only 13 aircraft remaining to be built, values for the new type are expected to strengthen as operator requirements drive demand for larger, more capable narrowbody aircraft. The A321neo faces limited competition from Boeing’s 737 MAX 9 and 737 MAX 10, which still fall short of the A321neo in terms of passenger capacity and range. The continued improvements to the aircraft, through the ACF and LR/XLR variants, will allow the aircraft to compete in more markets and further diversify its operator base. However, as these upgrades are quite costly, they may cause a bifurcation of the fleet where aircraft without the additional capacity or range will have a sizable value differential compared to their more capable counterparts.

In the immediate term, COVID-19 continues to cause a great amount of uncertainty in the aviation sector. In previous downturns, in-production narrowbody aircraft suffered minimal Market Value impacts compared to other aircraft types, but the longevity of COVID-19’s impact on air travel is yet to be determined. The A321neo began to see the pandemic’s impact as some operators deferred neo deliveries and Arkia parked its fleet and is already remarketing young aircraft. However, in March 2021 more operators began to announce plans to return more aircraft into service than previously announced at the start of 2021 due to vaccination rates picking up alongside a surge in airline bookings. This has led to a quicker recovery for domestic traffic, and therefore

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narrowbodies, than expected earlier this year. It remains to be seen if the demand will continue entering into the winter season with more contagious COVID-19 variants; however, it is expected that 2022 will see further growth over 2021.

While availability for the A321neo is relatively low, especially compared to the current generation narrowbodies, there is risk in young aircraft becoming available in distressed scenarios in the near term. mba’s 3Q 2021 update saw the Market Values slightly below Base as the aircraft remains a popular type for both airlines and lessors though still has some softness due to the general market environment. mba’s long-term outlook remains positive as mba expects the A321neo to ultimately benefit from its newness and does not anticipate Base Values seeing more than standard depreciation in the near to medium term.

E175

OVERVIEW

The Embraer E175 is a stretched version of Embraer’s earlier E170 model. With the addition of two fuselage panels, Embraer brought the maximum seating of the aircraft up to 88 passengers, intended to compete against the older BAE 146, Fokker 70, and Bombardier’s CRJ-700 and CRJ-900. The E175 first flew in June 2003 and received FAA certification in August 2006.

Since its launch, Embraer has continually improved upon the E175 in order to remain competitive against Bombardier’s CRJ family. Aerodynamic improvements made in 2013 resulted in a 5.5% fuel-burn improvement compared to earlier models and included the installation of winglets and redesign of parts of the exterior airframe. These upgrades allowed the E175 to book a large number of orders in 2014, pushing past the CRJ-900 in terms of orders. In late 2017, Embraer launched the E175SC, which was an E175 limited to 70 seats, allowing operators to take advantage of the improvements made to the aircraft while fitting within 70-seat scope clause contracts.

In February 2019, 96.8% of Embraer’s participating shareholders voted to move forward with the proposed joint venture with Boeing, wherein the latter would hold an 80.0% stake in the new company and take full control of the E-Jet program. The deal was expected to be finalized in early 2020; however, in April 2020, Boeing pulled out of the US$4.2 billion deal, citing that Embraer failed to meet critical conditions required for the transaction. The termination of this joint venture has caused a period of uncertainty for the company and could potentially impact future sales of Embraer’s E2 aircraft.

Positives

+	Sole-source engines should help ease remarketing to secondary operators.

+	Values are currently protected by scope clause agreements in the U.S.

+	Addition of winglets and aerodynamic improvements resulted in improved fuel-burn efficiency of over 5.5%.

+

The E175-E2, originally expected to enter into service in 2021, has a higher MTOW, which has pushed the aircraft out of compliance with active scope clauses. This has sparked an increase of orders and has likely stabilized values in the short term for the E175.

+	Fleet concentration in large domestic markets has kept the active-to-stored aircraft ratio low compared to competitor aircraft.

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Negatives

–	With U.S. scope clauses as the main driver of demand, any changes to the agreements that allow for larger aircraft could have highly negative impacts on values.

–	The reengined E175-E2, which offers a 16.0% per seat fuel-burn advantage over the non-modified E175, is slated to replace the current generation in 2023.

FLEET STATUS

As of July 2021, there are 620 active E175 aircraft in service with 23 commercial operators. There are currently 47 aircraft in storage, which was the same number of stored aircraft as of April 2021 though still far fewer than the 72 stored in October 2020. Since the start of the E175’s production run, Embraer has received 798 total orders for the aircraft. The E175’s main competitors, the CRJ-900 and CRJ-700, have respectably sized order books, with 491 and 330 orders, respectively, but the majority of orders in recent years have fallen in favor the E175. This can be attributed to modification of the aircraft’s winglets, modified airframe aerodynamics, and engine upgrades giving the aircraft a fuel-burn advantage over the CRJ-900 and CRJ-700.

Net Orders	798
Backlog	130
Delivered	668
Destroyed/Retired	1
Not In Service/ Long-Term Storage	47
Active Aircraft	620
Number of Operators	23
Average Fleet Age (Yrs)	6.5

Source: mba STAR Fleet, July 2021, Embraer March 2021

NOTABLE DEVELOPMENTS

Q	In May 2021, SkyWest purchased eight additional E175s, which will be operated on behalf of Alaska Airlines. This is on top of the 32 E175s the carrier operates for Alaska currently. (Embraer)

Q

In October 2020, Alaska Airlines began utilizing 20 E175s operated by Horizon Air on intra-Alaska routes. Regional Vice President Marilyn Romano stated that the “E175 supports additional flying and keeps Alaskans connected within the state and beyond.” (AP News)

Q	In August 2020, Embraer announced further delays to the E175-E2 Entry to Service to 2023, which previously had been scheduled for late 2021. (Embraer 3Q Earnings Call)

FLEET DEMOGRAPHICS

SkyWest is the largest operator of the E175 with 175 active aircraft operating for the airline, or 26.2% of the active and parked fleet. Republic Airways is the second largest operator of the type with 21.3% of the fleet. Compass Airlines, which had been the fifth largest operator of the E175 fleet with 39 aircraft, ceased operations due to the decrease in demand driven by the COVID-19 pandemic; however, 20 of those aircraft were transferred to Envoy Air.

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Five Largest E175 Operators

Source: mba STAR Fleet, July 2021

Current Fleet by Region

With the top five operators being based in North America, 87.7% of the E175 fleet operates in the continent. The next largest region is Europe with 9.0% of the in-service fleet, and the rest of the fleet is distributed among Asia (1.7%), the Middle East (0.9%), and Africa (0.5%). There is only one E175 located in Latin America and the Caribbean, but it has been in storage for some time. While demand for the CRJ-900 is also largely driven by scope clauses, North America accounts for nearly 68.2% of the fleet with Europe accounting for 17.9%, and Asia 7.8%, causing the CRJ-900 fleet to be slightly more geographically diverse. The lack of ubiquity places the E175 residual values at risk if the aircraft falls out of favor in the North American market. However, as the smaller ERJ-135 and ERJ-145 have successfully been redelivered to operators in South America and Africa, a secondary market for the E175 outside of North America seems likely in the future.

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Source: mba STAR Fleet, July 2021

AIRCRAFT AVAILABILITY

According to Airfax, as of September 2021, there are two aircraft available for sale or lease, representing 0.3% of the active and parked fleet. The two ex-Flybe aircraft that have been available since January have been removed from the market.

E175 Availability

Source: Airfax, August 2020 – September 2021

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DELIVERIES BY YEAR

With a large percentage of the fleet based in the U.S., deliveries are tied to the needs of the airlines based in North America. In 2010, Embraer reached a three-year low in E175 deliveries, likely caused by cancelled orders, which Embraer had warned would hit total deliveries. However, after modifying the aircraft and boosting its competitiveness against the CRJ-900 in 2013, Embraer was able to regain market share beginning in 2014.

E175 Deliveries by Year

Source: Star Fleet April 2021

AIRCRAFT RANKING

mba’s Aircraft Ranking model takes into account numerous factors that affect an aircraft’s market standing on a scale specifically developed for each asset class. These ranking factors are individually weighted and compared against each other to develop mba’s overall ranking score for each aircraft type, which is expressed on a scale of 1.00 to 10.00. The most prevalent aircraft configurations are used in the ranking analysis, which can be further identified in mba’s REDBOOK publication or web-based valuation service.

The E175 is among the highest scoring regional jet aircraft. The high rating can be attributed to its sizeable order book, limited availability, and young fleet age. However, the small operator base and limited seating capacity are two main factors negatively impacting the score. mba expects the ranking to hold steady in the short to medium term but will likely see some decline with the entry into service of the E175-E2.

Source: mba Aircraft Ranking Model

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OUTLOOK

The mid-term outlook for the Embraer E175 indicates that values should remain stable even with many carriers’ preference to upgauge their fleets. The E175 will eventually be replaced by the reengined E175-E2; however, after concerns over the increased weight of the E175-E2 not conforming to the U.S. scope clause agreements, Embraer delayed the entry into service until 2023, after scope clauses are renegotiated and potentially relaxed. With the E175 fleet primarily located in North America, the future values of the aircraft will be tied to the outcome of scope clause negotiations. U.S.-based airlines are continuing to negotiate new scope clause agreements, but it remains to be seen if the scope clauses will change in the near future. Should scope clause agreements not be amended to allow for heavier aircraft to compete in the space, the current generation E175 may experience value stability and a longer production life than originally anticipated. Even with the introduction of the E175-E2, the market for the aircraft is not expected to drop at the same speed as seen with the 50-seater market but should gradually decline, resulting in steeper depreciation rates, as is typical for out-of-production aircraft.

Due to the pandemic, two large E175 operators, Flybe and Compass, ceased operations in the first half of 2020, causing a slight disruption to the market for the type. However, most of Compass’s E175 aircraft were quickly moved to Envoy Airlines, limiting the volatility. In recent months, availability for the E175 has decreased as domestic traffic recovers, helping sustain Market Values for the type. In the mid-term, mba expects values to be buoyed by the significant order backlog and existing scope clause agreements keeping the E175-E2 from being a true replacement for the type, limiting any residual value impacts due to the pandemic.

IV.	Valuation

In developing the values of the Subject Aircraft, mba did not inspect the Subject Aircraft or the records and documentation associated with the Subject Aircraft but relied on partial information supplied by the Client. This information was not independently verified by mba. Therefore, mba used certain assumptions that are generally accepted industry practice to calculate the value of aircraft when more detailed information is not available.

The principal assumptions for the Subject Aircraft are as follows:

1.	The aircraft is in good overall condition.

2.	The overhaul status of the airframe, engines, landing gear, and other major components are the equivalent of mid-time/mid-life, or new, unless otherwise stated.

3.	The historical maintenance documentation has been maintained to acceptable international standards.

4.	The specifications of the aircraft are those most common for an aircraft of its type and vintage.

5.	The aircraft is in a standard airline configuration.

6.	The aircraft is current as to all Airworthiness Directives and Service Bulletins.

7.	Its modification status is comparable to that most common for an aircraft of its type and vintage.

8.	Its utilization is comparable to industry averages.

9.	There is no history of accident or incident damage.

10.	In the case of the Base Value, no accounting is made for lease revenues, obligations, or terms of ownership unless otherwise specified.

11.	Future Delivery aircraft are valued at Full Life and recently delivered aircraft are valued near Full Life.

12.	Market Values based on the current market environment and may vary at time of delivery for the A321neos.

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Aircraft Portfolio

No.	Aircraft Type	Serial Number	Registration	Manufacture Date	MTOW (lbs)	Engine Type
1	Airbus A321-253NX	10692	N444UW	Jan-22	206,132	LEAP-1A33
2	Airbus A321-253NX	10770	N446AN	Jan-22	206,132	LEAP-1A33
3	Airbus A321-253NX	10728	N445AA	Feb-22	206,132	LEAP-1A33
4	Airbus A321-253NX	10705	N447AN	Feb-22	206,132	LEAP-1A33
5	Airbus A321-253NX	10738	N448AN	Feb-22	206,132	LEAP-1A33
6	Airbus A321-253NX	10747	N449AN	Mar-22	206,132	LEAP-1A33
7	Airbus A321-253NX	TBD	N450AN	Mar-22	206,132	LEAP-1A33
8	Airbus A321-253NX	TBD	N451AN	Mar-22	206,132	LEAP-1A33
9	Airbus A321-253NX	TBD	N452AN	Mar-22	206,132	LEAP-1A33
10	Airbus A321-253NX	TBD	N454AL	Mar-22	206,132	LEAP-1A33
11	Airbus A321-253NX	10811	N453AA	Apr-22	206,132	LEAP-1A33
12	Airbus A321-253NX	TBD	N455AN	Apr-22	206,132	LEAP-1A33
13	Airbus A321-253NX	TBD	N456AN	May-22	206,132	LEAP-1A33
14	Airbus A321-253NX	TBD	N457AM	Jun-22	206,132	LEAP-1A33
15	Airbus A321-253NX	TBD	N458AL	Jun-22	206,132	LEAP-1A33
16	Airbus A321-253NX	TBD	N459AN	Jun-22	206,132	LEAP-1A33
17	Airbus A321-253NX	TBD	N460AN	Jul-22	206,132	LEAP-1A33
18	Airbus A321-253NX	TBD	N461AN	Aug-22	206,132	LEAP-1A33
19	Airbus A321-253NX	TBD	N462AA	Aug-22	206,132	LEAP-1A33
20	Airbus A321-253NX	TBD	N463AA	Sep-22	206,132	LEAP-1A33
21	Airbus A321-253NX	TBD	N464AA	Sep-22	206,132	LEAP-1A33
22	Embraer ERJ 175 LR	17000844	N293NN	Oct-20	85,517	CF34-8E5
23	Embraer ERJ 175 LR	17000845	N298FR	Oct-20	85,517	CF34-8E5
24	Embraer ERJ 175 LR	17000847	N299JJ	Nov-20	85,517	CF34-8E5
25	Embraer ERJ 175 LR	17000848	N300LK	Nov-20	85,517	CF34-8E5
26	Embraer ERJ 175 LR	17000849	N302RN	Dec-20	85,517	CF34-8E5

American Airlines, Inc.
Job File #21191

Portfolio Valuations

(US$ Million)

No.	Aircraft Type	Serial Number	MTOW Adj.	Engine Adj.	ACT Adj.	CBV	MAF	CMV
1	Airbus A321-253NX	10692	$0.00	$0.00	$1.30	$60.37	98.0%	$59.17
2	Airbus A321-253NX	10770	$0.00	$0.00	$1.30	$60.37	98.0%	$59.17
3	Airbus A321-253NX	10728	$0.00	$0.00	$1.30	$60.42	98.0%	$59.22
4	Airbus A321-253NX	10705	$0.00	$0.00	$1.30	$60.42	98.0%	$59.22
5	Airbus A321-253NX	10738	$0.00	$0.00	$1.30	$60.42	98.0%	$59.22
6	Airbus A321-253NX	10747	$0.00	$0.00	$1.30	$60.47	98.0%	$59.26
7	Airbus A321-253NX	TBD	$0.00	$0.00	$1.30	$60.47	98.0%	$59.26
8	Airbus A321-253NX	TBD	$0.00	$0.00	$1.30	$60.47	98.0%	$59.26
9	Airbus A321-253NX	TBD	$0.00	$0.00	$1.30	$60.47	98.0%	$59.26
10	Airbus A321-253NX	TBD	$0.00	$0.00	$1.30	$60.47	98.0%	$59.26
11	Airbus A321-253NX	10811	$0.00	$0.00	$1.30	$60.52	98.0%	$59.31
12	Airbus A321-253NX	TBD	$0.00	$0.00	$1.30	$60.52	98.0%	$59.31
13	Airbus A321-253NX	TBD	$0.00	$0.00	$1.30	$60.57	98.0%	$59.36
14	Airbus A321-253NX	TBD	$0.00	$0.00	$1.30	$60.62	98.0%	$59.41
15	Airbus A321-253NX	TBD	$0.00	$0.00	$1.30	$60.62	98.0%	$59.41
16	Airbus A321-253NX	TBD	$0.00	$0.00	$1.30	$60.62	98.0%	$59.41
17	Airbus A321-253NX	TBD	$0.00	$0.00	$1.30	$60.67	98.0%	$59.46
18	Airbus A321-253NX	TBD	$0.00	$0.00	$1.30	$60.71	98.0%	$59.50
19	Airbus A321-253NX	TBD	$0.00	$0.00	$1.30	$60.71	98.0%	$59.50
20	Airbus A321-253NX	TBD	$0.00	$0.00	$1.30	$60.76	98.0%	$59.55
21	Airbus A321-253NX	TBD	$0.00	$0.00	$1.30	$60.76	98.0%	$59.55
22	Embraer ERJ 175 LR	17000844	$0.00	$0.00	$0.00	$28.83	98.8%	$28.49
23	Embraer ERJ 175 LR	17000845	$0.00	$0.00	$0.00	$28.83	98.8%	$28.49
24	Embraer ERJ 175 LR	17000847	$0.00	$0.00	$0.00	$29.00	98.8%	$28.66
25	Embraer ERJ 175 LR	17000848	$0.00	$0.00	$0.00	$29.00	98.8%	$28.66
26	Embraer ERJ 175 LR	17000849	$0.00	$0.00	$0.00	$29.18	98.8%	$28.84

Total			$0.00	$0.00	$27.30	$1,416.27		$1,389.21

Portfolio Legend:

MTOW Adj.	Adjustment for Maximum Take-Off Weight
Engine Adj.	Adjustment for Engine Type
ACT Adj.	Additional Center Tank Adjustment
CBV	Current Base Value
MAF	Market Adjustment Factor
CMV	Current Market Value

American Airlines, Inc.
Job File #21191

V.	Covenants

This Report has been prepared for the exclusive use of American Airlines, Inc. and shall not be provided to other parties by mba without the express consent of American Airlines, Inc. mba certifies that this report has been independently prepared and that it fully and accurately reflects mba’s and the signatory’s opinion of the values of the Subject Aircraft as requested. mba further certifies that it does not have, and does not expect to have, any financial or other interest in the Subject Aircraft. Neither mba nor the signatory has provided the OEMs of the airframe or engines with pro bono or paid consulting or advice in the design or development of the assets valued herein.

This Report represents the opinion of mba of the values of the Subject Aircraft as requested and is intended to be advisory only. Therefore, mba assumes no responsibility or legal liability for any actions taken, or not taken, by American Airlines, Inc. or any other party with regard to the Subject Aircraft and engines. By accepting this Report, all parties agree that mba shall bear no such responsibility or legal liability. mba consents to the inclusion of this Report in the Prospectus Supplement and to the inclusion of mba’s name in the Prospectus Supplement as an expert under the caption “Appraisals.”

PREPARED BY:

Sloane Churchill
Senior Analyst – Asset Valuations
mba Aviation

October 22, 2021

REVIEWED BY:

Lindsey Webster
VP – Asset Valuations
mba Aviation
ISTAT Certified Appraiser

American Airlines, Inc.
Job File #21191

APPENDIX III-SUMMARY OF APPRAISED VALUES

Aircraft Type	Actual or Expected Registration Number(1)	Actual or Expected Manufacturer’s Serial Number(1)		Appraiser’s Valuations
			Actual or Scheduled Month of Delivery(1)	AISI	BK	mba
Airbus A321-253NX	N444UW	10692	January 2022	$59,190,000	$62,204,930	$60,370,000
Airbus A321-253NX	N446AN	10770	January 2022	59,190,000	62,204,930	60,370,000
Airbus A321-253NX	N445AA	10728	February 2022	59,290,000	62,302,668	60,420,000
Airbus A321-253NX	N447AN	10705	February 2022	59,290,000	62,302,668	60,420,000
Airbus A321-253NX	N448AN	10738	February 2022	59,290,000	62,302,668	60,420,000
Airbus A321-253NX	N449AN	10747	March 2022	59,390,000	62,400,406	60,470,000
Airbus A321-253NX	N450AN	TBD	March 2022	59,390,000	62,400,406	60,470,000
Airbus A321-253NX	N451AN	TBD	March 2022	59,390,000	62,400,406	60,470,000
Airbus A321-253NX	N452AN	TBD	March 2022	59,390,000	62,400,406	60,470,000
Airbus A321-253NX	N454AL	TBD	March 2022	59,390,000	62,400,406	60,470,000
Airbus A321-253NX	N453AA	10811	April 2022	59,480,000	62,498,145	60,520,000
Airbus A321-253NX	N455AN	TBD	April 2022	59,480,000	62,498,145	60,520,000
Airbus A321-253NX	N456AN	TBD	May 2022	59,580,000	62,595,883	60,570,000
Airbus A321-253NX	N457AM	TBD	June 2022	59,680,000	62,693,621	60,620,000
Airbus A321-253NX	N458AL	TBD	June 2022	59,680,000	62,693,621	60,620,000
Airbus A321-253NX	N459AN	TBD	June 2022	59,680,000	62,693,621	60,620,000
Airbus A321-253NX	N460AN	TBD	July 2022	59,780,000	62,791,360	60,670,000
Airbus A321-253NX	N461AN	TBD	August 2022	59,880,000	62,889,098	60,710,000
Airbus A321-253NX	N462AA	TBD	August 2022	59,880,000	62,889,098	60,710,000
Airbus A321-253NX	N463AA	TBD	September 2022	59,970,000	62,986,836	60,760,000
Airbus A321-253NX	N464AA	TBD	September 2022	59,970,000	62,986,836	60,760,000
Embraer ERJ 175 LR	N293NN	17000844	October 2020	26,090,000	28,601,258	28,830,000
Embraer ERJ 175 LR	N298FR	17000845	October 2020	26,000,000	28,533,127	28,830,000
Embraer ERJ 175 LR	N299JJ	17000847	November 2020	26,060,000	28,688,358	29,000,000
Embraer ERJ 175 LR	N300LK	17000848	November 2020	26,090,000	28,706,683	29,000,000
Embraer ERJ 175 LR	N302RN	17000849	December 2020	26,140,000	28,863,794	29,180,000

Total:				$1,380,640,000	$1,456,929,378	$1,416,270,000

(1)

The indicated registration number, manufacturer’s serial number and scheduled delivery month for each New Delivery Aircraft reflect our current expectations, although these may differ for the actual aircraft delivered under the applicable aircraft purchase agreement between American and Airbus S.A.S. and financed under this offering. The actual delivery date of any New Delivery Aircraft may differ from its currently scheduled delivery month and is subject to delay or acceleration. See “ —Deliveries of Aircraft.” The manufacturer’s serial number listed as “TBD” signifies that the manufacturer’s serial number for such Aircraft is not yet available as of the date hereof and is to be determined at a later date. In addition, American has certain rights to finance a Substitute Aircraft in lieu of any New Delivery Aircraft if (x) the delivery of such New Delivery Aircraft is delayed for more than 30 days after the last day of its currently scheduled delivery month or (y) as a result of any law, rule, regulation, order or other action by the FAA or other government of the country of registry, the use of any New Delivery Aircraft in the normal business of air transportation shall have been prohibited by virtue of a condition affecting all aircraft of the same type. See “ —Substitute Aircraft.”

III-1

APPENDIX IV—LOAN TO VALUE RATIO TABLES

The following tables set forth the projected loan to Aircraft value ratios for the Series A Equipment Notes and Series B Equipment Notes issued in respect of each Aircraft (i) as of the Issuance Date, (ii) as of (x) July 11, 2022, in the case of each Owned Embraer Aircraft and each New Delivery Aircraft currently scheduled for delivery to American during the period from January 2022 to June 2022 and (y) January 11, 2023, in the case of each New Delivery Aircraft currently scheduled for delivery to American during the period from July 2022 to September 2022 and (iii) as of each Regular Distribution Date thereafter. For purposes of these tables, (a) the Equipment Notes for each Aircraft are assumed to be issued and outstanding as of the Issuance Date even though none of the Equipment Notes will have been issued on the Issuance Date since the Aircraft have not yet been financed pursuant to this offering on the Issuance Date (and, in the case of the New Delivery Aircraft, not yet even delivered to American on the Issuance Date), and (b) the LTVs for any Regular Distribution Date after the Issuance Date but prior to the Regular Distribution Date set forth in clause (ii) for such Aircraft are not included as they are not meaningful since there are no scheduled principal payments during this period because such Regular Distribution Date set forth in clause (ii) for such Aircraft is the first Regular Distribution Date to occur after such Aircraft is expected to have been financed pursuant to this offering.

The LTVs for each Regular Distribution Date listed in such tables were obtained by dividing (i) the outstanding principal amount (assuming no payment default, purchase or early redemption) of such Equipment Notes, plus, in the case of Series B Equipment Notes, the outstanding balance of the Series A Equipment Notes assumed to be issued and outstanding under the relevant Indenture, in each case determined immediately after giving effect to the payments scheduled to be made on each Regular Distribution Date by (ii) the Assumed Aircraft Value on such Regular Distribution Date, calculated based on the Depreciation Assumption, of the Aircraft with respect to which such Equipment Notes were assumed to be issued and outstanding. See “Description of the Aircraft and the Appraisals—The Appraisals” and “Description of the Equipment Notes—Security—Loan to Value Ratios of Equipment Notes.”

The Depreciation Assumption contemplates that the Assumed Aircraft Value of each Aircraft depreciates annually by approximately 3% of the appraised value at delivery per year. With respect to each Aircraft, the appraised value at delivery of such Aircraft is the theoretical value that, when depreciated from the initial delivery of such Aircraft by the manufacturer in accordance with the Depreciation Assumption, results in the appraised value of such Aircraft specified under “Prospectus Supplement Summary—Equipment Notes and the Aircraft” and “Description of the Aircraft and the Appraisals—The Appraisals.”

Other rates or methods of depreciation could result in materially different LTVs, and no assurance can be given (i) that the depreciation rate and method assumed for the purposes of the tables are the ones most likely to occur or (ii) as to the actual future value of any Aircraft. Thus, the tables should not be considered a forecast or prediction of expected or likely LTVs, but simply a mathematical calculation based on one set of assumptions. See “Risk Factors—Risks Relating to the Class B Certificates and the Offering—Appraisals are only estimates of values and should not be relied upon as a measure of realizable value of the Aircraft.”

A. Airbus A321-253NX

	N444UW
		Series A		Series B
Date	Assumed Aircraft Value	Outstanding Balance	LTV	Outstanding Balance	LTV
Issuance Date	$60,370,000	$32,111,000.00	53.2%	$8,622,000.00	67.5%
July 11, 2022	59,464,450	32,111,000.00	54.0%	8,622,000.00	68.5%
January 11, 2023	58,558,900	31,250,053.00	53.4%	8,234,010.00	67.4%
July 11, 2023	57,653,350	30,389,106.00	52.7%	7,846,020.00	66.3%
January 11, 2024	56,747,800	29,528,159.00	52.0%	7,458,030.00	65.2%
July 11, 2024	55,842,250	28,667,212.00	51.3%	7,070,040.00	64.0%
January 11, 2025	54,936,700	27,806,265.00	50.6%	6,682,050.00	62.8%
July 11, 2025	54,031,150	26,945,318.00	49.9%	6,294,060.00	61.5%
January 11, 2026	53,125,600	26,084,371.00	49.1%	5,906,070.00	60.2%
July 11, 2026	52,220,050	25,223,424.00	48.3%	5,518,080.00	58.9%
January 11, 2027	51,314,500	24,362,477.00	47.5%	5,130,090.00	57.5%
July 11, 2027	50,408,950	23,501,530.00	46.6%	4,742,100.00	56.0%
January 11, 2028	49,503,400	22,640,583.00	45.7%	4,354,110.00	54.5%
July 11, 2028	48,597,850	21,779,636.00	44.8%	3,966,120.00	53.0%
January 11, 2029	47,692,300	20,918,689.00	43.9%	3,578,130.00	51.4%
July 11, 2029	46,786,750	20,057,742.00	42.9%	3,190,140.00	49.7%
January 11, 2030	45,881,200	19,196,795.00	41.8%	2,802,150.00	47.9%
July 11, 2030	44,975,650	18,335,848.00	40.8%	—	0.0%
January 11, 2031	44,070,100	17,474,901.00	39.7%	—	0.0%
July 11, 2031	43,164,550	16,613,954.00	38.5%	—	0.0%
January 11, 2032	42,259,000	15,753,007.00	37.3%	—	0.0%
July 11, 2032	41,353,450	14,892,060.00	36.0%	—	0.0%
January 11, 2033	40,447,900	14,031,113.00	34.7%	—	0.0%
July 11, 2033	39,542,350	13,170,166.00	33.3%	—	0.0%
January 11, 2034	38,636,800	12,309,219.00	31.9%	—	0.0%
July 11, 2034	—	—	0.0%	—	0.0%

	N446AN
		Series A		Series B
Date	Assumed Aircraft Value	Outstanding Balance	LTV	Outstanding Balance	LTV
Issuance Date	$60,370,000	$32,111,000.00	53.2%	$8,622,000.00	67.5%
July 11, 2022	59,464,450	32,111,000.00	54.0%	8,622,000.00	68.5%
January 11, 2023	58,558,900	31,250,053.00	53.4%	8,234,010.00	67.4%
July 11, 2023	57,653,350	30,389,106.00	52.7%	7,846,020.00	66.3%
January 11, 2024	56,747,800	29,528,159.00	52.0%	7,458,030.00	65.2%
July 11, 2024	55,842,250	28,667,212.00	51.3%	7,070,040.00	64.0%
January 11, 2025	54,936,700	27,806,265.00	50.6%	6,682,050.00	62.8%
July 11, 2025	54,031,150	26,945,318.00	49.9%	6,294,060.00	61.5%
January 11, 2026	53,125,600	26,084,371.00	49.1%	5,906,070.00	60.2%
July 11, 2026	52,220,050	25,223,424.00	48.3%	5,518,080.00	58.9%
January 11, 2027	51,314,500	24,362,477.00	47.5%	5,130,090.00	57.5%
July 11, 2027	50,408,950	23,501,530.00	46.6%	4,742,100.00	56.0%
January 11, 2028	49,503,400	22,640,583.00	45.7%	4,354,110.00	54.5%
July 11, 2028	48,597,850	21,779,636.00	44.8%	3,966,120.00	53.0%
January 11, 2029	47,692,300	20,918,689.00	43.9%	3,578,130.00	51.4%
July 11, 2029	46,786,750	20,057,742.00	42.9%	3,190,140.00	49.7%
January 11, 2030	45,881,200	19,196,795.00	41.8%	2,802,150.00	47.9%
July 11, 2030	44,975,650	18,335,848.00	40.8%	—	0.0%
January 11, 2031	44,070,100	17,474,901.00	39.7%	—	0.0%
July 11, 2031	43,164,550	16,613,954.00	38.5%	—	0.0%
January 11, 2032	42,259,000	15,753,007.00	37.3%	—	0.0%
July 11, 2032	41,353,450	14,892,060.00	36.0%	—	0.0%
January 11, 2033	40,447,900	14,031,113.00	34.7%	—	0.0%
July 11, 2033	39,542,350	13,170,166.00	33.3%	—	0.0%
January 11, 2034	38,636,800	12,309,219.00	31.9%	—	0.0%
July 11, 2034	—	—	0.0%	—	0.0%

	N445AA
		Series A		Series B
Date	Assumed Aircraft Value	Outstanding Balance	LTV	Outstanding Balance	LTV
Issuance Date	$60,420,000	$32,137,000.00	53.2%	$8,630,000.00	67.5%
July 11, 2022	59,513,700	32,137,000.00	54.0%	8,630,000.00	68.5%
January 11, 2023	58,607,400	31,275,355.75	53.4%	8,241,650.00	67.4%
July 11, 2023	57,701,100	30,413,711.50	52.7%	7,853,300.00	66.3%
January 11, 2024	56,794,800	29,552,067.25	52.0%	7,464,950.00	65.2%
July 11, 2024	55,888,500	28,690,423.00	51.3%	7,076,600.00	64.0%
January 11, 2025	54,982,200	27,828,778.75	50.6%	6,688,250.00	62.8%
July 11, 2025	54,075,900	26,967,134.50	49.9%	6,299,900.00	61.5%
January 11, 2026	53,169,600	26,105,490.25	49.1%	5,911,550.00	60.2%
July 11, 2026	52,263,300	25,243,846.00	48.3%	5,523,200.00	58.9%
January 11, 2027	51,357,000	24,382,201.75	47.5%	5,134,850.00	57.5%
July 11, 2027	50,450,700	23,520,557.50	46.6%	4,746,500.00	56.0%
January 11, 2028	49,544,400	22,658,913.25	45.7%	4,358,150.00	54.5%
July 11, 2028	48,638,100	21,797,269.00	44.8%	3,969,800.00	53.0%
January 11, 2029	47,731,800	20,935,624.75	43.9%	3,581,450.00	51.4%
July 11, 2029	46,825,500	20,073,980.50	42.9%	3,193,100.00	49.7%
January 11, 2030	45,919,200	19,212,336.25	41.8%	2,804,750.00	47.9%
July 11, 2030	45,012,900	18,350,692.00	40.8%	—	0.0%
January 11, 2031	44,106,600	17,489,047.75	39.7%	—	0.0%
July 11, 2031	43,200,300	16,627,403.50	38.5%	—	0.0%
January 11, 2032	42,294,000	15,765,759.25	37.3%	—	0.0%
July 11, 2032	41,387,700	14,904,115.00	36.0%	—	0.0%
January 11, 2033	40,481,400	14,042,470.75	34.7%	—	0.0%
July 11, 2033	39,575,100	13,180,826.50	33.3%	—	0.0%
January 11, 2034	38,668,800	12,319,182.25	31.9%	—	0.0%
July 11, 2034	—	—	0.0%	—	0.0%

	N447AN
		Series A		Series B
Date	Assumed Aircraft Value	Outstanding Balance	LTV	Outstanding Balance	LTV
Issuance Date	$60,420,000	$32,137,000.00	53.2%	$8,630,000.00	67.5%
July 11, 2022	59,513,700	32,137,000.00	54.0%	8,630,000.00	68.5%
January 11, 2023	58,607,400	31,275,355.75	53.4%	8,241,650.00	67.4%
July 11, 2023	57,701,100	30,413,711.50	52.7%	7,853,300.00	66.3%
January 11, 2024	56,794,800	29,552,067.25	52.0%	7,464,950.00	65.2%
July 11, 2024	55,888,500	28,690,423.00	51.3%	7,076,600.00	64.0%
January 11, 2025	54,982,200	27,828,778.75	50.6%	6,688,250.00	62.8%
July 11, 2025	54,075,900	26,967,134.50	49.9%	6,299,900.00	61.5%
January 11, 2026	53,169,600	26,105,490.25	49.1%	5,911,550.00	60.2%
July 11, 2026	52,263,300	25,243,846.00	48.3%	5,523,200.00	58.9%
January 11, 2027	51,357,000	24,382,201.75	47.5%	5,134,850.00	57.5%
July 11, 2027	50,450,700	23,520,557.50	46.6%	4,746,500.00	56.0%
January 11, 2028	49,544,400	22,658,913.25	45.7%	4,358,150.00	54.5%
July 11, 2028	48,638,100	21,797,269.00	44.8%	3,969,800.00	53.0%
January 11, 2029	47,731,800	20,935,624.75	43.9%	3,581,450.00	51.4%
July 11, 2029	46,825,500	20,073,980.50	42.9%	3,193,100.00	49.7%
January 11, 2030	45,919,200	19,212,336.25	41.8%	2,804,750.00	47.9%
July 11, 2030	45,012,900	18,350,692.00	40.8%	—	0.0%
January 11, 2031	44,106,600	17,489,047.75	39.7%	—	0.0%
July 11, 2031	43,200,300	16,627,403.50	38.5%	—	0.0%
January 11, 2032	42,294,000	15,765,759.25	37.3%	—	0.0%
July 11, 2032	41,387,700	14,904,115.00	36.0%	—	0.0%
January 11, 2033	40,481,400	14,042,470.75	34.7%	—	0.0%
July 11, 2033	39,575,100	13,180,826.50	33.3%	—	0.0%
January 11, 2034	38,668,800	12,319,182.25	31.9%	—	0.0%
July 11, 2034	—	—	0.0%	—	0.0%

	N448AN
		Series A		Series B
Date	Assumed Aircraft Value	Outstanding Balance	LTV	Outstanding Balance	LTV
Issuance Date	$60,420,000	$32,137,000.00	53.2%	$8,630,000.00	67.5%
July 11, 2022	59,513,700	32,137,000.00	54.0%	8,630,000.00	68.5%
January 11, 2023	58,607,400	31,275,355.75	53.4%	8,241,650.00	67.4%
July 11, 2023	57,701,100	30,413,711.50	52.7%	7,853,300.00	66.3%
January 11, 2024	56,794,800	29,552,067.25	52.0%	7,464,950.00	65.2%
July 11, 2024	55,888,500	28,690,423.00	51.3%	7,076,600.00	64.0%
January 11, 2025	54,982,200	27,828,778.75	50.6%	6,688,250.00	62.8%
July 11, 2025	54,075,900	26,967,134.50	49.9%	6,299,900.00	61.5%
January 11, 2026	53,169,600	26,105,490.25	49.1%	5,911,550.00	60.2%
July 11, 2026	52,263,300	25,243,846.00	48.3%	5,523,200.00	58.9%
January 11, 2027	51,357,000	24,382,201.75	47.5%	5,134,850.00	57.5%
July 11, 2027	50,450,700	23,520,557.50	46.6%	4,746,500.00	56.0%
January 11, 2028	49,544,400	22,658,913.25	45.7%	4,358,150.00	54.5%
July 11, 2028	48,638,100	21,797,269.00	44.8%	3,969,800.00	53.0%
January 11, 2029	47,731,800	20,935,624.75	43.9%	3,581,450.00	51.4%
July 11, 2029	46,825,500	20,073,980.50	42.9%	3,193,100.00	49.7%
January 11, 2030	45,919,200	19,212,336.25	41.8%	2,804,750.00	47.9%
July 11, 2030	45,012,900	18,350,692.00	40.8%	—	0.0%
January 11, 2031	44,106,600	17,489,047.75	39.7%	—	0.0%
July 11, 2031	43,200,300	16,627,403.50	38.5%	—	0.0%
January 11, 2032	42,294,000	15,765,759.25	37.3%	—	0.0%
July 11, 2032	41,387,700	14,904,115.00	36.0%	—	0.0%
January 11, 2033	40,481,400	14,042,470.75	34.7%	—	0.0%
July 11, 2033	39,575,100	13,180,826.50	33.3%	—	0.0%
January 11, 2034	38,668,800	12,319,182.25	31.9%	—	0.0%
July 11, 2034	—	—	0.0%	—	0.0%

	N449AN
		Series A		Series B
Date	Assumed Aircraft Value	Outstanding Balance	LTV	Outstanding Balance	LTV
Issuance Date	$60,470,000	$32,164,000.00	53.2%	$8,637,000.00	67.5%
July 11, 2022	59,562,950	32,164,000.00	54.0%	8,637,000.00	68.5%
January 11, 2023	58,655,900	31,301,632.00	53.4%	8,248,335.00	67.4%
July 11, 2023	57,748,850	30,439,264.00	52.7%	7,859,670.00	66.3%
January 11, 2024	56,841,800	29,576,896.00	52.0%	7,471,005.00	65.2%
July 11, 2024	55,934,750	28,714,528.00	51.3%	7,082,340.00	64.0%
January 11, 2025	55,027,700	27,852,160.00	50.6%	6,693,675.00	62.8%
July 11, 2025	54,120,650	26,989,792.00	49.9%	6,305,010.00	61.5%
January 11, 2026	53,213,600	26,127,424.00	49.1%	5,916,345.00	60.2%
July 11, 2026	52,306,550	25,265,056.00	48.3%	5,527,680.00	58.9%
January 11, 2027	51,399,500	24,402,688.00	47.5%	5,139,015.00	57.5%
July 11, 2027	50,492,450	23,540,320.00	46.6%	4,750,350.00	56.0%
January 11, 2028	49,585,400	22,677,952.00	45.7%	4,361,685.00	54.5%
July 11, 2028	48,678,350	21,815,584.00	44.8%	3,973,020.00	53.0%
January 11, 2029	47,771,300	20,953,216.00	43.9%	3,584,355.00	51.4%
July 11, 2029	46,864,250	20,090,848.00	42.9%	3,195,690.00	49.7%
January 11, 2030	45,957,200	19,228,480.00	41.8%	2,807,025.00	47.9%
July 11, 2030	45,050,150	18,366,112.00	40.8%	—	0.0%
January 11, 2031	44,143,100	17,503,744.00	39.7%	—	0.0%
July 11, 2031	43,236,050	16,641,376.00	38.5%	—	0.0%
January 11, 2032	42,329,000	15,779,008.00	37.3%	—	0.0%
July 11, 2032	41,421,950	14,916,640.00	36.0%	—	0.0%
January 11, 2033	40,514,900	14,054,272.00	34.7%	—	0.0%
July 11, 2033	39,607,850	13,191,904.00	33.3%	—	0.0%
January 11, 2034	38,700,800	12,329,536.00	31.9%	—	0.0%
July 11, 2034	—	—	0.0%	—	0.0%

	N450AN
		Series A		Series B
Date	Assumed Aircraft Value	Outstanding Balance	LTV	Outstanding Balance	LTV
Issuance Date	$60,470,000	$32,164,000.00	53.2%	$8,637,000.00	67.5%
July 11, 2022	59,562,950	32,164,000.00	54.0%	8,637,000.00	68.5%
January 11, 2023	58,655,900	31,301,632.00	53.4%	8,248,335.00	67.4%
July 11, 2023	57,748,850	30,439,264.00	52.7%	7,859,670.00	66.3%
January 11, 2024	56,841,800	29,576,896.00	52.0%	7,471,005.00	65.2%
July 11, 2024	55,934,750	28,714,528.00	51.3%	7,082,340.00	64.0%
January 11, 2025	55,027,700	27,852,160.00	50.6%	6,693,675.00	62.8%
July 11, 2025	54,120,650	26,989,792.00	49.9%	6,305,010.00	61.5%
January 11, 2026	53,213,600	26,127,424.00	49.1%	5,916,345.00	60.2%
July 11, 2026	52,306,550	25,265,056.00	48.3%	5,527,680.00	58.9%
January 11, 2027	51,399,500	24,402,688.00	47.5%	5,139,015.00	57.5%
July 11, 2027	50,492,450	23,540,320.00	46.6%	4,750,350.00	56.0%
January 11, 2028	49,585,400	22,677,952.00	45.7%	4,361,685.00	54.5%
July 11, 2028	48,678,350	21,815,584.00	44.8%	3,973,020.00	53.0%
January 11, 2029	47,771,300	20,953,216.00	43.9%	3,584,355.00	51.4%
July 11, 2029	46,864,250	20,090,848.00	42.9%	3,195,690.00	49.7%
January 11, 2030	45,957,200	19,228,480.00	41.8%	2,807,025.00	47.9%
July 11, 2030	45,050,150	18,366,112.00	40.8%	—	0.0%
January 11, 2031	44,143,100	17,503,744.00	39.7%	—	0.0%
July 11, 2031	43,236,050	16,641,376.00	38.5%	—	0.0%
January 11, 2032	42,329,000	15,779,008.00	37.3%	—	0.0%
July 11, 2032	41,421,950	14,916,640.00	36.0%	—	0.0%
January 11, 2033	40,514,900	14,054,272.00	34.7%	—	0.0%
July 11, 2033	39,607,850	13,191,904.00	33.3%	—	0.0%
January 11, 2034	38,700,800	12,329,536.00	31.9%	—	0.0%
July 11, 2034	—	—	0.0%	—	0.0%

	N451AN
		Series A		Series B
Date	Assumed Aircraft Value	Outstanding Balance	LTV	Outstanding Balance	LTV
Issuance Date	$60,470,000	$32,164,000.00	53.2%	$8,637,000.00	67.5%
July 11, 2022	59,562,950	32,164,000.00	54.0%	8,637,000.00	68.5%
January 11, 2023	58,655,900	31,301,632.00	53.4%	8,248,335.00	67.4%
July 11, 2023	57,748,850	30,439,264.00	52.7%	7,859,670.00	66.3%
January 11, 2024	56,841,800	29,576,896.00	52.0%	7,471,005.00	65.2%
July 11, 2024	55,934,750	28,714,528.00	51.3%	7,082,340.00	64.0%
January 11, 2025	55,027,700	27,852,160.00	50.6%	6,693,675.00	62.8%
July 11, 2025	54,120,650	26,989,792.00	49.9%	6,305,010.00	61.5%
January 11, 2026	53,213,600	26,127,424.00	49.1%	5,916,345.00	60.2%
July 11, 2026	52,306,550	25,265,056.00	48.3%	5,527,680.00	58.9%
January 11, 2027	51,399,500	24,402,688.00	47.5%	5,139,015.00	57.5%
July 11, 2027	50,492,450	23,540,320.00	46.6%	4,750,350.00	56.0%
January 11, 2028	49,585,400	22,677,952.00	45.7%	4,361,685.00	54.5%
July 11, 2028	48,678,350	21,815,584.00	44.8%	3,973,020.00	53.0%
January 11, 2029	47,771,300	20,953,216.00	43.9%	3,584,355.00	51.4%
July 11, 2029	46,864,250	20,090,848.00	42.9%	3,195,690.00	49.7%
January 11, 2030	45,957,200	19,228,480.00	41.8%	2,807,025.00	47.9%
July 11, 2030	45,050,150	18,366,112.00	40.8%	—	0.0%
January 11, 2031	44,143,100	17,503,744.00	39.7%	—	0.0%
July 11, 2031	43,236,050	16,641,376.00	38.5%	—	0.0%
January 11, 2032	42,329,000	15,779,008.00	37.3%	—	0.0%
July 11, 2032	41,421,950	14,916,640.00	36.0%	—	0.0%
January 11, 2033	40,514,900	14,054,272.00	34.7%	—	0.0%
July 11, 2033	39,607,850	13,191,904.00	33.3%	—	0.0%
January 11, 2034	38,700,800	12,329,536.00	31.9%	—	0.0%
July 11, 2034	—	—	0.0%	—	0.0%

	N452AN
		Series A		Series B
Date	Assumed Aircraft Value	Outstanding Balance	LTV	Outstanding Balance	LTV
Issuance Date	$60,470,000	$32,164,000.00	53.2%	$8,637,000.00	67.5%
July 11, 2022	59,562,950	32,164,000.00	54.0%	8,637,000.00	68.5%
January 11, 2023	58,655,900	31,301,632.00	53.4%	8,248,335.00	67.4%
July 11, 2023	57,748,850	30,439,264.00	52.7%	7,859,670.00	66.3%
January 11, 2024	56,841,800	29,576,896.00	52.0%	7,471,005.00	65.2%
July 11, 2024	55,934,750	28,714,528.00	51.3%	7,082,340.00	64.0%
January 11, 2025	55,027,700	27,852,160.00	50.6%	6,693,675.00	62.8%
July 11, 2025	54,120,650	26,989,792.00	49.9%	6,305,010.00	61.5%
January 11, 2026	53,213,600	26,127,424.00	49.1%	5,916,345.00	60.2%
July 11, 2026	52,306,550	25,265,056.00	48.3%	5,527,680.00	58.9%
January 11, 2027	51,399,500	24,402,688.00	47.5%	5,139,015.00	57.5%
July 11, 2027	50,492,450	23,540,320.00	46.6%	4,750,350.00	56.0%
January 11, 2028	49,585,400	22,677,952.00	45.7%	4,361,685.00	54.5%
July 11, 2028	48,678,350	21,815,584.00	44.8%	3,973,020.00	53.0%
January 11, 2029	47,771,300	20,953,216.00	43.9%	3,584,355.00	51.4%
July 11, 2029	46,864,250	20,090,848.00	42.9%	3,195,690.00	49.7%
January 11, 2030	45,957,200	19,228,480.00	41.8%	2,807,025.00	47.9%
July 11, 2030	45,050,150	18,366,112.00	40.8%	—	0.0%
January 11, 2031	44,143,100	17,503,744.00	39.7%	—	0.0%
July 11, 2031	43,236,050	16,641,376.00	38.5%	—	0.0%
January 11, 2032	42,329,000	15,779,008.00	37.3%	—	0.0%
July 11, 2032	41,421,950	14,916,640.00	36.0%	—	0.0%
January 11, 2033	40,514,900	14,054,272.00	34.7%	—	0.0%
July 11, 2033	39,607,850	13,191,904.00	33.3%	—	0.0%
January 11, 2034	38,700,800	12,329,536.00	31.9%	—	0.0%
July 11, 2034	—	—	0.0%	—	0.0%

	N454AL
		Series A		Series B
Date	Assumed Aircraft Value	Outstanding Balance	LTV	Outstanding Balance	LTV
Issuance Date	$60,470,000	$32,164,000.00	53.2%	$8,637,000.00	67.5%
July 11, 2022	59,562,950	32,164,000.00	54.0%	8,637,000.00	68.5%
January 11, 2023	58,655,900	31,301,632.00	53.4%	8,248,335.00	67.4%
July 11, 2023	57,748,850	30,439,264.00	52.7%	7,859,670.00	66.3%
January 11, 2024	56,841,800	29,576,896.00	52.0%	7,471,005.00	65.2%
July 11, 2024	55,934,750	28,714,528.00	51.3%	7,082,340.00	64.0%
January 11, 2025	55,027,700	27,852,160.00	50.6%	6,693,675.00	62.8%
July 11, 2025	54,120,650	26,989,792.00	49.9%	6,305,010.00	61.5%
January 11, 2026	53,213,600	26,127,424.00	49.1%	5,916,345.00	60.2%
July 11, 2026	52,306,550	25,265,056.00	48.3%	5,527,680.00	58.9%
January 11, 2027	51,399,500	24,402,688.00	47.5%	5,139,015.00	57.5%
July 11, 2027	50,492,450	23,540,320.00	46.6%	4,750,350.00	56.0%
January 11, 2028	49,585,400	22,677,952.00	45.7%	4,361,685.00	54.5%
July 11, 2028	48,678,350	21,815,584.00	44.8%	3,973,020.00	53.0%
January 11, 2029	47,771,300	20,953,216.00	43.9%	3,584,355.00	51.4%
July 11, 2029	46,864,250	20,090,848.00	42.9%	3,195,690.00	49.7%
January 11, 2030	45,957,200	19,228,480.00	41.8%	2,807,025.00	47.9%
July 11, 2030	45,050,150	18,366,112.00	40.8%	—	0.0%
January 11, 2031	44,143,100	17,503,744.00	39.7%	—	0.0%
July 11, 2031	43,236,050	16,641,376.00	38.5%	—	0.0%
January 11, 2032	42,329,000	15,779,008.00	37.3%	—	0.0%
July 11, 2032	41,421,950	14,916,640.00	36.0%	—	0.0%
January 11, 2033	40,514,900	14,054,272.00	34.7%	—	0.0%
July 11, 2033	39,607,850	13,191,904.00	33.3%	—	0.0%
January 11, 2034	38,700,800	12,329,536.00	31.9%	—	0.0%
July 11, 2034	—	—	0.0%	—	0.0%

	N453AA
		Series A		Series B
Date	Assumed Aircraft Value	Outstanding Balance	LTV	Outstanding Balance	LTV
Issuance Date	$60,520,000	$32,681,000.00	54.0%	$8,775,000.00	68.5%
July 11, 2022	60,520,000	32,681,000.00	54.0%	8,775,000.00	68.5%
January 11, 2023	59,612,200	31,804,770.25	53.4%	8,380,125.00	67.4%
July 11, 2023	58,704,400	30,928,540.50	52.7%	7,985,250.00	66.3%
January 11, 2024	57,796,600	30,052,310.75	52.0%	7,590,375.00	65.1%
July 11, 2024	56,888,800	29,176,081.00	51.3%	7,195,500.00	63.9%
January 11, 2025	55,981,000	28,299,851.25	50.6%	6,800,625.00	62.7%
July 11, 2025	55,073,200	27,423,621.50	49.8%	6,405,750.00	61.4%
January 11, 2026	54,165,400	26,547,391.75	49.0%	6,010,875.00	60.1%
July 11, 2026	53,257,600	25,671,162.00	48.2%	5,616,000.00	58.7%
January 11, 2027	52,349,800	24,794,932.25	47.4%	5,221,125.00	57.3%
July 11, 2027	51,442,000	23,918,702.50	46.5%	4,826,250.00	55.9%
January 11, 2028	50,534,200	23,042,472.75	45.6%	4,431,375.00	54.4%
July 11, 2028	49,626,400	22,166,243.00	44.7%	4,036,500.00	52.8%
January 11, 2029	48,718,600	21,290,013.25	43.7%	3,641,625.00	51.2%
July 11, 2029	47,810,800	20,413,783.50	42.7%	3,246,750.00	49.5%
January 11, 2030	46,903,000	19,537,553.75	41.7%	2,851,875.00	47.7%
July 11, 2030	45,995,200	18,661,324.00	40.6%	—	0.0%
January 11, 2031	45,087,400	17,785,094.25	39.4%	—	0.0%
July 11, 2031	44,179,600	16,908,864.50	38.3%	—	0.0%
January 11, 2032	43,271,800	16,032,634.75	37.1%	—	0.0%
July 11, 2032	42,364,000	15,156,405.00	35.8%	—	0.0%
January 11, 2033	41,456,200	14,280,175.25	34.4%	—	0.0%
July 11, 2033	40,548,400	13,403,945.50	33.1%	—	0.0%
January 11, 2034	39,640,600	12,527,715.75	31.6%	—	0.0%
July 11, 2034	—	—	0.0%	—	0.0%

	N455AN
		Series A		Series B
Date	Assumed Aircraft Value	Outstanding Balance	LTV	Outstanding Balance	LTV
Issuance Date	$60,520,000	$32,681,000.00	54.0%	$8,775,000.00	68.5%
July 11, 2022	60,520,000	32,681,000.00	54.0%	8,775,000.00	68.5%
January 11, 2023	59,612,200	31,804,770.25	53.4%	8,380,125.00	67.4%
July 11, 2023	58,704,400	30,928,540.50	52.7%	7,985,250.00	66.3%
January 11, 2024	57,796,600	30,052,310.75	52.0%	7,590,375.00	65.1%
July 11, 2024	56,888,800	29,176,081.00	51.3%	7,195,500.00	63.9%
January 11, 2025	55,981,000	28,299,851.25	50.6%	6,800,625.00	62.7%
July 11, 2025	55,073,200	27,423,621.50	49.8%	6,405,750.00	61.4%
January 11, 2026	54,165,400	26,547,391.75	49.0%	6,010,875.00	60.1%
July 11, 2026	53,257,600	25,671,162.00	48.2%	5,616,000.00	58.7%
January 11, 2027	52,349,800	24,794,932.25	47.4%	5,221,125.00	57.3%
July 11, 2027	51,442,000	23,918,702.50	46.5%	4,826,250.00	55.9%
January 11, 2028	50,534,200	23,042,472.75	45.6%	4,431,375.00	54.4%
July 11, 2028	49,626,400	22,166,243.00	44.7%	4,036,500.00	52.8%
January 11, 2029	48,718,600	21,290,013.25	43.7%	3,641,625.00	51.2%
July 11, 2029	47,810,800	20,413,783.50	42.7%	3,246,750.00	49.5%
January 11, 2030	46,903,000	19,537,553.75	41.7%	2,851,875.00	47.7%
July 11, 2030	45,995,200	18,661,324.00	40.6%	—	0.0%
January 11, 2031	45,087,400	17,785,094.25	39.4%	—	0.0%
July 11, 2031	44,179,600	16,908,864.50	38.3%	—	0.0%
January 11, 2032	43,271,800	16,032,634.75	37.1%	—	0.0%
July 11, 2032	42,364,000	15,156,405.00	35.8%	—	0.0%
January 11, 2033	41,456,200	14,280,175.25	34.4%	—	0.0%
July 11, 2033	40,548,400	13,403,945.50	33.1%	—	0.0%
January 11, 2034	39,640,600	12,527,715.75	31.6%	—	0.0%
July 11, 2034	—	—	0.0%	—	0.0%

	N456AN
		Series A		Series B
Date	Assumed Aircraft Value	Outstanding Balance	LTV	Outstanding Balance	LTV
Issuance Date	$60,570,000	$32,708,000.00	54.0%	$8,782,000.00	68.5%
July 11, 2022	60,570,000	32,708,000.00	54.0%	8,782,000.00	68.5%
January 11, 2023	59,661,450	31,831,046.50	53.4%	8,386,810.00	67.4%
July 11, 2023	58,752,900	30,954,093.00	52.7%	7,991,620.00	66.3%
January 11, 2024	57,844,350	30,077,139.50	52.0%	7,596,430.00	65.1%
July 11, 2024	56,935,800	29,200,186.00	51.3%	7,201,240.00	63.9%
January 11, 2025	56,027,250	28,323,232.50	50.6%	6,806,050.00	62.7%
July 11, 2025	55,118,700	27,446,279.00	49.8%	6,410,860.00	61.4%
January 11, 2026	54,210,150	26,569,325.50	49.0%	6,015,670.00	60.1%
July 11, 2026	53,301,600	25,692,372.00	48.2%	5,620,480.00	58.7%
January 11, 2027	52,393,050	24,815,418.50	47.4%	5,225,290.00	57.3%
July 11, 2027	51,484,500	23,938,465.00	46.5%	4,830,100.00	55.9%
January 11, 2028	50,575,950	23,061,511.50	45.6%	4,434,910.00	54.4%
July 11, 2028	49,667,400	22,184,558.00	44.7%	4,039,720.00	52.8%
January 11, 2029	48,758,850	21,307,604.50	43.7%	3,644,530.00	51.2%
July 11, 2029	47,850,300	20,430,651.00	42.7%	3,249,340.00	49.5%
January 11, 2030	46,941,750	19,553,697.50	41.7%	2,854,150.00	47.7%
July 11, 2030	46,033,200	18,676,744.00	40.6%	—	0.0%
January 11, 2031	45,124,650	17,799,790.50	39.4%	—	0.0%
July 11, 2031	44,216,100	16,922,837.00	38.3%	—	0.0%
January 11, 2032	43,307,550	16,045,883.50	37.1%	—	0.0%
July 11, 2032	42,399,000	15,168,930.00	35.8%	—	0.0%
January 11, 2033	41,490,450	14,291,976.50	34.4%	—	0.0%
July 11, 2033	40,581,900	13,415,023.00	33.1%	—	0.0%
January 11, 2034	39,673,350	12,538,069.50	31.6%	—	0.0%
July 11, 2034	—	—	0.0%	—	0.0%

	N457AM
		Series A		Series B
Date	Assumed Aircraft Value	Outstanding Balance	LTV	Outstanding Balance	LTV
Issuance Date	$60,620,000	$32,735,000.00	54.0%	$8,790,000.00	68.5%
July 11, 2022	60,620,000	32,735,000.00	54.0%	8,790,000.00	68.5%
January 11, 2023	59,710,700	31,857,322.50	53.4%	8,394,450.00	67.4%
July 11, 2023	58,801,400	30,979,645.00	52.7%	7,998,900.00	66.3%
January 11, 2024	57,892,100	30,101,967.50	52.0%	7,603,350.00	65.1%
July 11, 2024	56,982,800	29,224,290.00	51.3%	7,207,800.00	63.9%
January 11, 2025	56,073,500	28,346,612.50	50.6%	6,812,250.00	62.7%
July 11, 2025	55,164,200	27,468,935.00	49.8%	6,416,700.00	61.4%
January 11, 2026	54,254,900	26,591,257.50	49.0%	6,021,150.00	60.1%
July 11, 2026	53,345,600	25,713,580.00	48.2%	5,625,600.00	58.7%
January 11, 2027	52,436,300	24,835,902.50	47.4%	5,230,050.00	57.3%
July 11, 2027	51,527,000	23,958,225.00	46.5%	4,834,500.00	55.9%
January 11, 2028	50,617,700	23,080,547.50	45.6%	4,438,950.00	54.4%
July 11, 2028	49,708,400	22,202,870.00	44.7%	4,043,400.00	52.8%
January 11, 2029	48,799,100	21,325,192.50	43.7%	3,647,850.00	51.2%
July 11, 2029	47,889,800	20,447,515.00	42.7%	3,252,300.00	49.5%
January 11, 2030	46,980,500	19,569,837.50	41.7%	2,856,750.00	47.7%
July 11, 2030	46,071,200	18,692,160.00	40.6%	—	0.0%
January 11, 2031	45,161,900	17,814,482.50	39.4%	—	0.0%
July 11, 2031	44,252,600	16,936,805.00	38.3%	—	0.0%
January 11, 2032	43,343,300	16,059,127.50	37.1%	—	0.0%
July 11, 2032	42,434,000	15,181,450.00	35.8%	—	0.0%
January 11, 2033	41,524,700	14,303,772.50	34.4%	—	0.0%
July 11, 2033	40,615,400	13,426,095.00	33.1%	—	0.0%
January 11, 2034	39,706,100	12,548,417.50	31.6%	—	0.0%
July 11, 2034	—	—	0.0%	—	0.0%

	N458AL
		Series A		Series B
Date	Assumed Aircraft Value	Outstanding Balance	LTV	Outstanding Balance	LTV
Issuance Date	$60,620,000	$32,735,000.00	54.0%	$8,790,000.00	68.5%
July 11, 2022	60,620,000	32,735,000.00	54.0%	8,790,000.00	68.5%
January 11, 2023	59,710,700	31,857,322.50	53.4%	8,394,450.00	67.4%
July 11, 2023	58,801,400	30,979,645.00	52.7%	7,998,900.00	66.3%
January 11, 2024	57,892,100	30,101,967.50	52.0%	7,603,350.00	65.1%
July 11, 2024	56,982,800	29,224,290.00	51.3%	7,207,800.00	63.9%
January 11, 2025	56,073,500	28,346,612.50	50.6%	6,812,250.00	62.7%
July 11, 2025	55,164,200	27,468,935.00	49.8%	6,416,700.00	61.4%
January 11, 2026	54,254,900	26,591,257.50	49.0%	6,021,150.00	60.1%
July 11, 2026	53,345,600	25,713,580.00	48.2%	5,625,600.00	58.7%
January 11, 2027	52,436,300	24,835,902.50	47.4%	5,230,050.00	57.3%
July 11, 2027	51,527,000	23,958,225.00	46.5%	4,834,500.00	55.9%
January 11, 2028	50,617,700	23,080,547.50	45.6%	4,438,950.00	54.4%
July 11, 2028	49,708,400	22,202,870.00	44.7%	4,043,400.00	52.8%
January 11, 2029	48,799,100	21,325,192.50	43.7%	3,647,850.00	51.2%
July 11, 2029	47,889,800	20,447,515.00	42.7%	3,252,300.00	49.5%
January 11, 2030	46,980,500	19,569,837.50	41.7%	2,856,750.00	47.7%
July 11, 2030	46,071,200	18,692,160.00	40.6%	—	0.0%
January 11, 2031	45,161,900	17,814,482.50	39.4%	—	0.0%
July 11, 2031	44,252,600	16,936,805.00	38.3%	—	0.0%
January 11, 2032	43,343,300	16,059,127.50	37.1%	—	0.0%
July 11, 2032	42,434,000	15,181,450.00	35.8%	—	0.0%
January 11, 2033	41,524,700	14,303,772.50	34.4%	—	0.0%
July 11, 2033	40,615,400	13,426,095.00	33.1%	—	0.0%
January 11, 2034	39,706,100	12,548,417.50	31.6%	—	0.0%
July 11, 2034	—	—	0.0%	—	0.0%

	N459AN
		Series A		Series B
Date	Assumed Aircraft Value	Outstanding Balance	LTV	Outstanding Balance	LTV
Issuance Date	$60,620,000	$32,735,000.00	54.0%	$8,790,000.00	68.5%
July 11, 2022	60,620,000	32,735,000.00	54.0%	8,790,000.00	68.5%
January 11, 2023	59,710,700	31,857,322.50	53.4%	8,394,450.00	67.4%
July 11, 2023	58,801,400	30,979,645.00	52.7%	7,998,900.00	66.3%
January 11, 2024	57,892,100	30,101,967.50	52.0%	7,603,350.00	65.1%
July 11, 2024	56,982,800	29,224,290.00	51.3%	7,207,800.00	63.9%
January 11, 2025	56,073,500	28,346,612.50	50.6%	6,812,250.00	62.7%
July 11, 2025	55,164,200	27,468,935.00	49.8%	6,416,700.00	61.4%
January 11, 2026	54,254,900	26,591,257.50	49.0%	6,021,150.00	60.1%
July 11, 2026	53,345,600	25,713,580.00	48.2%	5,625,600.00	58.7%
January 11, 2027	52,436,300	24,835,902.50	47.4%	5,230,050.00	57.3%
July 11, 2027	51,527,000	23,958,225.00	46.5%	4,834,500.00	55.9%
January 11, 2028	50,617,700	23,080,547.50	45.6%	4,438,950.00	54.4%
July 11, 2028	49,708,400	22,202,870.00	44.7%	4,043,400.00	52.8%
January 11, 2029	48,799,100	21,325,192.50	43.7%	3,647,850.00	51.2%
July 11, 2029	47,889,800	20,447,515.00	42.7%	3,252,300.00	49.5%
January 11, 2030	46,980,500	19,569,837.50	41.7%	2,856,750.00	47.7%
July 11, 2030	46,071,200	18,692,160.00	40.6%	—	0.0%
January 11, 2031	45,161,900	17,814,482.50	39.4%	—	0.0%
July 11, 2031	44,252,600	16,936,805.00	38.3%	—	0.0%
January 11, 2032	43,343,300	16,059,127.50	37.1%	—	0.0%
July 11, 2032	42,434,000	15,181,450.00	35.8%	—	0.0%
January 11, 2033	41,524,700	14,303,772.50	34.4%	—	0.0%
July 11, 2033	40,615,400	13,426,095.00	33.1%	—	0.0%
January 11, 2034	39,706,100	12,548,417.50	31.6%	—	0.0%
July 11, 2034	—	—	0.0%	—	0.0%

	N460AN
		Series A		Series B
Date	Assumed Aircraft Value	Outstanding Balance	LTV	Outstanding Balance	LTV
Issuance Date	$60,670,000	$33,154,000.00	54.6%	$8,617,000.00	68.8%
January 11, 2023	59,759,950	32,265,088.50	54.0%	8,229,235.00	67.8%
July 11, 2023	58,849,900	31,376,177.00	53.3%	7,841,470.00	66.6%
January 11, 2024	57,939,850	30,487,265.50	52.6%	7,453,705.00	65.5%
July 11, 2024	57,029,800	29,598,354.00	51.9%	7,065,940.00	64.3%
January 11, 2025	56,119,750	28,709,442.50	51.2%	6,678,175.00	63.1%
July 11, 2025	55,209,700	27,820,531.00	50.4%	6,290,410.00	61.8%
January 11, 2026	54,299,650	26,931,619.50	49.6%	5,902,645.00	60.5%
July 11, 2026	53,389,600	26,042,708.00	48.8%	5,514,880.00	59.1%
January 11, 2027	52,479,550	25,153,796.50	47.9%	5,127,115.00	57.7%
July 11, 2027	51,569,500	24,264,885.00	47.1%	4,739,350.00	56.2%
January 11, 2028	50,659,450	23,375,973.50	46.1%	4,351,585.00	54.7%
July 11, 2028	49,749,400	22,487,062.00	45.2%	3,963,820.00	53.2%
January 11, 2029	48,839,350	21,598,150.50	44.2%	3,576,055.00	51.5%
July 11, 2029	47,929,300	20,709,239.00	43.2%	3,188,290.00	49.9%
January 11, 2030	47,019,250	19,820,327.50	42.2%	2,800,525.00	48.1%
July 11, 2030	46,109,200	18,931,416.00	41.1%	—	0.0%
January 11, 2031	45,199,150	18,042,504.50	39.9%	—	0.0%
July 11, 2031	44,289,100	17,153,593.00	38.7%	—	0.0%
January 11, 2032	43,379,050	16,264,681.50	37.5%	—	0.0%
July 11, 2032	42,469,000	15,375,770.00	36.2%	—	0.0%
January 11, 2033	41,558,950	14,486,858.50	34.9%	—	0.0%
July 11, 2033	40,648,900	13,597,947.00	33.5%	—	0.0%
January 11, 2034	39,738,850	12,709,035.50	32.0%	—	0.0%
July 11, 2034	—	—	0.0%	—	0.0%

	N461AN
		Series A		Series B
Date	Assumed Aircraft Value	Outstanding Balance	LTV	Outstanding Balance	LTV
Issuance Date	$60,710,000	$33,176,000.00	54.6%	$8,623,000.00	68.9%
January 11, 2023	59,799,350	32,286,498.50	54.0%	8,234,965.00	67.8%
July 11, 2023	58,888,700	31,396,997.00	53.3%	7,846,930.00	66.6%
January 11, 2024	57,978,050	30,507,495.50	52.6%	7,458,895.00	65.5%
July 11, 2024	57,067,400	29,617,994.00	51.9%	7,070,860.00	64.3%
January 11, 2025	56,156,750	28,728,492.50	51.2%	6,682,825.00	63.1%
July 11, 2025	55,246,100	27,838,991.00	50.4%	6,294,790.00	61.8%
January 11, 2026	54,335,450	26,949,489.50	49.6%	5,906,755.00	60.5%
July 11, 2026	53,424,800	26,059,988.00	48.8%	5,518,720.00	59.1%
January 11, 2027	52,514,150	25,170,486.50	47.9%	5,130,685.00	57.7%
July 11, 2027	51,603,500	24,280,985.00	47.1%	4,742,650.00	56.2%
January 11, 2028	50,692,850	23,391,483.50	46.1%	4,354,615.00	54.7%
July 11, 2028	49,782,200	22,501,982.00	45.2%	3,966,580.00	53.2%
January 11, 2029	48,871,550	21,612,480.50	44.2%	3,578,545.00	51.5%
July 11, 2029	47,960,900	20,722,979.00	43.2%	3,190,510.00	49.9%
January 11, 2030	47,050,250	19,833,477.50	42.2%	2,802,475.00	48.1%
July 11, 2030	46,139,600	18,943,976.00	41.1%	—	0.0%
January 11, 2031	45,228,950	18,054,474.50	39.9%	—	0.0%
July 11, 2031	44,318,300	17,164,973.00	38.7%	—	0.0%
January 11, 2032	43,407,650	16,275,471.50	37.5%	—	0.0%
July 11, 2032	42,497,000	15,385,970.00	36.2%	—	0.0%
January 11, 2033	41,586,350	14,496,468.50	34.9%	—	0.0%
July 11, 2033	40,675,700	13,606,967.00	33.5%	—	0.0%
January 11, 2034	39,765,050	12,717,465.50	32.0%	—	0.0%
July 11, 2034	—	—	0.0%	—	0.0%

	N462AA
		Series A		Series B
Date	Assumed Aircraft Value	Outstanding Balance	LTV	Outstanding Balance	LTV
Issuance Date	$60,710,000	$33,176,000.00	54.6%	$8,623,000.00	68.9%
January 11, 2023	59,799,350	32,286,498.50	54.0%	8,234,965.00	67.8%
July 11, 2023	58,888,700	31,396,997.00	53.3%	7,846,930.00	66.6%
January 11, 2024	57,978,050	30,507,495.50	52.6%	7,458,895.00	65.5%
July 11, 2024	57,067,400	29,617,994.00	51.9%	7,070,860.00	64.3%
January 11, 2025	56,156,750	28,728,492.50	51.2%	6,682,825.00	63.1%
July 11, 2025	55,246,100	27,838,991.00	50.4%	6,294,790.00	61.8%
January 11, 2026	54,335,450	26,949,489.50	49.6%	5,906,755.00	60.5%
July 11, 2026	53,424,800	26,059,988.00	48.8%	5,518,720.00	59.1%
January 11, 2027	52,514,150	25,170,486.50	47.9%	5,130,685.00	57.7%
July 11, 2027	51,603,500	24,280,985.00	47.1%	4,742,650.00	56.2%
January 11, 2028	50,692,850	23,391,483.50	46.1%	4,354,615.00	54.7%
July 11, 2028	49,782,200	22,501,982.00	45.2%	3,966,580.00	53.2%
January 11, 2029	48,871,550	21,612,480.50	44.2%	3,578,545.00	51.5%
July 11, 2029	47,960,900	20,722,979.00	43.2%	3,190,510.00	49.9%
January 11, 2030	47,050,250	19,833,477.50	42.2%	2,802,475.00	48.1%
July 11, 2030	46,139,600	18,943,976.00	41.1%	—	0.0%
January 11, 2031	45,228,950	18,054,474.50	39.9%	—	0.0%
July 11, 2031	44,318,300	17,164,973.00	38.7%	—	0.0%
January 11, 2032	43,407,650	16,275,471.50	37.5%	—	0.0%
July 11, 2032	42,497,000	15,385,970.00	36.2%	—	0.0%
January 11, 2033	41,586,350	14,496,468.50	34.9%	—	0.0%
July 11, 2033	40,675,700	13,606,967.00	33.5%	—	0.0%
January 11, 2034	39,765,050	12,717,465.50	32.0%	—	0.0%
July 11, 2034	—	—	0.0%	—	0.0%

	N463AA
		Series A		Series B
Date	Assumed Aircraft Value	Outstanding Balance	LTV	Outstanding Balance	LTV
Issuance Date	$60,760,000	$33,203,000.00	54.6%	$8,630,000.00	68.8%
January 11, 2023	59,848,600	32,312,774.75	54.0%	8,241,650.00	67.8%
July 11, 2023	58,937,200	31,422,549.50	53.3%	7,853,300.00	66.6%
January 11, 2024	58,025,800	30,532,324.25	52.6%	7,464,950.00	65.5%
July 11, 2024	57,114,400	29,642,099.00	51.9%	7,076,600.00	64.3%
January 11, 2025	56,203,000	28,751,873.75	51.2%	6,688,250.00	63.1%
July 11, 2025	55,291,600	27,861,648.50	50.4%	6,299,900.00	61.8%
January 11, 2026	54,380,200	26,971,423.25	49.6%	5,911,550.00	60.5%
July 11, 2026	53,468,800	26,081,198.00	48.8%	5,523,200.00	59.1%
January 11, 2027	52,557,400	25,190,972.75	47.9%	5,134,850.00	57.7%
July 11, 2027	51,646,000	24,300,747.50	47.1%	4,746,500.00	56.2%
January 11, 2028	50,734,600	23,410,522.25	46.1%	4,358,150.00	54.7%
July 11, 2028	49,823,200	22,520,297.00	45.2%	3,969,800.00	53.2%
January 11, 2029	48,911,800	21,630,071.75	44.2%	3,581,450.00	51.5%
July 11, 2029	48,000,400	20,739,846.50	43.2%	3,193,100.00	49.9%
January 11, 2030	47,089,000	19,849,621.25	42.2%	2,804,750.00	48.1%
July 11, 2030	46,177,600	18,959,396.00	41.1%	—	0.0%
January 11, 2031	45,266,200	18,069,170.75	39.9%	—	0.0%
July 11, 2031	44,354,800	17,178,945.50	38.7%	—	0.0%
January 11, 2032	43,443,400	16,288,720.25	37.5%	—	0.0%
July 11, 2032	42,532,000	15,398,495.00	36.2%	—	0.0%
January 11, 2033	41,620,600	14,508,269.75	34.9%	—	0.0%
July 11, 2033	40,709,200	13,618,044.50	33.5%	—	0.0%
January 11, 2034	39,797,800	12,727,819.25	32.0%	—	0.0%
July 11, 2034	—	—	0.0%	—	0.0%

	N464AA
		Series A		Series B
Date	Assumed Aircraft Value	Outstanding Balance	LTV	Outstanding Balance	LTV
Issuance Date	$60,760,000	$33,203,000.00	54.6%	$8,630,000.00	68.8%
January 11, 2023	59,848,600	32,312,774.75	54.0%	8,241,650.00	67.8%
July 11, 2023	58,937,200	31,422,549.50	53.3%	7,853,300.00	66.6%
January 11, 2024	58,025,800	30,532,324.25	52.6%	7,464,950.00	65.5%
July 11, 2024	57,114,400	29,642,099.00	51.9%	7,076,600.00	64.3%
January 11, 2025	56,203,000	28,751,873.75	51.2%	6,688,250.00	63.1%
July 11, 2025	55,291,600	27,861,648.50	50.4%	6,299,900.00	61.8%
January 11, 2026	54,380,200	26,971,423.25	49.6%	5,911,550.00	60.5%
July 11, 2026	53,468,800	26,081,198.00	48.8%	5,523,200.00	59.1%
January 11, 2027	52,557,400	25,190,972.75	47.9%	5,134,850.00	57.7%
July 11, 2027	51,646,000	24,300,747.50	47.1%	4,746,500.00	56.2%
January 11, 2028	50,734,600	23,410,522.25	46.1%	4,358,150.00	54.7%
July 11, 2028	49,823,200	22,520,297.00	45.2%	3,969,800.00	53.2%
January 11, 2029	48,911,800	21,630,071.75	44.2%	3,581,450.00	51.5%
July 11, 2029	48,000,400	20,739,846.50	43.2%	3,193,100.00	49.9%
January 11, 2030	47,089,000	19,849,621.25	42.2%	2,804,750.00	48.1%
July 11, 2030	46,177,600	18,959,396.00	41.1%	—	0.0%
January 11, 2031	45,266,200	18,069,170.75	39.9%	—	0.0%
July 11, 2031	44,354,800	17,178,945.50	38.7%	—	0.0%
January 11, 2032	43,443,400	16,288,720.25	37.5%	—	0.0%
July 11, 2032	42,532,000	15,398,495.00	36.2%	—	0.0%
January 11, 2033	41,620,600	14,508,269.75	34.9%	—	0.0%
July 11, 2033	40,709,200	13,618,044.50	33.5%	—	0.0%
January 11, 2034	39,797,800	12,727,819.25	32.0%	—	0.0%
July 11, 2034	—	—	0.0%	—	0.0%

B. Embraer ERJ 175 LR

	N293NN
		Series A		Series B
Date	Assumed Aircraft Value	Outstanding Balance	LTV	Outstanding Balance	LTV
Issuance Date	$27,840,419	$14,801,000.00	53.2%	$3,975,000.00	67.4%
July 11, 2022	27,409,898	14,801,000.00	54.0%	3,975,000.00	68.5%
January 11, 2023	26,979,376	14,404,161.50	53.4%	3,796,125.00	67.5%
July 11, 2023	26,548,854	14,007,323.00	52.8%	3,617,250.00	66.4%
January 11, 2024	26,118,332	13,610,484.50	52.1%	3,438,375.00	65.3%
July 11, 2024	25,687,810	13,213,646.00	51.4%	3,259,500.00	64.1%
January 11, 2025	25,257,288	12,816,807.50	50.7%	3,080,625.00	62.9%
July 11, 2025	24,826,766	12,419,969.00	50.0%	2,901,750.00	61.7%
January 11, 2026	24,396,244	12,023,130.50	49.3%	2,722,875.00	60.4%
July 11, 2026	23,965,722	11,626,292.00	48.5%	2,544,000.00	59.1%
January 11, 2027	23,535,200	11,229,453.50	47.7%	2,365,125.00	57.8%
July 11, 2027	23,104,678	10,832,615.00	46.9%	2,186,250.00	56.3%
January 11, 2028	22,674,156	10,435,776.50	46.0%	2,007,375.00	54.9%
July 11, 2028	22,243,634	10,038,938.00	45.1%	1,828,500.00	53.4%
January 11, 2029	21,813,112	9,642,099.50	44.2%	1,649,625.00	51.8%
July 11, 2029	21,382,590	9,245,261.00	43.2%	1,470,750.00	50.1%
January 11, 2030	20,952,068	8,848,422.50	42.2%	1,291,875.00	48.4%
July 11, 2030	20,521,546	8,451,584.00	41.2%	—	0.0%
January 11, 2031	20,091,024	8,054,745.50	40.1%	—	0.0%
July 11, 2031	19,660,502	7,657,907.00	39.0%	—	0.0%
January 11, 2032	19,229,980	7,261,068.50	37.8%	—	0.0%
July 11, 2032	18,799,459	6,864,230.00	36.5%	—	0.0%
January 11, 2033	18,368,937	6,467,391.50	35.2%	—	0.0%
July 11, 2033	17,938,415	6,070,553.00	33.8%	—	0.0%
January 11, 2034	17,507,893	5,673,714.50	32.4%	—	0.0%
July 11, 2034	—	—	0.0%	—	0.0%

	N298FR
		Series A		Series B
Date	Assumed Aircraft Value	Outstanding Balance	LTV	Outstanding Balance	LTV
Issuance Date	$27,787,709	$14,773,000.00	53.2%	$3,967,000.00	67.4%
July 11, 2022	27,358,002	14,773,000.00	54.0%	3,967,000.00	68.5%
January 11, 2023	26,928,295	14,376,912.25	53.4%	3,788,485.00	67.5%
July 11, 2023	26,498,589	13,980,824.50	52.8%	3,609,970.00	66.4%
January 11, 2024	26,068,882	13,584,736.75	52.1%	3,431,455.00	65.3%
July 11, 2024	25,639,175	13,188,649.00	51.4%	3,252,940.00	64.1%
January 11, 2025	25,209,468	12,792,561.25	50.7%	3,074,425.00	62.9%
July 11, 2025	24,779,761	12,396,473.50	50.0%	2,895,910.00	61.7%
January 11, 2026	24,350,054	12,000,385.75	49.3%	2,717,395.00	60.4%
July 11, 2026	23,920,348	11,604,298.00	48.5%	2,538,880.00	59.1%
January 11, 2027	23,490,641	11,208,210.25	47.7%	2,360,365.00	57.8%
July 11, 2027	23,060,934	10,812,122.50	46.9%	2,181,850.00	56.3%
January 11, 2028	22,631,227	10,416,034.75	46.0%	2,003,335.00	54.9%
July 11, 2028	22,201,520	10,019,947.00	45.1%	1,824,820.00	53.4%
January 11, 2029	21,771,813	9,623,859.25	44.2%	1,646,305.00	51.8%
July 11, 2029	21,342,106	9,227,771.50	43.2%	1,467,790.00	50.1%
January 11, 2030	20,912,400	8,831,683.75	42.2%	1,289,275.00	48.4%
July 11, 2030	20,482,693	8,435,596.00	41.2%	—	0.0%
January 11, 2031	20,052,986	8,039,508.25	40.1%	—	0.0%
July 11, 2031	19,623,279	7,643,420.50	39.0%	—	0.0%
January 11, 2032	19,193,572	7,247,332.75	37.8%	—	0.0%
July 11, 2032	18,763,865	6,851,245.00	36.5%	—	0.0%
January 11, 2033	18,334,159	6,455,157.25	35.2%	—	0.0%
July 11, 2033	17,904,452	6,059,069.50	33.8%	—	0.0%
January 11, 2034	17,474,745	5,662,981.75	32.4%	—	0.0%
July 11, 2034	—	—	0.0%	—	0.0%

	N299JJ
		Series A		Series B
Date	Assumed Aircraft Value	Outstanding Balance	LTV	Outstanding Balance	LTV
Issuance Date	$27,916,119	$14,842,000.00	53.2%	$3,985,000.00	67.4%
July 11, 2022	27,484,427	14,842,000.00	54.0%	3,985,000.00	68.5%
January 11, 2023	27,052,734	14,444,062.25	53.4%	3,805,675.00	67.5%
July 11, 2023	26,621,042	14,046,124.50	52.8%	3,626,350.00	66.4%
January 11, 2024	26,189,349	13,648,186.75	52.1%	3,447,025.00	65.3%
July 11, 2024	25,757,657	13,250,249.00	51.4%	3,267,700.00	64.1%
January 11, 2025	25,325,964	12,852,311.25	50.7%	3,088,375.00	62.9%
July 11, 2025	24,894,272	12,454,373.50	50.0%	2,909,050.00	61.7%
January 11, 2026	24,462,579	12,056,435.75	49.3%	2,729,725.00	60.4%
July 11, 2026	24,030,886	11,658,498.00	48.5%	2,550,400.00	59.1%
January 11, 2027	23,599,194	11,260,560.25	47.7%	2,371,075.00	57.8%
July 11, 2027	23,167,501	10,862,622.50	46.9%	2,191,750.00	56.3%
January 11, 2028	22,735,809	10,464,684.75	46.0%	2,012,425.00	54.9%
July 11, 2028	22,304,116	10,066,747.00	45.1%	1,833,100.00	53.4%
January 11, 2029	21,872,424	9,668,809.25	44.2%	1,653,775.00	51.8%
July 11, 2029	21,440,731	9,270,871.50	43.2%	1,474,450.00	50.1%
January 11, 2030	21,009,038	8,872,933.75	42.2%	1,295,125.00	48.4%
July 11, 2030	20,577,346	8,474,996.00	41.2%	—	0.0%
January 11, 2031	20,145,653	8,077,058.25	40.1%	—	0.0%
July 11, 2031	19,713,961	7,679,120.50	39.0%	—	0.0%
January 11, 2032	19,282,268	7,281,182.75	37.8%	—	0.0%
July 11, 2032	18,850,576	6,883,245.00	36.5%	—	0.0%
January 11, 2033	18,418,883	6,485,307.25	35.2%	—	0.0%
July 11, 2033	17,987,190	6,087,369.50	33.8%	—	0.0%
January 11, 2034	17,555,498	5,689,431.75	32.4%	—	0.0%
July 11, 2034	—	—	0.0%	—	0.0%

	N300LK
		Series A		Series B
Date	Assumed Aircraft Value	Outstanding Balance	LTV	Outstanding Balance	LTV
Issuance Date	$27,932,228	$14,850,000.00	53.2%	$3,988,000.00	67.4%
July 11, 2022	27,500,286	14,850,000.00	54.0%	3,988,000.00	68.5%
January 11, 2023	27,068,344	14,451,847.75	53.4%	3,808,540.00	67.5%
July 11, 2023	26,636,403	14,053,695.50	52.8%	3,629,080.00	66.4%
January 11, 2024	26,204,461	13,655,543.25	52.1%	3,449,620.00	65.3%
July 11, 2024	25,772,519	13,257,391.00	51.4%	3,270,160.00	64.1%
January 11, 2025	25,340,578	12,859,238.75	50.7%	3,090,700.00	62.9%
July 11, 2025	24,908,636	12,461,086.50	50.0%	2,911,240.00	61.7%
January 11, 2026	24,476,694	12,062,934.25	49.3%	2,731,780.00	60.4%
July 11, 2026	24,044,753	11,664,782.00	48.5%	2,552,320.00	59.1%
January 11, 2027	23,612,811	11,266,629.75	47.7%	2,372,860.00	57.8%
July 11, 2027	23,180,869	10,868,477.50	46.9%	2,193,400.00	56.3%
January 11, 2028	22,748,928	10,470,325.25	46.0%	2,013,940.00	54.9%
July 11, 2028	22,316,986	10,072,173.00	45.1%	1,834,480.00	53.4%
January 11, 2029	21,885,044	9,674,020.75	44.2%	1,655,020.00	51.8%
July 11, 2029	21,453,103	9,275,868.50	43.2%	1,475,560.00	50.1%
January 11, 2030	21,021,161	8,877,716.25	42.2%	1,296,100.00	48.4%
July 11, 2030	20,589,219	8,479,564.00	41.2%	—	0.0%
January 11, 2031	20,157,278	8,081,411.75	40.1%	—	0.0%
July 11, 2031	19,725,336	7,683,259.50	39.0%	—	0.0%
January 11, 2032	19,293,394	7,285,107.25	37.8%	—	0.0%
July 11, 2032	18,861,453	6,886,955.00	36.5%	—	0.0%
January 11, 2033	18,429,511	6,488,802.75	35.2%	—	0.0%
July 11, 2033	17,997,569	6,090,650.50	33.8%	—	0.0%
January 11, 2034	17,565,628	5,692,498.25	32.4%	—	0.0%
July 11, 2034	—	—	0.0%	—	0.0%

	N302RN
		Series A		Series B
Date	Assumed Aircraft Value	Outstanding Balance	LTV	Outstanding Balance	LTV
Issuance Date	$28,061,265	$14,919,000.00	53.2%	$4,006,000.00	67.4%
July 11, 2022	27,627,328	14,919,000.00	54.0%	4,006,000.00	68.5%
January 11, 2023	27,193,391	14,518,997.75	53.4%	3,825,730.00	67.5%
July 11, 2023	26,759,453	14,118,995.50	52.8%	3,645,460.00	66.4%
January 11, 2024	26,325,516	13,718,993.25	52.1%	3,465,190.00	65.3%
July 11, 2024	25,891,579	13,318,991.00	51.4%	3,284,920.00	64.1%
January 11, 2025	25,457,642	12,918,988.75	50.7%	3,104,650.00	62.9%
July 11, 2025	25,023,705	12,518,986.50	50.0%	2,924,380.00	61.7%
January 11, 2026	24,589,768	12,118,984.25	49.3%	2,744,110.00	60.4%
July 11, 2026	24,155,831	11,718,982.00	48.5%	2,563,840.00	59.1%
January 11, 2027	23,721,894	11,318,979.75	47.7%	2,383,570.00	57.8%
July 11, 2027	23,287,957	10,918,977.50	46.9%	2,203,300.00	56.3%
January 11, 2028	22,854,020	10,518,975.25	46.0%	2,023,030.00	54.9%
July 11, 2028	22,420,083	10,118,973.00	45.1%	1,842,760.00	53.4%
January 11, 2029	21,986,146	9,718,970.75	44.2%	1,662,490.00	51.8%
July 11, 2029	21,552,208	9,318,968.50	43.2%	1,482,220.00	50.1%
January 11, 2030	21,118,271	8,918,966.25	42.2%	1,301,950.00	48.4%
July 11, 2030	20,684,334	8,518,964.00	41.2%	—	0.0%
January 11, 2031	20,250,397	8,118,961.75	40.1%	—	0.0%
July 11, 2031	19,816,460	7,718,959.50	39.0%	—	0.0%
January 11, 2032	19,382,523	7,318,957.25	37.8%	—	0.0%
July 11, 2032	18,948,586	6,918,955.00	36.5%	—	0.0%
January 11, 2033	18,514,649	6,518,952.75	35.2%	—	0.0%
July 11, 2033	18,080,712	6,118,950.50	33.8%	—	0.0%
January 11, 2034	17,646,775	5,718,948.25	32.4%	—	0.0%
July 11, 2034	—	—	0.0%	—	0.0%

APPENDIX V—EQUIPMENT NOTE PRINCIPAL AMOUNTS AND AMORTIZATION SCHEDULES

The following tables set forth the original principal amount and principal amortization schedule for each series of Equipment Notes issued with respect to each Aircraft.

A. Airbus A321-253NX

	N444UW
	Series A		Series B
Date	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
Issuance Date	$—	$32,111,000.00	$—	$8,622,000.00
July 11, 2022	—	32,111,000.00	—	8,622,000.00
January 11, 2023	860,947.00	31,250,053.00	387,990.00	8,234,010.00
July 11, 2023	860,947.00	30,389,106.00	387,990.00	7,846,020.00
January 11, 2024	860,947.00	29,528,159.00	387,990.00	7,458,030.00
July 11, 2024	860,947.00	28,667,212.00	387,990.00	7,070,040.00
January 11, 2025	860,947.00	27,806,265.00	387,990.00	6,682,050.00
July 11, 2025	860,947.00	26,945,318.00	387,990.00	6,294,060.00
January 11, 2026	860,947.00	26,084,371.00	387,990.00	5,906,070.00
July 11, 2026	860,947.00	25,223,424.00	387,990.00	5,518,080.00
January 11, 2027	860,947.00	24,362,477.00	387,990.00	5,130,090.00
July 11, 2027	860,947.00	23,501,530.00	387,990.00	4,742,100.00
January 11, 2028	860,947.00	22,640,583.00	387,990.00	4,354,110.00
July 11, 2028	860,947.00	21,779,636.00	387,990.00	3,966,120.00
January 11, 2029	860,947.00	20,918,689.00	387,990.00	3,578,130.00
July 11, 2029	860,947.00	20,057,742.00	387,990.00	3,190,140.00
January 11, 2030	860,947.00	19,196,795.00	387,990.00	2,802,150.00
July 11, 2030	860,947.00	18,335,848.00	2,802,150.00	—
January 11, 2031	860,947.00	17,474,901.00	—	—
July 11, 2031	860,947.00	16,613,954.00	—	—
January 11, 2032	860,947.00	15,753,007.00	—	—
July 11, 2032	860,947.00	14,892,060.00	—	—
January 11, 2033	860,947.00	14,031,113.00	—	—
July 11, 2033	860,947.00	13,170,166.00	—	—
January 11, 2034	860,947.00	12,309,219.00	—	—
July 11, 2034	12,309,219.00	—	—	—

	N446AN
	Series A		Series B
Date	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
Issuance Date	$—	$32,111,000.00	$—	$8,622,000.00
July 11, 2022	—	32,111,000.00	—	8,622,000.00
January 11, 2023	860,947.00	31,250,053.00	387,990.00	8,234,010.00
July 11, 2023	860,947.00	30,389,106.00	387,990.00	7,846,020.00
January 11, 2024	860,947.00	29,528,159.00	387,990.00	7,458,030.00
July 11, 2024	860,947.00	28,667,212.00	387,990.00	7,070,040.00
January 11, 2025	860,947.00	27,806,265.00	387,990.00	6,682,050.00
July 11, 2025	860,947.00	26,945,318.00	387,990.00	6,294,060.00
January 11, 2026	860,947.00	26,084,371.00	387,990.00	5,906,070.00
July 11, 2026	860,947.00	25,223,424.00	387,990.00	5,518,080.00
January 11, 2027	860,947.00	24,362,477.00	387,990.00	5,130,090.00
July 11, 2027	860,947.00	23,501,530.00	387,990.00	4,742,100.00
January 11, 2028	860,947.00	22,640,583.00	387,990.00	4,354,110.00
July 11, 2028	860,947.00	21,779,636.00	387,990.00	3,966,120.00
January 11, 2029	860,947.00	20,918,689.00	387,990.00	3,578,130.00
July 11, 2029	860,947.00	20,057,742.00	387,990.00	3,190,140.00
January 11, 2030	860,947.00	19,196,795.00	387,990.00	2,802,150.00
July 11, 2030	860,947.00	18,335,848.00	2,802,150.00	—
January 11, 2031	860,947.00	17,474,901.00	—	—
July 11, 2031	860,947.00	16,613,954.00	—	—
January 11, 2032	860,947.00	15,753,007.00	—	—
July 11, 2032	860,947.00	14,892,060.00	—	—
January 11, 2033	860,947.00	14,031,113.00	—	—
July 11, 2033	860,947.00	13,170,166.00	—	—
January 11, 2034	860,947.00	12,309,219.00	—	—
July 11, 2034	12,309,219.00	—	—	—

	N445AA
	Series A		Series B
Date	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
Issuance Date	$—	$32,137,000.00	$—	$8,630,000.00
July 11, 2022	—	32,137,000.00	—	8,630,000.00
January 11, 2023	861,644.25	31,275,355.75	388,350.00	8,241,650.00
July 11, 2023	861,644.25	30,413,711.50	388,350.00	7,853,300.00
January 11, 2024	861,644.25	29,552,067.25	388,350.00	7,464,950.00
July 11, 2024	861,644.25	28,690,423.00	388,350.00	7,076,600.00
January 11, 2025	861,644.25	27,828,778.75	388,350.00	6,688,250.00
July 11, 2025	861,644.25	26,967,134.50	388,350.00	6,299,900.00
January 11, 2026	861,644.25	26,105,490.25	388,350.00	5,911,550.00
July 11, 2026	861,644.25	25,243,846.00	388,350.00	5,523,200.00
January 11, 2027	861,644.25	24,382,201.75	388,350.00	5,134,850.00
July 11, 2027	861,644.25	23,520,557.50	388,350.00	4,746,500.00
January 11, 2028	861,644.25	22,658,913.25	388,350.00	4,358,150.00
July 11, 2028	861,644.25	21,797,269.00	388,350.00	3,969,800.00
January 11, 2029	861,644.25	20,935,624.75	388,350.00	3,581,450.00
July 11, 2029	861,644.25	20,073,980.50	388,350.00	3,193,100.00
January 11, 2030	861,644.25	19,212,336.25	388,350.00	2,804,750.00
July 11, 2030	861,644.25	18,350,692.00	2,804,750.00	—
January 11, 2031	861,644.25	17,489,047.75	—	—
July 11, 2031	861,644.25	16,627,403.50	—	—
January 11, 2032	861,644.25	15,765,759.25	—	—
July 11, 2032	861,644.25	14,904,115.00	—	—
January 11, 2033	861,644.25	14,042,470.75	—	—
July 11, 2033	861,644.25	13,180,826.50	—	—
January 11, 2034	861,644.25	12,319,182.25	—	—
July 11, 2034	12,319,182.25	—	—	—

	N447AN
	Series A		Series B
Date	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
Issuance Date	$—	$32,137,000.00	$—	$8,630,000.00
July 11, 2022	—	32,137,000.00	—	8,630,000.00
January 11, 2023	861,644.25	31,275,355.75	388,350.00	8,241,650.00
July 11, 2023	861,644.25	30,413,711.50	388,350.00	7,853,300.00
January 11, 2024	861,644.25	29,552,067.25	388,350.00	7,464,950.00
July 11, 2024	861,644.25	28,690,423.00	388,350.00	7,076,600.00
January 11, 2025	861,644.25	27,828,778.75	388,350.00	6,688,250.00
July 11, 2025	861,644.25	26,967,134.50	388,350.00	6,299,900.00
January 11, 2026	861,644.25	26,105,490.25	388,350.00	5,911,550.00
July 11, 2026	861,644.25	25,243,846.00	388,350.00	5,523,200.00
January 11, 2027	861,644.25	24,382,201.75	388,350.00	5,134,850.00
July 11, 2027	861,644.25	23,520,557.50	388,350.00	4,746,500.00
January 11, 2028	861,644.25	22,658,913.25	388,350.00	4,358,150.00
July 11, 2028	861,644.25	21,797,269.00	388,350.00	3,969,800.00
January 11, 2029	861,644.25	20,935,624.75	388,350.00	3,581,450.00
July 11, 2029	861,644.25	20,073,980.50	388,350.00	3,193,100.00
January 11, 2030	861,644.25	19,212,336.25	388,350.00	2,804,750.00
July 11, 2030	861,644.25	18,350,692.00	2,804,750.00	—
January 11, 2031	861,644.25	17,489,047.75	—	—
July 11, 2031	861,644.25	16,627,403.50	—	—
January 11, 2032	861,644.25	15,765,759.25	—	—
July 11, 2032	861,644.25	14,904,115.00	—	—
January 11, 2033	861,644.25	14,042,470.75	—	—
July 11, 2033	861,644.25	13,180,826.50	—	—
January 11, 2034	861,644.25	12,319,182.25	—	—
July 11, 2034	12,319,182.25	—	—	—

	N448AN
	Series A		Series B
Date	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
Issuance Date	$—	$32,137,000.00	$—	$8,630,000.00
July 11, 2022	—	32,137,000.00	—	8,630,000.00
January 11, 2023	861,644.25	31,275,355.75	388,350.00	8,241,650.00
July 11, 2023	861,644.25	30,413,711.50	388,350.00	7,853,300.00
January 11, 2024	861,644.25	29,552,067.25	388,350.00	7,464,950.00
July 11, 2024	861,644.25	28,690,423.00	388,350.00	7,076,600.00
January 11, 2025	861,644.25	27,828,778.75	388,350.00	6,688,250.00
July 11, 2025	861,644.25	26,967,134.50	388,350.00	6,299,900.00
January 11, 2026	861,644.25	26,105,490.25	388,350.00	5,911,550.00
July 11, 2026	861,644.25	25,243,846.00	388,350.00	5,523,200.00
January 11, 2027	861,644.25	24,382,201.75	388,350.00	5,134,850.00
July 11, 2027	861,644.25	23,520,557.50	388,350.00	4,746,500.00
January 11, 2028	861,644.25	22,658,913.25	388,350.00	4,358,150.00
July 11, 2028	861,644.25	21,797,269.00	388,350.00	3,969,800.00
January 11, 2029	861,644.25	20,935,624.75	388,350.00	3,581,450.00
July 11, 2029	861,644.25	20,073,980.50	388,350.00	3,193,100.00
January 11, 2030	861,644.25	19,212,336.25	388,350.00	2,804,750.00
July 11, 2030	861,644.25	18,350,692.00	2,804,750.00	—
January 11, 2031	861,644.25	17,489,047.75	—	—
July 11, 2031	861,644.25	16,627,403.50	—	—
January 11, 2032	861,644.25	15,765,759.25	—	—
July 11, 2032	861,644.25	14,904,115.00	—	—
January 11, 2033	861,644.25	14,042,470.75	—	—
July 11, 2033	861,644.25	13,180,826.50	—	—
January 11, 2034	861,644.25	12,319,182.25	—	—
July 11, 2034	12,319,182.25	—	—	—

	N449AN
	Series A		Series B
Date	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
Issuance Date	$—	$32,164,000.00	$—	$8,637,000.00
July 11, 2022	—	32,164,000.00	—	8,637,000.00
January 11, 2023	862,368.00	31,301,632.00	388,665.00	8,248,335.00
July 11, 2023	862,368.00	30,439,264.00	388,665.00	7,859,670.00
January 11, 2024	862,368.00	29,576,896.00	388,665.00	7,471,005.00
July 11, 2024	862,368.00	28,714,528.00	388,665.00	7,082,340.00
January 11, 2025	862,368.00	27,852,160.00	388,665.00	6,693,675.00
July 11, 2025	862,368.00	26,989,792.00	388,665.00	6,305,010.00
January 11, 2026	862,368.00	26,127,424.00	388,665.00	5,916,345.00
July 11, 2026	862,368.00	25,265,056.00	388,665.00	5,527,680.00
January 11, 2027	862,368.00	24,402,688.00	388,665.00	5,139,015.00
July 11, 2027	862,368.00	23,540,320.00	388,665.00	4,750,350.00
January 11, 2028	862,368.00	22,677,952.00	388,665.00	4,361,685.00
July 11, 2028	862,368.00	21,815,584.00	388,665.00	3,973,020.00
January 11, 2029	862,368.00	20,953,216.00	388,665.00	3,584,355.00
July 11, 2029	862,368.00	20,090,848.00	388,665.00	3,195,690.00
January 11, 2030	862,368.00	19,228,480.00	388,665.00	2,807,025.00
July 11, 2030	862,368.00	18,366,112.00	2,807,025.00	—
January 11, 2031	862,368.00	17,503,744.00	—	—
July 11, 2031	862,368.00	16,641,376.00	—	—
January 11, 2032	862,368.00	15,779,008.00	—	—
July 11, 2032	862,368.00	14,916,640.00	—	—
January 11, 2033	862,368.00	14,054,272.00	—	—
July 11, 2033	862,368.00	13,191,904.00	—	—
January 11, 2034	862,368.00	12,329,536.00	—	—
July 11, 2034	12,329,536.00	—	—	—

	N450AN
	Series A		Series B
Date	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
Issuance Date	$—	$32,164,000.00	$—	$8,637,000.00
July 11, 2022	—	32,164,000.00	—	8,637,000.00
January 11, 2023	862,368.00	31,301,632.00	388,665.00	8,248,335.00
July 11, 2023	862,368.00	30,439,264.00	388,665.00	7,859,670.00
January 11, 2024	862,368.00	29,576,896.00	388,665.00	7,471,005.00
July 11, 2024	862,368.00	28,714,528.00	388,665.00	7,082,340.00
January 11, 2025	862,368.00	27,852,160.00	388,665.00	6,693,675.00
July 11, 2025	862,368.00	26,989,792.00	388,665.00	6,305,010.00
January 11, 2026	862,368.00	26,127,424.00	388,665.00	5,916,345.00
July 11, 2026	862,368.00	25,265,056.00	388,665.00	5,527,680.00
January 11, 2027	862,368.00	24,402,688.00	388,665.00	5,139,015.00
July 11, 2027	862,368.00	23,540,320.00	388,665.00	4,750,350.00
January 11, 2028	862,368.00	22,677,952.00	388,665.00	4,361,685.00
July 11, 2028	862,368.00	21,815,584.00	388,665.00	3,973,020.00
January 11, 2029	862,368.00	20,953,216.00	388,665.00	3,584,355.00
July 11, 2029	862,368.00	20,090,848.00	388,665.00	3,195,690.00
January 11, 2030	862,368.00	19,228,480.00	388,665.00	2,807,025.00
July 11, 2030	862,368.00	18,366,112.00	2,807,025.00	—
January 11, 2031	862,368.00	17,503,744.00	—	—
July 11, 2031	862,368.00	16,641,376.00	—	—
January 11, 2032	862,368.00	15,779,008.00	—	—
July 11, 2032	862,368.00	14,916,640.00	—	—
January 11, 2033	862,368.00	14,054,272.00	—	—
July 11, 2033	862,368.00	13,191,904.00	—	—
January 11, 2034	862,368.00	12,329,536.00	—	—
July 11, 2034	12,329,536.00	—	—	—

	N451AN
	Series A		Series B
Date	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
Issuance Date	$—	$32,164,000.00	$—	$8,637,000.00
July 11, 2022	—	32,164,000.00	—	8,637,000.00
January 11, 2023	862,368.00	31,301,632.00	388,665.00	8,248,335.00
July 11, 2023	862,368.00	30,439,264.00	388,665.00	7,859,670.00
January 11, 2024	862,368.00	29,576,896.00	388,665.00	7,471,005.00
July 11, 2024	862,368.00	28,714,528.00	388,665.00	7,082,340.00
January 11, 2025	862,368.00	27,852,160.00	388,665.00	6,693,675.00
July 11, 2025	862,368.00	26,989,792.00	388,665.00	6,305,010.00
January 11, 2026	862,368.00	26,127,424.00	388,665.00	5,916,345.00
July 11, 2026	862,368.00	25,265,056.00	388,665.00	5,527,680.00
January 11, 2027	862,368.00	24,402,688.00	388,665.00	5,139,015.00
July 11, 2027	862,368.00	23,540,320.00	388,665.00	4,750,350.00
January 11, 2028	862,368.00	22,677,952.00	388,665.00	4,361,685.00
July 11, 2028	862,368.00	21,815,584.00	388,665.00	3,973,020.00
January 11, 2029	862,368.00	20,953,216.00	388,665.00	3,584,355.00
July 11, 2029	862,368.00	20,090,848.00	388,665.00	3,195,690.00
January 11, 2030	862,368.00	19,228,480.00	388,665.00	2,807,025.00
July 11, 2030	862,368.00	18,366,112.00	2,807,025.00	—
January 11, 2031	862,368.00	17,503,744.00	—	—
July 11, 2031	862,368.00	16,641,376.00	—	—
January 11, 2032	862,368.00	15,779,008.00	—	—
July 11, 2032	862,368.00	14,916,640.00	—	—
January 11, 2033	862,368.00	14,054,272.00	—	—
July 11, 2033	862,368.00	13,191,904.00	—	—
January 11, 2034	862,368.00	12,329,536.00	—	—
July 11, 2034	12,329,536.00	—	—	—

	N452AN
	Series A		Series B
Date	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
Issuance Date	$—	$32,164,000.00	$—	$8,637,000.00
July 11, 2022	—	32,164,000.00	—	8,637,000.00
January 11, 2023	862,368.00	31,301,632.00	388,665.00	8,248,335.00
July 11, 2023	862,368.00	30,439,264.00	388,665.00	7,859,670.00
January 11, 2024	862,368.00	29,576,896.00	388,665.00	7,471,005.00
July 11, 2024	862,368.00	28,714,528.00	388,665.00	7,082,340.00
January 11, 2025	862,368.00	27,852,160.00	388,665.00	6,693,675.00
July 11, 2025	862,368.00	26,989,792.00	388,665.00	6,305,010.00
January 11, 2026	862,368.00	26,127,424.00	388,665.00	5,916,345.00
July 11, 2026	862,368.00	25,265,056.00	388,665.00	5,527,680.00
January 11, 2027	862,368.00	24,402,688.00	388,665.00	5,139,015.00
July 11, 2027	862,368.00	23,540,320.00	388,665.00	4,750,350.00
January 11, 2028	862,368.00	22,677,952.00	388,665.00	4,361,685.00
July 11, 2028	862,368.00	21,815,584.00	388,665.00	3,973,020.00
January 11, 2029	862,368.00	20,953,216.00	388,665.00	3,584,355.00
July 11, 2029	862,368.00	20,090,848.00	388,665.00	3,195,690.00
January 11, 2030	862,368.00	19,228,480.00	388,665.00	2,807,025.00
July 11, 2030	862,368.00	18,366,112.00	2,807,025.00	—
January 11, 2031	862,368.00	17,503,744.00	—	—
July 11, 2031	862,368.00	16,641,376.00	—	—
January 11, 2032	862,368.00	15,779,008.00	—	—
July 11, 2032	862,368.00	14,916,640.00	—	—
January 11, 2033	862,368.00	14,054,272.00	—	—
July 11, 2033	862,368.00	13,191,904.00	—	—
January 11, 2034	862,368.00	12,329,536.00	—	—
July 11, 2034	12,329,536.00	—	—	—

	N454AL
	Series A		Series B
Date	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
Issuance Date	$—	$32,164,000.00	$—	$8,637,000.00
July 11, 2022	—	32,164,000.00	—	8,637,000.00
January 11, 2023	862,368.00	31,301,632.00	388,665.00	8,248,335.00
July 11, 2023	862,368.00	30,439,264.00	388,665.00	7,859,670.00
January 11, 2024	862,368.00	29,576,896.00	388,665.00	7,471,005.00
July 11, 2024	862,368.00	28,714,528.00	388,665.00	7,082,340.00
January 11, 2025	862,368.00	27,852,160.00	388,665.00	6,693,675.00
July 11, 2025	862,368.00	26,989,792.00	388,665.00	6,305,010.00
January 11, 2026	862,368.00	26,127,424.00	388,665.00	5,916,345.00
July 11, 2026	862,368.00	25,265,056.00	388,665.00	5,527,680.00
January 11, 2027	862,368.00	24,402,688.00	388,665.00	5,139,015.00
July 11, 2027	862,368.00	23,540,320.00	388,665.00	4,750,350.00
January 11, 2028	862,368.00	22,677,952.00	388,665.00	4,361,685.00
July 11, 2028	862,368.00	21,815,584.00	388,665.00	3,973,020.00
January 11, 2029	862,368.00	20,953,216.00	388,665.00	3,584,355.00
July 11, 2029	862,368.00	20,090,848.00	388,665.00	3,195,690.00
January 11, 2030	862,368.00	19,228,480.00	388,665.00	2,807,025.00
July 11, 2030	862,368.00	18,366,112.00	2,807,025.00	—
January 11, 2031	862,368.00	17,503,744.00	—	—
July 11, 2031	862,368.00	16,641,376.00	—	—
January 11, 2032	862,368.00	15,779,008.00	—	—
July 11, 2032	862,368.00	14,916,640.00	—	—
January 11, 2033	862,368.00	14,054,272.00	—	—
July 11, 2033	862,368.00	13,191,904.00	—	—
January 11, 2034	862,368.00	12,329,536.00	—	—
July 11, 2034	12,329,536.00	—	—	—

	N453AA
	Series A		Series B
Date	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
Issuance Date	$—	$32,681,000.00	$—	$8,775,000.00
July 11, 2022	—	32,681,000.00	—	8,775,000.00
January 11, 2023	876,229.75	31,804,770.25	394,875.00	8,380,125.00
July 11, 2023	876,229.75	30,928,540.50	394,875.00	7,985,250.00
January 11, 2024	876,229.75	30,052,310.75	394,875.00	7,590,375.00
July 11, 2024	876,229.75	29,176,081.00	394,875.00	7,195,500.00
January 11, 2025	876,229.75	28,299,851.25	394,875.00	6,800,625.00
July 11, 2025	876,229.75	27,423,621.50	394,875.00	6,405,750.00
January 11, 2026	876,229.75	26,547,391.75	394,875.00	6,010,875.00
July 11, 2026	876,229.75	25,671,162.00	394,875.00	5,616,000.00
January 11, 2027	876,229.75	24,794,932.25	394,875.00	5,221,125.00
July 11, 2027	876,229.75	23,918,702.50	394,875.00	4,826,250.00
January 11, 2028	876,229.75	23,042,472.75	394,875.00	4,431,375.00
July 11, 2028	876,229.75	22,166,243.00	394,875.00	4,036,500.00
January 11, 2029	876,229.75	21,290,013.25	394,875.00	3,641,625.00
July 11, 2029	876,229.75	20,413,783.50	394,875.00	3,246,750.00
January 11, 2030	876,229.75	19,537,553.75	394,875.00	2,851,875.00
July 11, 2030	876,229.75	18,661,324.00	2,851,875.00	—
January 11, 2031	876,229.75	17,785,094.25	—	—
July 11, 2031	876,229.75	16,908,864.50	—	—
January 11, 2032	876,229.75	16,032,634.75	—	—
July 11, 2032	876,229.75	15,156,405.00	—	—
January 11, 2033	876,229.75	14,280,175.25	—	—
July 11, 2033	876,229.75	13,403,945.50	—	—
January 11, 2034	876,229.75	12,527,715.75	—	—
July 11, 2034	12,527,715.75	—	—	—

	N455AN
	Series A		Series B
Date	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
Issuance Date	$—	$32,681,000.00	$—	$8,775,000.00
July 11, 2022	—	32,681,000.00	—	8,775,000.00
January 11, 2023	876,229.75	31,804,770.25	394,875.00	8,380,125.00
July 11, 2023	876,229.75	30,928,540.50	394,875.00	7,985,250.00
January 11, 2024	876,229.75	30,052,310.75	394,875.00	7,590,375.00
July 11, 2024	876,229.75	29,176,081.00	394,875.00	7,195,500.00
January 11, 2025	876,229.75	28,299,851.25	394,875.00	6,800,625.00
July 11, 2025	876,229.75	27,423,621.50	394,875.00	6,405,750.00
January 11, 2026	876,229.75	26,547,391.75	394,875.00	6,010,875.00
July 11, 2026	876,229.75	25,671,162.00	394,875.00	5,616,000.00
January 11, 2027	876,229.75	24,794,932.25	394,875.00	5,221,125.00
July 11, 2027	876,229.75	23,918,702.50	394,875.00	4,826,250.00
January 11, 2028	876,229.75	23,042,472.75	394,875.00	4,431,375.00
July 11, 2028	876,229.75	22,166,243.00	394,875.00	4,036,500.00
January 11, 2029	876,229.75	21,290,013.25	394,875.00	3,641,625.00
July 11, 2029	876,229.75	20,413,783.50	394,875.00	3,246,750.00
January 11, 2030	876,229.75	19,537,553.75	394,875.00	2,851,875.00
July 11, 2030	876,229.75	18,661,324.00	2,851,875.00	—
January 11, 2031	876,229.75	17,785,094.25	—	—
July 11, 2031	876,229.75	16,908,864.50	—	—
January 11, 2032	876,229.75	16,032,634.75	—	—
July 11, 2032	876,229.75	15,156,405.00	—	—
January 11, 2033	876,229.75	14,280,175.25	—	—
July 11, 2033	876,229.75	13,403,945.50	—	—
January 11, 2034	876,229.75	12,527,715.75	—	—
July 11, 2034	12,527,715.75	—	—	—

	N456AN
	Series A		Series B
Date	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
Issuance Date	$—	$32,708,000.00	$—	$8,782,000.00
July 11, 2022	—	32,708,000.00	—	8,782,000.00
January 11, 2023	876,953.50	31,831,046.50	395,190.00	8,386,810.00
July 11, 2023	876,953.50	30,954,093.00	395,190.00	7,991,620.00
January 11, 2024	876,953.50	30,077,139.50	395,190.00	7,596,430.00
July 11, 2024	876,953.50	29,200,186.00	395,190.00	7,201,240.00
January 11, 2025	876,953.50	28,323,232.50	395,190.00	6,806,050.00
July 11, 2025	876,953.50	27,446,279.00	395,190.00	6,410,860.00
January 11, 2026	876,953.50	26,569,325.50	395,190.00	6,015,670.00
July 11, 2026	876,953.50	25,692,372.00	395,190.00	5,620,480.00
January 11, 2027	876,953.50	24,815,418.50	395,190.00	5,225,290.00
July 11, 2027	876,953.50	23,938,465.00	395,190.00	4,830,100.00
January 11, 2028	876,953.50	23,061,511.50	395,190.00	4,434,910.00
July 11, 2028	876,953.50	22,184,558.00	395,190.00	4,039,720.00
January 11, 2029	876,953.50	21,307,604.50	395,190.00	3,644,530.00
July 11, 2029	876,953.50	20,430,651.00	395,190.00	3,249,340.00
January 11, 2030	876,953.50	19,553,697.50	395,190.00	2,854,150.00
July 11, 2030	876,953.50	18,676,744.00	2,854,150.00	—
January 11, 2031	876,953.50	17,799,790.50	—	—
July 11, 2031	876,953.50	16,922,837.00	—	—
January 11, 2032	876,953.50	16,045,883.50	—	—
July 11, 2032	876,953.50	15,168,930.00	—	—
January 11, 2033	876,953.50	14,291,976.50	—	—
July 11, 2033	876,953.50	13,415,023.00	—	—
January 11, 2034	876,953.50	12,538,069.50	—	—
July 11, 2034	12,538,069.50	—	—	—

	N457AM
	Series A		Series B
Date	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
Issuance Date	$—	$32,735,000.00	$—	$8,790,000.00
July 11, 2022	—	32,735,000.00	—	8,790,000.00
January 11, 2023	877,677.50	31,857,322.50	395,550.00	8,394,450.00
July 11, 2023	877,677.50	30,979,645.00	395,550.00	7,998,900.00
January 11, 2024	877,677.50	30,101,967.50	395,550.00	7,603,350.00
July 11, 2024	877,677.50	29,224,290.00	395,550.00	7,207,800.00
January 11, 2025	877,677.50	28,346,612.50	395,550.00	6,812,250.00
July 11, 2025	877,677.50	27,468,935.00	395,550.00	6,416,700.00
January 11, 2026	877,677.50	26,591,257.50	395,550.00	6,021,150.00
July 11, 2026	877,677.50	25,713,580.00	395,550.00	5,625,600.00
January 11, 2027	877,677.50	24,835,902.50	395,550.00	5,230,050.00
July 11, 2027	877,677.50	23,958,225.00	395,550.00	4,834,500.00
January 11, 2028	877,677.50	23,080,547.50	395,550.00	4,438,950.00
July 11, 2028	877,677.50	22,202,870.00	395,550.00	4,043,400.00
January 11, 2029	877,677.50	21,325,192.50	395,550.00	3,647,850.00
July 11, 2029	877,677.50	20,447,515.00	395,550.00	3,252,300.00
January 11, 2030	877,677.50	19,569,837.50	395,550.00	2,856,750.00
July 11, 2030	877,677.50	18,692,160.00	2,856,750.00	—
January 11, 2031	877,677.50	17,814,482.50	—	—
July 11, 2031	877,677.50	16,936,805.00	—	—
January 11, 2032	877,677.50	16,059,127.50	—	—
July 11, 2032	877,677.50	15,181,450.00	—	—
January 11, 2033	877,677.50	14,303,772.50	—	—
July 11, 2033	877,677.50	13,426,095.00	—	—
January 11, 2034	877,677.50	12,548,417.50	—	—
July 11, 2034	12,548,417.50	—	—	—

	N458AL
	Series A		Series B
Date	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
Issuance Date	$—	$32,735,000.00	$—	$8,790,000.00
July 11, 2022	—	32,735,000.00	—	8,790,000.00
January 11, 2023	877,677.50	31,857,322.50	395,550.00	8,394,450.00
July 11, 2023	877,677.50	30,979,645.00	395,550.00	7,998,900.00
January 11, 2024	877,677.50	30,101,967.50	395,550.00	7,603,350.00
July 11, 2024	877,677.50	29,224,290.00	395,550.00	7,207,800.00
January 11, 2025	877,677.50	28,346,612.50	395,550.00	6,812,250.00
July 11, 2025	877,677.50	27,468,935.00	395,550.00	6,416,700.00
January 11, 2026	877,677.50	26,591,257.50	395,550.00	6,021,150.00
July 11, 2026	877,677.50	25,713,580.00	395,550.00	5,625,600.00
January 11, 2027	877,677.50	24,835,902.50	395,550.00	5,230,050.00
July 11, 2027	877,677.50	23,958,225.00	395,550.00	4,834,500.00
January 11, 2028	877,677.50	23,080,547.50	395,550.00	4,438,950.00
July 11, 2028	877,677.50	22,202,870.00	395,550.00	4,043,400.00
January 11, 2029	877,677.50	21,325,192.50	395,550.00	3,647,850.00
July 11, 2029	877,677.50	20,447,515.00	395,550.00	3,252,300.00
January 11, 2030	877,677.50	19,569,837.50	395,550.00	2,856,750.00
July 11, 2030	877,677.50	18,692,160.00	2,856,750.00	—
January 11, 2031	877,677.50	17,814,482.50	—	—
July 11, 2031	877,677.50	16,936,805.00	—	—
January 11, 2032	877,677.50	16,059,127.50	—	—
July 11, 2032	877,677.50	15,181,450.00	—	—
January 11, 2033	877,677.50	14,303,772.50	—	—
July 11, 2033	877,677.50	13,426,095.00	—	—
January 11, 2034	877,677.50	12,548,417.50	—	—
July 11, 2034	12,548,417.50	—	—	—

	N459AN
	Series A		Series B
Date	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
Issuance Date	$—	$32,735,000.00	$—	$8,790,000.00
July 11, 2022	—	32,735,000.00	—	8,790,000.00
January 11, 2023	877,677.50	31,857,322.50	395,550.00	8,394,450.00
July 11, 2023	877,677.50	30,979,645.00	395,550.00	7,998,900.00
January 11, 2024	877,677.50	30,101,967.50	395,550.00	7,603,350.00
July 11, 2024	877,677.50	29,224,290.00	395,550.00	7,207,800.00
January 11, 2025	877,677.50	28,346,612.50	395,550.00	6,812,250.00
July 11, 2025	877,677.50	27,468,935.00	395,550.00	6,416,700.00
January 11, 2026	877,677.50	26,591,257.50	395,550.00	6,021,150.00
July 11, 2026	877,677.50	25,713,580.00	395,550.00	5,625,600.00
January 11, 2027	877,677.50	24,835,902.50	395,550.00	5,230,050.00
July 11, 2027	877,677.50	23,958,225.00	395,550.00	4,834,500.00
January 11, 2028	877,677.50	23,080,547.50	395,550.00	4,438,950.00
July 11, 2028	877,677.50	22,202,870.00	395,550.00	4,043,400.00
January 11, 2029	877,677.50	21,325,192.50	395,550.00	3,647,850.00
July 11, 2029	877,677.50	20,447,515.00	395,550.00	3,252,300.00
January 11, 2030	877,677.50	19,569,837.50	395,550.00	2,856,750.00
July 11, 2030	877,677.50	18,692,160.00	2,856,750.00	—
January 11, 2031	877,677.50	17,814,482.50	—	—
July 11, 2031	877,677.50	16,936,805.00	—	—
January 11, 2032	877,677.50	16,059,127.50	—	—
July 11, 2032	877,677.50	15,181,450.00	—	—
January 11, 2033	877,677.50	14,303,772.50	—	—
July 11, 2033	877,677.50	13,426,095.00	—	—
January 11, 2034	877,677.50	12,548,417.50	—	—
July 11, 2034	12,548,417.50	—	—	—

	N460AN
	Series A		Series B
Date	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
Issuance Date	$—	$33,154,000.00	$—	$8,617,000.00
July 11, 2022	—	33,154,000.00	—	8,617,000.00
January 11, 2023	888,911.50	32,265,088.50	387,765.00	8,229,235.00
July 11, 2023	888,911.50	31,376,177.00	387,765.00	7,841,470.00
January 11, 2024	888,911.50	30,487,265.50	387,765.00	7,453,705.00
July 11, 2024	888,911.50	29,598,354.00	387,765.00	7,065,940.00
January 11, 2025	888,911.50	28,709,442.50	387,765.00	6,678,175.00
July 11, 2025	888,911.50	27,820,531.00	387,765.00	6,290,410.00
January 11, 2026	888,911.50	26,931,619.50	387,765.00	5,902,645.00
July 11, 2026	888,911.50	26,042,708.00	387,765.00	5,514,880.00
January 11, 2027	888,911.50	25,153,796.50	387,765.00	5,127,115.00
July 11, 2027	888,911.50	24,264,885.00	387,765.00	4,739,350.00
January 11, 2028	888,911.50	23,375,973.50	387,765.00	4,351,585.00
July 11, 2028	888,911.50	22,487,062.00	387,765.00	3,963,820.00
January 11, 2029	888,911.50	21,598,150.50	387,765.00	3,576,055.00
July 11, 2029	888,911.50	20,709,239.00	387,765.00	3,188,290.00
January 11, 2030	888,911.50	19,820,327.50	387,765.00	2,800,525.00
July 11, 2030	888,911.50	18,931,416.00	2,800,525.00	—
January 11, 2031	888,911.50	18,042,504.50	—	—
July 11, 2031	888,911.50	17,153,593.00	—	—
January 11, 2032	888,911.50	16,264,681.50	—	—
July 11, 2032	888,911.50	15,375,770.00	—	—
January 11, 2033	888,911.50	14,486,858.50	—	—
July 11, 2033	888,911.50	13,597,947.00	—	—
January 11, 2034	888,911.50	12,709,035.50	—	—
July 11, 2034	12,709,035.50	—	—	—

	N461AN
	Series A		Series B
Date	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
Issuance Date	$—	$33,176,000.00	$—	$8,623,000.00
July 11, 2022	—	33,176,000.00	—	8,623,000.00
January 11, 2023	889,501.50	32,286,498.50	388,035.00	8,234,965.00
July 11, 2023	889,501.50	31,396,997.00	388,035.00	7,846,930.00
January 11, 2024	889,501.50	30,507,495.50	388,035.00	7,458,895.00
July 11, 2024	889,501.50	29,617,994.00	388,035.00	7,070,860.00
January 11, 2025	889,501.50	28,728,492.50	388,035.00	6,682,825.00
July 11, 2025	889,501.50	27,838,991.00	388,035.00	6,294,790.00
January 11, 2026	889,501.50	26,949,489.50	388,035.00	5,906,755.00
July 11, 2026	889,501.50	26,059,988.00	388,035.00	5,518,720.00
January 11, 2027	889,501.50	25,170,486.50	388,035.00	5,130,685.00
July 11, 2027	889,501.50	24,280,985.00	388,035.00	4,742,650.00
January 11, 2028	889,501.50	23,391,483.50	388,035.00	4,354,615.00
July 11, 2028	889,501.50	22,501,982.00	388,035.00	3,966,580.00
January 11, 2029	889,501.50	21,612,480.50	388,035.00	3,578,545.00
July 11, 2029	889,501.50	20,722,979.00	388,035.00	3,190,510.00
January 11, 2030	889,501.50	19,833,477.50	388,035.00	2,802,475.00
July 11, 2030	889,501.50	18,943,976.00	2,802,475.00	—
January 11, 2031	889,501.50	18,054,474.50	—	—
July 11, 2031	889,501.50	17,164,973.00	—	—
January 11, 2032	889,501.50	16,275,471.50	—	—
July 11, 2032	889,501.50	15,385,970.00	—	—
January 11, 2033	889,501.50	14,496,468.50	—	—
July 11, 2033	889,501.50	13,606,967.00	—	—
January 11, 2034	889,501.50	12,717,465.50	—	—
July 11, 2034	12,717,465.50	—	—	—

	N462AA
	Series A		Series B
Date	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
Issuance Date	$—	$33,176,000.00	$—	$8,623,000.00
July 11, 2022	—	33,176,000.00	—	8,623,000.00
January 11, 2023	889,501.50	32,286,498.50	388,035.00	8,234,965.00
July 11, 2023	889,501.50	31,396,997.00	388,035.00	7,846,930.00
January 11, 2024	889,501.50	30,507,495.50	388,035.00	7,458,895.00
July 11, 2024	889,501.50	29,617,994.00	388,035.00	7,070,860.00
January 11, 2025	889,501.50	28,728,492.50	388,035.00	6,682,825.00
July 11, 2025	889,501.50	27,838,991.00	388,035.00	6,294,790.00
January 11, 2026	889,501.50	26,949,489.50	388,035.00	5,906,755.00
July 11, 2026	889,501.50	26,059,988.00	388,035.00	5,518,720.00
January 11, 2027	889,501.50	25,170,486.50	388,035.00	5,130,685.00
July 11, 2027	889,501.50	24,280,985.00	388,035.00	4,742,650.00
January 11, 2028	889,501.50	23,391,483.50	388,035.00	4,354,615.00
July 11, 2028	889,501.50	22,501,982.00	388,035.00	3,966,580.00
January 11, 2029	889,501.50	21,612,480.50	388,035.00	3,578,545.00
July 11, 2029	889,501.50	20,722,979.00	388,035.00	3,190,510.00
January 11, 2030	889,501.50	19,833,477.50	388,035.00	2,802,475.00
July 11, 2030	889,501.50	18,943,976.00	2,802,475.00	—
January 11, 2031	889,501.50	18,054,474.50	—	—
July 11, 2031	889,501.50	17,164,973.00	—	—
January 11, 2032	889,501.50	16,275,471.50	—	—
July 11, 2032	889,501.50	15,385,970.00	—	—
January 11, 2033	889,501.50	14,496,468.50	—	—
July 11, 2033	889,501.50	13,606,967.00	—	—
January 11, 2034	889,501.50	12,717,465.50	—	—
July 11, 2034	12,717,465.50	—	—	—

	N463AA
	Series A		Series B
Date	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
Issuance Date	$—	$33,203,000.00	$—	$8,630,000.00
July 11, 2022	—	33,203,000.00	—	8,630,000.00
January 11, 2023	890,225.25	32,312,774.75	388,350.00	8,241,650.00
July 11, 2023	890,225.25	31,422,549.50	388,350.00	7,853,300.00
January 11, 2024	890,225.25	30,532,324.25	388,350.00	7,464,950.00
July 11, 2024	890,225.25	29,642,099.00	388,350.00	7,076,600.00
January 11, 2025	890,225.25	28,751,873.75	388,350.00	6,688,250.00
July 11, 2025	890,225.25	27,861,648.50	388,350.00	6,299,900.00
January 11, 2026	890,225.25	26,971,423.25	388,350.00	5,911,550.00
July 11, 2026	890,225.25	26,081,198.00	388,350.00	5,523,200.00
January 11, 2027	890,225.25	25,190,972.75	388,350.00	5,134,850.00
July 11, 2027	890,225.25	24,300,747.50	388,350.00	4,746,500.00
January 11, 2028	890,225.25	23,410,522.25	388,350.00	4,358,150.00
July 11, 2028	890,225.25	22,520,297.00	388,350.00	3,969,800.00
January 11, 2029	890,225.25	21,630,071.75	388,350.00	3,581,450.00
July 11, 2029	890,225.25	20,739,846.50	388,350.00	3,193,100.00
January 11, 2030	890,225.25	19,849,621.25	388,350.00	2,804,750.00
July 11, 2030	890,225.25	18,959,396.00	2,804,750.00	—
January 11, 2031	890,225.25	18,069,170.75	—	—
July 11, 2031	890,225.25	17,178,945.50	—	—
January 11, 2032	890,225.25	16,288,720.25	—	—
July 11, 2032	890,225.25	15,398,495.00	—	—
January 11, 2033	890,225.25	14,508,269.75	—	—
July 11, 2033	890,225.25	13,618,044.50	—	—
January 11, 2034	890,225.25	12,727,819.25	—	—
July 11, 2034	12,727,819.25	—	—	—

	N464AA
	Series A		Series B
Date	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
Issuance Date	$—	$33,203,000.00	$—	$8,630,000.00
July 11, 2022	—	33,203,000.00	—	8,630,000.00
January 11, 2023	890,225.25	32,312,774.75	388,350.00	8,241,650.00
July 11, 2023	890,225.25	31,422,549.50	388,350.00	7,853,300.00
January 11, 2024	890,225.25	30,532,324.25	388,350.00	7,464,950.00
July 11, 2024	890,225.25	29,642,099.00	388,350.00	7,076,600.00
January 11, 2025	890,225.25	28,751,873.75	388,350.00	6,688,250.00
July 11, 2025	890,225.25	27,861,648.50	388,350.00	6,299,900.00
January 11, 2026	890,225.25	26,971,423.25	388,350.00	5,911,550.00
July 11, 2026	890,225.25	26,081,198.00	388,350.00	5,523,200.00
January 11, 2027	890,225.25	25,190,972.75	388,350.00	5,134,850.00
July 11, 2027	890,225.25	24,300,747.50	388,350.00	4,746,500.00
January 11, 2028	890,225.25	23,410,522.25	388,350.00	4,358,150.00
July 11, 2028	890,225.25	22,520,297.00	388,350.00	3,969,800.00
January 11, 2029	890,225.25	21,630,071.75	388,350.00	3,581,450.00
July 11, 2029	890,225.25	20,739,846.50	388,350.00	3,193,100.00
January 11, 2030	890,225.25	19,849,621.25	388,350.00	2,804,750.00
July 11, 2030	890,225.25	18,959,396.00	2,804,750.00	—
January 11, 2031	890,225.25	18,069,170.75	—	—
July 11, 2031	890,225.25	17,178,945.50	—	—
January 11, 2032	890,225.25	16,288,720.25	—	—
July 11, 2032	890,225.25	15,398,495.00	—	—
January 11, 2033	890,225.25	14,508,269.75	—	—
July 11, 2033	890,225.25	13,618,044.50	—	—
January 11, 2034	890,225.25	12,727,819.25	—	—
July 11, 2034	12,727,819.25	—	—	—

B. Embraer ERJ 175 LR

	N293NN
	Series A		Series B
Date	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
Issuance Date	$—	$14,801,000.00	$—	$3,975,000.00
July 11, 2022	—	14,801,000.00	—	3,975,000.00
January 11, 2023	396,838.50	14,404,161.50	178,875.00	3,796,125.00
July 11, 2023	396,838.50	14,007,323.00	178,875.00	3,617,250.00
January 11, 2024	396,838.50	13,610,484.50	178,875.00	3,438,375.00
July 11, 2024	396,838.50	13,213,646.00	178,875.00	3,259,500.00
January 11, 2025	396,838.50	12,816,807.50	178,875.00	3,080,625.00
July 11, 2025	396,838.50	12,419,969.00	178,875.00	2,901,750.00
January 11, 2026	396,838.50	12,023,130.50	178,875.00	2,722,875.00
July 11, 2026	396,838.50	11,626,292.00	178,875.00	2,544,000.00
January 11, 2027	396,838.50	11,229,453.50	178,875.00	2,365,125.00
July 11, 2027	396,838.50	10,832,615.00	178,875.00	2,186,250.00
January 11, 2028	396,838.50	10,435,776.50	178,875.00	2,007,375.00
July 11, 2028	396,838.50	10,038,938.00	178,875.00	1,828,500.00
January 11, 2029	396,838.50	9,642,099.50	178,875.00	1,649,625.00
July 11, 2029	396,838.50	9,245,261.00	178,875.00	1,470,750.00
January 11, 2030	396,838.50	8,848,422.50	178,875.00	1,291,875.00
July 11, 2030	396,838.50	8,451,584.00	1,291,875.00	—
January 11, 2031	396,838.50	8,054,745.50	—	—
July 11, 2031	396,838.50	7,657,907.00	—	—
January 11, 2032	396,838.50	7,261,068.50	—	—
July 11, 2032	396,838.50	6,864,230.00	—	—
January 11, 2033	396,838.50	6,467,391.50	—	—
July 11, 2033	396,838.50	6,070,553.00	—	—
January 11, 2034	396,838.50	5,673,714.50	—	—
July 11, 2034	5,673,714.50	—	—	—

	N298FR
	Series A		Series B
Date	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
Issuance Date	$—	$14,773,000.00	$—	$3,967,000.00
July 11, 2022	—	14,773,000.00	—	3,967,000.00
January 11, 2023	396,087.75	14,376,912.25	178,515.00	3,788,485.00
July 11, 2023	396,087.75	13,980,824.50	178,515.00	3,609,970.00
January 11, 2024	396,087.75	13,584,736.75	178,515.00	3,431,455.00
July 11, 2024	396,087.75	13,188,649.00	178,515.00	3,252,940.00
January 11, 2025	396,087.75	12,792,561.25	178,515.00	3,074,425.00
July 11, 2025	396,087.75	12,396,473.50	178,515.00	2,895,910.00
January 11, 2026	396,087.75	12,000,385.75	178,515.00	2,717,395.00
July 11, 2026	396,087.75	11,604,298.00	178,515.00	2,538,880.00
January 11, 2027	396,087.75	11,208,210.25	178,515.00	2,360,365.00
July 11, 2027	396,087.75	10,812,122.50	178,515.00	2,181,850.00
January 11, 2028	396,087.75	10,416,034.75	178,515.00	2,003,335.00
July 11, 2028	396,087.75	10,019,947.00	178,515.00	1,824,820.00
January 11, 2029	396,087.75	9,623,859.25	178,515.00	1,646,305.00
July 11, 2029	396,087.75	9,227,771.50	178,515.00	1,467,790.00
January 11, 2030	396,087.75	8,831,683.75	178,515.00	1,289,275.00
July 11, 2030	396,087.75	8,435,596.00	1,289,275.00	—
January 11, 2031	396,087.75	8,039,508.25	—	—
July 11, 2031	396,087.75	7,643,420.50	—	—
January 11, 2032	396,087.75	7,247,332.75	—	—
July 11, 2032	396,087.75	6,851,245.00	—	—
January 11, 2033	396,087.75	6,455,157.25	—	—
July 11, 2033	396,087.75	6,059,069.50	—	—
January 11, 2034	396,087.75	5,662,981.75	—	—
July 11, 2034	5,662,981.75	—	—	—

	N299JJ
	Series A		Series B
Date	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
Issuance Date	$—	$14,842,000.00	$—	$3,985,000.00
July 11, 2022	—	14,842,000.00	—	3,985,000.00
January 11, 2023	397,937.75	14,444,062.25	179,325.00	3,805,675.00
July 11, 2023	397,937.75	14,046,124.50	179,325.00	3,626,350.00
January 11, 2024	397,937.75	13,648,186.75	179,325.00	3,447,025.00
July 11, 2024	397,937.75	13,250,249.00	179,325.00	3,267,700.00
January 11, 2025	397,937.75	12,852,311.25	179,325.00	3,088,375.00
July 11, 2025	397,937.75	12,454,373.50	179,325.00	2,909,050.00
January 11, 2026	397,937.75	12,056,435.75	179,325.00	2,729,725.00
July 11, 2026	397,937.75	11,658,498.00	179,325.00	2,550,400.00
January 11, 2027	397,937.75	11,260,560.25	179,325.00	2,371,075.00
July 11, 2027	397,937.75	10,862,622.50	179,325.00	2,191,750.00
January 11, 2028	397,937.75	10,464,684.75	179,325.00	2,012,425.00
July 11, 2028	397,937.75	10,066,747.00	179,325.00	1,833,100.00
January 11, 2029	397,937.75	9,668,809.25	179,325.00	1,653,775.00
July 11, 2029	397,937.75	9,270,871.50	179,325.00	1,474,450.00
January 11, 2030	397,937.75	8,872,933.75	179,325.00	1,295,125.00
July 11, 2030	397,937.75	8,474,996.00	1,295,125.00	—
January 11, 2031	397,937.75	8,077,058.25	—	—
July 11, 2031	397,937.75	7,679,120.50	—	—
January 11, 2032	397,937.75	7,281,182.75	—	—
July 11, 2032	397,937.75	6,883,245.00	—	—
January 11, 2033	397,937.75	6,485,307.25	—	—
July 11, 2033	397,937.75	6,087,369.50	—	—
January 11, 2034	397,937.75	5,689,431.75	—	—
July 11, 2034	5,689,431.75	—	—	—

	N300LK
	Series A		Series B
Date	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
Issuance Date	$—	$14,850,000.00	$—	$3,988,000.00
July 11, 2022	—	14,850,000.00	—	3,988,000.00
January 11, 2023	398,152.25	14,451,847.75	179,460.00	3,808,540.00
July 11, 2023	398,152.25	14,053,695.50	179,460.00	3,629,080.00
January 11, 2024	398,152.25	13,655,543.25	179,460.00	3,449,620.00
July 11, 2024	398,152.25	13,257,391.00	179,460.00	3,270,160.00
January 11, 2025	398,152.25	12,859,238.75	179,460.00	3,090,700.00
July 11, 2025	398,152.25	12,461,086.50	179,460.00	2,911,240.00
January 11, 2026	398,152.25	12,062,934.25	179,460.00	2,731,780.00
July 11, 2026	398,152.25	11,664,782.00	179,460.00	2,552,320.00
January 11, 2027	398,152.25	11,266,629.75	179,460.00	2,372,860.00
July 11, 2027	398,152.25	10,868,477.50	179,460.00	2,193,400.00
January 11, 2028	398,152.25	10,470,325.25	179,460.00	2,013,940.00
July 11, 2028	398,152.25	10,072,173.00	179,460.00	1,834,480.00
January 11, 2029	398,152.25	9,674,020.75	179,460.00	1,655,020.00
July 11, 2029	398,152.25	9,275,868.50	179,460.00	1,475,560.00
January 11, 2030	398,152.25	8,877,716.25	179,460.00	1,296,100.00
July 11, 2030	398,152.25	8,479,564.00	1,296,100.00	—
January 11, 2031	398,152.25	8,081,411.75	—	—
July 11, 2031	398,152.25	7,683,259.50	—	—
January 11, 2032	398,152.25	7,285,107.25	—	—
July 11, 2032	398,152.25	6,886,955.00	—	—
January 11, 2033	398,152.25	6,488,802.75	—	—
July 11, 2033	398,152.25	6,090,650.50	—	—
January 11, 2034	398,152.25	5,692,498.25	—	—
July 11, 2034	5,692,498.25	—	—	—

V-V

	N302RN
	Series A		Series B
Date	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
Issuance Date	$—	$14,919,000.00	$—	$4,006,000.00
July 11, 2022	—	14,919,000.00	—	4,006,000.00
January 11, 2023	400,002.25	14,518,997.75	180,270.00	3,825,730.00
July 11, 2023	400,002.25	14,118,995.50	180,270.00	3,645,460.00
January 11, 2024	400,002.25	13,718,993.25	180,270.00	3,465,190.00
July 11, 2024	400,002.25	13,318,991.00	180,270.00	3,284,920.00
January 11, 2025	400,002.25	12,918,988.75	180,270.00	3,104,650.00
July 11, 2025	400,002.25	12,518,986.50	180,270.00	2,924,380.00
January 11, 2026	400,002.25	12,118,984.25	180,270.00	2,744,110.00
July 11, 2026	400,002.25	11,718,982.00	180,270.00	2,563,840.00
January 11, 2027	400,002.25	11,318,979.75	180,270.00	2,383,570.00
July 11, 2027	400,002.25	10,918,977.50	180,270.00	2,203,300.00
January 11, 2028	400,002.25	10,518,975.25	180,270.00	2,023,030.00
July 11, 2028	400,002.25	10,118,973.00	180,270.00	1,842,760.00
January 11, 2029	400,002.25	9,718,970.75	180,270.00	1,662,490.00
July 11, 2029	400,002.25	9,318,968.50	180,270.00	1,482,220.00
January 11, 2030	400,002.25	8,918,966.25	180,270.00	1,301,950.00
July 11, 2030	400,002.25	8,518,964.00	1,301,950.00	—
January 11, 2031	400,002.25	8,118,961.75	—	—
July 11, 2031	400,002.25	7,718,959.50	—	—
January 11, 2032	400,002.25	7,318,957.25	—	—
July 11, 2032	400,002.25	6,918,955.00	—	—
January 11, 2033	400,002.25	6,518,952.75	—	—
July 11, 2033	400,002.25	6,118,950.50	—	—
January 11, 2034	400,002.25	5,718,948.25	—	—
July 11, 2034	5,718,948.25	—	—	—

PROSPECTUS

AMERICAN AIRLINES, INC.

Pass Through Certificates

Pass through trusts that we form may offer for sale pass through certificates from time to time under this prospectus and one or more prospectus supplements. Each pass through certificate will represent an interest in a pass through trust. The property of the pass through trust will include equipment notes issued by:

•

one or more owner trustees, on a non-recourse basis, to finance or refinance a portion of the purchase price of aircraft that have been or will be leased to us as part of a leveraged lease transaction or otherwise; or

•	American Airlines, Inc. (“AAI”) to finance or refinance all or a portion of the purchase price of aircraft owned or to be purchased by us.

The pass through certificates will not represent interests in, or obligations of AAI, or any of our affiliates.

Equipment notes issued by any owner trustee will be without recourse to us. For each aircraft, we or an owner trustee will issue one or more equipment notes with an interest rate, final maturity date and ranking of priority of payment described in a prospectus supplement.

The pass through trustee will distribute to the holders of pass through certificates the interest paid on the equipment notes held in the related pass through trust on the dates and at the rates indicated in a prospectus supplement. Holders of pass through certificates will also receive distributions of the principal paid on the equipment notes in scheduled amounts and on dates specified in a prospectus supplement. Unless otherwise indicated in a prospectus supplement, we will not list the pass through certificates on any national securities exchange.

If stated in the applicable prospectus supplement and to the extent so stated, our payment obligations in respect of any equipment notes or the leases related to any equipment notes will be fully and unconditionally guaranteed by our parent corporation, American Airlines Group Inc.

We may offer and sell the pass through certificates described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. The names and any applicable purchase price, fee or commission of or discount arrangement between or among any underwriters, dealers, agents or direct purchasers involved in the sale of any of the pass through certificates will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No pass through certificates may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such pass through certificates.

INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE THE “RISK FACTORS” ON PAGE 4 OF THIS PROSPECTUS AND ANY SIMILAR SECTION CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT CONCERNING FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR SECURITIES.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or or determined if this prospectus is truthful and complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 19, 2020.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that American Airlines Group Inc. and American Airlines, Inc. filed jointly with the Securities and Exchange Commission, or the SEC, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, using a “shelf” registration process. By using a shelf registration statement, we may sell pass through certificates from time to time and in one or more offerings as described in this prospectus. Each time that we offer and sell pass through certificates, we will provide a prospectus supplement to this prospectus that contains specific information about the pass through certificates being offered and sold and the specific terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable. Before purchasing any pass through certificates, you should carefully read both this prospectus and the applicable prospectus supplement (and any applicable free writing prospectus), together with the additional information described under the heading “Where You Can Find More Information; Incorporation by Reference.”

We have not authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We will not make an offer to sell these pass through certificates in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover, that the information appearing in any applicable free writing prospectus is accurate only as of the date of that free writing prospectus, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus, any prospectus supplement or any applicable free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, the applicable prospectus supplement and any related free writing prospectus and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.

When we refer to “AAI,” “we,” “our,” “us” and the “Company” in this prospectus, we mean American Airlines, Inc. and its consolidated subsidiaries, unless otherwise specified. When we refer to “AAG,” we mean American Airlines Group Inc. When we refer to “you,” we mean the potential holders of the applicable series of pass through certificates.

1

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

Available Information

AAI files reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.

Our website address is http://www.aa.com. The information on our website, however, is not, and should not be deemed to be, a part of this prospectus.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Forms of the indenture and other documents establishing the terms of the offered pass through certificates are or may be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.

Incorporation by Reference

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.

This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:

•	Annual Report of AAG and AAI on Form 10-K for the year ended December 31, 2019, filed with the SEC on February 19, 2020; and

•	Current Reports of AAG and AAI on Form 8-K filed with the SEC on January 29, 2020.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act” in this prospectus, prior to the termination of this offering but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents. For the avoidance of doubt, we are not incorporating by reference any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed “filed” with the SEC, including our Compensation Committee Report and performance graph or any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 to Form 8-K.

2

You may request a free copy of any of the documents incorporated by reference in this prospectus by writing or telephoning us at the following address:

Corporate Secretary

American Airlines, Inc.

1 Skyview Drive

Fort Worth, Texas 76155

(817) 963-1234

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus or any accompanying prospectus supplement.

3

THE COMPANY

American Airlines, Inc. (“AAI”), a Delaware corporation, was incorporated in 1934 and is a wholly owned subsidiary of American Airlines Group Inc. (“AAG”). AAI’s primary business activity is the operation of a major network air carrier.

Our principal executive offices are located at 1 Skyview Drive, Fort Worth, Texas 76155. Our telephone number is (817) 963-1234, and our internet address is www.aa.com. Information contained on our and/or AAG’s websites is not and should not be deemed a part of this prospectus or any other report or filing filed with or furnished to the SEC.

RISK FACTORS

Investment in any pass through certificates offered pursuant to this prospectus and the applicable prospectus supplement involves risks. You should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K we file after the date of this prospectus, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement and any applicable free writing prospectus before acquiring any of such pass through certificates. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered pass through certificates.

4

USE OF PROCEEDS; DESCRIPTION OF PASS THROUGH CERTIFICATES

Except as set forth in any applicable prospectus supplement, the pass through trustee(s) will use proceeds from the sale of pass through certificates to purchase equipment notes secured by aircraft or other aircraft-related assets. The equipment notes are or will be issued by:

•

one or more owner trustees, on a non-recourse basis, to finance or refinance a portion of the purchase price of aircraft or other aircraft-related assets that have been or will be leased to us (“leased aircraft notes”), or

•	us to finance or refinance all or a portion of the purchase price of aircraft or other aircraft-related assets owned or to be purchased by us (“owned aircraft notes”).

Any pass through trust may hold owned aircraft notes and leased aircraft notes simultaneously. The owned aircraft notes will be secured by certain aircraft owned or to be owned by us, and the leased aircraft notes will be secured by certain aircraft leased or to be leased to us.

In addition, to the extent set forth in an applicable prospectus supplement, each pass through trust may hold (exclusively, or in combination with owned aircraft notes, leased aircraft notes or both) equipment notes secured by aircraft engines, spare parts, appliances or other equipment or personal property owned or to be owned by, or leased or to be leased to, us. Such equipment notes, and the property securing them, will be subject to the considerations, terms, conditions, and other provisions described in the applicable prospectus supplement.

The pass through certificates will not represent interests in, or obligations of, AAI or any of our affiliates.

For each leased aircraft, the owner trustee will issue the related equipment notes, on a non-recourse basis, authenticated by a bank or trust company, as indenture trustee under either a separate supplement to an existing trust indenture and security agreement between the owner trustee and the indenture trustee or a separate trust indenture and security agreement between the owner trustee and the indenture trustee. The owner trustee will also obtain a portion of the funding for the leased aircraft from an equity investment of one or more owner participants. A leased aircraft may also be subject to other financing arrangements that will be described in the applicable prospectus supplement. In connection with the refinancing of a leased aircraft, the owner trustee may refinance the existing equipment notes through the issuance of notes by a separate trust, which will be described in the applicable prospectus supplement.

For each owned aircraft, we will issue the related equipment notes authenticated by a bank or trust company, as indenture trustee under either a separate supplement to an existing trust indenture and security agreement between us and the indenture trustee or a separate trust indenture and security agreement between us and the indenture trustee.

A pass through trust may hold owned aircraft notes or leased aircraft notes that are subordinated in right of payment to other equipment notes or other debt related to the same owned or leased aircraft. In addition, the pass through trustees on behalf of one or more pass through trusts may enter into an intercreditor or subordination agreement establishing priorities among series of pass through certificates. Also, a liquidity facility, surety bond, financial guarantee, interest rate or other swap or other arrangement may support one or more payments on the equipment notes or pass through certificates of one or more series. In addition, the pass through trustee may enter into servicing, remarketing, appraisal, put or other agreements relating to the collateral securing the equipment notes. We will describe any such credit enhancements or other arrangements or agreements in the applicable prospectus supplement.

5

If the pass through trustee does not use the proceeds of any offering of pass through certificates to purchase equipment notes on the date of issuance of the pass through certificates, it will hold the proceeds for the benefit of the holders of the related pass through certificates under arrangements that we will describe in the applicable prospectus supplement. If the pass through trustee does not subsequently use any portion of the proceeds to purchase equipment notes by the date specified in the applicable prospectus supplement, it will return that portion of the proceeds to the holders of the related pass through certificates. In these circumstances, the prospectus supplement will describe how the proceeds of the pass through certificates will be held or applied, including any depositary or escrow arrangements.

6

CREDIT ENHANCEMENTS

Ranking; Cross-Subordination

A class of equipment notes related to a specific aircraft may be subordinated and junior in right of payment to other class or classes of equipment notes or other debt related to the same or certain related aircraft. In such event, the applicable prospectus supplement will describe the terms of such subordination, including the priority of distributions among such classes of equipment notes, the ability of each such class of equipment notes to exercise remedies with respect to the relevant aircraft (and, if such aircraft are leased aircraft, the leases) and certain other intercreditor terms and provisions.

The equipment notes issued under an indenture may be held in more than one pass through trust, and a pass through trust may hold equipment notes issued under more than one related indenture and security agreement. Unless otherwise described in a prospectus supplement, however, only equipment notes having the same priority of payment may be held in the same pass through trust. A pass through trust that holds equipment notes that are junior in payment priority to the equipment notes held in another related pass through trust formed as part of the same offering of pass through certificates as a practical matter will be subordinated to such latter pass through trust. In addition, the pass through trustees on behalf of one or more pass through trusts may enter into an intercreditor or subordination agreement that establishes priorities among series of pass through certificates or provides that distributions on the pass through certificates will be made to the certificateholders of a certain pass through trust or trusts before they are made to the certificateholders of one or more other pass through trusts. For example, such an agreement may provide that payments made to a pass through trust on account of a subordinate class of equipment notes issued under one indenture may be fully or partially subordinated to the prior payment of all amounts owing to certificateholders of a pass through trust that holds senior equipment notes issued under that indenture or any related indentures.

The applicable prospectus supplement will describe any such intercreditor or subordination agreement or arrangements and the relevant cross-subordination provisions. Such description will specify the percentage of certificateholders under any pass through trust that is permitted to (1) grant waivers of defaults under any related indenture, (2) consent to the amendment or modification of any related indenture or (3) direct the exercise of remedies under any related indenture. Payments made on account of the pass through certificates of a particular series also may be subordinated to the rights of the provider of any credit support agreement described below.

Credit Support Agreements

The applicable prospectus supplement may provide that a “credit support agreement” will support, insure or guarantee one or more payments of principal, premium, if any, or interest on the equipment notes of one or more series, or one or more distributions in respect of the pass through certificates of one or more series. A credit support agreement may include a letter of credit, a bank guarantee, a revolving credit agreement, an insurance policy, surety bond or financial guarantee, a liquidity facility or any other type of agreement or arrangement for the provision of insurance, a guarantee or other credit enhancement or liquidity support. In addition, if any equipment notes bear interest at a floating rate, there may be a cap or swap agreement or other arrangement in case the interest rate becomes higher than is covered by the credit support agreement. The institution or institutions providing any credit support agreement will be identified in the applicable prospectus supplement. Unless otherwise provided in the applicable prospectus supplement, the provider of any credit support agreement will have a senior claim on the assets securing the affected equipment notes and on the trust property of the affected pass through trusts.

7

PLAN OF DISTRIBUTION

We may sell the offered pass through certificates from time to time:

•	through underwriters or dealers;

•	through agents;

•	directly to one or more purchasers; or

•	through a combination of any of these methods of sale.

We will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation, in the applicable prospectus supplement.

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LEGAL MATTERS

Unless we tell you otherwise in the applicable prospectus supplement, Latham & Watkins LLP will pass upon certain legal matters relating to the issuance and sale of the pass through certificates offered hereby on behalf of AAI. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of American Airlines, Inc. (AAI) as of December 31, 2019 and 2018, and for each of the years in the three-year period ended December 31, 2019, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2019 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the December 31, 2019 financial statements refers to a change to the method of accounting for leases.

To the extent that KPMG LLP audits and reports on financial statements of AAI issued at future dates, and consents to the use of its reports thereon, such financial statements also will be incorporated by reference in the registration statement in reliance upon its reports and said authority.

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